As filed with the U.S. Securities and Exchange Commission on June 4, 2024

Registration No. 333-278295

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

Amendment No. 2
to
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________________

Reitar Logtech Holdings Limited
(Exact name of registrant as specified in its charter)

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Cayman Islands	6510	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Unit 801, 8th Floor, Tower 2, The Quayside, 77 Hoi Bun Road
Kwun Tong, Kowloon, Hong Kong
+852 2554 5666
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_______________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________________

Copies to:

Louise L. Liu, Esq. William Ho, Esq. Morgan, Lewis & Bockius 19th Floor, Edinburgh Tower The Landmark 15 Queen’s Road Central Hong Kong SAR Tel.: +852 3551 8500 Fax: +852 3006 4346	Ross D. Carmel, Esq. Barry P. Biggar, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st floor New York, NY 10036 Tel.: +1 212-930-9700 Fax: +1 212-930-9725

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses, as set forth below.

•        Public offering prospectus. A prospectus to be used for the initial public offering by us of 2,125,000 of our Class A ordinary shares (the “IPO”), or the public offering prospectus, through the underwriters named in the “Underwriting” section of the public offering prospectus.

•        Resale prospectus. A prospectus to be used for the potential resale by our existing shareholder, Universe Palace Limited, (the “Resale Shareholder”) of 1,200,000 of our Class A ordinary shares.

The resale prospectus is substantively identical to the public offering prospectus, except for the following principal points:

•        they contain different front covers;

•        all references in the public offering prospectus to “this offering” will be changed to “the IPO,” defined as the underwritten initial public offering of our ordinary shares, in the resale prospectus;

•        all references in the public offering prospectus to “underwriters” will be changed to “underwriters of the IPO” in the resale prospectus;

•        they contain different “Use of Proceeds” sections;

•        a “Resale Shareholder” section is included in the resale prospectus;

•        they contain different “The Offering” sections;

•        the section “Shares Eligible for Future Sale — Resale Prospectus” from the public offering prospectus is deleted from the resale prospectus;

•        the “Underwriting” section from the public offering prospectus is deleted from the resale prospectus and a “Plan of Distribution” section is inserted in its place;

•        the “Legal Matters” section in the resale prospectus deletes the reference to counsel for the underwriters; and

•        they contain different back covers.

The registrant has included in this registration statement a set of alternate pages after the back cover page of the public offering prospectus, or the Alternate Pages, to reflect the foregoing differences in the resale prospectus as compared to the public offering prospectus. The public offering prospectus will exclude the Alternate Pages and will be used for the public offering by the registrant. The resale prospectus will be substantively identical to the public offering prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Resale Shareholder.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED             , 2024

Reitar Logtech Holdings Limited

2,125,000 Class A Ordinary Shares

This is the initial public offering of Class A ordinary shares, par value of US$0.00000005 per share, of Reitar Logtech Holdings Limited, or the Company. We are offering 2,125,000 Class A ordinary shares. An existing shareholder of the Company (the “Resale Shareholder”) is offering an additional 1,200,000 Class A ordinary shares. We will not receive any of the proceeds from the sale of the Class A ordinary shares by the Resale Shareholder.

Prior to this offering, there has been no public market for our Class A ordinary shares. We anticipate that the initial public offering price of our Class A ordinary shares will be between US$4.00 and US$5.00 per share.

We have applied for the listing of our Class A ordinary shares on the Nasdaq Capital Market, or Nasdaq, under the symbol “RITR.”

Immediately prior to the completion of this offering, we will have 40,000,000 Class A ordinary shares and 20,000,000 Class B ordinary shares issued and outstanding. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Each Class A ordinary share is entitled to one vote. Each Class B ordinary share is entitled to fifteen votes, and is convertible into one Class A ordinary share at any time at the option of the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. We will not be considered a “controlled company” under Nasdaq corporate governance rules as we do not currently expect that more than 50% of our voting power will be held by an individual, a group or another company immediately following the completion of this offering.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, and are eligible for reduced public company reporting requirements.

We are a holding company incorporated in the Cayman Islands without any operations of its own. We conduct our operations in Hong Kong through our operating subsidiaries. The Class A ordinary shares offered in this offering are shares of Reitar Logtech Holdings Limited, a Cayman Islands holding company, instead of shares of our operating subsidiaries. Investors in this offering will not directly hold equity interest in our operating subsidiaries. This structure involves unique risks to investors. For detailed risks associated with our corporate structure, see “Risk Factors” beginning on page 16 of this prospectus for a discussion of risks facing our Company and the offering as a result of this structure.

Cash is transferred through our organization in the following manner: (i) fund may be transferred from our Cayman Islands holding company to our operating subsidiaries in Hong Kong through our British Virgin Islands, or BVI, subsidiaries in the form of capital contributions or shareholder loans, as the case may be; and (ii) dividends or other distributions may be paid by our operating subsidiaries in Hong Kong to the Company through our BVI subsidiaries. In the years ended March 31, 2021, 2022 and 2023 and up to the date of this prospectus, no transfer of cash or other types of assets has been made between our Cayman Islands holding company and its subsidiaries. Our Cayman Islands holding company has not declared or made any dividend or other distribution to its shareholders, including U.S. investors, in the past, nor have any dividends or distributions been made by our subsidiaries to our Cayman Islands holding company. Kamui Cold Chain Engineering & Service Limited, one of our operating subsidiaries in Hong Kong, declared interim dividends to its then shareholder of HK$8,000,000 (US$1,021,711) in cash and HK$13,960,000 (US$1,782,317), of which HK$10,700,000 (US$1,366,103) was settled in cash and HK$3,260,000 (US$416,215) was set off through reduction in amount due from such shareholder, on January 5, 2021 and May 10, 2021, respectively. U.S. investors will not be subject to Cayman Islands, Hong Kong, or BVI taxation on dividend distributions, and no withholding will be required on the payment of dividends or distributions to them while they may be subject to U.S. federal income tax. See “Prospectus Summary — Transfers of Cash to and from Our Subsidiaries” and “Dividend Policy.”

Our operating subsidiaries are incorporated under the laws of Hong Kong and conduct substantially all of our business operations in Hong Kong. We and our subsidiaries face various legal and operational risks and uncertainties such as unfavorable financial and economic conditions in Hong Kong, any potential violations of applicable Hong Kong laws and regulations, and fluctuations in exchange rates between the Hong Kong dollar and the U.S. dollar, which may result in a material adverse change in our results of operations and the value of our shares. See “Risk Factors — Risks Relating to Our Business and Industry” beginning on page 16 of this prospectus. We are not governed by PRC laws in our day-to-day operations. While we do not have any material operation or maintain any office or personnel in mainland China, nor do we have any variable interest entity structure in place, we may still face legal and operational risks and uncertainties associated with evolving PRC laws. The PRC government may implement some PRC laws in Hong Kong and exercise significant influence and intervention over business activities in Hong Kong, including our operations. Any failure to comply with applicable PRC laws and regulations could significantly limit or completely hinder our ability to offer or continue to offer our shares to investors and cause the value of our shares to significantly decline or be worthless. See “Risk Factors — Risks Relating to Doing Business in the Jurisdictions in which Our Operating Subsidiaries Operate” beginning on page 35 of this prospectus. We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of regulatory review of cybersecurity and data protection, and strengthening anti-monopoly enforcement. If any of these recent statements and regulatory actions by the PRC government become applicable to our subsidiaries, it may impact our ability to conduct business, accept foreign investments or list on a U.S. or other foreign exchange. For example, if the recent regulatory actions of the PRC government on data security or other data-related laws and regulations were to apply to us and/or our subsidiaries, we and/or our subsidiaries could become subject to certain cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for our public offerings on a foreign stock exchange, and failure to meet such obligations could result in penalties and other regulatory actions against us and/or our subsidiaries and may materially and adversely affect our subsidiaries’ ability to conduct business, our results of operations and the value of our shares.

Our Class A ordinary shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act, or the HFCA Act, if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors for two consecutive years. Our auditor, which is based in California, is currently subject to inspection by the PCAOB at least every two years. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by PRC authorities in those jurisdictions (the “2021 Determinations”). In December 2022, the PCAOB decided to vacate the 2021 Determinations because it determined that, after conducting inspections and investigations of mainland China and Hong Kong firms in 2022 under a new comprehensive agreement with the PRC and consistent with the PCAOB’s usual practice, the current facts and circumstances indicate that (1) in 2022, the PCAOB has been able to conduct inspections and investigations completely; and (2) the PRC has not taken a position to restrict PCAOB access or otherwise impair its ability to conduct its planned inspections and investigations in 2022. However, we cannot assure you that in the future the PCAOB will continue to be able to inspect PCAOB-registered public accounting firms in mainland China or Hong Kong or that we will not be identified by the SEC under the HFCA Act as an issuer that has retained an auditor that the PCAOB determines it is unable to inspect or investigate completely because of a position taken by an authority in that foreign jurisdiction. In addition, there can be no assurance that, if we have a “non-inspection” year, we will be able to take any remedial measures. If any such event were to occur, trading in our securities could in the future be prohibited under the HFCA Act and, as a result, we cannot assure you that we will be able to maintain the listing of the Class A ordinary shares on Nasdaq or that you will be allowed to trade the Class A ordinary shares in the United States on the “over-the-counter” markets or otherwise. Should the Class A ordinary shares become not listed or tradeable in the United States, the value of the Class A ordinary shares could be materially affected. See “Risk Factors — Risks Relating to Our Class A Ordinary Shares and This Offering” beginning on page 41 of this prospectus.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Class A ordinary share	Total
Initial public offering price	US$ 4.500	US$ 9,562,500
Underwriting discount and commissions(1)	US$ 0.315	US$ 669,375
Proceeds, before expenses, to us	US$ 4.185	US$ 8,893,125

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(1)      For a description of compensation payable to the underwriters, see “Underwriting.”

The underwriters have an option to purchase up to an aggregate of 15% additional Class A ordinary shares from us at the initial public offering price, less underwriting discounts and commissions.

The underwriters expect to deliver the Class A ordinary shares against payment in U.S. dollars, on or about            , 2024.

Prospectus dated             , 2024

You should rely only on the information contained in this prospectus or in any related free writing prospectus that we filed with the Securities and Exchange Commission. We have not authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, the Class A ordinary shares only in jurisdictions where such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the sale of any Class A ordinary share.

We have not taken any action to permit a public offering of our Class A ordinary shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who came into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of our Class A ordinary shares and the distribution of this prospectus outside of the United States.

Until             , 2024 (the 25th day after the date of this prospectus), all dealers that buy, sell, or trade the Class A ordinary share, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

Conventions That Apply to This Prospectus

Except otherwise indicated or the context otherwise requires, references in this prospectus to:

•        “CAGR” are to compound average growth rate;

•        “Class A ordinary shares” are to our class A ordinary shares, par value US$0.00000005 per share immediately prior to the completion of this offering;

•        “Class B ordinary shares” are to our class B ordinary shares, par value US$0.00000005 per share immediately prior to the completion of this offering;

•        “HK$” and “Hong Kong dollars” are to the official currency of Hong Kong;

•        “Hong Kong” are to the Hong Kong Special Administrative Region of the People’s Republic of China;

•        “Kamui Group” are to Kamui Logistics Automation System Limited, Kamui Cold Chain Engineering & Service Limited and Kamui Construction & Engineering Group Limited;

•        “mainland China” or the “PRC” are to the mainland of the People’s Republic of China;

•        “ordinary shares” our existing ordinary shares of par value of US$0.00000005 per share, and immediately prior to the completion of this offering are to our Class A ordinary shares and Class B ordinary shares;

•        “Reitar Group” are to Reitar Logtech Group Limited, Reitar Cold Chain Limited, Reitar Properties Leasing Limited, Reithub Consulting Limited and Reitar Asset Management Limited;

•        “RMB” are to the legal currency of the People’s Republic of China;

•        “US$” and “U.S. dollars” are to the legal currency of the United States;

•        “U.S. GAAP” are to generally accepted accounting principles in the United States; and

•        “we,” “us,” “the Group” and “our” are to Reitar Logtech Holdings Limited, a Cayman Islands company, and its subsidiaries.

Our reporting currency is Hong Kong dollars. This prospectus contains translations from Hong Kong dollars to U.S. dollars solely for the convenience of the reader. Unless otherwise stated, the exchange rate used for conversion of Hong Kong dollars into U.S. dollars for financial figures for the year ended and as of March 31, 2023 is US$1 = HK$7.8499, as published in H.10 statistical release of the United States Federal Reserve Board on March 31, 2023, and the exchange rate used for conversion of Hong Kong dollars into U.S. dollars for financial figures for the six months ended and as of September 30, 2023 is US$1 = HK$7.8308, as published in H.10 statistical release of the United States Federal Reserve Board on September 29, 2023. We make no representation that the Hong Kong dollars or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Hong Kong dollars, as the case may be, at any particular rate or at all.

Internet site addresses in this prospectus are included for reference only and the information contained in any website, including our website, is not incorporated by reference into, and does not form part of, this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus, including the “Risk Factors” section and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and the financial statements and the related notes, before deciding whether to invest in our ordinary shares.

Overview

We provide comprehensive logistics solutions by connecting capital partners, logistics operators, and our innovative integration and application of logistics technologies through our end-to-end logistics solution business model. Our business primarily consists of two segments: (i) asset management and professional consultancy services, and (ii) construction management and engineering design services.

For logistics operators such as third-party logistics companies, or 3PLs, we provide one-stop logistics solutions whereby we procure capital partners to invest in logistics property development and redevelopment projects, provide support for 3PL customers in their bidding for commercial and government tender projects, help customers obtain relevant licenses for their planned logistics operations, and provide consulting services for customers to determine their strategies and overall logistics plans. We also act as the managing contractor to provide project management services before and during construction work in logistics property development projects, aiming to provide a turnkey solution to our customers. Our one-stop business model allows us to understand customers’ needs in all aspects of their workflow, provide solutions at each stage that fit into the overall plan, lower their operating costs through centrally managed work process, utilize our relationship network to assist customers in their business, and optimize the overall logistics operations for our customers.

For capital partners investing in our projects such as logistics property funds, we provide comprehensive asset management and project management services whereby we source suitable properties for development or conversion into logistics assets including automated warehouses, cold stores, e-commerce fulfillment and distribution centers and logistics parks, maximize the asset value through asset enhancement by applying logistics technologies, and find suitable logistics operators or users of the value-added logistics facilities under our management.

As one of the first movers into the property + logistics technology, or PLT, solution industry in Hong Kong, we have been operating in the logistics solution market since 2015 and two of our co-founders and directors have been working in this sector for over 20 years. We provide PLT solutions through Reitar Group, and construction management and engineering design services through Kamui Group. In the second half of 2022, we underwent a corporate reorganization whereby our Company acquired Kamui Group and Reitar Group. Over years of experience working in the logistics sector, we have gained in-depth professional expertise and developed strong connections with upstream and downstream players in the industry, including investment funds, landowners, both local and international 3PLs, suppliers, and equipment manufacturers. Our know-how relating to our customers’ operations which was obtained through years of services represents a key competitive advantage for us. The logistics service market in Hong Kong is dominated by a limited number of key 3PL operators, and we have built close business relationships with some of them. As a result, we relied on a small number of customers for the majority of our total revenue for the years ended March 31, 2021, 2022 and 2023 and the six months ended September 30, 2023.

Our leading market position, one-stop service business model, first-mover advantage, in-depth know-how and well-established customer base have enabled us to generate significant growth. For the years ended March 31, 2021, 2022 and 2023, our revenue was HK$73.0 million, HK$144.2 million and HK$84.5 million (US$10.8 million), and our net income was HK$4.5 million, HK$19.2 million and HK$63.6 million (US$8.1 million), respectively. For the six months ended September 30, 2022 and 2023, our revenue was HK$45.8 million and HK$73.7 million (US$9.4 million), and our net income was HK$3.3 million and HK$3.3 million (approximately US$421,000), respectively.

Our Competitive Strengths

We believe that the following competitive strengths have contributed to our success to date and will continue to distinguish us from our competitors:

•        We are well-positioned to capture the significant growth potential in the logistics solution industry.

•        Our business model of providing end-to-end logistics solutions distinguishes us from our competitors.

•        Our first-mover advantage enables us to establish and maintain our leading market position.

•        Our know-how allows us to sustainably provide efficient solutions to customers.

•        We have a well-established customer base.

•        We have an experienced senior management team with a proven track record.

Our Strategies

We intend to continue to grow our business and further strengthen our market position. Towards this goal, we intend to pursue the following strategies:

•        Expand our resources and build state-of-the-art facilities

•        Build our in-house research and development capabilities

•        Expand the geographic coverage of our markets

•        Build an e-commerce logistics park

Summary of Risk Factors

Investing in our ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our ordinary shares. Below please find a summary of the significant risks we face, organized under relevant headings. Importantly, this summary does not address all of the risks that we face. Please refer to the information under the heading “Risk Factors” on page 16 of this prospectus for more discussion of the risks summarized here as well as other risks we face.

Risks Relating to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following. For more detailed discussion of these risks, see “Risk Factors — Risks Relating to Our Business and Industry” from pages 16 to 35.

•        Unfavorable financial market and economic conditions in Hong Kong, mainland China, and elsewhere in the world could materially and adversely affect our business, financial condition, and results of operations.

•        Decreased availability or increased costs of key logistics and supply chain inputs, including third-party supplies of equipment and materials could impact our cost of operations and our profitability across business lines.

•        If our customers are able to reduce their third-party logistics and supply chain costs or increase utilization of their internal solutions, our business and operating results may be materially and adversely affected.

•        Our business and rent-to-rent model require significant capital expenditure and inability to collect service fee from our customers in a timely manner or at all would materially and adversely affect our business, results of operations, financial condition and growth prospects.

•        We have a long selling cycle to secure a new service agreement and a long implementation cycle, which require significant investments of resources.

•        We face risks and challenges associated with our cold chain logistics services, including environmental, health and safety issues and increasing costs in developing the business.

•        We may not be able to successfully identify, source and develop in a timely fashion additional warehouse properties.

•        If we are unable to continue to innovate, meet evolving market trends, adapt to changing customer demands and maintain our culture of innovation, our ability to sustain and grow our business may suffer.

•        Fluctuations in exchange rates could have a material adverse effect on our results of operations and the value of your investment.

•        If we or any of our service providers fail to obtain or maintain licenses, permits or approvals applicable to our business, it could materially and adversely affect our business and results of operations.

Risks Relating to Doing Business in the Jurisdictions in which Our Operating Subsidiaries Operate

Risks and uncertainties related to our doing business in the jurisdictions in which our operating subsidiaries operate include, but are not limited to, the following. For more detailed discussion of these risks, see “Risk Factors — Risks Relating to Doing Business in the Jurisdictions in which Our Operating Subsidiaries Operate” from pages 35 to 41.

•        All of our operations are in Hong Kong. However, due to the long arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our ordinary shares. Our operating subsidiaries in Hong Kong may be subject to laws and regulations of the PRC, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our ordinary shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of the PRC may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. See page 35 of “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which Our Operating Subsidiaries Operate” for further details.

•        Our business, financial condition and results of operations, and/or the value of our ordinary shares or our ability to offer or continue to offer securities to investors may be materially and adversely affected by existing or future laws and regulations of the PRC which may become applicable to Hong Kong and thus to company such as us. See page 36 of “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which Our Operating Subsidiaries Operate” for further details.

•        The Hong Kong legal system embodies uncertainties which could limit the legal protections available to the operating subsidiaries. See page 37 of “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which Our Operating Subsidiaries Operate” for further details.

•        Changes in the economic, political, or social conditions or government policies of Hong Kong and mainland China could have a material adverse effect on our business and operations. See page 37 of “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which Our Operating Subsidiaries Operate” for further details.

•        If our operating subsidiaries become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer shares to investors and cause the value of our shares to significantly decline or be worthless. See page 38 of “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which Our Operating Subsidiaries Operate” for further details.

•        Changes in the political and economic policies of the Chinese government or in relations between China and the United States may materially and adversely affect our business, financial condition, results of operations and the market price of our shares. See page 40 of “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which Our Operating Subsidiaries Operate” for further details.

•        Changes in U.S. and Chinese regulations may adversely impact our business, our operating results, our ability to raise capital and the market price of our shares. See page 41 of “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which Our Operating Subsidiaries Operate” for further details.

•        Recent negative publicity surrounding China-based companies listed in the United States may negatively impact the trading price of our shares. See page 41 of “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which Our Operating Subsidiaries Operate” for further details.

Risks Relating to Our Ordinary Shares and This Offering

Risks and uncertainties related to our ordinary shares and this offering include, but are not limited to, the following. For more detailed discussion of these risks, see “Risk Factors — Risks Relating to Our Ordinary Shares and This Offering” from pages 41 to 50.

•        You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated in the Cayman Islands.

•        As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq listing standards.

•        Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares may view as beneficial.

•        The dual-class structure of our ordinary shares may adversely affect the trading market for our Class A ordinary shares.

•        We rely on dividends and other distributions on equity paid by the operating subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of the operating subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

Corporate History and Structure

We conduct our operations in Hong Kong through our operating subsidiaries incorporated under the laws of Hong Kong. In this offering, investors will be purchasing our ordinary shares issued by our Cayman Islands holding company, Reitar Logtech Holdings Limited, which is the ultimate owner of 100% equity interest in our operating subsidiaries in Hong Kong. Our Cayman Islands holding company does not conduct business except for its holding of the operating subsidiaries in Hong Kong. As one of the first movers into the PLT solution industry in Hong Kong, we have been operating in the logistics solution market since 2015 and two of our co-founders and directors have been working in this sector for over 20 years.

With the growth of our business and in order to facilitate international capital raising, we underwent an offshore reorganization in the second half of 2022. Reitar Logtech Holdings Limited was incorporated in the Cayman Islands with limited liability as our offshore holding company in September 2022. In November 2022, our Company acquired 100% equity interest in Reitar Logtech Engineering Limited and Reitar Capital Partners Limited, BVI companies that own 100% equity interest, respectively, in Kamui Development Group Limited and Reitar Logtech Group Limited, which are Hong Kong companies that hold our Hong Kong operating subsidiaries. For details, see “Corporate History and Structure” in this prospectus. This acquisition was deemed a recapitalization of the Company and Reitar Logtech Engineering Limited under common control and, as a result, the results of operations of Kamui Development Group Limited as of and for the three years ended March 31, 2021, 2022 and 2023 have been reflected in our consolidated financial statements. The results of operations of Reitar Logtech Group Limited are presented separately elsewhere in this prospectus but not included in our consolidated financial statements because our Company’s acquisition of its parent company, Reitar Capital Partners Limited, occurred after March 31, 2022 and there was no common control between the two companies.

Our Corporate Structure

The chart below illustrates our corporate structure as of the date of this prospectus:

For a more detailed description of our history and a diagram that illustrates our current corporate structure as of the date of this prospectus, see “Corporate History and Structure.”

Holding Company Structure

Reitar Logtech Holdings Limited is a holding company incorporated in the Cayman Islands with no material operations of its own. We conduct our operations primarily in Hong Kong through our operating subsidiaries in Hong Kong. The Class A ordinary shares offered in this offering are shares of the Cayman Islands holding company, instead of shares of our operating subsidiaries in Hong Kong. Investors in our ordinary shares should be aware that they may never directly hold equity interest in our operating subsidiaries in Hong Kong.

As a result of our corporate structure, our ability to pay dividends to our shareholders depends upon dividends paid by our Hong Kong operating subsidiaries through our BVI subsidiaries. If our existing Hong Kong operating subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Transfers of Cash to and from Our Subsidiaries

Reitar Logtech Holdings Limited is permitted under the laws of the Cayman Islands to provide funding to our subsidiaries incorporated in the British Virgin Islands and Hong Kong through loans or capital contributions without restrictions on the amount of the funds. Our subsidiaries are permitted under the respective laws of the British Virgin Islands and Hong Kong to provide funding to Reitar Logtech Holdings Limited through dividend distribution without restrictions on the amount of the funds. Subject to the Companies Act (Revised) of the Cayman Islands, or the Companies Act, and our Memorandum and Articles of Association, our board of directors may authorize and declare a dividend to shareholders from time to time out of the profits from the Company, realized or unrealized, or out of the share premium account, provided that the Company will remain solvent immediately following the date on which the dividend is proposed to be paid, meaning the Company is able to pay its debts as they come due in the ordinary course of its business. There is no further Cayman Islands statutory restriction on the amount of funds which may be distributed by us in the form of dividends.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC do not currently have any material impact on the transfer of cash from Reitar Logtech Holdings Limited to our operating subsidiaries in Hong Kong or from our operating subsidiaries in Hong Kong to Reitar Logtech Holdings Limited. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between Reitar Logtech Holdings Limited and its subsidiaries, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from the subsidiaries to Reitar Logtech Holdings Limited and U.S. investors and amounts owed.

Cash is transferred through our organization in the following manner: (i) fund may be transferred from our Cayman Islands holding company to our operating subsidiaries in Hong Kong through our BVI subsidiaries in the form of capital contributions or shareholder loans, as the case may be; and (ii) dividends or other distributions may be paid by our operating subsidiaries in Hong Kong to the Company through our BVI subsidiaries. In the years ended March 31, 2021, 2022 and 2023 and up to the date of this prospectus, no transfer of cash or other types of assets has been made between our Cayman Islands holding company and subsidiaries.

Our Cayman Islands holding company has not declared or made any dividend or other distribution to its shareholders, including U.S. investors, in the past, nor have any dividends or distributions been made by subsidiaries to our Cayman Islands holding company. Kamui Cold Chain Engineering & Service Limited, one of our operating subsidiaries in Hong Kong, declared interim dividends to its then shareholder of HK$8,000,000 (US$1,021,711) in cash and HK$13,960,000 (US$1,782,317), of which HK$10,700,000 (US$1,366,103) was settled in cash and HK$3,260,000 (US$416,215) was set off through reduction in amount due from such shareholder, on January 5, 2021 and May 10, 2021, respectively. U.S. investors will not be subject to Cayman Islands, Hong Kong, or British Virgin Islands taxation on dividend distributions, and no withholding will be required on the payment of dividends or distributions to them while they may be subject to U.S. federal income tax. See “Taxation — United States Federal Income Tax Considerations.”

We do not have any present plan to declare or pay any dividends on our ordinary shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments, in our Memorandum and Articles of Association and in the Companies Act. See “Dividend Policy” and “Risk Factors — Risks Relating to Our Ordinary Shares and This Offering — We rely on dividends and other distributions on equity paid by the operating subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of the operating subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.” For more information.

Corporate Information

The principal executive offices of our operating subsidiaries are located at c/o Unit 801, 8th Floor, Tower 2, The Quayside, 77 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong. Our telephone number at this address is +852 2554 5666 and our fax number is +852 3705 3590.

Our registered office in the Cayman Islands is located at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc. 122 East 42nd Street, 18th Floor, New York, NY 10168.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our main website is www.reitar.io. The information contained on our website is not a part of this prospectus.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to take advantage of the benefits of this extended transition period provided under the JOBS Act for complying with new or revised accounting standards. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenue of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of the ordinary shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above. We are an “emerging growth company” as the term is used in the JOBS Act and, as such, we are subject to certain reduced public company reporting requirements. See the applicable disclosure under the section captioned “Risk Factors — Risks Relating to Our Ordinary Shares and This Offering.”

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the U.S. Securities and Exchange Commission, or the SEC, will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards. Currently, we plan to rely on home country practices with respect to our corporate governance after we complete this offering.

Market and Industry Data

This prospectus contains market data, industry data, estimates and forecasts concerning our industry, including our market position and the size and growth rates of the markets in which we participate, that were obtained from third-party sources including market research databases, publicly available information, and industry publications and reports, including internal surveys and industry forecasts. We have relied on certain data from such sources we believe to be reliable based on our management’s knowledge of the industry, but the accuracy and completeness of such information is not guaranteed. We have not sought the consent of the sources to refer to such publicly available information in this prospectus, and we have not independently verified the accuracy or completeness of the data. In addition, we do not necessarily know what assumptions and limitations regarding general economic growth were used or were applicable in preparing the third-party forecasts we cite, and you are cautioned not to place undue reliance on these estimates.

Statements as to our market position are based on the most currently available data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information involve risks and uncertainties and are subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed in the “Risk Factors” section in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications and reports. Our historical results do not necessarily indicate our expected results for any future periods.

Impact of COVID-19

The COVID-19 outbreak has adversely affected the economies and financial markets worldwide, and our business may be materially and adversely affected by the COVID-19 outbreak and any such other outbreak. Furthermore, our business may be adversely affected if continued concerns relating to COVID-19 result in travel restrictions, and our personnel, vendors and service providers being unavailable to pursue their business objectives due to these restrictions. The extent to which COVID-19 impacts our business in the future will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions by different governments to contain COVID-19 or treat its impact, among others. If the disruptions caused by COVID-19 or other matters of global concern continue for an extended period of time, our ability to pursue our business objectives may be materially and adversely affected. In addition, our ability to raise equity and debt financing which may be adversely impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.

Recent Regulatory Development in the PRC

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using a variable interest entity, or VIE, structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We do not currently expect these regulatory measures to have an impact on our business, operations or this offering, given that (1) our operating subsidiaries are incorporated in Hong Kong (2) we have no subsidiary, VIE structure nor any direct operations in mainland China, and (3) pursuant to the Basic Law of Hong Kong, or the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong).

As of the date of this prospectus, none of our customers are based in mainland China. However, our operating subsidiaries may collect and store certain data (including certain personal information) from our future customers who may be individuals in mainland China, in connection with our business and operations and for “Know Your Customers” purposes (to combat money laundering).

As of the date of this prospectus, we are compliant with all applicable regulations and policies. Based on PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by PRC authorities, we believe that neither we, nor our operating subsidiaries in Hong Kong are currently required to obtain any permission or approval from the PRC authorities, including the CSRC, and the Cyberspace Administration of China, or the CAC, to operate our business and offer the securities being registered to foreign investors. However, given the uncertainties arising from the legal system in the PRC, including uncertainties regarding the interpretation and enforcement of PRC laws and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and other regulations. See “Risk Factors — Risks Relating to Doing Business in the Jurisdictions in which Our Operating Subsidiaries Operate” from pages 35 to 41.

Additionally, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in mainland China. We are also subject to the risks of uncertainty about any future actions the PRC government or authorities in Hong Kong may take in this regard.

Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

•        could result in a material change in our operations;

•        could significantly limit or completely hinder our ability to continue our operations;

•        could hinder our ability to continue to offer securities to investors; and

•        may cause the value of our ordinary shares to significantly decline or be worthless.

Holding Foreign Companies Accountable Act

Our auditor, WWC, P.C., is based in California, and is currently subject to inspection by the PCAOB at least every two years. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by PRC authorities in those jurisdictions (the “2021 Determinations”). On August 26, 2022, the PCAOB entered into a Statement of Protocol with the CSRC and the Ministry of Finance of the People’s Republic of China and, as summarized in the “Statement on Agreement Governing Inspections and Investigations of Audit Firms Based in China and Hong Kong” published on the SEC’s official website, the parties agreed to the following: (i) in accordance with the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation; (ii) the PCAOB shall have direct access to interview or take testimony from all personnel of the audit firms whose issuer engagements are being inspected or investigated; (iii) the PCAOB shall have the unfettered ability to transfer information to the SEC, in accordance with the Sarbanes-Oxley Act; and (iv) the PCAOB inspectors shall have access to complete audit work papers without any redactions, with view-only procedures for certain targeted pieces of information such as personally identifiable information. The PCAOB was required to reassess its determinations as to whether it is able to carry out inspection and investigation completely and without obstruction by the end of 2022. In December 2022, the PCAOB decided to vacate the 2021 Determinations because it determined that, after conducting inspections and investigations of mainland China and Hong Kong firms in 2022 under a new comprehensive agreement with the PRC and consistent with the PCAOB’s usual practice, the current facts and circumstances indicate that (1) in 2022, the PCAOB has been able to conduct inspections and investigations completely; and (2) the PRC has not taken a position to restrict PCAOB access or otherwise impair its ability to conduct its planned inspections and investigations in 2022.

We cannot assure you that in the future the PCAOB will continue to be able to inspect PCAOB-registered public accounting firms in mainland China or Hong Kong or that we will not be identified by the SEC under the HFCA Act as an issuer that has retained an auditor that the PCAOB determines it is unable to inspect or investigate completely because of a position taken by an authority in that foreign jurisdiction. In addition, there can be no assurance that, if we have a “non-inspection” year, we will be able to take any remedial measures. If any such event were to occur, trading in our securities could in the future be prohibited under the HFCA Act and, as a result, we cannot assure you that we will be able to maintain the listing of the Class A ordinary shares on Nasdaq or that you will be allowed to trade the Class A ordinary shares in the United States on the “over-the-counter” markets or otherwise. Should the Class A ordinary shares become not listed or tradeable in the United States, the value of the ordinary shares could be materially affected. See “Risk Factors — Risks Relating to Our Ordinary Shares and This Offering” beginning on page 41 of this prospectus. As more stringent criteria have been imposed by the SEC and the PCAOB recently, which would add uncertainties to our offering, we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCA Act, and ultimately result in a determination by a securities exchange to delist the Company’s securities. In addition, there can be no assurance that, if we have a “non-inspection” year, we will be able to take any remedial measures. If any such event were to occur, trading in our securities could in the future be prohibited under the HFCA Act and, as a result, we cannot assure you that we will be able to maintain the listing of the Class A ordinary shares on Nasdaq or that you will be allowed to trade the Class A ordinary shares in the United States on the “over-the-counter” markets or otherwise. Should the Class A ordinary shares become not listed or tradeable in the United States, the value of the ordinary shares could be materially affected. See “Risk Factors — Risks Relating to Our Ordinary Shares and This Offering.”

THE OFFERING

Offering price:	We currently estimate that the initial public offering price will be between US$4.00 and US$5.00 per Class A ordinary share.
Class A ordinary shares offered by us:	2,125,000 Class A ordinary shares (or 2,443,750 Class A ordinary shares if the underwriters exercise the option to purchase additional 318,750 Class A ordinary shares in full).
Class A ordinary shares offered by the Resale Shareholder	1,200,000 Class A ordinary shares
Ordinary shares outstanding immediately before this offering:	60,000,000 ordinary shares comprised of 40,000,000 Class A ordinary shares and 20,000,000 Class B ordinary shares.
Ordinary shares outstanding immediately after this offering:

62,125,000 ordinary shares comprised of 42,125,000 Class A ordinary shares and 20,000,000 Class B ordinary shares (or 42,443,750 Class A ordinary shares and 20,000,000 Class B ordinary shares if the underwriters exercise the option to purchase additional 318,750 Class A ordinary shares in full).

Option to purchase additional Class A ordinary shares:

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an aggregate of 318,750 additional Class A ordinary shares at the initial public offering price, less underwriting discounts and commissions, solely for the purpose of covering over-allotments.

Voting Rights:	Each Class A ordinary share is entitled to one vote. Each Class B ordinary share is entitled to fifteen votes.
Conversion Rights:

Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Class B ordinary shares are convertible into Class A ordinary shares at any time at the option of the holder thereof on a one-for-one basis.

Payment and settlement:	The underwriters expect to deliver the Class A ordinary shares against payment on or about , 2024.
Listing:

We have applied for the listing of the Class A ordinary shares on the Nasdaq under the symbol “RITR.” The Class A ordinary shares will not be listed on any other stock exchange or traded on any automated quotation system.

Use of proceeds:

We estimate that we will receive net proceeds from this offering of approximately US$7.0 million, or approximately US$8.3 million if the underwriters exercise the over-allotment option in full, assuming an initial public offering price of US$4.5 per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We will not receive any of the proceeds from the sale of Class A ordinary shares by the Resale Shareholder.

We intend to use the proceeds from this offering as follows:

(i)     approximately 20% for expanding our resources and investing in state-of-the-art logistics facilities,

(ii)    approximately 10% for building our in-house research and development capabilities,

(iii)   approximately 10% for expanding the geographic coverage of our markets,

(iv)   approximately 30% for investing in logistics projects, and

(v)    the balance of the net proceeds for other working capital and general corporate purposes. See “Use of Proceeds” for more information.

Risk factors:	See “Risk Factors” and other information included in this prospectus for a discussion of the risks you should carefully consider before deciding to invest in the Class A ordinary shares.
Lock-up agreements:

We, our directors and executive officers and all other existing holders of 5.0% or more of our outstanding shares have agreed with the underwriters not to offer, issue, sell, encumber, transfer or otherwise dispose of any of the Class A ordinary shares for a period of six months after the completion of this offering without the consent of the representatives of the underwriters. See “Underwriting” for more information.

Transfer agent:	VStock Transfer LLC

SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

The following summary consolidated statements of income and comprehensive income data and summary consolidated statements of cash flows data for the years ended March 31, 2021, 2022 and 2023, summary consolidated balance sheets data as of March 31, 2022 and 2023, summary unaudited interim condensed consolidated statements of income and comprehensive income data and summary unaudited interim condensed consolidated statements of cash flows data for the six months ended September 30, 2022 and 2023, summary unaudited condensed consolidated balance sheets data as of September 30, 2023, and summary unaudited pro forma condensed combined statement of income and comprehensive income data for the year ended March 31 2023, have been derived from our consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Our historical results are not necessarily indicative of results to be expected for any future period. The following summary consolidated financial data for the periods and as of the dates indicated are qualified by reference to, and should be read in conjunction with, our consolidated financial statements and the related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section included elsewhere in this prospectus.

Our Summary Consolidated Statements of Income and Comprehensive Income

	Year ended March 31,				Six months ended September 30,
	2021	2022	2023	2023	2022	2023	2023
	HK$	HK$	HK$	US$	HK$	HK$	US$
Revenue	73,038,292	144,151,979	84,485,339	10,762,601	45,755,890	73,663,071	9,406,839
Cost of revenue	(61,988,203)	(107,224,193)	(60,078,321)	(7,653,387)	(35,461,196)	(48,080,982)	(6,139,983)
Gross profit	11,050,089	36,927,786	24,407,018	3,109,214	10,294,694	25,582,089	3,266,856
Total operating expenses	(5,968,617)	(13,451,440)	(14,998,574)	(1,910,671)	(6,361,454)	(13,919,134)	(1,777,486)
Income from continuing operation	5,081,472	23,476,346	9,408,444	1,198,543	3,933,240	11,662,955	1,489,370
Total other income (expenses), net	596,725	(148,404)	46,861	5,970	106,122	(1,773,253)	(226,445)
Income from continuing operation before income tax expenses	5,678,197	23,327,942	9,455,305	1,204,513	4,039,362	9,889,702	1,262,925
Income tax expenses	(1,173,914)	(4,163,246)	(1,994,996)	(254,143)	(725,651)	(6,595,390)	(842,237)
Net income from continuing operation	4,504,283	19,164,696	7,460,309	950,370	3,313,711	3,294,312	420,688
Gain on discontinued operation	—	—	56,150,372	7,153,005	—	—	—
Net income	4,504,283	19,164,696	63,610,681	8,103,375	3,313,711	3,294,312	420,688
Add: net loss attributable to non-controlling interests from continuing operation	—	—	(101,880)	(12,978)	—	(540,939)	(69,078)
Net income attributable to the Company’s ordinary shareholders and total comprehensive income	4,504,283	19,164,696	63,712,561	8,116,353	3,313,711	3,835,251	489,766
Weighted average number of ordinary shares:
Basic and diluted	30,000,000	30,000,000	41,753,425	41,753,425	30,000,000	60,000,000	60,000,000
Earnings per share – basic and diluted
Continuing operation	0.15	0.64	0.18	0.02	0.11	0.05	0.01
Discontinued operation	—	—	1.34	0.17	—	—	—
Ordinary shareholders	0.15	0.64	1.52	0.19	0.11	0.05	0.01

Our Summary Consolidated Balance Sheets

	As of March 31,			As of September 30,
	2022	2023	2023	2023	2023
	HK$	HK$	US$	HK$	US$
Cash and cash equivalents	8,647,941	46,613,240	5,938,068	20,062,436	2,561,991
Total current assets	41,969,721	153,829,983	19,596,424	138,286,879	17,659,355
Total non-current assets	120,604	49,853,186	6,350,805	64,661,543	8,257,335
Total assets	42,090,325	203,683,169	25,947,229	202,948,422	25,916,690
Total current liabilities	34,585,904	120,027,167	15,290,278	117,341,108	14,984,562
Total liabilities	34,585,904	125,251,863	15,955,853	121,222,804	15,480,258
Total shareholders’ equity	7,504,421	78,431,306	9,991,376	81,725,618	10,436,432
Total liabilities and shareholders’ equity	42,090,325	203,683,169	25,947,229	202,948,422	25,916,690

Our Summary Consolidated Statements of Cash Flows

	Years ended March 31,				Six months ended September 30,
	2021	2022	2023	2023	2022	2023	2023
	HK$	HK$	HK$	US$	HK$	HK$	US$
Net cash generated from (used in) operating activities	16,386,876	2,930,155	49,714,339	6,333,117	(1,107,852)	(23,167,353)	(2,958,491)
Net cash (used in) generated from investing activities	(21,000)	(134,651)	9,661,547	1,230,786	(148,294)	(11,728,132)	(1,497,692)
Net cash generated from (used in) financing activities	(7,299,138)	(4,849,325)	(21,410,587)	(2,727,498)	(1,291,417)	10,344,681	1,321,025
Net (decrease)/increase in cash and cash equivalents and restricted cash	9,066,738	(2,053,821)	37,965,299	4,836,405	(2,547,563)	(24,550,804)	(3,135,158)
Cash and cash equivalents and restricted cash, at the beginning of year/period	1,635,024	10,701,762	8,647,941	1,101,663	8,647,941	46,613,240	5,952,551
Cash and cash equivalents and restricted cash, at the end of year/period	10,701,762	8,647,941	46,613,240	5,938,068	6,100,378	22,062,436	2,817,393

The unaudited pro forma condensed combined financial information below has been presented for illustrative purposes only. The financial results may have been different had the companies always been combined. The unaudited pro forma condensed combined statement of income and comprehensive income for the year ended March 31, 2023 is derived from the historical financial statements of Reitar Logtech Holdings Limited which includes the financial results of Reitar Capital Partners Limited, 100% equity interest of which was acquired by the Company on November 9, 2022, subsequent to the acquisition date through March 31, 2023 and Reitar Capital Partners Limited for the period of April 1, 2022 through the acquisition date, as adjusted to give effect to the acquisition. The unaudited pro forma condensed combined statement of income and comprehensive income for the year ended March 31, 2023 gives effect to the acquisition as if it had occurred on April 1, 2022. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Further, the unaudited pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Our Summary Unaudited Pro Forma Condensed Combined Statement of Income and Comprehensive Income

	Year ended March 31, 2023
	Kamui Group (Historical)	Reitar Group (Note 1)	Pro forma Adjustments	Combined Pro forma
	HK$	HK$	HK$	HK$	US$
Revenue	84,485,339	3,652,634	—	88,137,973	11,227,910
Cost of revenue	(60,078,321)	(704,786)	—	(60,783,107)	(7,743,169)
Gross profit	24,407,018	2,947,848	—	27,354,866	3,484,741
Total expenses	(14,998,574)	(3,691,772)	—	(18,690,346)	(2,380,966)
Income (loss) from operation	9,408,444	(743,924)	—	8,664,520	1,103,775
Total other income, net	46,861	—	—	46,861	5,970
Income (loss) before income tax expenses	9,455,305	(743,924)	—	8,711,381	1,109,745
Income tax expenses	(1,994,996)	(154,126)	—	(2,149,122)	(273,777)
Net income (loss) from continuing operation	7,460,309	(898,050)	—	6,562,259	835,968
Discontinued operation:
Income (loss) from discontinued operation	4,133,971	(21,517,717)	—	(17,383,746)	(2,214,518)
Gain on disposal	52,016,401	—	—	52,016,401	6,626,378
Gain (loss) on discontinued operation	56,150,372	(21,517,717)	—	34,632,655	4,411,860
Net income (loss)	63,610,681	(22,415,767)	—	41,194,914	5,247,828
Add: net loss attributable to non-controlling interests from continuing operation	(101,880)	—	—	(101,880)	(12,978)
Net income (loss) attributable to the company’s ordinary shareholders and total comprehensive income (loss)	63,712,561	(22,415,767)	—	41,296,794	5,260,806
Weighted average number of ordinary shares:
Basic and diluted	41,753,425			60,000,000	60,000,000
Earnings (loss) per ordinary share – basic and diluted
Continuing operation	0.18			0.11	0.01
Discontinued operation	1.34			0.58	0.07
Ordinary shareholders	1.52			0.69	0.09

Note 1: It represents the unaudited condensed consolidated financial information of Reitar Capital Partners Limited for the period of April 1, 2022 through the acquisition date.

Key Operating Data

Our one-stop service business model consists of two main groups of operating subsidiaries, specializing in strategic planning and customized provision of comprehensive logistics solutions. Kamui Group focuses on providing construction management and engineering design services, and Reitar Group focuses on providing asset management and professional consultancy services in the logistics sector.

The table below sets forth the selected operating data of Kamui Group for the periods indicated, which should be read in conjunction with the consolidated financial statements of our Group and the accompanying notes included elsewhere in this prospectus:

		Years ended March 31,			Six months ended September 30,
		2021	2022	2023	2022	2023
Construction management and engineering design services	Number of clients	14	24	19	13	21
	Number of projects	89	152	174	164	184
	Contract amount (HK$)	72,591,445	152,313,709	726,010,080	615,249,491	860,577,267
	Area of cold storage converted (square feet)	141,921	26,362	190,280	25,684	45,042

The table below sets forth the selected operating data of Reitar Group for the period indicated, which should be read in conjunction with the consolidated financial statements of Reitar Group and the accompanying notes included elsewhere in this prospectus:

		Year ended March 31,		Six months ended September 30,
		2022	2023	2022	2023
Asset management services	Number of clients	3	7	4	7
	Number of projects	3	5	4	5
	Gross floor area (square feet)	680,000	1,180,000	830	1,180,000
	Managing amount (HK$)	795,000,000	2,895,000,000	970,000,000	2,895,000,000

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Before deciding whether to invest in our ordinary shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Class A ordinary shares to decline, resulting in a loss of all or part of your investment. The risks described below and elsewhere in the prospectus as referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our ordinary shares if you can bear the risk of loss of your entire investment.

Risks Relating to Our Business and Industry

Unfavorable financial market and economic conditions in Hong Kong, mainland China, and elsewhere in the world could materially and adversely affect our business, financial condition, and results of operations.

As a provider of logistics, asset management and other related services, mainly in Hong Kong, our business may be materially affected by conditions in the financial markets and economic conditions. Financial markets and economic conditions could be negatively impacted by many factors beyond our control, such as inability to access capital markets, control of foreign exchange, changes in exchange rates, rising interest rates or inflation, slowing or negative growth rate, government involvement in allocation of resources, inability to meet financial commitments in a timely manner, terrorism, pandemics such as COVID-19, political uncertainty, civil unrest, fiscal or other economic policy of Hong Kong or other governments, and the timing and nature of any regulatory reform. The current trade frictions between the United States and the People’s Republic of China may also give rise to uncertainties in global economic conditions and adversely affect general investor confidence. Unfavorable financial market and economic conditions in Hong Kong, mainland China, and elsewhere in the world could negatively affect our customers’ businesses and materially reduce demand for our services and increase price competition among logistic service providers seeking such engagements, and thus could materially and adversely affect our business, financial condition, and results of operations. In addition, our profitability could be adversely affected due to our fixed costs and the possibility that we would be unable to reduce our variable costs without reducing revenue or within a timeframe sufficient to offset any decreases in revenue relating to changes in market and economic conditions.

Decreased availability or increased costs of key logistics and supply chain inputs, including third-party supplies of equipment and materials could impact our cost of operations and our profitability across business lines.

We depend on reliable access to third-party supplies of equipment and materials, including refrigeration, storage and electrical equipment. The supplier base providing cold chain and food processing and warehouse equipment and materials is relatively consolidated, which has resulted in a limited number of suppliers for certain types of equipment and supplies. Conversely, the market for third-party transportation services is fragmented with a large number of service providers, and it can be difficult to find reliable partners whose performance and reliability meet our standards at the scale our operations require. Any significant reduction in availability or increase in cost of any logistics and supply chain inputs could adversely affect our operations and increase our costs, which could adversely affect our operating results and cash flows.

If our customers are able to reduce their third-party logistics and supply chain costs or increase utilization of their internal solutions, our business and operating results may be materially and adversely affected.

A major driver for merchants and other customers to use third-party logistics solution service providers is the high cost and degree of difficulty associated with developing in-house logistics solutions and supply chain expertise and operational efficiencies. If, however, our customers are able to develop their own logistics and supply chain technological solutions, increase utilization of their in-house supply chain, reduce their logistics spending, or otherwise choose to terminate our services, our logistics and supply chain management business and operating results may be materially and adversely affected.

We have a long selling cycle to secure a new service agreement and a long implementation cycle, which require significant investments of resources.

We typically face a long selling cycle to secure a new service agreement, which requires significant investment of resources and time by both our customers and us. Before committing to use our services, potential customers require us to spend time and resources educating them on the value of our services and assessing the feasibility of integrating our systems and processes with theirs. Our customers then evaluate our services before deciding whether to use them. Therefore, our enterprise selling cycle is subject to many risks and delays over which we have little control, including our customers’ decisions to choose alternatives to our services (such as other providers or in-house resources) and the timing of our customers’ budget cycles and approval processes.

Implementing our enterprise services involves a significant commitment of resources over an extended period of time from both our customers and us. Depending on the scope and complexity of the processes being implemented, these time periods may be significantly longer. Our customers and future customers may not be willing or able to invest the time and resources necessary to implement our services, and we may fail to close sales with potential customers to which we have devoted significant time and resources, which could have a material adverse effect on our business, results of operations, financial condition and cash flows, as we do not recognize significant revenue until after we have completed the implementation phase.

Our business and rent-to-rent model require significant capital expenditure and inability to collect service fee from our customers in a timely manner or at all would materially and adversely affect our business, results of operations, financial condition and growth prospects.

We utilize a rent-to-rent model, under which we obtain right to use of warehouses that are usually in bare-bones condition by way of operating lease, or service agreement, and then offer the right to use to our customers after renovation. Therefore, we are subject to the risks inherent in a rent-to-rent model, including:

•        upfront capital outlay for warehouse sourcing and renovation;

•        ongoing capital needs to maintain warehouses;

•        inability to collect service fee from our customers in a timely manner or at all; and

•        mismatch between our service agreement term with landlords or land occupiers, and our service agreement term with our customers.

Any one or more of these factors could adversely affect our business, financial condition and results of operations.

We generally incur substantial upfront capital outlay before we start to generate revenue on the relevant warehouses which we offer the right to use to our customers. These include capital outlay for market research and evaluation of the target geographic area for expansion, warehouse searching, prepayment of a few months’ service fee to the landlords or land occupiers, and renovation of the warehouse that are usually in bare-bone condition, including to add cold chain and food processing functions, and make them suitable for our customers’ needs. We follow a disciplined and systematic process to expand our warehouse network, involving comprehensive market research, site visits and other preparation work, during which period we may incur substantial operating costs and expenses. In addition, the period between when we sign the service agreement with the landlord or land occupier and when we receive service fee payments from our customers may be significantly longer than expected due to some factors that are beyond our control, including but not limited to, substantial delay during the renovation period due to third-party contractors’ default, and inability to attract and retain customers in a timely manner due to rental market condition. Inability to timely access financing on favorable terms or at all or to collect service fee from our customers in a timely manner or at all would materially and adversely affect our business, results of operations, financial condition and growth prospects.

We face risks and challenges associated with our cold chain logistics services, including environmental, health, safety and quality control issues and increasing costs in developing the business.

Our cold chain logistics services focus on fresh produce and perishable products, relying on our comprehensive cold chain logistics service capabilities in terms of storage network, transportation network and distribution network. Our extensive cold chain logistics network enables us to provide integrated cold chain logistics services to our customers.

We store frozen and perishable food and other products. Product contamination, spoilage, other adulteration, product tampering or other quality control issues could occur at any of our temperature-controlled warehouses or during the transportation of these products, which could cause our customers to lose all or a portion of their inventory. We could be liable for the costs incurred by our customers as a result of the lost inventory, and we also may be subject to liability, which could be material, if any of the pharmaceutical products, frozen and perishable food products we stored or transported caused illness or death. The occurrence of any of the foregoing may negatively impact our brand and reputation and otherwise have a material adverse effect on us.

If we fail to comply with applicable environmental, health and safety laws and regulations in relation to our cold chain logistics services, we may face administrative, civil or criminal fines or penalties, including bans on making future shipments in particular geographic areas, and the suspension or revocation of necessary permits, licenses and authorizations, all of which may materially adversely affect our business, results of operations and financial condition. Further, current and future environmental, health and safety laws, regulations and permit requirements could require us to make changes to our operations, or incur significant costs relating to compliance.

We may not be able to successfully identify, source and develop in a timely fashion additional warehouse properties.

Under our rent-to-rent model, we may not be successful in identifying and obtaining right to use of additional warehouse properties at desirable locations and on commercially reasonable terms or at all. We may also incur costs in connection with evaluating warehouse properties and negotiating with property owners, including properties which we are subsequently unable to obtain right to use. In addition, we may not be able to develop additional warehouse properties on a timely basis due to construction delays or equipment and material shortages. If we fail to successfully identify, secure or develop in a timely fashion additional warehouse properties, our ability to execute our growth strategy could be impaired and our business and prospects may be materially and adversely affected.

If we are unable to continue to innovate, meet evolving market trends, adapt to changing customer demands and maintain our culture of innovation, our ability to sustain and grow our business may suffer.

The ongoing success of our business depends on our ability to continue to introduce innovative logistics solutions and services, and technological applications for logistics warehouses and cold stores, including automation, blockchain, artificial intelligence and robotics, to meet evolving market trends and satisfy changing customer demands. We must continue to adapt by continuing innovation, improving our services and modifying our strategies, which could cause us to incur substantial costs. We may not be able to continue to innovate or adapt to changing market and customer needs in a timely and cost-effective manner, if at all. This could adversely impact our ability to expand our ecosystem and grow our business. Failure to develop new services to meet evolving market demands through innovation could cause us to lose current and potential customers and harm our operating results and financial condition.

In addition, we may not be able to maintain our culture of innovation, which has been critical to our success and has helped us create value for our shareholders, succeed as a leader in our industry and attract, retain and motivate employees and other ecosystem participants. Among other challenges, we may not be able to identify and promote people in leadership positions who share our culture and can always focus on technology and innovation. Competitive pressure may also cause us to move in directions that may divert us from our mission, vision and values. If we cannot maintain our culture of innovation, our long-term business prospectus could be materially and adversely affected.

Our designs for temperature-controlled warehouse infrastructure may become obsolete or unmarketable and we may not be able to upgrade our designs or equipment cost-effectively or at all.

The infrastructure of our designs for temperature-controlled warehouses may become obsolete or unmarketable due to the development of, or demand for, more advanced equipment or enhanced technologies. In addition, our information technology platform pursuant to which we provide inventory management and other services to our customers may become outdated. When customers demand new equipment or technologies, the cost could be significant and we may not be able to upgrade our technology infrastructure, designs or equipment on a cost-effective basis in a timely manner, or at all, due to, among other things, increased expenses to us that cannot be passed on to customers or insufficient resources to fund the necessary capital expenditures. The obsolescence of our infrastructure or our inability to upgrade our technology infrastructure, designs or equipment would likely reduce our revenue from warehouse-related services, which could have a material adverse effect on us.

Our revenue derived from construction projects are typically non-recurring in nature.

Our construction projects are undertaken on a project-by-project basis and our major customers may vary from year to year. The duration of construction projects we undertake typically range from less than one to three years. Although a customer typically is inclined to continue to use the same logistics solution provider due to familiarity with the system, reliable services and existing capital investment, and our first-mover advantage enables us to build an extensive business partnership network and makes us a natural choice for new projects and customers due to our experience, expertise and connections, the revenue we derived from the construction projects we undertake is not recurring in nature and we cannot guarantee that we will continue to be able to secure new construction contracts from our existing or new customers. Further, we have to go through a competitive tendering process to secure new construction projects in some cases. There is no guarantee that we will be able to maintain the current success rates or achieve higher success rates in tendering for construction projects. In the event that we are unable to maintain business relationship with our customers or we fail to secure new construction projects from our existing or new customers or we do not succeed in our competitive tenders, our revenue, financial performance and results of operations will be adversely affected.

We make estimation of the project price based on our estimated time and costs for our construction projects and any failure to accurately estimate the time and costs involved and/or delay in completion of any project would lead to cost overruns or even result in losses and adversely affecting our operations and financial results.

We determine the price of our quotation or tender based on our estimated cost plus a certain markup margin for our construction projects. Our ability to submit tender proposal at a competitive price with adequate profit margin and maintain our profitability depends on various factors. We determine the tender price based on the available information provided to us by potential customers, taking into account, among others, the scope and complexity of the project, site conditions, project time frame, estimated construction materials costs, labor and machinery requirement and capacity, extent of subcontracted work required, our relationship with customers and prevailing market conditions.

Significant changes in any of these or other relevant factors may lead to delay in completion or costs overrun by us, and there is no assurance that the actual time and costs incurred by us will match our initial estimate. As our contracts or work orders with customers are generally fixed price contracts or term contracts or work orders for which our unit prices stated in the schedule of rates are fixed and without any price adjustment clause, once we agree on the quotation or tender price with our customer, we may bear any additional costs incurred. Such delays, cost overruns or mismatch of actual time and costs with our estimates may cause our profitability to be lower than what we expected.

In addition, some of the contracts or work orders we entered into contain specific completion schedule requirements and penalty provisions, which means we may have to pay our customers damages if we or our subcontractors do not meet the completion schedules. To the extent that our customers do not grant us time extension, we may be subject to damages due to delay in completing the project or schedule requirements of our contracts, calculated on the basis of a fixed sum per day or according to certain damages calculating mechanism as stipulated under the contract for the period which the work remains incomplete. This may reduce or diminish our expected profit and cash inflow from the relevant projects as we are unable to maintain our costs within our original estimations. Any material inaccurate estimation in the time and costs involved in a project would give rise to delays in completion of work and/or cost overruns, which in turn would materially and adversely affect our financial condition, profitability and liquidity.

We outsource some of our services to subcontractors and have limited control over these subcontractors and may be liable for violations of applicable Hong Kong labor laws and regulations.

We outsource some of our services to subcontractors. Since these subcontractors and personnel employed by them are not directly employed by us, our control over them is more limited as compared to our own employees. If any subcontractors and their personnel fail to operate or perform their duties in accordance with our instructions, policies and business guidelines, our market reputation, brand image and results of operations could be materially and adversely affected.

Our agreements with the subcontractors provide that we are not liable to the personnel employed by such subcontractors if such subcontractors fail to fulfill their duties to these personnel. However, if the subcontractors violate any relevant requirements under the applicable Hong Kong labor laws, regulations or their employment agreements with the personnel, such personnel may claim compensation from us as they provide their services at our projects and logistics facilities. As a result, we may incur legal or financial liability, and our market reputation, brand image as well as our business, financial condition and results of operations could be materially and adversely affected.

In addition, the subcontracting arrangement also exposes us to risks associated with any non-performance, delayed performance or sub-standard performance by our subcontractors or their respective employees. If this happens to our subcontractors in our projects, we will have to appoint replacement subcontractor(s) and additional costs will be incurred. We may also incur additional costs or be subject to liability due to delay in schedule or defect in the work of our subcontractors or if there is any accident causing personal injuries or death of our subcontractors’ employees. In addition, our inability to hire qualified subcontractors may hinder our ability to complete a project successfully. These events may impact upon our profitability, financial results and reputation, as well as result in litigation or damage claims.

If we experience difficulty in collecting our trade receivables, receiving progress payments on time and in full or recovering our contract assets, or if retention money is not fully released to us after expiration of the defect liability period, our liquidity, financial condition and results of operations would be negatively impacted.

We derive our revenue from our services and are subject to counterparty risks such as our customer’s inability to pay. As of March 31, 2022 and 2023 and as of September 30, 2023, our trade receivables amounted to HK$22.3 million, HK$20.0 million (US$2.5 million) and HK$43.9 million (US$5.6 million), respectively. There can be no assurance that we will be able to collect our trade receivables on a timely basis, and our trade receivable turnover days may increase, which in turn could materially and adversely affect our liquidity, financial condition and results of operations.

We receive progress payment from our customers in some of our projects. Progress payment is generally made monthly with reference to the progress of work performed during the month. A portion of contract value is usually withheld by our customers as retention money. However, there is no assurance that our retention money will be released to us by our customers on a timely manner and in full.

Contract asset is recognized when (i) we complete our work under such service contracts but it is yet to be certified by authorized persons or external consultants appointed by customers, or (ii) our customers retain retention money to secure the due performance of the contracts. Any amount previously recognized as a contract asset is reclassified to trade receivables at the point at which it is invoiced to our customer. We recorded contract assets of HK$5.5 million, HK$16.1 million (US$2.1 million) and HK$5.4 million (US$0.7 million) as of March 31, 2022 and 2023 and as of September 30, 2023, respectively.

We cannot assure you that the financial position of our customers will remain solvent or that our customers will settle our progress payments or release the retention money on time or that we will be able to recover our contract assets in full or at all in the future. If we are unable to receive our progress payments and retention money or recover our contract assets, our liquidity and financial position may be materially and adversely affected.

Because our top five customers accounted for a significant portion of our total revenue, the loss of any such customers or a material decline in their trading activities through us would have an adverse effect on our operating results.

Our customer base consists of selected property, warehouse or land for specific logistics operators in Hong Kong. Our top five customers collectively accounted for approximately 95.9%, 89.9%, 88.3% and 91.6% of our total revenue for the years ended March 31, 2021, 2022 and 2023 and for the six months ended

September 30, 2023, respectively. Although we strive to provide excellent service and experience to our customers, we cannot guarantee that these top customers will continue to use our services at levels commensurate with previous periods, or that they will not terminate the use of our services in the future. Any decrease of services by our top customers would lower our revenue, which would adversely affect our profitability.

Furthermore, as most of our contracts awarded are on a project-by-project basis, there is a risk that we may not be awarded with new contracts by our major customers upon the completion of the current projects. We do not have any long-term commitment with our major customers and our major customers have no obligation to engage us any new or subsequent projects to us, if any. In the event that we are unable to secure new contracts with our major customers and are also unable to secure suitable projects of a comparable size and quantity as replacements from other customers, our financial condition and operating results would be materially and adversely affected.

Any failure or perceived failure to deal with customer complaints or adverse publicity relating to tender-rigging could materially and adversely affect our reputation, business and results of operations.

We believe that our reputation has built up our customers’ confidence, our ability to maintain and continue to promote our brand is critical to retain and expand our base of customers, suppliers and subcontractors. However, our reputation can be adversely affected by negative publicity or news reports, whether accurate or not, regarding tender-rigging, safety, injury or government or industry findings concerning us and our directors. Any such negative publicity could materially harm our business and results of operations and result in damage to our reputation.

Significant number of complaints or claims against us, even if meritless or unsuccessful, could force us to divert management and other resources from other business concerns, which may adversely affect our business and operations. Adverse publicity resulting from such allegations, even if meritless or unsuccessful, could cause customers to lose confidence in us and our reputation. As a result, we may experience significant decline in our revenue and customer traffic from which we may not be able to recover.

We could experience power outages or breakdowns of our refrigeration equipment.

Our warehouses are subject to electrical power outages and breakdowns of our refrigeration equipment. We attempt to limit exposure to such occasions by using backup generators and power supplies generally at a significantly higher operating cost than we would pay for an equivalent amount of power from a local utility and by conducting regular maintenance and upgrades to our refrigeration equipment. However, we may not be able to limit our exposure entirely even with such protection in place. Power outages that last beyond our backup and alternative power arrangements and refrigeration equipment breakdowns would harm our customers and our business. During power outages and refrigeration equipment breakdowns, changes in humidity and temperature could spoil or otherwise contaminate the frozen and perishable food and other products stored by our customers. We could incur financial obligations to, or be subject to lawsuits by, our customers in connection with these occurrences, which may not be covered by insurance. Any loss of services or product damage could reduce the confidence of our customers in our services and could consequently impair our ability to attract and retain customers. Additionally, in the event of the complete failure of our refrigeration equipment, we would incur significant costs in repairing or replacing our refrigeration equipment and materials, which may not be covered by insurance. Any of the foregoing could have a material adverse effect on us.

If we fail to meet the requirements of our contracts or quality standards of our services, we may face litigation, be required to pay damages and additional costs, and experience delay or difficulties in receiving payments, which may adversely affect our business and reputation.

We are required in some of our projects to complete the project according to a fixed schedule by an agreed date as stated in the relevant contract. If we fail to complete a project in a timely manner resulting in a breach of our contractual obligations, we may be liable to compensate our customers for losses or damages caused by the delay. In some of the projects undertaken by us, a clause for payment of damages for delay of work may be included in the contract made between us and the customer involved. Such a clause usually provides that in case of our delay in the completion of work, a sum of liquidated damages calculated on the basis of a fixed sum of money per day (as stated in the contracts) will have to be paid by us to the customer for the period during which the work remains incomplete due to our default. Any delay in the completion of a project could also lead to additional costs being incurred, including costs to hire additional manpower and to provide temporary storage for construction materials used.

Since there is always a risk that work under our work scope in construction projects may not be completed in accordance with the pre-set time schedule, we are subject to exposure to claims for the said liquidated damages when a construction project undertaken by us is not completed on time. Such claims for liquidated damages will affect our profitability if no extension of time is granted, as the customer is entitled to deduct such liquidated damages from the contract sum under the relevant contract. The effect on us depends on the length of the delay in completion due to our default. Furthermore, any failure on our part to complete a project in a timely manner could harm our reputation in the industry and hinder our ability to secure future contracts and, as a result, our business, financial condition and results of operations could be materially and adversely affected. In addition, we may be liable to compensate our customers for any losses sustained by them if any of our employees, contract workers or installation service providers do not complete projects in accordance with the terms specified in the relevant contracts. These litigation costs, together with the payment of damages, could adversely affect our profitability and financial performance.

Our operations would be affected by adverse weather conditions and are subject to certain construction risks.

The actual time involved in completing a project undertaken by us may be extended due to the occurrence of certain construction risks such as accidents, fire, suspension of water and electricity supplies, shortage of materials and labor, and other unforeseen problems. In particular, our projects are undertaken outdoor and therefore work progress may be interrupted or otherwise affected by adverse weather conditions such as rainstorms, tropical cyclones and continuous rain which may cause difficulties to our Group in completing the projects on schedule. If adverse weather conditions persist or natural disaster occurs, we may be prevented from performing work at our sites, and thereby fail to meet specified time schedule. If our project is delayed and the terms of the contract do not accommodate for such delays or our customers do not grant us with a sufficient time extension for the completion, we may be liable to pay for any liquidated damages to our customers according to the relevant contract terms, which will adversely affect our financial results.

Furthermore, our business is subject to outbreak of severe communicable diseases (such as swine flu, avian flu, Middle East respiratory syndrome, severe acute respiratory syndrome, Ebola virus disease, Zika virus disease and COVID-19), natural disasters or other acts of God which are beyond our control. These incidents may also adversely affect the economy, infrastructure, livelihood and society in Hong Kong. Acts of wars and terrorism may also injure our employees, cause loss of lives, damage our facilities, disrupt our operations and destroy our work performed. If any such incident occurs, our revenue, business operations, financial results and growth potentials would be adversely affected. It is also difficult to predict the potential effect of these incidents and their materiality to our business as well as those of our customers, suppliers, subcontractors and employees.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the value of your investment.

Our revenue and expenses are primarily denominated in Hong Kong dollars and some of our sales are denominated in U.S. dollars. Although the exchange rate between the Hong Kong dollar to the U.S. dollar has been pegged since 1983, we cannot assure you that the Hong Kong dollar will remain pegged to the U.S. dollar. If the Hong Kong dollar no longer remains pegged to the U.S. dollar, Hong Kong’s financial markets may be subject to significant volatility, including but not limited to fluctuations in interest rates and exchange rates, and/or inflation. Any significant fluctuations in the exchange rates between the Hong Kong dollar and the U.S. dollar may lead to a significant decline in value of the Hong Kong dollar, which may adversely affect the purchasing power of the Hong Kong dollar and the prices of labor, services and goods in Hong Kong, and result in a material adverse effect on our revenue and financial condition. In addition, to the extent that we are required to convert U.S. dollars we receive from this offering into Hong Kong dollars for our operations, fluctuations in the exchange rate between the Hong Kong dollar against the U.S. dollar would have an adverse effect on the amounts we receive from the conversion.

Our reporting currency is Hong Kong dollar, while certain portion of our procurement of equipment and materials is denominated in RMB. Although fluctuations in exchange rates have not caused any material adverse effect on our results of operations, fluctuations in the exchange rate between Hong Kong dollars and RMB will affect the relative purchasing power in RMB terms of our Hong Kong dollar assets. Gains and losses from the remeasurement of assets and liabilities that are receivable or payable in RMB are included in our consolidated statements of operations. The remeasurement has caused the Hong Kong dollar value of our results of operations to vary with exchange rate fluctuations, and the Hong Kong dollar value of our results of operations will continue to vary with exchange rate fluctuations. A fluctuation in the value of RMB relative to Hong Kong dollars could reduce our profits from operations and the translated value of our net assets when reported in Hong Kong dollars in our financial statements. This could have a negative impact on our business, financial condition or results of operations as reported in Hong Kong dollars. In addition, fluctuations in currencies relative to the periods in which the earnings are generated may make it more difficult to perform period-to-period comparisons of our reported results of operations.

There remains significant international pressure on the PRC government to adopt a flexible currency policy. Any significant appreciation or depreciation of RMB may materially and adversely affect our revenue, earnings and financial position, and the value of, and any dividends payable on, our ordinary shares in U.S. dollars. For example, to the extent that we need to convert U.S. dollars we receive from this initial public offering into RMB to pay our operating expenses, appreciation of RMB against U.S. dollars would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, a significant depreciation of RMB against U.S. dollars may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the market price of our Class A ordinary shares.

To date, we have not entered into any hedging transactions in mainland China in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by the PRC exchange control regulations that restrict our ability to convert RMB into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

We operate in a competitive industry, and if we fail to compete effectively, our business could suffer.

We compete with total supply chain solution providers. As our operations encompass a broad range of areas, certain service lines may also face competition from other service providers in Hong Kong, including supply chain management service providers, express delivery and freight service providers, business-to-business platforms for convenience stores, SaaS software service providers and logistics brokers. In addition to established players, we face competition from new market entrants. Increased competition may lead to a loss of market share, increasing difficulty in launching new service offerings, reduction in revenue or increase in loss, any one of which could harm our business, financial condition and results of operations.

Our competitors may have a broader service or network coverage, more advanced technology infrastructure, stronger brand recognition and greater capital resources than we do. In addition, our competitors may reduce their rates to gain business, especially during times of reduced economic growth, and such reductions may limit our ability to maintain or increase our rates, maintain our operating margins or achieve growth in our business. The establishment by our competitors of cooperative relationships or competing networks to increase their ability to address the needs of our customers and other ecosystem participants could also negatively impact us. We may not be able to successfully compete against current or future competitors, and competitive pressures may have a material and adverse effect on our business, financial condition and results of operations.

We may become involved in trade secret disputes with regard to our product development and manufacturing processes.

We do not own any patents with regard to any of our logistic technology services and warehouse equipment solutions. Our trade secrets with respect to these processes, in the form of technical knowhow, could be infringed upon by third parties. In order to protect our trade secrets and other proprietary information relating to these processes, we take precautions such as restricting access to our warehouse facilities. However, we can give no assurances that these measures will provide meaningful protection to our trade secrets and knowhow in the event of any unauthorized use, misappropriation or disclosure. If we are unable to maintain the proprietary nature of our logistic technology services, our ability to compete and sustain our margins on certain or all of our services may be affected, which could have a material adverse effect on our business, financial condition and results of operations.

Our historical growth rate, revenue and gross profit margin may not be indicative of our future performance.

Our gross profit for the years ended March 31, 2021, 2022 and 2023 and the six months ended September 30, 2023 amounted to HK$11.1 million, HK$36.9 million, HK$24.4 million (US$3.1 million) and HK$25.6 million (US$3.3 million), respectively; while our gross profit margins were approximately 15.1%, 25.6%, 28.9% and 34.7% respectively. The trend of our historical financial information is a mere analysis of our past performance only and does not have any positive implication or may not necessarily reflect our financial performance in the future which will depend on our capability to secure new business opportunities and to control our costs.

There is no assurance that our operating and financial results in the future will remain at a level comparable to those recorded for the years ended March 31, 2021, 2022 and 2023 and the six months ended September 30, 2023 or will not decline and that we will be able to achieve the performance as we did for the years ended March 31, 2021, 2022 and 2023 and the six months ended September 30, 2023. Investors should not solely rely on our historical financial information as an indication of our future financial or operating performance since our financial condition and prospects would be materially and adversely affected by any future decrease in our profit margin.

We had a concentration of credit risk because we derived our revenue from a limited number of customers.

For the year ended March 31, 2021, two customers accounted for 66.0% and 17.2% of our total revenue. For the year ended March 31, 2022, three customers accounted for 40.7%, 23.9% and 11.9% of our total revenue. For the year ended March 31, 2023, four customers accounted for 24.0%, 20.9%, 19.4% and 16.9% of our total revenue. For the six months ended September 30, 2023, two customers accounted for 47.9% and 36.0% of total revenue. Generally, we either require prepayment in full or offer alternate payment plans for customers to prepay a certain percentage with the remainder to be settled after our service is rendered. We cannot assure you that we will not see concentration of contracts receivable from a small number of customers in the future. In such case, if any of these customers defaults on its payment obligations to us, we will not be able to recover the related contracts receivable, and our business, financial condition and results of operations may be materially and adversely affected.

Our success depends to a substantial degree upon our senior management and other key personnel, and our business operations would be negatively affected if we fail to attract and retain highly competent senior management.

We depend to a significant degree on the continued service of Mr. Kin Chung CHAN, our director, chairman and chief executive officer, Mr. Hau Lim CHUNG, our director, president and co-founder, Mr. Chun Yip YIU, our director and co-founder, and our other experienced senior management and other key personnel. If our senior management or other key personnel resign, join a competitor or form a competing company, it could negatively impact our business operations and create uncertainty as we search for and integrate a replacement and could have an adverse effect on our financial condition and results of operations.

We have entered into employment and confidentiality agreements with our senior management and other key personnel. However, these employment and confidentiality agreements do not ensure the continued service of these senior management and key personnel, and we may not be able to enforce these agreements. In addition, we do not maintain key man life insurance for any of the senior members of our management team or other key personnel.

We may not be able to attract and retain the qualified and skilled employees needed to support our business.

We believe our success depends on the efforts, effectiveness and talent of our employees, including asset management, operations, engineering, and sales and marketing personnel. Our future success depends on our continued ability to attract, develop, motivate and retain qualified and skilled employees. Competition for highly skilled personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Some of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.

In addition, we invest significant time and resources in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements, and the quality of our services and our ability to serve our customers could diminish, resulting in a material adverse effect to our business.

We may not succeed in promoting and sustaining our brand, which could have an adverse effect on our future growth and business.

A critical component of our future growth is our ability to promote and sustain our brand. Promoting and positioning our brand and platform will depend largely on the success of our marketing efforts, our ability to attract customers cost-efficiently and our ability to consistently provide high-quality services and a superior experience. We have incurred and will continue to incur significant expenses related to advertising and other marketing efforts, which may not be effective and may adversely affect our net margins.

In addition, to provide a high-quality customer experience, we have invested and will continue to invest substantial amounts of resources in the development and functionality of our platform, website, technology infrastructure and customer service operations. Our ability to provide a high-quality customer experience is also highly dependent on external factors over which we may have little or no control, including, without limitation, the reliability and performance of software vendors and business partners. Failure to provide our users and customers with high quality services and experience for any reason could substantially harm our reputation and adversely impact our efforts to develop a trusted brand, which could have a material adverse effect on our business, results of operations, financial condition and prospects.

We may be subject to litigation and regulatory investigations and proceedings and may not always be successful in defending ourselves against such claims or proceedings.

Although we have not been subject to any lawsuits and arbitration claims in relation to our current business since we started to operate in the logistics solution market in 2015, from time to time we may be subject to lawsuits and arbitration claims in the ordinary course of our business brought by external parties or disgruntled current or former employees, inquiries, investigations, and proceedings by regulatory and other governmental agencies. Any such claims brought against us, with or without merits, may result in administrative measures, settlements, injunctions, fines, penalties, negative publicities, or other results adverse to us that could have material adverse effect on our reputation, business, financial condition, results of operations, and prospects. Even if we are successful in defending ourselves against such claims.

In market downturns, the number of legal claims and the amount of damages sought in litigation and regulatory proceedings may increase. In addition, our affiliates may also encounter litigation, regulatory investigations, and proceedings for the practices in their business operations. Our customers may also be involved in litigation, investigation, or other legal proceedings, some of which may relate to projects that we have advised, whether or not there has been any fault on our part.

We have limited ability to protect our brand and our technology platform, and unauthorized parties may infringe upon our rights.

Our success depends in part upon our technology infrastructure, including certain methodologies, practices, tools and technical expertise we utilize in designing, developing, implementing and maintaining applications and processes used in providing our technological logistic services. We rely on a combination of trade secrets and other intellectual property protections, confidentiality agreements with our key personnel, customers and other relevant persons and other measures to protect our rights, including our brand and our proprietary technology infrastructure. Nevertheless, it may be possible for third parties to obtain and use our proprietary information without authorization. As a result, litigation may be necessary to protect our proprietary information. Litigation could result in substantial costs and diversion of our management’s attention and resources, and could disrupt our business, as well as have a material adverse effect on our financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may force us to incur substantial legal expenses and, if determined adversely against us, may materially disrupt our business.

We cannot assure you that our business operations, in particular, our software, trademarks, know-how and other technologies do not or will not infringe upon patents, valid copyrights or other intellectual property rights held by third parties. We may become subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. We are currently in the process of applying for registration of our “Reitar” trademark in Hong Kong, mainland China and United States. Although we have not received notice of trademark infringement claims since we began using the mark in 2020 and believe that the risk of litigation is remote, we may be subject to such claims in the future. If we were found to have violated the intellectual property rights of others, we may be enjoined from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives. In addition, we may incur substantial expenses, and may be forced to divert management and other resources from our business operations, to defend against these third-party infringement claims, regardless of their merit. Successful infringement or licensing claims against us may result in substantial monetary liabilities or may materially disrupt the conduct of our business by restricting or prohibiting our use of the intellectual property in question.

Confidentiality agreements with employees and third parties may not prevent unauthorized disclosure of proprietary information and trade secrets.

We rely on confidentiality agreements to protect our technical know-how and other proprietary information. Confidentiality agreements will be used, for example, when we talk to potential strategic partners. Nevertheless, there can be no guarantee that an outside party will not make an unauthorized disclosure or use of our proprietary confidential information. This might happen intentionally or inadvertently. It is possible that a competitor would make use of such information, and that our competitive position would then be compromised, in spite of any legal action we might take against persons making such unauthorized disclosures.

We also plan to keep as trade secrets certain technical and proprietary information where we do not believe patent protection is appropriate, desirable or obtainable. However, trade secrets are difficult to protect. Although we plan to use reasonable efforts to protect our trade secrets, our employees, consultants, contractors, outside scientific collaborators, partners, former partners and other advisors may unintentionally or willfully disclose our trade secrets to competitors or otherwise use misappropriated trade secrets to compete with us. It can be expensive and time consuming to enforce a claim that a third party illegally obtained and is using our trade secrets. Furthermore, the outcome of such claims is unpredictable. In addition, courts outside the US may be less willing to or may not protect trade secrets. Moreover, our competitors may independently design around our trade secrets or develop equivalent knowledge, methods and know-how without misappropriating or otherwise violating our trade secret rights. Where a third party independently designs around our trade secrets or develops equivalent knowledge, methods and know-how without misappropriating or otherwise violating our trade secret rights, they may be able to seek patent protection for such equivalent knowledge, methods and know-how. This could prohibit us from practicing our own trade secrets we may develop.

If we or any of our service providers fail to obtain or maintain licenses, permits or approvals applicable to our business, it could materially and adversely affect our business and results of operations.

In accordance with the laws and regulations in the jurisdictions in which we operate, our service providers including our subcontractors are required to maintain certain approvals, licenses, permits and certifications in order to operate our business. In particular, the operation of cold stores and the provision of cold storage services are highly regulated in Hong Kong. See also “Regulation — Hong Kong Laws and Regulations relating to Licensing of Warehouse and Logistics Operators.” We have currently entered into service agreements with certain cold storage facility service providers, pursuant to which we have obtained the right to use their cold storage facilities. Our service providers are required to obtain cold store licenses in order to provide cold storage services in relation to frozen and chilled meat and poultry, as well as other food products and perishables. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practices by relevant government authorities, our service providers may be required to obtain additional licenses, permits, filings or approvals for these services.

We cannot assure you that our service providers will be able to obtain or maintain existing licenses and permits, or renew any of them when their current term expires, or update information (such as information related to our services, legal representatives, business scopes or professional staff) filed with regulators in time. Under applicable rules and regulations in Hong Kong, any failure to obtain, maintain and/or renew the licenses and permits, or any failure to update information filed with regulators in time, in each case required to conduct our business may subject us to various penalties, including confiscation of revenue, imposition of fines, and restrictions on or termination of the business operation subject to such license or permit requirement. Any such disruption in the business operations of our subsidiaries or consolidated affiliated entities could materially and adversely affect our business, financial condition and results of operations.

Currently, we do not require any licenses to operate our business, but if we enter into new service categories or business lines, adopt new business models, or any of our current services are determined to be subject to new licensing requirements in the future, especially due to the evolving application or interpretation of relevant laws and regulations, we may be required to obtain licenses or permits that we do not currently have or to amend the licenses or permits we currently have and this may hinder our expansion plans. We will strive to obtain and amend the relevant licenses and permits but we cannot assure you that we will be able to obtain, maintain or amend such licenses and permits in a timely manner, or at all, or that relevant government officials will always, if ever, exercise their discretion in our favor, or that we or any of our service providers will be able to comply with any new laws, regulations or policies.

If we are unable to obtain or maintain, or if we experience material delays in obtaining, necessary government approvals, our operations may be substantially disrupted, which could materially and adversely affect our business, financial condition and results of operations. Complying with such laws and regulations may require substantial expense, and any non-compliance may expose us to liability. In the event of non-compliance, we may have to incur significant expenses and divert substantial management time to rectify any such non-compliance. We may also experience adverse publicity arising from non-compliance with government regulations, which would negatively impact our reputation.

Third parties may misappropriate our technology platform, information, or trade secrets we develop despite a contractual obligation not to do so.

Third parties (including joint venture, collaboration, development partners, contract manufacturers, and other contractors and agents) may have custody or control of our technology infrastructure, including certain methodologies, practices, tools and technical expertise we utilize in providing our technological logistic services. If our technology infrastructure was stolen, misappropriated or reverse engineered, it may be used by other parties for their own commercial gain. It is difficult to prevent misappropriation or subsequent reverse engineering. In the event that any of our technology infrastructure is developed and then misappropriated, it could be difficult for us to challenge the misappropriation or prevent reverse engineering, especially in countries with limited legal and intellectual property protection.

We may be accused of infringing the intellectual property rights of others.

Our success depends in part on the use of our proprietary information and know-how and the intellectual property of other ecosystem participants, including technology, software products, business policies, plans, and trade secrets. Many of our contracts with third parties require us not to engage in the unauthorized use of such intellectual property or information, and to indemnify such third parties for any resulting loss. The steps taken by us in this regard may not be adequate to safeguard such intellectual property and confidential information. Moreover, most of our contracts do not include any limitation on our liability with respect to our infringement or breach of our obligation to keep confidential the intellectual property or confidential information. In addition, we may not always be aware of intellectual property registrations or applications relating to trademarks, source codes, software products or other intellectual property of such third parties, whether in Hong Kong or other jurisdictions. As a result, if the proprietary rights of our ecosystem participants or other third parties are misappropriated by us or our employees, we may be liable for damages or other compensation.

Assertions of infringement of intellectual property or misappropriation of confidential information against us, if successful, could have a material adverse effect on our business, financial condition and results of operations. Protracted litigation could divert our management’s attention and our resources and also result in existing or potential customers deferring or limiting their procurement or use of our services until resolution of such litigation. Even if such assertions against us are unsuccessful, they may cause us to lose existing and future business and incur reputational harm and substantial legal fees.

We have identified certain areas of inadequacy in our internal control over financial reporting as of March 31, 2023. If we fail to implement and maintain an effective system of internal control over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and investor confidence and the market price of our shares may be materially and adversely affected.

Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. In the course of auditing our consolidated financial statements as of and for each of the three years ended March 31, 2021, 2022 and 2023, we identified certain areas of inadequacy in our internal control over financial reporting for the above-mentioned periods.

The areas of inadequacy identified relates to (i) inadequate segregation of duties for certain key functions due to limited staff and resources; and (ii) a lack of personnel adequately trained in U.S. GAAP.

We have taken initiatives to improve our internal control over financial reporting to address the underlying causes of such areas of inadequacy, including (i) hiring more qualified staff to fill up key roles in our operations; and (ii) providing our relevant finance staff with appropriate training regarding requirements of U.S. GAAP.

However, we cannot assure you that we will complete the implementation of these measures in a timely manner. In addition, our shares may not be able to remain listed on the Nasdaq Capital Market if we are unable to meet the requirements of Section 404 such as that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report beginning with our second annual report on Form 20-F. In addition, once we cease to be an “emerging growth company” as such term is defined under the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting.

We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of the internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations and prospects, as well as the market for and trading price of our Class A ordinary shares, may be materially and adversely affected if we do not have effective internal controls. We may not discover any problems in a timely manner and current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Class A ordinary shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Class A ordinary shares and may make it more difficult for us to raise funds in a debt or equity financing. Additional material weakness or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our stock price may decline and we may be unable to maintain compliance with the Nasdaq Listing Rules.

In addition, our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain proper and effective internal control over financial reporting, as these standards are modified, supplemented, or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our Class A ordinary shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations, and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

We may need additional capital but may not be able to obtain it in a timely manner and on favorable terms or at all.

Our operations may require additional capital or financing from time to time in order to achieve further growth, including any investments or acquisitions we may decide to pursue. We may require additional cash resources due to the future growth and development of our business. Our future capital requirements may be substantial as we seek to expand our operations and diversify our product offering. If our cash resources are insufficient to satisfy our cash requirements, we may seek to issue additional equity or debt securities or obtain new or expanded credit facilities.

Our ability to obtain external financing in the future is subject to a variety of uncertainties, including our future financial condition, results of operations and cash flows, share price performance, and the liquidity of international capital and lending markets, and the Hong Kong financial industry. In addition, our loan agreements may contain financial covenants that restrict our ability to incur additional indebtedness or to distribute dividends. Any indebtedness that we may incur in the future may also contain operating and financial covenants that could further restrict our operations. There can be no assurance that financing will be available in a timely manner or in amounts or on terms acceptable to us, or at all. A large amount of bank borrowings and other debt may result in a significant increase in interest expense while at the same time exposing us to increased interest rate risks. Equity financings could result in dilution to our shareholders, and the securities issued in future financings may have rights, preferences and privileges that are senior to those of our ordinary shares. Any failure to raise needed funds on terms favorable to us, or at all, could severely restrict our liquidity as well as have a material adverse effect on our business, financial condition and results of operations.

Misconduct, errors and failure to function by our directors, officers, employees, clients or other third parties could harm our business and reputation.

Illegal, fraudulent or collusive activities by our directors, officers, employees, clients or other third parties could also subject us to liability or negative publicity. Although we have implemented internal controls and policies with regard to sales activities and other relevant matters, we cannot assure you that our controls and policies will prevent fraud or illegal activity by any of these persons or entities or that similar incidents will not occur in the future. Any illegal, fraudulent or collusive activity could severely damage our brand and reputation, which could drive consumers away from us, and materially and adversely affect our business, financial condition and results of operations.

Macroeconomic and other factors that reduce demand for supply chain services, in Hong Kong or globally, could have a material adverse impact on our business.

The global logistics and supply chain industry has historically experienced cyclical fluctuations in financial performance due to economic recessions, reductions in per capita disposable income and levels of consumer spending, downturns in the business cycles of customers, interest rate fluctuations and economic factors beyond our control. During economic downturns, whether in Hong Kong or globally, reduced overall demand for supply chain services will likely reduce demand for our services and solutions and exert downward pressures on our rates and margins. As we focus on providing logistics technology solutions and design logistics solutions for specific logistics operators, if the trend required for the emergence of property, warehouse and land for uses including cold store and food processing, do not develop as we expect, our business prospect may be adversely affected. In periods of strong economic growth, demand for limited transportation resources can also result in increased network congestion and operating inefficiencies. In addition, any deterioration in the economic environment subjects our business to various risks that may have a material impact on our operating results and future prospects. For instance, some of our customers may face economic difficulties and may not be able to pay us, and some may go out of business. These customers may not complete their payments as quickly as they have in the past, causing our working capital needs to increase.

In an economic downturn, we may not be able to appropriately adjust our expenses to changing market demands and it may be more difficult to match our staffing levels to our business needs. In addition, we have certain significant fixed expenses and other variable expenses that are fixed for a period of time, which we may not be able to adequately adjust in a period of rapid change in market demand.

Our directors, officers and principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders.

We have adopted a dual-class share structure and our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share is entitled to one vote and each Class B ordinary share is entitled to fifteen votes at general meetings of our shareholders. As of the date of this prospectus, our directors, officers and principal shareholders hold in aggregate 74.52% or more of our shares. After this offering, our directors, officers and principal shareholders will hold in aggregate 71.97% or more of our shares. We are not considered a “controlled company” under Nasdaq corporate governance rules as we do not currently expect that more than 50% of our voting power will be held by an individual, a group or another company, these shareholders, however, if they act together, will be able to control the management and affairs of our Company and most matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. The interests of these shareholders may not be the same as or may even conflict with your interests. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their ordinary shares as part of a sale of us or our assets, and might affect the prevailing market price of our ordinary shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

We may engage in acquisitions or strategic alliances that could disrupt our business, result in increased expenses, reduce our financial resources and cause dilution to our shareholders. We cannot assure you that such acquisitions or strategic alliances may be successfully implemented.

Although we have not engaged in acquisitions or strategic alliances in the past, we may look for potential acquisitions or strategic alliances in the future to expand our business. However, we may not be able to find suitable acquisition candidates, complete acquisitions on favorable terms, if at all, or integrate any acquired business, products or technologies into our operations. If we do complete acquisitions, they may be viewed negatively by customers or investors and they may not enable us to strengthen our competitive position or achieve our goals. In addition, any acquisitions that we make could lead to difficulties in integrating personnel, technologies and operations from the acquired businesses and in retaining and motivating key personnel from these businesses. Moreover, acquisitions may disrupt our ongoing operations, divert management from day-to-day responsibilities and increase our expenses. Future acquisitions may reduce our cash available for operations and other uses, and could result in increases in amortization expenses related to identifiable intangible assets acquired, potentially dilutive issuances of equity securities or the incurrence of debt. We cannot predict the number, timing or size of future acquisitions, or the effect that any such acquisitions might have on our operating results.

We may be affected by the currency peg system in Hong Kong.

Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at the rate of approximately HK$7.80 to US$1.00. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

We rely on stable labor supply to carry out our work. If our subcontractors experience any shortage of labor, industrial actions, strikes or material increase in labor costs, our operations and financial results would be adversely affected.

We rely on a stable workforce, either directly employed by us or our subcontractors, to carry out our construction work. In particular, subcontractors with various skills and expertise are required for each project to complete the work. Industrial actions of any one discipline may disrupt the progress of our construction work. There is no assurance that industrial actions or strikes will not be launched or there will be sufficient supply of labor in the future. Such industrial actions, strikes or material shortages of labor may adversely impact our business performance, profitability and results of operation.

Moreover, the economy in Hong Kong and globally has experienced general increases in inflation and labor costs in recent years. As a result, average wages in Hong Kong and certain other regions are expected to continue to increase. In addition, we are required by Hong Kong laws and regulations to pay various statutory employee benefits, including mandatory provident fund to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to fines and other penalties. We expect that the labor costs, including wages and employee benefits, will continue to increase. Since our subcontracting fees include the labor of our subcontractors, when there is a significant increase in the cost of labor, our subcontracting fees will increase and as a result, our profitability would be adversely affected. Unless we are able to control the labor costs or pass on these increasing labor costs, our financial condition and results of operations may be adversely affected.

Cyber-security incidents, including data security breaches or computer viruses, could harm our business by disrupting our delivery of services, damaging our reputation or exposing us to liability.

We rely heavily on technology to provide high-quality supply chain solutions and logistics services. However, our technology operations are vulnerable to disruptions arising from human error, natural disasters, power failure, computer viruses, spam attacks, unauthorized access and other similar events. Disruptions to, or instability of, our technology infrastructure or external technology that supports the offering of our services and solutions could materially harm our business and reputation.

We also receive, process, store and transmit, often electronically, the data of our customers and others, much of which is confidential. Unauthorized access to our computer systems or stored data could result in the theft, including cyber-theft, or improper disclosure of confidential information, and the deletion or modification of records could cause interruptions in our operations. These cyber-security risks increase when we transmit information from one location to another, including over the internet or other electronic networks. Despite the security measures we have implemented, our facilities, systems and procedures, and those of our third-party service providers, may be vulnerable to security breaches, acts of vandalism, software viruses, misplaced or lost data, programming or human errors or other similar events which may disrupt our delivery of services or expose the confidential information of our customers and others. Any security breach involving the misappropriation, loss or other unauthorized disclosure or use of confidential information of our customers or others, whether by us or a third party, could (i) subject us to civil and criminal penalties, (ii) have a negative impact on our reputation, or (iii) expose us to liability to our customers, third parties or government authorities. We are not aware of such breaches to date. Any of these developments could have a material adverse effect on our business, financial condition and results of operations.

Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data which are applicable to us may materially and adversely affect our business, financial condition, and results of operations.

We may be subject to a variety of cybersecurity, data privacy, data protection, and other laws and regulations related to data, including those relating to the collection, use, sharing, retention, security, disclosure, and transfer of confidential and private information, such as personal information and other data. These laws and regulations, such as the Data Protection Act (As Revised) of the Cayman Islands, apply not only to third-party transactions, but also to transfers of information within our organization, which relates to our investors, employees, contractors and other counterparties. These laws and regulations may restrict our business activities and require us to incur increased costs and efforts to comply, and any breach or noncompliance may subject us to proceedings against us, damage our reputation, or result in penalties and other significant legal liabilities, and thus may materially and adversely affect our business, financial condition, and results of operations.

We may be involved in legal and other disputes from time to time arising out of our operations, including disputes with our raw material or component suppliers, production partners, customers or employees.

We may from time to time be involved in disputes with various parties arising out of our operations, including equipment, material, raw material or electronic components suppliers, production partners, customers or employees. These disputes may lead to protests or legal or other proceedings and may result in damage to our reputation, substantial costs and diversion of resources and management’s attention from our core business activities. In addition, we may encounter compliance issues with regulatory bodies in the course of our operations, in respect of which we may face administrative proceedings or unfavorable decisions that may result in liabilities and cause delays to our production and delivery. We may be involved in other proceedings or disputes in the future that may have a material adverse effect on our business, financial condition, results of operations or cash flows.

Our insurance coverage is limited and may not be adequate to cover potential losses and liabilities. A significant uninsured loss or a loss in excess of our insurance coverage could have a material adverse effect on our results of operations and financial condition.

We maintain various insurance policies to safeguard against risks and unexpected events. We have purchased certain life insurance, such as group accident insurance; property loss insurance, such as cargo transportation insurance and all-risk property insurance; and liability insurance, such as non-motor vehicle liability insurance, public liability insurance and logistics liability insurance. Some of our insurance also covers fire or other damages. We do not maintain any insurance covering our properties, equipment, inventory or employees, and we do not carry any business interruption or product liability insurance or any third-party liability insurance to cover claims in respect of personal injuries or any damages arising from accidents on our properties or in relation to our operations. The occurrence of certain incidents including severe weather, earthquake, fire, war, power outages, flooding and the consequences resulting from them may not be covered by our insurance policies adequately, or at all. We cannot assure you that our insurance coverage is sufficient to prevent us from any losses or that we will be able to successfully claim for losses under our current insurance policies on a timely basis, or at all. If we incur losses that are not covered by our insurance policies, or if the amount reimbursed is significantly less than our actual losses, our business, financial condition and results of operations could be materially and adversely affected.

Our international expansion is subject to various risks.

We primarily operate in Hong Kong, but have been pursuing and will continue to pursue international expansion strategies, initially in Southeast Asia. International expansion may expose us to additional risks, including:

•        ever changing global environment, including changes in U.S. and international trade policies;

•        challenges associated with relying on local partners in markets that are not as familiar to us, including joint venture partners to help us establish our business;

•        difficulties managing operations in new regions, including complying with the various regulatory and legal requirements;

•        different approval or licensing requirements;

•        recruiting sufficient suitable personnel in new markets;

•        challenges in providing services and solutions as well as support in these new markets;

•        challenges in attracting business partners and clients;

•        foreign exchange losses;

•        inability to effectively enforce contractual or legal rights; and

•        local political, regulatory and economic instability or wars, civil unrest, and terrorist incidents.

If we are unable to effectively avoid or mitigate these risks, our ability to expand our business internationally will be affected and our operations thus will be limited to only the Hong Kong market, which could have a material adverse effect on our business, financial condition, results of operations, and prospects.

We face risks relating to natural disasters, health epidemics or pandemics, and other outbreaks, most notably those related to the outbreak of COVID-19.

Our business could be adversely affected by the effects of epidemics or pandemics, including COVID-19, avian influenza, severe acute respiratory syndrome (SARS), influenza A (H1N1), Ebola or any other epidemic or pandemic. Any such occurrences could cause severe disruption to our daily operations and may even require a temporary closure of our facilities.

The outbreak of COVID-19 has spread throughout the world. On March 11, 2020, the World Health Organization declared the outbreak a global pandemic. Many businesses and social activities in Hong Kong, mainland China and other countries and regions have been severely disrupted starting in the first quarter of 2020, including those of our suppliers, customers and employees. This global outbreak has also caused market panics, which materially and negatively affected the global financial markets, such as the plunge of global stocks on major stock exchanges in March 2020. Such disruption and the potential slowdown of the world’s economy in 2020 and beyond could have a material adverse effect on our results of operations and financial condition. The recent surge in the number of coronavirus cases in Hong Kong and mainland China and the resultant lockdown in some cities in mainland China, including Shenzhen and Shanghai, has also begun to adversely affect supply chains.

Furthermore, in response to the recent surge in COVID-19 cases, the Hong Kong government may impose stringent social distancing and lockdown measures (such as closing physical workplace premises and suspending all business, social and other activities). If the communal spread of COVID-19 in Hong Kong continues to be severe, our operating subsidiaries in Hong Kong may be required to suspend our operations and our business and operations may be disrupted as our services involve construction and engineering, which could not be conducted merely through telecommuting from home. Furthermore, if any of our staff is issued with quarantine orders, stay-home notices or has contracted with any severe communicable diseases, we may be required to quarantine some or all of our employees or temporarily close down our offices for disinfecting our workplace and facilities used for our operations. We may be required to take extra hygiene precautions for our operations, which may result in higher administrative costs. In such events, our business and operations may be materially and adversely affected or disrupted if a significant number of our staff are unable to report to work for a prolonged period of time.

All of these had, and may continue to, have a material adverse effect on our results of operations and financial condition in the near term. We are closely monitoring the development of COVID-19 and continuously evaluating any further potential impact on our business, results of operations and financial condition, which we believe will depend on the duration and degree of the pandemic. If the outbreak persists or escalates, we may be subject to further negative impact on our business operations and financial condition.

The occurrence of any of the foregoing or other natural or man-made disasters could cause damage or disruption to us, our employees, operations, markets and customers, which could result in significant delays in deliveries or substantial shortages of our products and could adversely affect our business, financial condition, results of operations or prospects.

Any global systemic economic and financial crisis could negatively affect our business, results of operations, and financial condition.

The global financial markets have experienced significant disruptions since 2008 and the United States, Europe and other economies have experienced periods of recession. The recovery from the lows of 2008 and 2009 has been uneven and there are new challenges, including the escalation of the European sovereign debt crisis from 2011 and the slowdown of the PRC’s economic growth since 2012, which may continue. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and the PRC. There have also been concerns over unrest several geographic areas in the world, which have resulted in volatility in financial and other markets. There have also been concerns over the significant potential changes to United States trade policies, treaties and tariffs, including trade policies and tariffs regarding the PRC. There have also been concerns about the economic effect of the tensions in the relationship between the PRC and surrounding Asian countries. There could be in the future a number of domino effects from such turmoil on our business, including significant decreases in orders from our customers; insolvency of key suppliers resulting in product delays; inability of customers to obtain credit to finance purchases of our products and/or customer insolvencies; and counterparty failures negatively impacting our operations. Any systemic economic or financial crisis could cause revenue for the semiconductor industry as a whole to decline dramatically and could materially and adversely affect our results of operations.

The current tensions in international economic relations may negatively affect the demand for our services, and our results of operations and financial condition may be materially and adversely affected.

Recently there have been heightened tensions in international economic relations, such as the one between the United States and the People’s Republic of China. The U.S. government has imposed, and has continued to propose to impose additional, new, or higher tariffs on certain products imported from the People’s Republic of China to penalize the People’s Republic of China for what it characterizes as unfair trade practices. The People’s Republic of China has responded by imposing, and proposing to impose additional, new, or higher tariffs on certain products imported from the United States.

Amid these tensions, the U.S. government has imposed and may impose additional measures on entities in mainland China, including sanctions. As a logistic services provider based in Hong Kong, our businesses are materially affected by the financial markets and economic conditions in Hong Kong, mainland China and elsewhere in the world. Escalations of the tensions that affect trade relations may lead to slower growth in the global economy in general, which in turn could negatively affect our customers’ businesses and materially reduce demand for our services, thus potentially negatively affect our business, financial condition, and results of operations.

Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this offering, we were a private company mainly operating our businesses in Hong Kong. As a result of this offering, our company will become subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations.

New lines of business or new services may subject us to additional risks.

From time to time, we may implement new lines of business or offer new services within existing lines of business. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new services, we may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new services may not be achieved and profitability targets may not prove feasible. External factors, such as compliance with regulations, competition and shifting market preferences, may also impact the successful implementation of a new line of business or a new service. Our personnel and technology systems may fail to adapt to the changes in such new areas or we may fail to effectively integrate new services into our existing operations and we may lack experience in managing new lines of business or new services. In addition, we may be unable to proceed with our operations as planned or compete effectively due to different competitive landscapes in these new areas. Even if we expand our businesses into new jurisdictions or areas, the expansion may not yield intended profitable results. Failure to successfully manage these risks in the development and implementation of new lines of business or new services could have a material adverse effect on our business, results of operations and financial condition.

Our business strategy and future plans may not be successful or achieved within the expected time frame or estimated budget.

Our ability to continue to grow our business will depend on our continuing ability to successfully implement our business strategies and future plans. The successful implementation of our business strategies and future plans as described in the ‘‘Future plans and use of proceeds’’ in this prospectus are based on current estimates and assumptions and depend on a number of factors including the availability of funds, market competition and our ability to retain and recruit competent employees. Some of the factors are beyond our control and by nature, are subject to uncertainty, such as the general market conditions in Hong Kong, the change in the Government’s policy or regulatory regime of the industry in Hong Kong.

However, our business strategies and future plans may be hindered by risks including but not limited to those mentioned elsewhere in this section. There is no assurance that our business strategies and future plans will be implemented successfully. Moreover, there is no assurance that our Group will be able to successfully maintain or increase our market share, grow our business or expand our services and customer base successfully after deploying our management and financial resources. Any failure to maintain our current market position or implement our business strategies and future plans would materially and adversely affect our business, financial condition and the results of operations.

We are subject to environmental liability.

Our business in Hong Kong is subject to the environmental regulations and guidelines issued by the Hong Kong Government, which apply to the operation of our construction and engineering projects in Hong Kong. Such regulations and guidelines may be revised by the Hong Kong Government from time to time to reflect the latest environmental needs. Any changes to such regulations and guidelines may increase our cost and burden in complying with them.

Risks Relating to Doing Business in the Jurisdictions in which Our Operating Subsidiaries Operate

All of our operations are in Hong Kong. However, due to the long arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our ordinary shares. Our operating subsidiaries in Hong Kong may be subject to laws and regulations of the PRC, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our ordinary shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of the PRC may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

Our operating subsidiaries are located, and operate their business, in Hong Kong, a special administrative region of the People’s Republic of China. We do not have any customers who are individuals from mainland China or companies that have shareholders and directors that are individuals from mainland China. Our operating subsidiaries do not have operation in mainland China or collect, store or process any personal data of any customer in mainland China, and are not regulated by any regulator in mainland China. As a result, the laws and regulations of mainland China do not currently have any material impact on our business, financial condition and results of operation.

Except for the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, or Basic Law, national laws of the PRC do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, due to long arm provisions under the current PRC laws and regulations, there remains regulatory and legal uncertainty with respect to the implementation of laws of the PRC to Hong Kong. The laws and regulations in the PRC are evolving, and their enactment timetable, interpretation and implementation involve significant uncertainties, and may change quickly with little advance notice. As a result, there is no guarantee that the PRC government may not choose to implement the laws of the PRC to Hong Kong and exercise significant direct influence and discretion over our operation in the future and, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political environment or other unforeseeable reasons.

In the event that we or our Hong Kong operating subsidiaries were to become subject to any of the PRC laws and regulations, the legal and operational risks associated in mainland China may also apply to our operations in Hong Kong, and we may be subject to the risks and uncertainties associated with the legal system in the PRC. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and may be inconsistent with our current policies and practices.

The PRC laws and regulations are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties, and may change quickly with little advance notice, along with the risk that the PRC government may intervene or influence our operating subsidiaries’ operations at any time could result in a material change in our operations and/or the value of our securities. Moreover, there are substantial uncertainties regarding the interpretation and application of the PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future business may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

•        delay or impede our development;

•        result in negative publicity or increase our operating costs;

•        require significant management time and attention;

•        cause devaluation of our securities or delisting; and

•        subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

Our business, financial condition and results of operations, and/or the value of our ordinary shares or our ability to offer or continue to offer securities to investors may be materially and adversely affected by existing or future laws and regulations of the PRC which may become applicable to Hong Kong and thus to company such as us.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

We have no operations in mainland China. Our operating subsidiaries are located, and operate, in Hong Kong, a special administrative region of the People’s Republic of China. As of the date of this prospectus, the PRC government currently does not exert direct influence and discretion over the manner in which we conduct our business activities in Hong Kong, outside of mainland China. We also do not expect to be materially affected by recent statements by the Chinese Government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers.

Based on our understanding of the PRC laws and regulations currently in effect as of the date of this prospectus, as our operating subsidiaries are located in Hong Kong, we are not currently required to obtain permission from the PRC government to list on a U.S. securities exchange and consummate this offering. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of mainland China, or even when such permission is obtained, it will not be subsequently denied or rescinded. We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In addition to these statements, laws and regulations by the Chinese government, including the Measures for Cybersecurity Review, the PRC Personal Information Protection Law and the Draft Rules on Overseas Listing published by the CSRC on December 24, 2021 and the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies released by the CSRC on February 17, 2023, also have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in mainland China-based issuers. It remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our operating subsidiaries located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our operating subsidiaries. Any actions by mainland China as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that the PRC laws, regulations and policies may change rapidly in the future. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

The Hong Kong legal system embodies uncertainties which could limit the legal protections available to the operating subsidiaries.

Hong Kong is a Special Administrative Region of the People’s Republic of China. Following British colonial rule from 1842 to 1997, the People’s Republic of China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current principles and policies regarding Hong Kong will remain unchanged for 50 years. As provided in the Joint Declaration signed between Britain and China in 1984 and the Basic Law, Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, as well as executive, legislative and independent judicial power, including that of final adjudication. Nevertheless, there can be no assurance that the interpretation and implementation of the “one country, two systems” principle from time to time will not significantly alter the legal protections available to our operating subsidiaries.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress, or the NPCSC, passed the Hong Kong National Security Law, which criminalizes secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security. On July 14, 2020, the former President of the U.S., Mr. Donald Trump signed an executive order to end the special status enjoyed by Hong Kong under the United States-Hong Kong Policy Act of 1992. This includes special treatment in areas including but not limited to customs tariffs, export controls, immigration, foreign investment, and extradition. The enactment of the Hong Kong National Security Law, the suspension or elimination of Hong Kong’s preferential treatment and continued tension between the United States and the PRC could potentially impact Hong Kong’s common law legal system and may, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. This could materially and adversely affect our business and operations. We cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers. In particular, it is difficult to predict the full impact of the Hong Kong National Security Law on Hong Kong and companies located in Hong Kong. If any of our subsidiaries in Hong Kong are determined to be in violation of the Hong Kong National Security Law by the relevant competent authorities, our business operations, financial condition and results of operations may be materially and adversely affected.

Changes in the economic, political, or social conditions or government policies of Hong Kong and mainland China could have a material adverse effect on our business and operations.

Our operations are located in Hong Kong. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and mainland China generally. Economic conditions in Hong Kong are sensitive to mainland China and the global economic conditions. Any major changes to Hong Kong’s social and political landscape will have a material impact on our business.

The PRC economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the economy in the PRC has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but may have a negative effect on Hong Kong and us.

Furthermore, on July 14, 2020, the former President of the U.S., Mr. Donald Trump, signed the Hong Kong Autonomy Act, which imposes sanctions on individuals and entities that are determined to have materially contributed to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law”, and an executive order to remove the preferential trade status of Hong Kong, pursuant to § 202 of the United States-Hong Kong Policy Act of 1992. The U.S. government has determined that Hong Kong is no longer sufficiently autonomous to justify preferential treatment in relation to the PRC, especially with the issuance of the Hong Kong National Security Law, on June 30, 2020. Hong Kong will now be treated as mainland China, in terms of visa application, academic exchange, tariffs and trading, etc. According to § 3(c) of the executive order issued on July 14, 2020, the license exception for exports and reexports to Hong Kong and transfer within the mainland China is revoked, while exports of defense items are banned. On the other hand, the existing punitive tariffs the U.S. imposed on the PRC will also be applied to Hong Kong exports. Losing its special status, Hong Kong’s competitiveness as the logistic hub may deteriorate in the future as its tax benefits as a result of preferential situation no longer exists and companies might prefer exporting through other cities. The level of activities of domestic exports and re-exports and other trading activities in Hong Kong may decline owing to the tariff being imposed on Hong Kong exports and the export restriction. In the event that Hong Kong loses its position as a logistics hub in Asia, the demand for freight forwarding services, ancillary logistics services, warehousing services, the overall business activities of the freight forwarding industries and thus our business, financial condition and results of operations, may be adversely affected.

Additionally, the recent outbreak of war in Ukraine has already affected global economic markets, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect our client’s business and our business, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the operations, results of operations, financial condition, liquidity and business outlook of our business.

If our operating subsidiaries become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer shares to investors and cause the value of our shares to significantly decline or be worthless.

On June 10, 2021, the NPCSC enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on certain activities in the securities markets and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas and to establish and improve the system of extraterritorial application of the PRC securities laws. On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the Personal Information Protection Law of the People’s Republic of China, or PRC Personal Information Protection Law, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (i) such processing is for the purpose of providing products or services for natural persons within China; (ii) such processing is to analyze or evaluate the behavior of natural persons within China; or (iii) there are any other circumstances stipulated by related laws and administrative regulations. On December 28, 2021, the CAC jointly with the relevant authorities formally published the Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Article 15 of the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, promulgated by the China Securities Regulatory Commission (the “CSRC”) on February 17, 2023 and became effective on March 31, 2023, provides that if the issuer both meets the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by a mainland China company and such issuer shall fulfill the CSRC filing procedure prior to its listing on the foreign stock markets: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by mainland China companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. Based on the facts that (i) we do not operate any entities in mainland China and the operating revenue, total profit, total assets or net assets as documented in our audited consolidated financial statements for the most recent fiscal year is accounted for by our Hong Kong subsidiaries located outside mainland China; (ii) we do not have any equity interest in any company located in mainland China and vice versa; and (iii) we conduct a majority of our business and are headquartered in Hong Kong rather than in mainland China, and our senior management team are not PRC citizens or have their residence located outside mainland China, we believe that we do not meet the criteria as set forth in Article 15 of the Overseas Listing Trial Measures, and are not required to fulfill the filing procedures with the CSRC to list securities on a U.S. securities exchange or issue securities to foreign investors.

On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China jointly revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing by Domestic Companies (the “Archives Rules”) which was issued by the CSRC, National Administration of State Secrets Protection and National Archives Administration of China in 2009. The Archives Rules were issued under the title the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, and came into effect on March 31, 2023 with the Trial Measures. One of the major revisions to the Archives Rules is expanding its application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The Archives Rules require that, including but not limited to (a) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. As we are not domestic companies, and do not plan to leak any state secret and working secret of government agencies, or harm national security or public interest in connection with provision of documents, materials and accounting archives, we believe we may not be required to obtain relevant approval or file with the secrecy administrative department in accordance with the Archives Rules with respect to the offering. However, as the Archives Rules was newly published, there are substantial uncertainties as to the implementation and interpretation, if we are required to perform additional procedures in connection with the provision of accounting archives or other documents, we cannot assure you that we will be able to fulfill such procedures in a timely manner, or even at all. Any failure by us to comply with the Archives Rules may materially adversely affected, our ability to offer securities to investors to become significantly limited or completely hindered.

Although we currently do not have operations in mainland China and we do not believe these laws and regulations are applicable to us, we cannot assure you that we will not become subject to them as these laws and regulations are relatively new and evolving, and their interpretation and application may be uncertain. For example, although none of our customers are based in mainland China as of the date of this prospectus, our operating subsidiaries may collect and store certain data including certain personal information from our clients, who may be PRC individuals, in connection with our business and operations and for “Know Your Customer” purposes to combat money laundering.

As of the date of this prospectus, we currently do not expect the Measures for Cybersecurity Review (2021) by the CAC and the other regulations discussed in the preceding paragraph will have an impact on our business, results of operations, or this offering, given that: (i) our operating subsidiaries are incorporated in Hong Kong, and we have no subsidiary, VIE structure, material operations nor maintain any office or personnel in mainland China, (ii) as of date of this prospectus, our operating subsidiaries have in aggregate collected and stored personal information of less than one million users, (iii) all of the data our operating subsidiaries have collected is stored in servers located in Hong Kong, (iv) as of the date of this prospectus, neither of our operating subsidiaries has been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review, and (v) pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong), while the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the PRC Data Security Law do not clearly provide whether it shall be applied to a company based in Hong Kong.

However, we still face uncertainties regarding the interpretation and implementation of relevant PRC cybersecurity laws and regulations in the future. It is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our operating subsidiaries, their respective abilities to accept foreign investments and the listing of our shares on a U.S. or other foreign exchanges.

If the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to our operating subsidiaries, the business operations of our operating subsidiaries and the listing of our shares in the United States could be subject to the CAC’s cybersecurity review in the future. If our operating subsidiaries become subject to the CAC review, we cannot assure you that our operating subsidiaries will be able to comply with the regulatory requirements in all respects, and the current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. In the event of a failure to comply, our operating subsidiaries may become subject to fines and other penalties, which may have a material adverse effect on our business, operations and financial condition and may hinder our ability to offer or continue to offer shares to investors and cause the value of our shares to significantly decline or be worthless.

In addition, recent statements, laws and regulations by the Chinese government, including the Measures for Cybersecurity Review (2021) and the PRC Personal Information Protection Law, have indicated an intent to exert more oversight and control over securities offerings that are conducted overseas and/or foreign investments in China-based issuers. It is uncertain whether the Chinese government will adopt additional requirements or extend the existing requirements to apply to our operating subsidiaries located in Hong Kong. We could be subject to approval or review of Chinese regulatory authorities to pursue this offering. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Changes in the political and economic policies of the Chinese government or in relations between China and the United States may materially and adversely affect our business, financial condition, results of operations and the market price of our shares.

Our business, results of operations, financial condition and prospects may be influenced to a significant degree by economic, political, legal and social conditions in China or changes in government relations between China and the United States or other governments. There is significant uncertainty about the future relationship between the United States and China with respect to trade policies, treaties, government regulations and tariffs. China’s economy differs from the economies of developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange, allocation of resources and legal system. While China’s economy has experienced significant growth over the past four decades, growth has been uneven across different regions and among various economic sectors. The Chinese government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. In addition, in the past the Chinese government implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect our business and results of operations. If the business environment in China deteriorates from the perspective of domestic or international investment, or if relations between China and the United States or other governments deteriorate, the Chinese government may intervene with our operations and our business, as well as the market price of our shares, may also be adversely affected.

Changes in U.S. and Chinese regulations may adversely impact our business, our operating results, our ability to raise capital and the market price of our shares.

The U.S. government, including the SEC, has made statements and taken certain actions that led to changes to United States and international relations, and will impact companies with connections to China, including imposing several rounds of tariffs affecting certain products manufactured in China, imposing certain sanctions and restrictions in relation to China and issuing statements indicating enhanced review of companies with significant China-based operations.

It is unknown whether and to what extent new U.S. government legislation, executive orders, tariffs, laws or regulations will be adopted, or the effect that any such actions would have on companies with significant connections to China, on our industry or on us. Any unfavorable government policies on cross-border relations and/or international trade, including increased scrutiny on companies with significant China-based operations, capital controls or tariffs, may negatively affect our ability to raise capital and, the market price of our shares.

In the case any new legislation, executive orders, tariffs, laws and/or regulations are implemented, existing trade agreements are renegotiated, the U.S. or Chinese governments take retaliatory actions due to the recent U.S.-China tensions or the Chinese government exerts more oversight and control over securities offerings that are conducted in the United States, such changes could have an adverse effect on our business, financial condition and results of operations, our ability to raise capital and the market price of our shares.

With economic sanction laws and regulations being constantly evolving, new requirements or restrictions could come into effect which might increase the scrutiny on our business or result in one or more of our business activities being deemed to have violated sanctions. Our business and reputation could be adversely affected if the authorities of the United States, the European Union, the United Nations or any other jurisdictions were to determine that any of our future activities constitutes a violation of the sanctions they impose or provides a basis for a sanctions.

Recent negative publicity surrounding China-based companies listed in the United States may negatively impact the trading price of our shares.

We believe that recent negative publicity surrounding companies with operations in mainland China generally that are listed in the United States have negatively impacted the stock prices of these companies. Certain politicians in the United States have publicly warned investors to shun China-based companies listed in the United States. The SEC and the Public Company Accounting Oversight Board (United States), or the PCAOB, also issued a joint statement on April 21, 2020, reiterating the disclosure, financial reporting and other risks involved in the investments in companies that are based in emerging markets as well as the limited remedies available to investors who might take legal action against such companies. Furthermore, various equity-based research organizations have recently published reports on China-based companies after examining their corporate governance practices, related party transactions, sales practices and financial statements, and these reports have led to special investigations and listing suspensions on U.S. national exchanges. Although the recent negative publicity and policy responses relate to companies with principal operations in mainland China governed by PRC law while we are based in Hong Kong with our principal operations governed by Hong Kong law, investors and policy makers may not be able to distinguish us from mainland China based companies. Any similar scrutiny on us, despite its lack of merit, could cause the market price of our shares to fall, divert management resources and energy, cause us to incur expenses in defending ourselves against rumors, and increase the premiums we pay for director and officer insurance.

Risks Relating to Our Ordinary Shares and This Offering

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated in the Cayman Islands.

We are an exempted company incorporated under the laws of the Cayman Islands. We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, all of our directors and executive officers, are nationals or residents of Hong Kong, and substantially all or a substantial portion of their assets are located outside the United States. As a result, in terms of factors including but not limited to cost and time constraints, it may be more difficult for investors to effect service of process within the United States upon our directors or officers or to enforce judgments obtained in the United States courts against our directors and officers. See “Enforceability of Civil Liabilities” for details.

Our corporate affairs are governed by our Memorandum and Articles of Association, the Companies Act (Revised) and the common law of the Cayman Islands. For more information regarding the relevant laws of the Cayman Islands and Hong Kong, see “Regulation.” The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under the Cayman Islands laws are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the English common law, which has persuasive, but not binding authority, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under the Cayman Islands laws may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

We have been advised by our Cayman Islands legal counsel, Ogier, that there is uncertainty as to whether the courts of the Cayman Islands would:

•        recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

•        entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)     is given by a foreign court of competent jurisdiction;

(b)    imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)     is final and conclusive;

(d)    is not in respect of taxes, a fine or a penalty;

(e)     was not obtained by fraud; and

(f)     is not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Shareholders of Cayman Islands companies like us have no general rights under the Cayman Islands laws to inspect corporate records, other than the Memorandum and Articles of Association and any special resolutions passed by such companies, and the registers of mortgages and charges of such companies or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our third amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, where our holding company was incorporated, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. We may follow the home country practice for certain corporate governance practices after the closing of this offering which may differ from the requirements of the Nasdaq. If we choose to follow the home country practice, our shareholders may be afforded fewer protections than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management or members of our board of directors than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act (Revised) of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law.”

Cayman Islands economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act (As Revised) of the Cayman Islands, or the ES Act, that came into force on January 1, 2019, a “relevant entity” is required to satisfy the economic substance test set out in the ES Act. A “relevant entity” includes a company incorporated in the Cayman Islands as is our Company. Based on the current interpretation of the ES Act, we believe that our Company is a pure equity holding company since it only holds equity participation in other entities and only earns dividends and capital gains. Accordingly, for so long as our Company is a “pure equity holding company”, it is only subject to the minimum substance requirements, which require us to (i) comply with all applicable filing requirements under the Companies Act; and (ii) has adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. However, there can be no assurance that we will not be subject to more requirements under the ES Act. Uncertainties over the interpretation and implementation of the ES Act may have an adverse impact on our business and operations.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq listing standards.

As a Cayman Islands company to be listed on the Nasdaq, we are subject to the Nasdaq listing standards. However, the Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq listing standards, except for general fiduciary duties and duties of care. Cayman Islands law has no corporate governance regime which prescribes specific corporate governance standards. We may follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq that listed companies must have for as long as we qualify as a foreign private issuer including:

(a)     provide an annual certification by our chief executive officer that he or she is not aware of any non-compliance with any corporate governance rules of the Nasdaq;

(b)    have regularly scheduled executive sessions with only independent directors; or

(c)     seek shareholder approval for (i) the implementation and material revisions of the terms of share incentive plans, (ii) the issuance of more than 1% of our outstanding ordinary shares or more than 1% of our outstanding voting power to a related party, (iii) the issuance of more than 20% of our outstanding ordinary shares, and (iv) an issuance that would result in a change of control.

To the extent we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would enjoy under Nasdaq corporate governance standards applicable to U.S. domestic issuers.

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares may view as beneficial.

We have adopted a dual-class voting structure such that our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. Based on our dual-class share structure, holders of Class A ordinary shares are entitled to one vote per share in respect of matters requiring the votes of shareholders, while holders of Class B ordinary shares are entitled to fifteen votes per share. We will issue Class A ordinary shares in this offering. Each Class B ordinary share is convertible into one Class A ordinary share at any time at the option of the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.

Due to the disparate voting powers attached to these two classes of ordinary shares, our directors, officers and principal shareholders hold directly and/or beneficially in aggregate 67.28% of our issued Class A ordinary shares and 81.85% of our issued Class B ordinary shares, representing 71.97% of our total issued and outstanding share capital immediately after the completion of this offering and they will be able to exercise 80.06% of the total voting power of our issued and outstanding share capital immediately following the completing of this offering, assuming that the underwriters do not exercise their over-allotment option to purchase additional Class A ordinary shares. You will experience further dilution to the extent that any additional Class B ordinary shares are issued in the future. As a result, our founders will have considerable influence over matters such as electing directors and approving material mergers, acquisitions or other business combination transactions. This concentrated control will limit your ability to influence corporate matters and could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of our Class A ordinary shares of the opportunity to sell their shares at a premium over the prevailing market price.

The dual-class structure of our ordinary shares may adversely affect the trading market for our Class A ordinary shares.

Certain shareholder advisory firms have announced changes to their eligibility criteria for inclusion of ordinary shares of public companies on certain indices, including the S&P 500, that would exclude companies with multiple classes of shares and companies whose public shareholders hold no more than 5% of the total voting power from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual-class structure of our ordinary shares may prevent the inclusion of our Class A ordinary shares in such indices and may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from stock indices could result in a less active trading market for our Class A ordinary shares. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our Class A ordinary shares.

We rely on dividends and other distributions on equity paid by the operating subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of the operating subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

We rely on dividends and other distributions on equity paid by the operating subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. If any of the operating subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. See “Dividend Policy” for more information.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. Any limitation on the ability of our Hong Kong operating subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. For more details, please see “Regulation.”

Our ordinary shares may be prohibited from being traded on a national exchange under the HFCA Act, if the PCAOB is unable to inspect our auditors for two consecutive years. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by PRC authorities in those jurisdictions (the “2021 Determinations”). In December 2022, the PCAOB decided to vacate the 2021 Determinations because it determined that, after conducting inspections and investigations of mainland China and Hong Kong firms in 2022 under a new comprehensive agreement with the PRC and consistent with the PCAOB’s usual practice, the current facts and circumstances indicate that (1) in 2022, the PCAOB has been able to conduct inspections and investigations completely; and (2) the PRC has not taken a position to restrict PCAOB access or otherwise impair its ability to conduct its planned inspections and investigations in 2022. However, we cannot assure you that in the future the PCAOB will continue to be able to inspect PCAOB-registered public accounting firms in mainland China or Hong Kong or that we will not be identified by the SEC under the HFCA Act as an issuer that has retained an auditor that the PCAOB determines it is unable to inspect or investigate completely because of a position taken by an authority in that foreign jurisdiction. In December 2022, the U.S. Congress amended the HFCA Act to require that if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years, the SEC shall prohibit such company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. There can be no assurance that, if we have a “non-inspection” year, we will be able to take any remedial measures. If any such event were to occur, trading in our securities could in the future be prohibited under the HFCA Act and, as a result, we cannot assure you that we will be able to maintain the listing of the Class A ordinary shares on Nasdaq or that you will be allowed to trade the ordinary shares in the United States on the “over-the-counter” markets or otherwise. Should the ordinary shares become not listed or tradeable in the United States, the value of the ordinary shares could be materially affected.

There has been no public market for our ordinary shares prior to this offering, and you may not be able to resell our ordinary shares at or above the price you paid, or at all.

Prior to this offering, there has been no public market for our ordinary shares. Although we have applied to have our ordinary shares listed on Nasdaq, we cannot assure you that a liquid public market for our ordinary shares will develop. If an active public market for our ordinary shares does not develop following the completion of this offering, the market price of our ordinary shares may decline and the liquidity of our ordinary shares may decrease significantly.

The initial public offering price for our Class A ordinary shares will be determined by negotiation between us, the Resale Shareholder and the underwriters based on several factors, and we cannot assure you that the price at which the Class A ordinary shares are traded after this offering will not decline below the initial public offering price. As a result, investors in our ordinary shares may experience a significant decrease in the value of their ordinary shares due to insufficient or a lack of market liquidity of our ordinary shares.

The trading price of our ordinary shares may be volatile, which could result in substantial losses to you.

The trading prices of our ordinary shares are likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and mainland China. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Hong Kong and PRC based companies’ securities after their offerings may affect the attitudes of investors towards Hong Kong-based, U.S.-listed companies, which consequently may affect the trading performance of our ordinary shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Hong Kong and PRC companies may also negatively affect the attitudes of investors towards Hong Kong and PRC based companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, which may have a material and adverse effect on the trading price of our ordinary shares.

In addition to the above factors, the price and trading volume of our ordinary shares may be highly volatile due to multiple factors, including the following:

•        regulatory developments affecting us or our industry;

•        variations in our revenue, profit, and cash flow;

•        changes in the economic performance or market valuations of other technological logistic services providers;

•        actual or anticipated fluctuations in our interim results of operations and changes or revisions of our expected results;

•        changes in financial estimates by securities research analysts;

•        detrimental negative publicity about us, our services, our customers, our officers, directors, principal shareholders, other beneficial owners, our business partners, or our industry;

•        announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

•        additions to or departures of our senior management;

•        litigation or regulatory proceedings involving us, our customers, our officers, directors, or principal shareholders;

•        release or expiry of lock-up or other transfer restrictions on our outstanding ordinary shares; and

•        sales or perceived potential sales of additional ordinary shares.

Any of these factors may result in large and sudden changes in the volume and price at which our ordinary shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

In addition, the stock price of a number of companies involved in initial public offerings, particularly among companies with relatively smaller public floats, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our stock. This volatility may prevent you from being able to sell your securities at or above the price you paid for your securities. If the market price of our ordinary shares after this offering does not exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

Our ordinary shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Assuming our ordinary shares begin trading on the Nasdaq, our ordinary shares may be “thinly-traded,” meaning that the number of persons interested in purchasing our ordinary shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we come to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our ordinary shares may not develop or be sustained.

The sale or availability for sale of substantial amounts of our ordinary shares in the public market could adversely affect their market price.

Sales of substantial amounts of our ordinary shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our ordinary shares and could materially impair our ability to raise capital through equity offerings in the future. The ordinary shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements. There will be 42,125,000 Class A ordinary shares outstanding immediately after this offering, or 42,443,750 Class A ordinary shares if the underwriters exercise their option to purchase additional ordinary shares in full. In connection with this offering, we, our officers, directors, and all other existing holders of 5.0% or more of our outstanding shares have agreed not to sell any of our ordinary shares or are otherwise subject to similar lockup restrictions for a period of six months after the completion of this offering without the prior written consent of the representatives of the underwriters, subject to certain exceptions. However, the underwriters may release these securities from these restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority, Inc. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our ordinary shares. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

Techniques employed by short sellers may drive down the market price of our ordinary shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming, and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and stockholders’ equity, and any investment in our ordinary shares could be greatly reduced or rendered worthless.

If securities or industry analysts do not publish or publish inaccurate or unfavorable research about our business, or if they adversely change their recommendations regarding our ordinary shares, the market price for our ordinary shares and trading volume could decline.

The trading market for our ordinary shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades our ordinary shares or publishes inaccurate or unfavorable research about our business, the market price for our ordinary shares would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our ordinary shares to decline.

Because the amount, timing, and whether or not we distribute dividends at all are entirely at the discretion of our board of directors, you must rely on price appreciation of our ordinary shares for return on your investment.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may only pay dividends out of profits or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the dividend is proposed to be paid. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our ordinary shares will likely depend entirely upon any future price appreciation of our ordinary shares. We cannot assure you that our ordinary shares will appreciate in value after this offering or even maintain the price at which you purchased the ordinary shares. You may not realize a return on your investment in our ordinary shares and you may even lose your entire investment in our ordinary shares.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a company incorporated under the laws of the Cayman Islands. We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, all of our directors and executive officers are nationals or residents of Hong Kong, and substantially all or a substantial portion of their assets are located outside the United States. As a result, in terms of factors including but not limited to cost and time constraints, it may be more difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the civil liability provisions of the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Hong Kong, or other relevant jurisdiction may render you unable to enforce a judgment against our assets or the assets of our directors and officers. See “Enforceability of Civil Liabilities” for details. For more information regarding the relevant laws of the Cayman Islands and Hong Kong, see “Enforceability of Civil Liabilities.”

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to file reports on Form 6-K as a foreign private issuer. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protection or information that would be made available to you were you investing in a U.S. domestic issuer.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our ordinary shares to significant adverse United States income tax consequences.

We will be classified as a PFIC for any taxable year if either (i) 75% or more of our gross income for such year consists of certain types of “passive” income, or (ii) 50% or more of the value of our assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income, or the asset test. Based upon our current and expected income and assets, including goodwill and (taking into account the expected proceeds from this offering) the value of the assets held by our strategic investment business, the expected proceeds from this offering as well as projections as to the market price of our ordinary shares immediately following the completion of this offering, we do not presently expect to be classified as a PFIC for the current taxable year and or the foreseeable future.

While we do not expect to be a PFIC, because the value of our assets for purposes of the asset test may be determined by reference to the market price of our ordinary shares, fluctuations in the market price of our ordinary shares may cause us to become a PFIC classification for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition and classification of our income, including the relative amounts of income generated by and the value of assets of our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. Holder (as defined in “Taxation — United States Federal Income Tax Considerations”) may incur significantly increased United States income tax on gain recognized on the sale or other disposition of our ordinary shares and on the receipt of distributions on our ordinary shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules, and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds our ordinary shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our ordinary shares. For more information see “Taxation — United States Federal Income Tax Considerations — Passive Foreign Investment Company rules.”

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company.

Upon completion of this offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act and the rules subsequently implemented by the SEC and the Nasdaq detailed requirements concerning corporate governance practices of public companies. As a company with less than US$1.235 billion in net revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 relating to internal controls over financial reporting.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other time and attention to our public company reporting obligations and other compliance matters. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our ordinary shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•        not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting of Section 404(b);

•        not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•        reduced disclosure obligations regarding executive compensation; and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of reduced reporting burdens in this prospectus. In particular, in this prospectus, we have not included all the executive compensation related information that would be required if we were not an emerging growth company. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We cannot predict whether investors will find our ordinary shares less attractive if we rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our stock price may be more volatile.

We will remain an emerging growth company until the earliest of (i) the end of the fiscal year in which the market value of our ordinary shares that are held by non-affiliates exceeds US$700 million as of June 30, (ii) the end of the fiscal year in which we have total annual gross revenue of US$1.235 billion or more during such fiscal year, (iii) the date on which we issue more than US$1 billion in non-convertible debt in a three-year period or (iv) the last day of our fiscal year following the fifth anniversary of the completion of this offering.

Our Resale Shareholder will be able to sell their shares upon completion of this offering subject to restrictions under Rule 144 under the Securities Act.

Our Resale Shareholder may be able to sell their Class A ordinary shares under Rule 144 after the completion of this offering. Because they have paid a lower price per share than participants in this offering, when they are able to sell its shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the Class A ordinary shares following the completion of the offering, to the detriment of participants in this offering. Under Rule 144, before our Resale Shareholder can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Class A ordinary shares to be sold pursuant to Rule 144 during the pendency of this offering.

You should read the entire prospectus carefully and we strongly caution you not to place any reliance on any information contained in press articles or other media regarding us and the listing.

We wish to emphasize to prospective investors that we do not accept any responsibility for the accuracy or completeness of the information contained in any press articles or other media coverage regarding us or the offering, and such information that was not sourced from or authorized by us. We make no representation to the appropriateness, accuracy, completeness or reliability of any information contained in any press articles or other media coverage about our business or financial projections, share valuation or other information. Accordingly, prospective investors should not rely on any such information and should rely only on information included in this prospectus in making any decision as to whether to invest in our ordinary shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•        our goals and strategies;

•        our future business development, financial condition and results of operations;

•        expected changes in our revenue, costs or expenditures;

•        growth of and competition trends in our industry;

•        our expectations regarding demand for, and market acceptance of, our products and services;

•        our expectations regarding the use of proceeds from this offering;

•        competition in our industry;

•        general economic and business conditions in the markets in which we operate;

•        uncertainty about the spread of COVID-19 and the impact it may have on the Company’s operations, the demand for the Company’s products and services, and economic activity in general;

•        relevant government policies and regulations relating to our business and industry; and

•        assumptions underlying or related to any of the foregoing.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

This prospectus also contains certain data and information, which we obtained from various government and private publications. Although we believe that the publications and reports are reliable, we have not independently verified the data. Statistical data in these publications includes projections that are based on a number of assumptions. If any one or more of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we do not intend to update or otherwise revise the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise. You should read this prospectus and the documents that we have referred to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately US$7.0 million, or US$8.3 million if the underwriters exercise their option to purchase additional Class A ordinary shares in full, after deducting underwriting discounts, commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of US$4.5 per Class A ordinary share (the mid-point of the estimated public offering price range shown on the front cover of this prospectus). Assuming the number of Class A ordinary shares offered by us as set forth on the cover page of this prospectus remains the same, a US$1.00 increase (decrease) in the assumed initial public offering price of US$4.5 per Class A ordinary share would increase (decrease) the net proceeds to us from this offering by US$2.0 million, after deducting the estimated underwriting discounts and commissions and estimated aggregate offering expenses payable by us. We will not receive any of the proceeds from the sale of the Class A ordinary shares being sold by the Resale Shareholder.

We currently intend to use the net proceeds from this offering for the following purposes:

•        approximately 20%, or US$1.4 million, is expected to be used for expanding our resources and investing in state-of-the-art logistics facilities to enhance our end-to-end logistics solutions;

•        approximately 10%, or US$0.7 million, is expected to be used for building our in-house research and development capabilities with a focus on the development of artificial intelligence and logistics software systems;

•        approximately 10%, or US$0.7 million, is expected to be used for expanding the geographic coverage of our markets to other Asian countries such as Japan, Thailand, Laos, Cambodia, India and Indonesia by establishing local offices, or potential cooperation with or acquisition of local companies which are aligned with and create incremental value for our core business;

•        approximately 30%, or US$2.1 million, is expected to be used for investing in logistics projects as one of the investors to remain certain level of control over such projects while we act as the asset manager, project manager and/or managing contractor; and

•        the balance of the net proceeds for other working capital and general corporate purposes.

The foregoing represents our current intentions with respect to the use and allocation of the net proceeds of this offering based upon our present plans and business conditions, but our management will have significant flexibility and discretion in applying the net proceeds of this offering. The occurrence of unforeseen events or changed business conditions may result in application of the proceeds of this offering in a manner other than as described in this prospectus.

In utilizing the proceeds from this offering, we are permitted under Hong Kong laws and regulations as holding company to provide funding to our Hong Kong operating subsidiaries only through loans or capital contributions, and only if we satisfy the applicable government registration and approval requirements. We cannot assure you that we will be able to complete or obtain these governmental filings, registrations or approvals on a timely basis, if at all.

DIVIDEND POLICY

We have not previously declared or paid cash dividends and we have no intention to declare or pay any dividends in the near future on the Class A ordinary shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Our board of directors has complete discretion in deciding whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the dividends is proposed to be paid. In addition, subject to the provisions of the Companies Act (Revised) of the Cayman Islands, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Please see the section entitled “Taxation” of this prospectus for information on the potential tax consequences of any cash dividends declared.

We are a holding company with no material operations of our own. We conduct our operations primarily through our operating subsidiaries in Hong Kong. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between Reitar Logtech Holdings Limited and its subsidiaries, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from the subsidiaries to Reitar Logtech Holdings Limited and U.S. investors and amounts owed.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2023:

•        on an actual basis; and

•        on an as adjusted basis to reflect the issuance and sale of the Class A ordinary shares by us in this offering at the initial public offering price of US$4.5 per Class A ordinary share, the midpoint of the range set forth on the cover page of this prospectus, after deducting the estimated discounts, non-accountable expense allowance and the estimated offering expenses payable by us and assuming no exercise of the option to purchase additional Class A ordinary shares.

You should read this table in conjunction with “Use of Proceeds,” “Selected Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of September 30, 2023
	Actual		Adjusted
	HK$	US$	US$
Shareholders’ equity:
Ordinary shares: US$0.00000005 par value, 1,000,000,000,000 shares authorized, 60,000,000 shares issued and outstanding
Class A ordinary shares, US$0.00000005 par value, 900,000,000,000 shares authorized, and 40,000,000 shares issued and outstanding	16	2	2
Class B ordinary shares, US$0.00000005 par value, 100,000,000,000 shares authorized, and 20,000,000 shares issued and outstanding	8	1	1
Additional paid-in capital	8,404,870	1,073,309	8,038,797
Retained earnings	73,963,543	9,445,209	9,445,209
Non-controlling interest	(642,819)	(82,089)	(82,089)
Total shareholders’ equity	81,725,618	10,436,432	17,401,920
Total capitalization	81,725,618	10,436,432	17,401,920

DILUTION

If you invest in our ordinary shares, you will experience dilution to the extent of the difference between the initial public offering price per ordinary share you pay in this offering and the pro forma net tangible book value per ordinary share immediately after this offering. Dilution results from the fact that the assumed initial public offering price per ordinary share is substantially in excess of the net tangible book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

Holders of Class A ordinary shares and Class B ordinary Shares have the same rights except for voting and conversion rights. Each Class A ordinary share is entitled to one vote. Each Class B ordinary share is entitled to fifteen votes, and is convertible into one Class A ordinary share at any time at the option of the holder thereof on a one-for-one basis. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.

Our net tangible book value as of September 30, 2023 was approximately US$6.2 million, or US$0.154 per Class A ordinary share, and US$0.103 per ordinary share outstanding at the date of this prospectus. Net tangible book value per Class A ordinary share is determined by dividing our net tangible book value by the number of outstanding ordinary shares. Our net tangible book value is determined by subtracting the value of our acquired net intangible assets, goodwill, total liabilities and minority interests from our total assets. Dilution is determined by subtracting net tangible book value per ordinary share, after giving effect to the additional proceeds we will receive from this offering, from the initial public offering price of US$4.5 per Class A ordinary share, which is the mid-point of the estimated public offering price range shown on the front cover of this prospectus and, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Without taking into account any other changes in such net tangible book value after September 30, 2023, other than to give effect to the issuance and sale of the Class A ordinary shares offered hereby at an assumed initial public offering price of US$4.5 per Class A ordinary share, which is the mid-point of the estimated public offering price range shown on the front cover of this prospectus and, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the underwriters’ option to purchase additional Class A ordinary shares and no other change to the number of Class A ordinary shares sold by us as set forth on the cover page of this prospectus, our pro forma net tangible book value as of September 30, 2023, would have been US$13.1 million, US$0.312 per outstanding Class A ordinary share, including ordinary shares underlying our outstanding ordinary shares, and US$0.211 per ordinary share. This represents an immediate increase in pro forma net tangible book value of US$0.108 per ordinary share, to existing shareholders and an immediate dilution in pro forma net tangible book value of US$4.289 per ordinary share, to new investors in this offering. The following table illustrates such per Class A ordinary share dilution:

Per Ordinary Share
Assumed initial public offering price per Class A ordinary share	US$ 4.500
Net tangible book value per ordinary share as of September 30, 2023	US$ 0.103
Increase in net tangible book value per ordinary share attributable to price paid by new investors	US$ 0.108
Pro forma net tangible book value per ordinary share after the offering	US$ 0.211
Dilution in net tangible book value per ordinary share to new investors in the offering	US$ 4.289

A US$1.00 increase (decrease) in the assumed initial public offering price of US$4.5 per ordinary share would increase (decrease) our pro forma net tangible book value after giving effect to the offering by US$2.0 million, the pro forma net tangible book value per ordinary share after giving effect to this offering by US$0.031 per ordinary share and the dilution in pro forma net tangible book value per ordinary share to new investors in this offering by US$0.969 per ordinary share, assuming no change to the number of ordinary shares offered by us as set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The pro forma information discussed above is illustrative only. Our net tangible book value following the closing of this offering is subject to adjustment based on the actual initial public offering price of our ordinary shares and other terms of this offering determined at pricing.

The following table summarizes on a pro forma basis as of September 30, 2023, the differences between the shareholders at our most recent fiscal year end and the new investors with respect to the number of Class A ordinary shares purchased from us, the total consideration paid and the average price per ordinary share paid before deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

	Ordinary shares purchased		Total consideration		Average price per ordinary share equivalent
	Number	%	Amount	%
Existing shareholders(1)	40,000,000	95.0	2,060,899	17.7	0.05
New investors	2,125,000	5.0	9,562,500	82.3	4.50
Total	42,125,000	100%	11,623,399	100%	0.28

____________

Note:

(1)      Assumes an initial public offering price of US$4.5 per Class A ordinary share, the midpoint of the estimated range of the initial public offering price.

The pro forma as adjusted information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our ordinary shares and other terms of this offering determined at pricing.

ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as:

•        political and economic stability;

•        an effective judicial system;

•        a favorable tax system;

•        the absence of foreign exchange control or currency restrictions; and

•        the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:

•        the Cayman Islands has a less exhaustive body of securities laws as compared to the United States and provides less protection for investors as compared to the United States; and

•        Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be subject to arbitration.

We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, all of our current directors and executive officers, including Mr. Kin Chung CHAN, Mr. Hau Lim CHUNG, Mr. Chun Yip YIU and Mr. Ka Chai NG, are nationals or residents of Hong Kong and a substantial portion of their assets are located outside the United States. As a result, in terms of factors including but not limited to cost and time constraints, it may be more difficult or impossible for a shareholder to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for a shareholder to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us based on certain civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers that are predicated upon the civil liability provision of the securities laws of the United States or any state in the United States.

In addition, Ogier has advised us that there is no statutory enforcement in the Cayman Islands of judgments obtained in the U.S., although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final and conclusive; (iv) is not in respect of taxes, a fine or a penalty; (v) was not obtained by fraud; and (vi) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Hong Kong

There is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), (2) final and conclusive on the merits of the claim, but not otherwise, and (3) and given by a foreign court with competent jurisdiction to adjudicate the matter and render such judgment. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the relevant court of the United States was not jurisdictionally competent; or I the judgment inconsistent with a prior judgment given by a competent Hong Kong court regarding the same issue between the same parties.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

CORPORATE HISTORY AND STRUCTURE

Corporate History

We are a holding company incorporated in the Cayman Islands and conduct our operations in Hong Kong through our wholly-owned subsidiaries: (i) Kamui Development Group Limited, or Kamui Development Group; (ii) Kamui Cold Chain Engineering & Service Limited, or Kamui Cold Chain; (iii) Kamui Logistics Automation System Limited, or Kamui Logistics; (iv) Kamui Construction & Engineering Group Limited, or Kamui Construction; (v) Vincit Build Solution Co., Limited, or Vincit Build Solution; (vi) Reitar Logtech Group Limited, or Reitar Logtech Group; (vii) Reitar Cold Chain Limited, or Reitar Cold Chain; (viii) Reitar Properties Leasing Limited, or Reitar Properties Leasing; (ix) Reithub Consulting Limited, or Reithub Consulting; and (x) Reitar Asset Management Limited, or Reitar Asset Management.

We have been operating in the logistics solution market since 2015. With the growth of our business and in order to facilitate international capital raising, we underwent an offshore reorganization in the second half of 2022 as follows:

•        Reitar Logtech Holdings Limited was incorporated in the Cayman Islands as our offshore holding company in September 2022;

•        in November 2022, Reitar Logtech Holdings Limited acquired 100% equity interest of Reitar Logtech Engineering Limited, a limited liability company incorporated in the British Virgin Islands, or BVI, which directly owns 100% equity interest of Kamui Development Group Limited and indirectly owns 100% equity interest of each of Kamui Logistics, Kamui Cold Chain, Kamui Construction and Vincit Build Solution, where Kamui Cold Chain owns 75% equity interest in Vincit EngTech Co., Limited, or Vincit EngTech and Vincit Build Solution owns 100% equity interest in Alvin Design and Construction Company Limited; and

•        in November 2022, Reitar Logtech Holdings Limited further acquired 100% equity interest of Reitar Capital Partners Limited, a limited liability company incorporated in the BVI, which directly owns 100% of Reitar Logtech Group and indirectly owns 100% equity interest of each of Reitar Cold Chain, Reitar Properties Leasing, Reithub Consulting and Reitar Asset Management and 51% equity interest of Cogen Advisory Limited, where Cogen Advisory Limited owns 100% equity interest in Cogen Investment (WS) Limited and Cogen Operation Limited.

Our Corporate Structure

We do not have a VIE structure. Reitar Logtech Holdings Limited owns 100% equity interest of Reitar Logtech Engineering Limited and Reitar Capital Partners Limited, which in turn, indirectly own our operating subsidiaries in Hong Kong. The chart below illustrates our corporate structure as of the date of this prospectus:

____________

Notes:

(1)      Reitar Logtech Group Limited also holds 30% equity interest in Smartmore LogTech International Group Limited, a Hong Kong company incorporated in December 2022.

(2)      We established Cogen Advisory Limited and Cogen Operation Limited in September 2022, Cogen Investment (WS) Limited in February 2023, and acquired 30% equity interest in Smartmore LogTech International Group Limited in February 2023, with a goal to further enhance our business operations by managing different business lines through different corporate vehicles. As of the date of this prospectus, these four companies do not have any assets or operations.

(3)      We established Vincit Build Solution in May 2023 and Vincit EngTech in July 2023, and acquired 100% equity interest in Alvin Design and Construction Company Limited in September 2023 with a goal to further enhance our business operations by managing different business lines through different corporate vehicles. As of the date of this prospectus, these three companies do not have any assets or operations.

SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

The following selected consolidated statements of income and comprehensive income data and selected consolidated statements of cash flows data for the years ended March 31, 2021, 2022 and 2023, selected consolidated balance sheets data as of March 31, 2022 and 2023, summary unaudited interim condensed consolidated statements of income and comprehensive income data and summary unaudited interim condensed consolidated statements of cash flows data for the six months ended September 30, 2022 and 2023, summary unaudited condensed consolidated balance sheets data as of September 30, 2023, and summary unaudited pro forma condensed combined statement of income and comprehensive income data for the year ended March 31, 2023 have been derived from our consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Our historical results are not necessarily indicative of results to be expected for any future period. The following selected consolidated financial data for the periods and as of the dates indicated are qualified by reference to, and should be read in conjunction with, our consolidated financial statements and the related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section included elsewhere in this prospectus.

Our Selected Consolidated Statements of Income and Comprehensive Income Data

	Year ended March 31,				Six months ended September 30,
	2021	2022	2023	2023	2022	2023	2023
	HK$	HK$	HK$	US$	HK$	HK$	US$
Revenue	73,038,292	144,151,979	84,485,339	10,762,601	45,755,890	73,663,071	9,406,839
Cost of revenue	(61,988,203)	(107,224,193)	(60,078,321)	(7,653,387)	(35,461,196)	(48,080,982)	(6,139,983)
Gross profit	11,050,089	36,927,786	24,407,018	3,109,214	10,294,694	25,582,089	3,266,856
Total operating expenses	(5,968,617)	(13,451,440)	(14,998,574)	(1,910,671)	(6,361,454)	(13,919,134)	(1,777,486)
Income from continuing operation	5,081,472	23,476,346	9,408,444	1,198,543	3,933,240	11,662,955	1,489,370
Total other income (expenses), net	596,725	(148,404)	46,861	5,970	106,122	(1,773,253)	(226,445)
Income from continuing operation before income tax expenses	5,678,197	23,327,942	9,455,305	1,204,513	4,039,362	9,889,702	1,262,925
Income tax expenses	(1,173,914)	(4,163,246)	(1,994,996)	(254,143)	(725,651)	(6,595,390)	(842,237)
Net income from continuing operation	4,504,283	19,164,696	7,460,309	950,370	3,313,711	3,294,312	420,688
Gain from discontinued operation	—	—	56,150,372	7,153,005	—	—	—
Net income	4,504,283	19,164,696	63,610,681	8,103,375	3,313,711	3,294,312	420,688
Add: net loss attributable to non-controlling interests from continuing operation	—	—	(101,880)	(12,978)	—	(540,939)	(69,078)
Net income attributable to the Company’s ordinary shareholders and total comprehensive income	4,504,283	19,164,696	63,712,561	8,116,353	3,313,711	3,835,251	489,766
Weighted average number of ordinary shares:
Basic and diluted	30,000,000	30,000,000	41,753,425	41,753,425	30,000,000	60,000,000	60,000,000
Earnings per share – basic and diluted
Continuing operation	0.15	0.64	0.18	0.02	0.11	0.05	0.01
Discontinued operation	—	—	1.34	0.17	—	—	—
Ordinary shareholders	0.15	0.64	1.52	0.19	0.11	0.05	0.01

Our Selected Consolidated Balance Sheets Data

	As of March 31,			As of September 30,
	2022	2023	2023	2023	2023
	HK$	HK$	US$	HK$	US$
Cash and cash equivalents	8,647,941	46,613,240	5,938,068	20,062,436	2,561,991
Total current assets	41,969,721	153,829,983	19,596,424	138,286,879	17,659,355
Total non-current assets	120,604	49,853,186	6,350,805	64,661,543	8,257,335
Total assets	42,090,325	203,683,169	25,947,229	202,948,422	25,916,690
Total current liabilities	34,585,904	120,027,167	15,290,278	117,341,108	14,984,562
Total liabilities	34,585,904	125,251,863	15,955,853	121,222,804	15,480,258
Total shareholders’ equity	7,504,421	78,431,306	9,991,376	81,725,618	10,436,432
Total liabilities and shareholders’ equity	42,090,325	203,683,169	25,947,229	202,948,422	25,916,690

Our Selected Consolidated Statements of Cash Flows Data

	Years ended March 31,				Six months ended September 30,
	2021	2022	2023	2023	2022	2023	2023
	HK$	HK$	HK$	US$	HK$	HK$	US$
Net cash generated from (used in) operating activities	16,386,876	2,930,155	49,714,339	6,333,117	(1,107,852)	(23,167,353)	(2,958,491)
Net cash (used in) generated from investing activities	(21,000)	(134,651)	9,661,547	1,230,786	(148,294)	(11,728,132)	(1,497,692)
Net cash generated from (used in) financing activities	(7,299,138)	(4,849,325)	(21,410,587)	(2,727,498)	(1,291,417)	10,344,681	1,321,025
Net (decrease)/increase in cash and cash equivalents and restricted cash	9,066,738	(2,053,821)	37,965,299	4,836,405	(2,547,563)	(24,550,804)	(3,135,158)
Cash and cash equivalents and restricted cash, at the beginning of year/period	1,635,024	10,701,762	8,647,941	1,101,663	8,647,941	46,613,240	5,952,551
Cash and cash equivalents and restricted cash, at the end of year/period	10,701,762	8,647,941	46,613,240	5,938,068	6,100,378	22,062,436	2,817,393

Our Selected Unaudited Pro Forma Condensed Combined Statement of Income and Comprehensive Income Data

	Year ended March 31, 2023
	Kamui Group (Historical)	Reitar Group (Note 1)	Pro forma Adjustments	Combined Pro forma
	HK$	HK$	HK$	HK$	US$
Revenue	84,485,339	3,652,634	—	88,137,973	11,227,910
Cost of revenue	(60,078,321)	(704,786)	—	(60,783,107)	(7,743,169)
Gross profit	24,407,018	2,947,848	—	27,354,866	3,484,741
Total expenses	(14,998,574)	(3,691,772)	—	(18,690,346)	(2,380,966)
Income (loss) from operation	9,408,444	(743,924)	—	8,664,520	1,103,775
Total other income, net	46,861	—	—	46,861	5,970
Income (loss) before income tax expenses	9,455,305	(743,924)	—	8,711,381	1,109,745
Income tax expenses	(1,994,996)	(154,126)	—	(2,149,122)	(273,777)
Net income (loss) from continuing operation	7,460,309	(898,050)	—	6,562,259	835,968
Discontinued operation:
Income (loss) from discontinued operation	4,133,971	(21,517,717)	—	(17,383,746)	(2,214,518)
Gain on disposal	52,016,401	—	—	52,016,401	6,626,378
Gain (loss) on discontinued operation	56,150,372	(21,517,717)	—	34,632,655	4,411,860
Net income (loss)	63,610,681	(22,415,767)	—	41,194,914	5,247,828
Add: net loss attributable to non-controlling interests from continuing operation	(101,880)	—	—	(101,880)	(12,978)
Net income (loss) attributable to the company’s ordinary shareholders and total comprehensive income (loss)	63,712,561	(22,415,767)	—	41,296,794	5,260,806
Weighted average number of ordinary shares:
Basic and diluted	41,753,425			60,000,000	60,000,000
Earnings (loss) per ordinary share – basic and diluted
Continuing operation	0.18			0.11	0.01
Discontinued operation	1.34			0.58	0.07
Ordinary shareholders	1.52			0.69	0.09

Note 1: It represents the unaudited condensed consolidated financial information of Reitar Capital Partners Limited for the period of April 1, 2022 through the acquisition date.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the “Selected Consolidated Financial and Operating Data” section, consolidated financial statements, unaudited pro forma condensed combined financial information and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We provide comprehensive logistics solutions by connecting capital partners, logistics operators, and our innovative integration and application of logistics technologies through our end-to-end logistics solution business model. Our business primarily consists of two segments: (i) asset management and professional consultancy services, and (ii) construction management and engineering design services.

For logistics operators such as third-party logistics companies, or 3PLs, we provide one-stop logistics solutions whereby we procure capital partners to invest in logistics property development and redevelopment projects, provide support for 3PL customers in their bidding for commercial and government tender projects, help customers obtain relevant licenses for their planned logistics operations, and provide consulting services for customers to determine their strategies and overall logistics plans. We also act as the managing contractor to provide project management services before and during construction work in logistics property development projects, aiming to provide a turnkey solution to our customers. Our one-stop business model allows us to understand customers’ needs in all aspects of their workflow, provide solutions at each stage that fit into the overall plan, lower their operating costs through centrally managed work process, utilize our relationship network to assist customers in their business, and optimize the overall logistics operations for our customers.

For capital partners investing in our projects such as logistics property funds, we provide comprehensive asset management and project management services whereby we source suitable properties for development or conversion into logistics assets including automated warehouses, cold stores, e-commerce fulfillment and distribution centers and logistics parks, maximize the asset value through asset enhancement by applying logistics technologies, and find suitable logistics operators or users of the value-added logistics facilities under our management.

As one of the first movers into the property + logistics technology, or PLT, solution industry in Hong Kong, we have been operating in the logistics solution market since 2015 and two of our co-founders and directors have been working in this sector for over 20 years. We provide PLT solutions through Reitar Group, and construction management and engineering design services through Kamui Group. In the second half of 2022, we underwent a corporate reorganization whereby our Company acquired Kamui Group and Reitar Group. Over years of experience working in the logistics sector, we have gained in-depth professional expertise and developed strong connections with upstream and downstream players in the industry, including investment funds, landowners, both local and international 3PLs, suppliers, and equipment manufacturers. Our know-how relating to our customers’ operations which was obtained through years of services represents a key competitive advantage for us. The logistics service market in Hong Kong is dominated by a limited number of key 3PL operators, and we have built close business relationships with some of them. As a result, we relied on a small number of customers for the majority of our total revenue for the years ended March 31, 2021, 2022 and 2023 and the six months ended September 30, 2023.

Our leading market position, one-stop service business model, first-mover advantage, in-depth know-how and well-established customer base have enabled us to generate significant growth. For the years ended March 31, 2021, 2022 and 2023, our revenue was HK$73.0 million, HK$144.2 million and HK$84.5 million (US$10.8 million), and our net income was HK$4.5 million, HK$19.2 million and HK$63.6 million (US$8.1 million), respectively. For the six months ended September 30, 2022 and 2023, our revenue was HK$45.8 million and HK$73.7 million (US$9.4 million), and our net income was HK$3.3 million and HK$3.3 million (approximately US$421,000), respectively.

Major Factors Affecting Our Results of Operations

We believe the key factors affecting our financial condition and results of operations include the following:

Unfavorable financial market and economic conditions in Hong Kong, mainland China, and elsewhere in the world

As a provider of logistics, asset management and other related services mainly in Hong Kong, our business may be materially affected by conditions in the financial markets and economic conditions. Financial markets and economic conditions could be negatively impacted by many factors beyond our control, such as inability to access capital markets, control of foreign exchange, changes in exchange rates, rising interest rates or inflation, slowing or negative growth rate, government involvement in allocation of resources, inability to meet financial commitments in a timely manner, terrorism, pandemics such as political uncertainty, civil unrest, fiscal or other economic policy of Hong Kong or other governments, and the timing and nature of any regulatory reform. The current trade frictions between the United States and the People’s Republic of China may also give rise to uncertainties in global economic conditions and adversely affect general investor confidence. Unfavorable financial market and economic conditions in Hong Kong, mainland China, and elsewhere in the world could negatively affect our customers’ businesses and materially reduce demand for our services and increase price competition among logistic service providers seeking such engagements, and thus could materially and adversely affect our business, financial condition, and results of operations. In addition, our profitability could be adversely affected due to our fixed costs and the possibility that we would be unable to reduce our variable costs without reducing revenue or within a timeframe sufficient to offset any decreases in revenue relating to changes in market and economic conditions.

Shortage of labor, industrial actions, strikes or material increase in labor costs

We rely on a stable workforce, either directly employed by us or our subcontractors, to carry out construction work for our projects. In particular, subcontractors with various skills and expertise are required for each project to complete the work. Industrial actions of any one discipline may disrupt the progress of the construction work. There is no assurance that industrial actions or strikes will not be launched or there will be sufficient supply of labor in the future. Such industrial actions, strikes or material shortage of labor may adversely impact our business performance, profitability and results of operation.

Moreover, the economy in Hong Kong and globally has experienced general increases in inflation and labor costs in recent years. As a result, average wages in Hong Kong and certain other regions are expected to continue to increase. In addition, we are required by Hong Kong laws and regulations to pay various statutory employee benefits, including mandatory provident fund to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to fines and other penalties. We expect that the labor costs, including wages and employee benefits, will continue to increase. Since our subcontracting fees include the labor of our subcontractors, when there is a significant increase in the cost of labor, our subcontracting fees will increase and as a result, our profitability would be adversely affected. Unless we are able to control the labor costs or pass on these increasing labor costs, our financial condition and results of operations may be adversely affected.

Natural disasters, health epidemics or pandemics, and other outbreaks, most notably those related to the outbreak of COVID-19

The outbreak of COVID-19 has spread throughout the world. On March 11, 2020, the World Health Organization declared the outbreak a global pandemic. Many businesses and social activities in Hong Kong, mainland China and other countries and regions have been severely disrupted starting in the first quarter of 2020, including those of our suppliers, customers and employees. This global outbreak has also caused market panics, which materially and negatively affected the global financial markets, such as the plunge of global stocks on major stock exchanges in March 2020. Such disruption and the potential slowdown of the world’s economy in 2020 and beyond could have a material adverse effect on our results of operations and financial condition.

If the communal spread of COVID-19 in Hong Kong continues to be severe, our operating subsidiaries in Hong Kong may be required to suspend our operations and our business and operations may be disrupted as our services involve construction management and engineering design, which could not be conducted merely through telecommuting from home. Furthermore, if any of our staff is issued with quarantine orders, stay-home notices or has contracted with any severe communicable diseases, we may be required to quarantine some or all of our employees or temporarily close down our offices for disinfecting our workplace and facilities used for our operations. We may be required to take extra hygiene precautions for our operations, which may result in higher administrative costs. In such events, our business and operations may be materially and adversely affected or disrupted if a significant number of our staff are unable to report to work for a prolonged period of time.

All of these had, and may continue to, have a material adverse effect on our results of operations and financial condition in the near term. We are closely monitoring the development of COVID-19 and continuously evaluating any further potential impact on our business, results of operations and financial condition, which we believe will depend on the duration and degree of the pandemic. If the outbreak persists or escalates, we may be subject to further negative impact on our business operations and financial condition.

Our ability to successfully identify, source and develop additional warehouse properties in a timely fashion

Under our rent-to-rent model, we may not be successful in identifying and obtaining right to use of additional warehouse properties at desirable locations and on commercially reasonable terms or at all. We may also incur costs in connection with evaluating warehouse properties and negotiating with property owners or occupiers, including properties which we are subsequently unable to obtain right to use. In addition, we may not be able to develop additional warehouse properties on a timely basis due to construction delays or equipment and material shortages. If we fail to successfully identify, secure or develop in a timely fashion additional warehouse properties, our ability to execute our growth strategy could be impaired and our business and prospects may be materially and adversely affected.

Our ability to collect service fee from our customers in a timely manner

We utilize a rent-to-rent model, under which we obtain right to use of warehouses that are usually in bare-bones condition by way of operating lease, or service agreement, and then offer the right to use to our customers after renovation. Therefore, we are subject to the risks inherent in a rent-to-rent model, including:

•        upfront capital outlay for warehouse sourcing and renovation;

•        ongoing capital needs to maintain warehouses;

•        inability to collect service fee from our customers in a timely manner or at all; and

•        mismatch between our service agreement term with landlords or land occupiers, and our service agreement term with our customers.

Any one or more of these factors could adversely affect our business, financial condition and results of operations.

We generally incur substantial upfront capital outlay before we start to generate revenue on the relevant warehouses which we offer the right to use to our customers. These include capital outlay for market research and evaluation of the target geographic area for expansion, warehouse searching, prepayment of a few months’ service fee to the landlords or land occupiers, and renovation of the warehouse that are usually in bare-bone condition, including to add cold chain and food processing functions, and make them suitable for our customers’ needs. We follow a disciplined and systematic process to expand our warehouse network, involving comprehensive market research, site visits and other preparation work, during which period we may incur substantial operating costs and expenses. In addition, the period between when we sign the service agreement with the landlord or land occupier and when we receive service fee payments from our customers may be significantly longer than expected due to some factors that are beyond our control, including but not limited to, substantial delay during the renovation period due to third-party contractors’ default, and inability to attract and retain customers in a timely manner due to rental market condition. Inability to timely access financing on favorable terms or at all or to collect service fee from our customers in a timely manner or at all would materially and adversely affect our business, results of operations, financial condition and growth prospects.

Long selling cycle to secure a new service agreement and a long implementation cycle, requiring significant investments of resources

We typically face a long selling cycle to secure a new service agreement, which requires significant investment of resources and time by both our customers and us. Before committing to use our services, potential customers require us to spend time and resources educating them on the value of our services and assessing the feasibility of integrating our systems and processes with theirs. Our customers then evaluate our services before deciding whether to use them. Therefore, our enterprise selling cycle is subject to many risks and delays over which we have little control, including our customers’ decisions to choose alternatives to our services (such as other providers or in-house resources) and the timing of our customers’ budget cycles and approval processes.

Implementing our enterprise services involves a significant commitment of resources over an extended period of time from both our customers and us. Depending on the scope and complexity of the processes being implemented, these time periods may be significantly longer. Our customers and future customers may not be willing or able to invest the time and resources necessary to implement our services, and we may fail to close sales with potential customers to which we have devoted significant time and resources, which could have a material adverse effect on our business, results of operations, financial condition and cash flows, as we do not recognize significant revenue until after we have completed the implementation phase.

Recent Developments

During the year ended March 31, 2023, we provided professional consultancy services to one of our capital partners and began preliminary construction management and engineering design work for an automated cold store development project (the “Project”). The Project expects to transform an industrial building in the New Territories, Hong Kong, to be one of the largest-scale automated cold chain warehouse in Hong Kong with a GFA of over 200,000 square feet, upon completion in the second half of 2024.

In May 2023, we entered into a series of agreements regarding such building conversion project. Cogen Advisory Limited, one of our subsidiaries, acts as a property advisor to provide asset and project management services in the Project. Kamui Construction acts as the managing contractor for the Project under a design and build contract for a total contract sum of estimated HK$255 million. The Project expects to transform an industrial building in the New Territories, Hong Kong, to be one of the largest-scale automated cold chain warehouse in Hong Kong with a GFA of over 200,000 square feet, upon completion in the second half of 2024. The transformed warehouse will feature innovative technologies such as efficient refrigeration and freezing equipment, intelligent real-time monitoring, and control and adjustment systems to enable fully automated operations for smart logistics. Due to increasing appetite for frozen food and insufficient equipment in Hong Kong, we expect to further develop multiple large-scale automated cold chain centers locally in the next three years to meet market demand.

Discontinued operation

The subleasing business was previously one of our business lines acquired through the business combination of Reitar Capital Partners Limited on November 9, 2022. Prior to the business combination, two of our wholly-owned subsidiaries, Reitar Cold Chain and Reitar Logtech Group, was engaged in such business in respect of three warehouses which were installed with cold storage equipment. An independent third party, a Hong Kong based logistic service provider, (“Party A”) was the user of the two warehouses and provider of one warehouse. Party A proposed to obtain the warehouse and the cold storage equipment from Reitar Cold Chain and Reitar Logtech Group. Our subleasing business was discontinued following the transaction which involved (i) termination of the relevant agreements of the Company in respect of the three warehouses and (ii) transfer of cold storage equipment from the Company to Party A.

(i)      Termination of relevant agreements: In November 2022, Reitar Cold Chain and Reitar Logtech Group ceased the business and terminated the agreements. On March 31, 2023, Party A agreed to pay to Reitar Cold Chain and Reitar Logtech Group a net amount of HK$4.1 million (US$0.5 million) as termination charge.

(ii)    Transfer of cold storage equipment: On March 31, 2023, Reitar Cold Chain entered into an asset transfer agreement to sell the entire cold storage equipment owned by Reitar Cold Chain to Party A for a total of HK$69.0 million (US$8.8 million).

As of March 31, 2023, the net outstanding amount in relation to the above arrangement from Party A amounted to HK$58.46 million (US$7.45 million). Subsequently on September 22, 2023, a deed of addendum was entered of which the repayment schedule for the remaining balance of HK$58.46 million (US$7.45 million) was adjusted to be settled by installments from January 2024 to October 2024. As of the date of this prospectus, HK$7.9 million (US$1.0 million) has been collected.

The following tables set forth the results of operations and cash flows of discontinued operation, that was included in our consolidated financial statements:

	Year ended March 31, 2023
	HK$	US$
Revenue	—	—
Cost of revenue – depreciation	(1,950,192)	(248,435)
Gross profit	(1,950,192)	(248,435)
Loan interest income	441,863	56,289
Gain on waiver of amount due to vendors (note)	5,702,300	726,417
Operating expense	(60,000)	(7,643)
Income before income tax expenses	4,133,971	526,627
Income tax expenses	—	—
Net income and total comprehensive income	4,133,971	526,627

Net cash used in operating activities – discontinued operation	(60,000)	(7,643)
Net cash generated from operating activities – discontinued operation	7,000,000	891,731

____________

Note: On December 7, 2021 and December 8, 2021, we entered contracts with a vendor to purchase cold storage property and equipment at a cost of HK$23,402,300 (US$2,981,223). We obtained the control of the cold storage equipment on January 15, 2022. On January 31, 2023, we and the vendor entered a waiver agreement to waive an outstanding balance of HK$5,702,300 (US$726,416).

The discontinued operation was acquired on November 9, 2022. As such, no assets and liabilities as of March 31, 2022 were presented. For details of the discontinued operations, see the consolidated financial statements and the related notes included elsewhere in this prospectus.

Key Components of Results of Operations

Revenue

We derive our revenue primarily from provision of construction management and engineering design services. For the years ended March 31, 2021, 2022 and 2023 and the six months ended September 30, 2022 and 2023, we generated total revenue of HK$73.0 million, HK$144.2 million, HK$84.5 million (US$10.8 million), HK$45.8 million and HK$73.7 million (US$9.4 million), respectively. The following table sets forth the breakdown of our revenue for the periods indicated:

	Years ended March 31,				Six months ended September 30,
	2021	2022	2023	2023	2022	2023	2023
	HK$	HK$	HK$	US$	HK$	HK$	US$
Service lines:
Construction management and engineering design services:
Construction management and engineering design services	71,653,181	141,471,098	77,483,493	9,870,634	45,412,048	63,818,142	8,149,632
Maintenance services	1,385,111	2,680,881	1,542,361	196,482	343,842	4,137,120	528,314
Sub-total	73,038,292	144,151,979	79,025,854	10,067,116	45,755,890	67,955,262	8,677,946
Asset management and professional consultancy services:
Asset management services	—	—	2,893,668	368,625	—	2,136,767	272,868
Professional consultancy services	—	—	2,565,817	326,860	—	3,571,042	456,025
Sub-total	—	—	5,459,485	695,485	—	5,707,809	728,893
Total	73,038,292	144,151,979	84,485,339	10,762,601	45,755,890	73,663,071	9,406,839

During the years ended March 31, 2021, 2022 and 2023 and the six months ended September 30, 2023, we derived revenue primarily from our construction management and engineering design services, and we also generated revenue from our asset management and professional consultancy services provided by the Reitar Group for the year ended March 31, 2023 and the six months ended September 30, 2023 since we acquired 100% equity interest in Reitar Capital Partners Limited, which owns 100% equity interest of Reitar Group, in November 2022.

Our construction management and engineering design services mainly comprise two service lines, (i) construction management and engineering design services, and (ii) maintenance services. Our construction management and engineering design service mainly includes the management of construction projects for logistics infrastructure. We made use of our advanced logistics and cold chain and food processing technology platform to set up properties for use as a cold store warehouse or food factory to ensure that they meet the relevant requirements of government authorities for the relevant licenses. For the years ended March 31, 2021, 2022 and 2023 and the six months ended September 30, 2022 and 2023, our revenue was principally derived from the provision of construction management and engineering design service, which contributed to HK$71.7 million, HK$141.5 million, HK$77.5 million (US$9.9 million), HK$45.8 million and HK$68.0 million (US$8.7 million), representing 98.1%, 98.1%, 91.7%, 100.0% and 92.3% of our total revenue, respectively.

Our maintenance services mainly include repair, software enhancement, cleaning or inspection services during the maintenance periods.

Our asset management and professional consultancy services mainly comprise two service lines, (i) asset management service, and (ii) professional consultancy service. We provide comprehensive logistics real estate asset management support and technical consultancy services for customers that own investment or plan to invest in logistics real estate. For the year ended March 31, 2023, we generated revenue of HK$2.9 million (approximately US$369,000) and HK$2.6 million (approximately US$327,000) from our asset management service and professional consultancy service, respectively. For the six months ended September 30, 2023, we generated revenue of HK$2.1 million (US$0.3 million) and HK$3.6 million (US$0.5 million) from our asset management service and professional consultancy service, respectively.

Cost of revenue

Our cost of revenue was HK$62.0 million, HK$107.2 million, HK$60.1 million (US$7.7 million), HK$35.5 million and HK$48.1 million (US$6.1 million), respectively, for the years ended March 31, 2021, 2022 and 2023 and the six months ended September 30, 2022 and 2023. The trend of cost of revenue of each of the service lines was in line with the trend of the revenue of respective service line during the period.

The following table presents our cost of revenue by service lines for the periods indicated:

	Years ended March 31,				Six months ended September 30,
	2021	2022	2023	2023	2022	2023	2023
	HK$	HK$	HK$	US$	HK$	HK$	US$
Service lines:
Construction management and engineering design services:
Construction management and engineering design services	61,694,571	105,193,673	56,694,345	7,222,302	35,424,209	42,958,378	5,485,822
Maintenance services	293,632	2,030,520	943,812	120,232	36,987	1,382,351	176,527
Sub-total	61,988,203	107,224,193	57,638,157	7,342,534	35,461,196	44,340,729	5,662,349
Asset management and professional consultancy services:
Asset management services	—	—	1,137,204	144,869	—	1,621,817	207,107
Consultancy services	—	—	1,302,960	165,984	—	2,118,436	270,527
Sub-total	—	—	2,440,164	310,853	—	3,740,253	477,634
Total cost of revenue	61,988,203	107,224,193	60,078,321	7,653,387	35,461,196	48,080,982	6,139,983

The following table presents our cost of revenue by nature for the periods indicated:

	Years ended March 31,				Six months ended September 30,
	2021	2022	2023	2023	2022	2023	2023
	HK$	HK$	HK$	US$	HK$	HK$	US$
Subcontracting fee	59,698,255	104,403,898	49,059,395	6,249,684	32,879,851	36,565,103	4,669,396
Staff cost	1,197,069	1,643,872	7,529,384	959,170	1,642,792	8,906,565	1,137,375
Others	1,092,879	1,176,423	3,489,542	444,533	938,553	2,609,314	333,212
Total cost of revenue	61,988,203	107,224,193	60,078,321	7,653,387	35,461,196	48,080,982	6,139,983

Our cost of revenue primarily consisted of subcontracting fee staff cost, and other costs such as material costs and insurance expenses. Subcontracting fee represents fees we paid to subcontractors to whom we outsourced part of the services we provide. Subcontracting fee accounted for 96.3%, 97.4%, 81.7%, 92.7% and 76.0% of total cost of revenue for the years ended March 31, 2021, 2022 and 2023 and the six months ended September 30, 2022 and 2023, respectively.

Gross profit and gross profit margin

For the years ended March 31, 2021, 2022 and 2023 and the six months ended September 30, 2022 and 2023, our gross profit was HK$11.1 million, HK$36.9 million, HK$24.4 million (US$3.1 million), HK$10.3 million and HK$25.6 million (US$3.3 million), respectively. Our overall gross profit margin was 15.1%, 25.6%, 28.9%, 22.5% and 34.7%, respectively, for the same periods. Our overall gross profit and gross profit margin for each period are the combined effects of the respective gross profit and gross profit margin of our individual projects recognized during the respective period, which are dependent on various factors, including but not limited to (i) the nature of the projects; (ii) our pricing strategy at the time we tendered for the individual projects; and (iii) the progress of individual projects.

The following table presents our gross profit and gross profit margin by service lines for the periods indicated:

	Years ended March 31,							Six months ended September 30,
	2021		2022		2023			2022		2023
	Gross profit	Margin	Gross profit	Margin	Gross profit		Margin	Gross profit	Margin	Gross profit		Margin
	HK$		HK$		HK$	US$		HK$		HK$	US$
Service lines:
Construction management and engineering design services	9,958,610	13.9%	36,277,425	25.6%	20,789,148	2,648,333	26.8%	9,987,839	22.0%	20,859,764	2,663,810	32.7%
Maintenance services	1,091,479	78.8%	650,361	24.3%	598,549	76,249	38.8%	306,855	89.2%	2,754,769	351,787	66.6%
Asset management services	—	—%	—	—%	1,756,464	223,756	60.7%	—	—%	514,950	65,761	24.1%
Professional consultancy services	—	—%	—	—%	1,262,857	160,876	49.2%	—	—%	1,452,606	185,498	40.7%
Total	11,050,089	15.1%	36,927,786	25.6%	24,407,018	3,109,214	28.9%	10,294,694	22.5%	25,582,089	3,266,856	34.7%

Operating expenses

For the years ended March 31, 2021, 2022 and 2023 and the six months ended September 30, 2022 and 2023, our operating expenses were HK$6.0 million, HK$13.5 million, HK$15.0 million (US$1.9 million), HK$6.4 million and HK$13.5 million (US$1.7 million), respectively. Our operating expenses included management fee, salary and allowance, depreciation, demonstration expenses, consultancy fee and others. The following table sets forth components of our operating expenses for the periods indicated:

	Years ended March 31,							Six months ended September 30,
	2021		2022		2023			2022		2023
	HK$	%	HK$	%	HK$	US$	%	HK$	%	HK$	US$	%
Management fee	3,486,300	58.4%	6,101,612	45.3%	3,952,004	503,447	26.3%	3,600,000	56.6%	446,499	57,018	3.2%
Salary and allowance	1,466,017	24.6%	1,642,778	12.2%	4,733,405	602,989	31.6%	2,019,922	31.8%	6,727,012	859,045	48.3%
Depreciation	12,098	0.2%	33,720	0.3%	1,385,643	176,517	9.2%	30,718	0.5%	2,505,379	319,939	18.0%
Demonstration expenses	—	—%	2,726,640	20.3%	—	—	—%	—	—%	—	—	—%
Consultancy fee	620,778	10.4%	1,864,982	13.9%	115,540	14,719	0.8%	69,065	1.1%	—	—	—%
Allowance for doubtful accounts/expected credit loss	74,358	1.2%	700,899	5.2%	1,809,747	230,544	12.1%	505,716	7.9%	2,332,210	297,825	16.7%
Auditor’s remuneration	25,500	0.4%	25,500	0.2%	1,280,000	163,059	8.5%	—	—%	—	—	—%
Others(1)	283,566	4.8%	355,309	2.6%	1,722,235	219,396	11.5%	136,033	2.1%	1,908,034	243,659	13.8%
Total	5,968,617	100%	13,451,440	100%	14,998,574	1,910,671	100%	6,361,454	100%	13,919,134	1,777,486	100%

____________

Note:

(1)      Others primarily consisted of legal and professional fee and other miscellaneous expenses for administrative purposes.

Management fee.    Management fee primarily consisted of fees payable to Kamui Group Development Limited, or KGDL, for the usage of KGDL’s office space and for human resources management services, project support services and other management services provided by KGDL.

Salary and allowance.    Salary and allowance primarily consisted of salaries and retirement benefit scheme contributions of the administrative and operational staff.

Depreciation.    Depreciation primarily consisted of the depreciation of the leasehold improvement and right-of-use assets in relation to our newly refurbished office at Kwun Tong, Hong Kong.

Demonstration expenses.    Demonstration expenses primarily consisted of expenses incurred for introduction and demonstration of automated equipment and facilities to our potential customers.

Consultancy fee.    Consultancy fee primarily consisted of consultancy fee for technical advice on automatic or other computerized equipment.

Interest expense

Our interest expense primarily consisted of deemed interest on short-term bank loans.

Other income

The following table presents our breakdown of other income for the periods indicated:

	Years ended March 31,				Six months ended September 30,
	2021	2022	2023	2023	2022	2023	2023
	HK$	HK$	HK$	US$	HK$	HK$	US$
Government subsidies	419,810	17,010	257,074	32,749	201,080	—	—
Exchange difference	179,610	—	9,720	1,238	1,397	—	—
Others	8,758	1,054	259	33	5,543	—	—
Total	608,178	18,064	267,053	34,020	208,020	—	—

For the years ended March 31, 2021, 2022 and 2023 and the six months ended September 30, 2022 and 2023, our other income was HK$0.6 million, approximately HK$18,000, approximately HK$267,000 (approximately US$34,000), approximately HK$208,000 and nil, respectively.

Government subsidies.    Government subsidies primarily consisted of the anti-epidemic funds received from the Hong Kong government under the Employment Support Scheme.

Exchange difference.    Exchange difference primarily consisted of exchange gain arisen from the foreign exchange differences resulting from the fluctuation of RMB against the Hong Kong dollar.

Other expense

Our other expense for the years ended March 31, 2021, 2022 and 2023 primarily consisted of exchange loss arisen from the foreign exchange difference resulting from the fluctuation of RMB against the Hong Kong dollar. We recorded other expense of HK$1.5 million (approximately US$192,000) for the six months ended September 30, 2023, which primarily consisted of the impairment loss on goodwill.

Taxation

Hong Kong

For the years ended March 31, 2021, 2022 and 2023 and the six months ended September 30, 2023, we generated all of our taxable income in Hong Kong.

Kamui Development Group Limited, Kamui Cold Chain Engineering & Service Limited, Kamui Construction & Engineering Group Limited and Kamui Logistics Automation System Limited, Reitar Logtech Group Limited, Reitar Cold Chain Limited, Reitar Properties Leasing Limited, Reithub Consulting Limited, Reitar Asset Management Limited, Cogen Advisory Limited and Cogen Investment (WS) Limited are incorporated in Hong Kong and are subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong

Kong. From year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000. Under Hong Kong tax law, all the above-mentioned Hong Kong companies are exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

Critical Accounting Policies

We prepare our financial statements in accordance with U.S. GAAP, which requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenue and expenses during the reporting periods. We continually evaluate these judgments and estimates based on our own historical experience, knowledge and assessment of current business and other conditions, our expectations regarding the future based on available information and assumptions that we believe to be reasonable, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

The selection of critical accounting policies, the judgments and other uncertainties affecting application of those policies and the sensitivity of reported results to changes in conditions and assumptions are factors that should be considered when reviewing our financial statements. We believe the following accounting policies involve the most significant judgments and estimates used in the preparation of our financial statements. You should read the following description of critical accounting policies, judgments and estimates in conjunction with our consolidated financial statements and other disclosures included in this prospectus.

Revenue recognition

We recognize revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, and subsequently issued additional related Accounting Standards Updates (collectively, “ASC 606”). We derive revenue principally from (i) provision of construction management and engineering design services and (ii) provision of asset management and professional consultancy services in Hong Kong. We enter into agreements with customers that create enforceable rights and obligations and for which it is probable that we will collect the consideration to which we will be entitled as services transfer to the customer. It is customary practice for us to have written agreements with our customers and revenue on oral or implied arrangements is generally not recognized. We recognize revenue based on the consideration specified in the applicable agreement. Revenue from contracts with our customers is recognized using the following five steps:

1.      identify the contract(s) with a customer;

2.      identify the performance obligations in the contract;

3.      determine the transaction price;

4.      allocate the transaction price to the performance obligations in the contract; and

5.      recognize revenue when (or as) the entity satisfies a performance obligation.

Generally, revenue is recognized when we have negotiated the terms of the transaction, which includes determining either the overall price, or the price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and we are reasonably assured that funds have been or will be collected from the customer.

We currently generate our revenue by the below sources:

(a) Construction management and engineering design services

We currently generate revenue from providing construction management and engineering design services. We are typically contracted through invitation to tender from or corporate negotiation with existing or potential customers in Hong Kong. We recognize revenue using the percentage-of-completion method, based primarily on contract costs incurred to date compared to total estimated contract costs. The percentage-of-completion method (an input method) is the most representative depiction of our performance because it directly measures the value of the services or products transferred to the customer. Subcontractor materials, labor and equipment are included in revenue and cost of revenue when management believes that we are acting as a principal rather than as an agent (e.g., we integrate the materials and labor into the deliverable promised to the customer or are otherwise primarily responsible for fulfillment and acceptability of the materials and labor). The performance obligation is the transfer of control of the completed products which is not divisible and separately identifiable; the Company provides the value added service by integrating goods and services into a single product for which the customer has contracted. As such, the Company’s contracts typically contain one single performance obligation to complete which is a defined construction project. The Company currently does not have any modifications to its existing contracts and the contracts currently do not include any variable consideration. The transaction price is clearly identifiable within sales contracts. Historically, any contract acquisition costs have been immaterial; in the event that such costs may arise, the Company will expense such costs incurred as periodic costs.

Recognition of revenue and cost of revenue for construction projects requires significant judgment by our management, including, among other things, estimating total costs expected to be incurred to complete a project and measuring progress toward completion. Our management reviews contract estimates regularly to assess revisions of estimated costs to complete a project and measurement of progress toward completion. Our management believes it maintains reasonable estimates based on prior experience; however, many factors contribute to changes in estimates of contract costs. Accordingly, estimates made with respect to uncompleted projects are subject to change as each project progresses and better estimates of contract costs become available. All contract costs are recorded as incurred, and revisions to estimated total costs are reflected as soon as the obligation to perform is determined. In the event that an estimated losses on uncompleted contracts may occur based on evidence that indicates that the estimated total cost of a contract exceeds its estimated total revenue, regardless of the stage of completion, a provision for the loss of the full amount will be recognized to the result of operations. Contract costs consist of (i) direct costs on contracts, including labor, materials, and amounts payable to subcontractors and (ii) indirect costs.

Our contracts set forth payment terms that require the customer to make payment within 30 days of billing which is triggered by us reaching the milestone to bill the customer.

Our management does not believe that our contracts include a significant financing component because the period between delivery or the contracting services to the customer and the time of payment does not typically exceed one year.

We generally provide limited warranties for work that we have performed under our engineering and construction management contracts; these warranty periods are known as the defect liabilities period, or DLP. The DLP typically extends for a duration of one year from the substantial completion of the project for the customer. Historically, warranty claims have not resulted in significant costs. Contracts will include a provision whereby the customer will withhold 5% to 10% of the total contract value until the end of the DLP at which point the customer will release the retention amounts to us.

We have no obligations for returns, refund or similar obligations of our projects with customers.

For the years ended March 31, 2021, 2022 and 2023, we are not aware of any material claims against us in relation to construction management and engineering design services provided.

(b) Maintenance services

Revenue from maintenance service contracts, which require us to render repair, maintenance, software enhancement, and cleaning or inspection services during the contracted maintenance periods, is generally within one year. Maintenance service contracts are entered separately with existing or potential customers. Revenue generated from maintenance service is recognized over the coverage period on a straight-line basis.

(c) Asset management services

We provide asset management services for construction projects involving refrigerated storage and warehouses. As a manager of sites, such as warehouses or construction sites, we provide a variety of services, including but not limited to planning and design management, construction scheduling management, sub-contracting vendor management, construction cost controls, material management, and quality assurance and oversight.

(d) Professional consultancy services

We provide professional consultancy service for construction projects involving renovation work, interior design and modification work of commercial units and residential or commercial redevelopment work. We provide a variety of services, including but not limited to providing professional advice on design and work plan, performing construction work progress review, handling the application of building certifications, and the preparation of feasibility reports.

We obtain asset management service and professional consultancy service contracts through invitations to bid or via negotiations with existing or prospective corporate clients in Hong Kong. We recognize revenue from asset management service and professional consultancy service using the percentage-of-completion method, which is predominantly based on contract costs incurred to date relative to the total estimated contract costs. The percentage-of-completion method (an input method) is the most accurate representation of our performance because it measures directly the value of the services or products transferred to the consumer. In providing asset management service and professional consultancy service, most of our expenses are comprised of staff cost and subcontracting labor cost. Due to the continuous transfer of control to the customer, we record revenue from these types of contracts over time, as performance obligations are met. In general, contracts are accounted for as a single unit of account (a single performance obligation) and are not segmented by service types. We currently do not have any contract modifications, nor does the contract have any variable consideration. A transaction price is plainly identifiable in contracts. Historically, contract acquisition costs have been insignificant; if such costs were to arise, we would expense them as a periodic cost. Our customers are charged monthly service fees with a 30-day credit term.

We have no obligations for returns, refunds or similar obligations of our projects with customers.

For the years ended March 31, 2021, 2022 and 2023 and the six months ended September 30, 2023, we are not aware of any material claims against us in relation to asset management services and professional consultancy services provided.

Discontinued operations

The Company has adopted ASC Topic 205 “Presentation of Financial Statements” Subtopic 20-45, in determining whether any of its business component(s) classified as held for sale, disposed of by sale or other than by sale is required to be reported in discontinued operations. In accordance with ASC Topic 205-20-45-1, a discontinued operation may include a component of an entity or a group of components of an entity, or a business or non-profit activity. A disposal of a component of an entity or a group of components of an entity is required to be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when any of the following occurs: (1) the component of an entity or group of components of an entity meets the criteria to be classified as held for sale; (2) the component of an entity or group of components of an entity is disposed of by sale; (3) the component of an entity or group of components of an entity is disposed of other than by sale (for example, by abandonment or in a distribution to owners in a spinoff).

Cost of revenue

Cost of revenue consists of subcontracting fee, staff cost, material cost, depreciation and other indirect costs. Subcontracting fee includes both subcontracting costs and other outside costs associated with performance under contracts with customers. Staff costs represent the portion of salaries and wages incurred in connection with the production of deliverables under contracts with customers. Performance under contracts does not involve significant machinery or other long-term depreciable assets.

Contract assets, net

Contract assets, net are recorded when the progress to completion revenue earned on contracts exceeds amounts actually billed under the contract.

Contract liabilities

Contract liabilities are recorded when amounts actually billed under a contract exceed the progress to completion revenue earned under the contract.

Results of Operations

The following table sets forth a summary of our consolidated results of operations for the periods indicated. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

	Years ended March 31,				Six months ended September 30,
	2021	2022	2023	2023	2022	2023	2023
	HK$	HK$	HK$	US$	HK$	HK$	US$
Revenue	73,038,292	144,151,979	84,485,339	10,762,601	45,755,890	73,663,071	9,406,839
Cost of revenue	(61,988,203)	(107,224,193)	(60,078,321)	(7,653,387)	(35,461,196)	(48,080,982)	(6,139,983)
Gross profit	11,050,089	36,927,786	24,407,018	3,109,214	10,294,694	25,582,089	3,266,856

Operating expenses:
Management fee	(3,486,300)	(6,101,612)	(3,952,004)	(503,447)	(3,600,000)	(446,499)	(57,018)
Salary and allowance	(1,466,017)	(1,642,778)	(4,733,405)	(602,989)	(2,019,922)	(6,727,012)	(859,045)
Depreciation	(12,098)	(33,720)	(1,385,643)	(176,517)	(30,718)	(2,505,379)	(319,939)
Demonstration expenses	—	(2,726,640)	—	—	—	—	—
Consultancy fee	(620,778)	(1,864,982)	(115,540)	(14,719)	(69,065)	—	—
Allowance for doubtful accounts/expected credit loss	(74,358)	(700,899)	(1,809,747)	(230,544)	(505,716)	(2,332,210)	(297,825)
Auditor’s remuneration	(25,500)	(25,500)	(1,280,000)	(163,059)	—	—	—
Others	(283,566)	(355,309)	(1,722,235)	(219,396)	(136,033)	(1,908,034)	(243,659)
Total operating expenses	(5,968,617)	(13,451,440)	(14,998,574)	(1,910,671)	(6,361,454)	(13,919,134)	(1,777,486)

Income from continuing operation	5,081,472	23,476,346	9,408,444	1,198,543	3,933,240	11,662,955	1,489,370

Other income (expenses):
Bank interest income	56	3,722	9	1	—	14	2
Interest expense	(11,509)	(167,293)	(220,201)	(28,051)	(101,898)	(273,267)	(34,896)
Other income	608,178	18,064	267,053	34,020	208,020	—	—
Other expense	—	(2,897)	—	—	—	(1,500,000)	(191,551)
Total other income (expenses), net	596,725	(148,404)	46,861	5,970	106,122	(1,773,253)	(226,445)

Income from continuing operation before income tax expenses	5,678,197	23,327,942	9,455,305	1,204,513	4,039,362	9,889,702	1,262,925
Income tax expenses	(1,173,914)	(4,163,246)	(1,994,996)	(254,143)	(725,651)	(6,595,390)	(842,237)
Net income from continuing operation	4,504,283	19,164,696	7,460,309	950,370	3,313,711	3,294,312	420,688
Gain on discontinued operation	—	—	56,150,372	7,153,005	—	—	—

Net income	4,504,283	19,164,696	63,610,681	8,103,375	3,313,711	3,294,312	420,688
Add: net loss attributable to non-controlling interests from continuing operation	—	—	(101,880)	(12,978)	—	(540,939)	(69,078)
Net income attributable to the company’s ordinary shareholders and total comprehensive income	4,504,283	19,164,696	63,712,561	8,116,353	3,313,711	3,835,251	489,766

Six months ended September 30, 2023 compared to six months ended September 30, 2022

Revenue.    Our revenue increased by 61.0% from HK$45.8 million for the six months ended September 30, 2022 to HK$73.7 million (US$9.4 million) for the six months ended September 30, 2023, which was primarily due to the increase in revenue generated from segment of construction management and engineering design services.

We provided construction management and engineering design services to 13 clients in 164 projects in the six months ended September 30, 2022. For the six months ended September 30, 2023, we served 21 clients in 184 projects, as we continue to increase the cooperation projects and further develop business relationship with our clients. Our contract amount for the construction management and engineering design services increased from HK$615.2 million in the six months ended September 30, 2022 to HK$860.6 million in the six months ended September 30, 2023. The area of cold storage converted by us increased from 25,684 square feet in the six months ended September 30, 2022 to 45,042 square feet in the six months ended September 30, 2023.

In terms of our asset management services, we served four clients (in four projects) and seven clients (in five projects) in the six months ended September 30, 2022 and 2023, respectively. The total gross floor area and the total managing amount we recorded for our asset management services in the six months ended September 30, 2023 increased to 1,180,000 square feet and HK$2.9 billion, respectively due to our business growth and obtaining new projects were of relatively large size, which are ongoing projects from the year ended March 31, 2023.

Cost of revenue.    Our cost of revenue increased by 35.6% from HK$35.5 million for the six months ended September 30, 2022 to HK$48.1 million (US$6.1 million) for the six months ended September 30, 2023, which was primarily in line with the increase in revenue from our construction management and engineering design services.

Gross profit and gross profit margin.    As a result of the foregoing, we recorded an increase by 148.5% in gross profit from HK$10.3 million for the six months ended September 30, 2022 to HK$25.6 million (US$3.3 million) for the six months ended September 30, 2023, which was primarily due to the increase in revenue from segment of construction management and engineering design services.

Our overall gross profit margin increased from 22.5% for the six months ended September 30, 2022 to 34.7% for the six months ended September 30, 2023, primarily due to improving gross profit margin from projects under construction management and engineering design services.

Operating expenses.    Our total operating expenses increased by 118.8% from HK$6.4 million for the six months ended September 30, 2022 to HK$13.9 million (US$1.8 million) for the six months ended September 30, 2023, which was primarily due to increase in salary and allowance by HK$4.7 million and depreciation by HK$2.5 million. Our operating expenses as a percentage of our revenue was 18.9% for the six months ended September 30, 2023 as compared with 13.9% for the six months ended September 30, 2022.

•        Management fee.    Our management fee decreased from HK$3.6 million for the six months ended September 30, 2022 to approximately HK$446,000 (approximately US$57,000) for the six months ended September 30, 2023, primarily because we ceased to use the office space of Kamui Group Development Limited, one of our once related parties, for its human resources management services, project support services and other management services. The management fee for the six months ended September 30, 2023 consists of the property management fee payable to a third party.

•        Salary and allowance.    Our salary and allowance increased from HK$2.0 million for the six months ended September 30, 2022 to HK$6.7 million (US$0.9 million) for the six months ended September 30, 2023, primarily due to the hiring of additional staff to manage our growing projects.

•        Depreciation.    Our depreciation increased from approximately HK$31,000 for the six months ended September 30, 2022 to HK$2.5 million (approximately US$320,000) for the six months ended September 30, 2023, mainly because we acquired the leasehold improvement of a refurbished office at Kwun Tong, Hong Kong with a cost of HK$6,165,000.

•        Consultancy fee.    We recorded consultancy fee for seeking technical advice from third parties on automatic or other computerized equipment of approximately HK$69,000 and nil for the six months ended September 30, 2022 and 2023, respectively.

•        Allowance for doubtful accounts/expected credit loss.    Our allowance for doubtful accounts/expected credit loss increased from approximately HK$506,000 for the six months ended September 30, 2022 to HK$2.3 million (approximately US$298,000) for the six months ended September 30, 2023, mainly as a result of an increase in the trade receivables, contract assets, retention receivable and other receivables due to our business growth.

•        Others.    Our other expenses increased from approximately HK$136,000 for the six months ended September 30, 2022 to HK$1.9 million (approximately US$244,000) for the six months ended September 30, 2023, primarily due to an increase in the expenses incurred for transportation, insurance and repair and maintenance.

Interest expense.    Our interest expense increased from approximately HK$102,000 million for the six months ended September 30, 2022 to approximately HK$273,000 (approximately US$35,000) for the six months ended September 30, 2023, primarily due to an increase in short-term bank loans during the period.

Other income.    We recorded other income of approximately HK$208,000 and nil for the six months ended September 30, 2022 and 2023, respectively. Our other income for the six months ended September 30, 2022 primarily consists of the government subsidies of HK$201,080 received by us.

Income tax expenses.    Our income tax expenses increased from HK$0.7 million for the six months ended September 30, 2022 to HK$6.6 million (US$0.8 million) for the six months ended September 30, 2023, which is primarily due to the increase in taxable profits brought by one of our subsidiary, Kamui Construction & Engineering Group Limited.

Net income from continuing operation.    As a result of the foregoing, we recorded net income of HK$3.3 million and HK$3.3 million (approximately US$421,000) for the six months ended September 30, 2022 and 2023, respectively. Our net income margin decreased from 7.2% for the six months ended September 30, 2022 to 5.2% for the six months ended September 30, 2023.

Year ended March 31, 2023 compared to year ended March 31, 2022

Revenue.    Our revenue decreased by 41.4% from HK$144.2 million for the year ended March 31, 2022 to HK$84.5 million (US$10.8 million) for the year ended March 31, 2023, which was primarily due to the decrease in revenue generated from our construction management and engineering design services in small and mid-size projects (from HK$140.2 million for the year ended March 31, 2022 to HK$49.1 million for the year ended March 31, 2023) as we had less small and mid-size projects as a result of overall economic slowdown in Hong Kong, even though our revenue generated from large-size construction management and engineering design services projects increased from HK$4.0 million for the year ended March 31, 2022 to HK$29.9 million for the year ended March 31, 2023.

There are several key indicators to illustrate our business scale and performance in providing the construction management and engineering design services in Hong Kong, including the number of clients, the number of projects and the contract amount. We served 24 clients in 152 projects for the year ended March 31, 2022. For the year ended March 31, 2023, we served 19 clients in 174 projects, as we closely work with some of the key 3PL operators in Hong Kong and continue to increase the cooperation projects and further develop business relationship with our clients. Our contract amount for the construction management and engineering design services increased from HK$152.3 million in the year ended March 31, 2022 to HK$726.0 million in the year ended March 31, 2023.

For the year ended March 31, 2023, we also provided asset management and professional consultancy services through our Reitar Group to three clients in three projects in total since November 2022 when our Group acquired the Reitar Group. We relied on a small number of clients for our revenue generated from our asset management and professional consultancy services segment, as the Reitar Group started to generate revenue from this segment since April 2021. Due to business growth, we provided asset management and professional consultancy services to seven clients in five projects in total for the year ended March 31, 2023. Our projects were of relatively large size, as indicated by the total gross floor area of 680,000 square feet and the total managing amount (referring to the aggregate of the total investment amount of each project) of HK$0.8 billion of these projects for the year ended March 31, 2022. The total gross floor area and the total managing amount we recorded for our asset management and professional consultancy services for the year ended March 31, 2023 increased to 1,180,000 square feet and HK$2.9 billion, respectively.

Cost of revenue.    Our cost of revenue decreased by 44.0% from HK$107.2 million for the year ended March 31, 2022 to HK$60.1 million (US$7.7 million) for the year ended March 31, 2023, which was primarily in line with the decrease in revenue from our construction management and engineering design services.

Gross profit and gross profit margin.    As a result of the foregoing, we recorded a decrease by 33.9% in gross profit from HK$36.9 million for the year ended March 31, 2022 to HK$24.4 million (US$3.1 million) for the year ended March 31, 2023, which was primarily due to the decrease in revenue from our construction management and engineering design services.

Our overall gross profit margin increased from 25.6% for the year ended March 31, 2022 to 28.9% for the year ended March 31, 2023, primarily due to the increase in gross profit margins of our asset management service and consultancy service which could range from 49.2% to 60.7%.

Operating expenses.    Our total operating expenses increased by 11.5% from HK$13.5 million for the year ended March 31, 2022 to HK$15.0 million (US$1.9 million) for the year ended March 31, 2023, which was primarily due to the increase in salary and allowance and depreciation. Our operating expenses as a percentage of our revenue was 17.8% for the year ended March 31, 2023 as compared with 9.3% for the year ended March 31, 2022.

•        Management fee.    Our management fee decreased from HK$6.1 million for the year ended March 31, 2022 to HK$4.0 million (US$0.5 million) for the year ended March 31, 2023, mainly resulting from the decrease in management fees payable to KGDL for its human resources management services, project support services and other management services as the Company can obtain office lease on its own and have increased manpower to handle its human resources and administrative management.

•        Salary and allowance.    Our salary and allowance increased from HK$1.6 million for the year ended March 31, 2022 to HK$4.8 million (US$0.6 million) for the year ended March 31, 2023, primarily because we hired additional personnel to handle our existing and forthcoming large-size construction and asset management projects.

•        Depreciation.    Our depreciation increased from approximately HK$34,000 for the year ended March 31, 2022 to HK$0.7 million (approximately US$89,000) for the year ended March 31, 2023, mainly resulting from the depreciation of the leasehold improvement of our newly refurbished office with cost of HK$6,165,000 at Kwun Tong, Hong Kong.

•        Demonstration expenses.    We recorded demonstration expenses of HK$2.7 million and nil for the year ended March 31, 2022 and 2023, respectively. Our demonstration expenses for the year ended March 31, 2022 primarily consisted of demonstration of automated conveyor belts to our potential customers during the year.

•        Consultancy fee.    Our consultancy fee decreased from HK$1.9 million for the year ended March 31, 2022 to approximately HK$116,000 (approximately US$15,000) for the year ended March 31, 2023, which was primarily a result of reduced demand from us for seeking technical advice from third parties on automatic or other computerized equipment.

•        Auditor’s remuneration.    Our auditor’s remuneration increased from HK$25,500 for the year ended March 31, 2022 to HK$1.3 million (approximately US$163,000) for the year ended March 31, 2023, which was primarily due to the additional audit services for initial public offering purpose.

•        Others.    Our other expenses increased from approximately HK$1.1 million for the year ended March 31, 2022 to HK$4.2 million (US$0.5 million) for the year ended March 31, 2023, primarily due to increase in allowance for doubtful debt from HK$0.7 million to HK$1.8 million (approximately US$230,000), increase in legal and professional fee from HK$2,800 to HK$0.7 million (approximately US$83,000) and increase in operating lease cost from nil to HK$0.7 million (approximately US$48,000).

Interest expense.    Our interest expense increased from approximately HK$167,000 for the year ended March 31, 2022 to approximately HK$220,000 (approximately US$28,000) for the year ended March 31, 2023, primarily due to increase in short-term bank loans during the year.

Other income.    Our other income increased from approximately HK$18,000 for the year ended March 31, 2022 to approximately HK$267,000 (approximately US$34,000) for the year ended March 31, 2023, primarily due to the increase in the government subsidies received by us from approximately HK$17,000 for the year ended March 31, 2022 to approximately HK$257,000 (approximately US$33,000) for the year ended March 31, 2023 primarily due to increase in number of employees upon the subsidies application as we hired additional personnel.

Income tax expenses.    Our income tax expenses decreased from HK$4.2 million for the year ended March 31, 2022 to HK$2.0 million (approximately US$254,000) for the year ended March 31, 2023, which is primarily due to the decrease in the gross profit of our construction management and engineering design services.

Net income from continuing operation.    As a result of the foregoing, our net income from continuing operation decreased 61.1% from HK$19.2 million for the year ended March 31, 2022 to HK$7.5 million (approximately US$950,000) for the year ended March 31, 2023.

Gain on discontinued operation.    We recorded nil and HK$56.1 million (US$7.2 million) gain on discontinued operation for the year ended March 31, 2022 and 2023. The gain of discontinued operation for the year ended March 31, 2023 was the gain recognized from our termination of relevant agreements in respect of three warehouses with and transfer of cold storage equipment to a logistic service provider which is an independent third party.

Net income.    As a result of the foregoing, our net income, which consisted of net income from continuing operation and gain on discontinued operation, increased by 224.9% from HK$19.2 million for the year ended March 31, 2022 to HK$62.6 million (US$8.1 million) for the year ended March 31, 2023. Our net income margin increased from 13.3% for the year ended March 31, 2022 to 75.3% for the year ended March 31, 2023.

Year ended March 31, 2022 compared to year ended March 31, 2021

Revenue.    Our revenue increased by 97.4% from HK$73.0 million for the year ended March 31, 2021 to HK$144.2 million for the year ended March 31, 2022, which was primarily due to the increase in revenue derived from the construction management and engineering design service line from HK$71.7 million for the year ended March 31, 2021 to HK$141.5 million for the year ended March 31, 2022 mainly due to (i) the completion of a construction management project of cold store in Tsing Yi, Hong Kong with our largest customer during the year; and (ii) the completion of a construction management project of distribution center for a chained convenience store in Kwai Chung, Hong Kong with one of our five largest customers during the year.

The number of clients, the number of projects and the contract amount are three different dimensions to illustrate our business scale in providing the construction management and engineering design services in Hong Kong. Compared to the year ended March 31, 2021, the number of our clients increased from 14 to 24 and the number of our projects increased from 89 to 152 for the year ended March 31, 2022, as we closely works with some of the key 3PL operators in Hong Kong and continue to develop business relationship with more customers. Our contract amount increased from HK$72.6 million in the year ended March 31, 2021 to HK$152.3 million in the year ended March 31, 2022.

Cost of revenue.    Our cost of revenue increased by 73.0% from HK$62.0 million for the year ended March 31, 2021 to HK$107.2 million for the year ended March 31, 2022, primarily due to the increase in subcontracting fee from HK$59.7 million for the year ended March 31, 2021 to HK$104.4 million for the year ended March 31, 2022 along with the increase in our revenue for the year.

Gross profit and gross profit margin.    As a result of the foregoing, we recorded an increase by 234.2% in gross profit from HK$11.1 million for the year ended March 31, 2021 to HK$36.9 million for the year ended March 31, 2022, which was primarily due to the increase in gross profit derived from construction management and engineering design services resulting from:

(1)    the completion of construction management projects of cold store in Tsing Yi, Hong Kong with our largest customer during the year; and

(2)    the completion of a construction management project of distribution center for a chained convenience store in Kwai Chung, Hong Kong with one of our five largest customers during the year.

Our overall gross profit margin increased from 15.1% for the year ended March 31, 2021 to 25.6% for the year ended March 31, 2022, mainly due to the increase in gross profit margin of our construction management and engineering design services resulting from:

(1)    the increase in gross profit margin of construction management projects of cold store in Tsing Yi, Hong Kong with our largest customer during the year as the projects commenced in February 2021 and were substantially completed in September 2021, relatively higher costs were incurred at the initial stage of the projects during the year ended March 31, 2021; and

(2)    that a number of small-scale ancillary projects in connection with our construction management project of a cold store in Tsing Yi, Hong Kong with our largest customer in terms of revenue were completed during the year, which bear a higher gross profit margin as such customer is willing to pay higher fees to ensure such small-scale ancillary projects would not affect the schedule of the project.

Operating expenses.    Our total operating expenses increased by 125.4% from HK$6.0 million for the year ended March 31, 2021 to HK$13.5 million for the year ended March 31, 2022, which was primarily due to the increase in management fee, demonstration expenses and consultancy fee. Our operating expenses as a percentage of our revenue was 9.3% for the year ended March 31, 2022 as compared with 8.2% for the year ended March 31, 2021.

•        Management fee.    Our management fee increased by 75.0% from HK$3.5 million for the year ended March 31, 2021 to HK$6.1 million for the year ended March 31, 2022, which is in line with the increase in our revenue for the year, as such fee was determined with reference to the number of projects undergone and amounts of revenue recognized during the year.

•        Demonstration expenses.    Our demonstration expenses increased from nil for the year ended March 31, 2021 to HK$2.7 million for the year ended March 31, 2022, mainly resulting from the demonstration of automated conveyor belts to our potential customers during the year.

•        Consultancy fee.    Our consultancy fee increased by 200.4% from HK$0.6 million for the year ended March 31, 2021 to HK$1.9 million for the year ended March 31, 2022, primarily due to increase in technical consultancy fees in relation to construction management projects such as the project in relation to an automated temperature-controlled warehouse in Yuen Long, Hong Kong and the construction management project of distribution center for a chained convenience store in Kwai Chung, Hong Kong.

•        Salary and allowance.    Our salary and allowance increased from HK$1.5 million for the year ended March 31, 2021 to HK$1.6 million for the year ended March 31, 2022, primarily due to the increase in number of staff in Kamui Group.

•        Depreciation.    Our depreciation increased from approximately HK$12,000 for the year ended March 31, 2021 to approximately HK$34,000 for the year ended March 31, 2022, mainly resulting from the increase of HK$142,000 in fixed asset for the year ended March 31, 2022.

•        Others.    Our other expenses increased from approximately HK$383,000 for the year ended March 31, 2021 to HK$1.1 million for the year ended March 31, 2022, primarily due to the increase in allowance for doubtful debt (from HK$74,000 for the year ended March 31, 2021 to HK$701,000 for the year ended March 31, 2022) and the increase in entertainment expenses from HK$94,000 for the year ended March 31, 2021 to HK$181,000 for the year ended March 31, 2021).

Interest expense.    Our interest expense increased from approximately HK$12,000 for the year ended March 31, 2021 to approximately HK$167,000 for the year ended March 31, 2022, primarily due to increase in short-term bank loans during the year.

Other income.    Our other income decreased from HK$0.6 million for the year ended March 31, 2021 to approximately HK$18,000 for the year ended March 31, 2022, primarily due to the decrease in government subsidies from approximately HK$420,000 for the year ended March 31, 2021 to approximately HK$17,000 for the year ended March 31, 2022 resulting from the absence of anti-epidemic funds under the Employment Support Scheme during the year.

Income tax expenses.    Our income tax expenses increased from HK$1.2 million for the year ended March 31, 2021 to HK$4.2 million for the year ended March 31, 2022, which was in line with the increase in our net income for the year.

Net income.    As a result of the foregoing, our net income increased by 325.5% from HK$4.5 million for the year ended March 31, 2021 to HK$19.2 million for the year ended March 31, 2022. Our net income margin increased from 6.2% for the year ended March 31, 2021 to 13.3% for the year ended March 31, 2022.

Liquidity and Capital Resources

Historically, our primary source of funds has been cash generated from our business operations and bank loans, which have historically been sufficient to meet our working capital and capital expenditure requirements. Upon listing, our source of funds will be satisfied using a combination of internal generated funds, bank loans and net proceeds from the offering.

We believe that our existing cash and cash equivalents, anticipated cash raised from financings, and anticipated cash flow from operations, together with the net proceeds from this offering, will be sufficient to meet our anticipated cash needs for the next 12 months from the date of this prospectus. We intend to use portion of the net proceeds from this offering to fund our operations over the next 12 months. See “Use of Proceeds.” However, the exact amount of proceeds we use for our operations and expansion plans will depend on the amount of cash generated from our operations and any strategic decisions we may make that could alter our expansion plans and the amount of cash necessary to fund these plans. We may, however, decide to enhance our liquidity position or increase our cash reserve for future investments through additional capital and finance funding. We may need additional cash resources in the future if we experience changes in business conditions or other developments, or if we find and wish to pursue opportunities for investments, acquisitions, capital expenditures or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Our ability to manage our working capital, including receivables and other assets and liabilities and accrued liabilities, may materially affect our financial condition and results of operations.

The following table sets forth our selected consolidated cash flow data for the periods indicated:

	Years ended March 31,				Six months ended September 30,
	2021	2022	2023	2023	2022	2023	2023
	HK$	HK$	HK$	US$	HK$	HK$	US$
Net cash generated (used in) from operating activities	16,386,876	2,930,155	49,714,339	6,333,117	(1,107,852)	(23,167,353)	(2,958,491)
Net cash (used in) generated from investing activities	(21,000)	(134,651)	9,661,547	1,230,786	(148,294)	(11,728,132)	(1,497,692)
Net cash generated from (used in) financing activities	(7,299,138)	(4,849,325)	(21,410,587)	(2,727,498)	(1,291,417)	10,344,681	1,321,025
Net increase/(decrease) in cash and cash equivalents	9,066,738	(2,053,821)	37,965,299	4,836,405	(2,547,563)	(24,550,804)	(3,135,158)

Operating activities

Our operating cash inflow is primarily from our operating activities principally from the receipt of payments for our provision of services, whereas our outflow from operating activities is principally for subcontracting fees payable to suppliers, payment of salaries and employee benefits and general and administrative expenses.

Net cash used in operating activities for the six months ended September 30, 2023 was HK$23.2 million (US$3.0 million), primarily reflecting net income of HK$3.3 million (approximately US$421,000), as adjusted by (i) net non-cash adjustments of HK$6.4 million (US$0.8 million); (ii) an increase of HK$16.9 million (US$2.2 million) in accrued expenses mainly related to a construction project in relation to an automated cold chain warehouse in Kwai Chung, Hong Kong; (iii) an increase of HK$10.6 million (US$1.3 million) in contract assets mainly related to a construction project in relation to an automated temperature-controlled warehouse in Yuen Long, Hong Kong; (iv) a decrease of HK$25.8 million (US$3.3 million) in contracts receivable mainly related to a construction project in relation to an automated temperature-controlled warehouse in Yuen Long, Hong Kong; (v) a decrease of HK$21.6 million (US$2.8 million) in prepaid expenses and other receivables; (vi) a decrease of HK$25.8 million (US$3.3 million) in contracts receivable; (vii) a decrease of HK$11.3 million (US$1.4 million) in accounts payable; and (viii) a decrease of HK$4.3 million (approximately US$550,000) in contract liabilities.

Net cash generated from operating activities for the year ended March 31, 2023 was HK$49.7 million (US$6.3 million), primarily reflecting net income of HK$63.6 million (US$8.1 million), as adjusted by (i) net non-cash adjustments of HK$3.2 million (approximately US$407,000); (ii) an increase of HK$47.2 million (US$6.0 million) in contract liabilities mainly related to a construction project in relation to an automated temperature-controlled warehouse in Yuen Long, Hong Kong; (iii) an increase of HK$10.6 million (US$1.4 million) in contract assets (third parties and related parties); (iv) a decrease of HK$6.3 million (US$0.8 million) in accrued expenses mainly related to a construction project in relation to an automated cold chain warehouse in Kwai Chung, Hong Kong; (v) a decrease of HK$2.1 million (approximately US$272,000) in prepaid expenses and other receivables; (vi) an increase of HK$2.4 million (approximately US$ 306,000) in accounts payable; and (vii) a decrease of HK$2.1 million (approximately US$266,000) retention receivables.

Net cash generated from operating activities for the year ended March 31, 2022 was HK$2.9 million, primarily reflecting net income of HK$19.2 million, as adjusted by (i) net non-cash adjustments of HK$0.7 million; (ii) an increase of HK$18.2 million in contracts receivable (third parties and related parties); (iii) a decrease of HK$5.9 million in accrued expenses; (iv) an increase of HK$2.4 million in contract liabilities resulting from the increase in payment received in advance to the completion of construction projects; (v) an increase of HK$2.4 million in tax payable; (vi) an decrease of HK$2.4 million in prepaid expenses and other receivables; (vii) an increase of HK$2.3 million in retention receivables; and (viii) an increase of HK$1.5 million in accounts payable, which was in line with the increase in subcontracting fees charged by suppliers during the year.

Net cash generated from operating activities for the year ended March 31, 2021 was HK$16.4 million, primarily reflecting net income of HK$4.5 million, as adjusted by (i) net non-cash adjustments of approximately HK$86,000; (ii) an increase of HK$6.3 million in accounts payable; (iii) an increase of HK$5.3 million in contract assets (third parties and related parties); (iv) an increase of HK$4.5 million in accrued expenses; (v) an increase of HK$4.2 million in contract liabilities; (vi) a decrease of HK$3.9 million in contracts receivable (third parties and related parties); and (vii) an increase of HK$2.4 million in prepaid expenses and other receivables.

Investing activities

Net cash used in investing activities was HK$11.7 million (US$1.5 million) for the six months ended September 30, 2023, which was primarily attributable to the HK$10.2 million (US$1.3 million) investment of an equity investment of 3% shareholding in Blaze Master International Limited (a company incorporated under the laws of the BVI as a limited liability company) and the HK$1.5 million (US$0.2 million) cost in acquisition of a subsidiary.

Net cash generated from investing activities was HK$9.7 million (US$1.2 million) for the year ended March 31, 2023, which was primarily attributable to cash provided by our discontinued operation of HK$7.0 million (US$0.9 million) and the acquisition of subsidiaries of HK$3.1 million (approximately US$399,000).

Net cash used in investing activities was approximately HK$135,000 for the year ended March 31, 2022, which was primarily attributable to the purchase of property, plant and equipment of approximately HK$142,000.

Net cash used in investing activities was HK$21,000 for the year ended March 31, 2021, which was attributable to the purchase of property, plant and equipment.

Financing activities

Net cash generated from financing activities was HK$10.3 million (US$1.3 million) for the six months ended September 30, 2023, which was mainly attributable to the proceeds of bank borrowing of HK$13.7 million (US$1.2 million), which was reduced by the deferred offering cost of HK$3.0 million (US$0.4 million) and repayment of bank borrowings of HK$0.8 million (US$0.1 million).

Net cash used in financing activities was HK$21.4 million (US$2.7 million) for the year ended March 31, 2023, which was mainly attributable to advance to related parties of HK$19.9 million (US$2.5 million), which was partially offset by proceeds from bank borrowings of HK$4 million (US$0.5 million).

Net cash used in financing activities was HK$4.8 million for the year ended March 31, 2022, which was mainly attributable to dividend paid of HK$10.7 million; which was partially offset by proceeds from bank borrowings of HK$4.8 million and repayment from related parties of HK$2.9 million.

Net cash used in financing activities was HK$7.3 million for the year ended March 31, 2021, which was mainly attributable to dividend paid of HK$8.0 million and advance to related parties of HK$2.7 million; which was partially offset by repayment from related parties of HK$2.0 million and proceeds from bank borrowings of HK$1.6 million.

Capital Expenditures

We made capital expenditures of HK$21,000, approximately HK$142,000, approximately HK$474,000 (approximately US$60,000) and approximately HK$64,000 (approximately US$8,000) for the years ended March 31, 2021, 2022 and 2023 and the six months ended September 30, 2023, respectively. In these periods, our capital expenditures were mainly used for the purchase of property and equipment.

We plan to fund our future capital expenditures with our existing cash balance and proceeds from this offering. We will continue to make capital expenditures to meet the expected growth of our business.

Internal Control over Financial Reporting

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal controls and procedures, and we were never required to evaluate our internal controls within a specified period. As a result, we may experience difficulty in meeting these reporting requirements in a timely manner. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. In the course of auditing our consolidated financial statements as of and for the years ended March 31, 2021, 2022 and 2023, we identified certain areas of inadequacy in our internal control over financial reporting for the above-mentioned periods.

The areas of inadequacy identified relates to (i) inadequate segregation of duties for certain key functions due to limited staff and resources; and (ii) a lack of personnel adequately trained in U.S. GAAP.

We have taken initiatives to improve our internal control over financial reporting to address the underlying causes of such areas of inadequacy, including (i) hiring more qualified staff to fill up key roles in our operations; and (ii) providing our relevant finance staff with appropriate training regarding requirements of U.S. GAAP.

However, we cannot assure you that we will complete the implementation of these measures in a timely manner. See “Risk Factors — Risks Relating to Our Business and Industry — We have identified certain areas of inadequacy in our internal control over financial reporting as of March 31, 2023. If we fail to implement and maintain an effective system of internal control over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and investor confidence and the market price of our shares may be materially and adversely affected.” on page 28.

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to take advantage of the benefits of this extended transition period provided under the JOBS Act for complying with new or revised accounting standards. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

Holding Company Structure

Reitar Logtech Holdings Limited is a holding company with no material operations of its own. We conduct our operations primarily through our operating subsidiaries in Hong Kong. As a result, Reitar Logtech Holdings Limited’s ability to pay dividends depends upon dividends paid by our subsidiaries in Hong Kong. If our existing Hong Kong operating subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Off-Balance Sheet Commitments and Arrangements

We have not entered into any off-balance sheet financial guarantees or other off-balance sheet commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

Quantitative and Qualitative Disclosure about Market Risks

Concentration of credit risk

Our assets that are potentially subject to a significant concentration of credit risk primarily consist of bank balances, contracts receivable and contract assets, and other receivables.

We believe that there is no significant credit risk associated with cash in Hong Kong, which were held by reputable financial institutions in the jurisdiction where our operating subsidiaries are located. The Hong Kong Deposit Protection Board pays compensation up to a limit of HK$500,000 (US$63,837) if the bank with which an individual/a company hold its eligible deposit fails. As of September 30, 2023, cash balance of HK$20,062,436 (US$2,561,991) was maintained at financial institutions in Hong Kong and approximately HK$500,000 was insured by the Hong Kong Deposit Protection Board.

We have designed credit policies with an objective to minimize their exposure to credit risk. Our contracts receivable and contract assets are short term in nature and the associated risk is minimal. We conduct credit evaluations on customers and generally do not require collateral or other security from such customers. We periodically evaluate the creditworthiness of the existing customers in determining an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

We are also exposed to risk from other receivables. These assets are subjected to credit evaluations. An allowance, where applicable, would make for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

Customer concentration risk

For the year ended March 31, 2021, two customers accounted for 66.0% and 17.2% of our total revenue. For the year ended March 31, 2022, three customers accounted for 40.7%, 23.9% and 11.9% of our total revenue. For the year ended March 31, 2023, four customers accounted for 24.0%, 20.9%, 19.4% and 16.9% of our total revenue. For the six months ended September 30, 2023, two customers accounted for 47.9% and 36.0% of total revenue. No other customer accounts for more than 10% of revenue for the years ended March 31, 2021, 2022 and 2023 and the six months ended September 30, 2023, respectively.

As of March 31, 2021, three customers accounted for 52.5%, 31.1% and 11.3% of the total balance of contracts receivable. As of March 31, 2022, four customers accounted for 27.2%, 14.2%, 11.8% and 10.0% of the total balance of contracts receivable. As of March 31, 2023, three customers accounted for 28.1%, 18.1% and 12.4% of the total balance of contracts receivable. As of September 30, 2023, two customers accounted for 57.7% and 10.9% of the total balance of contracts receivable. No other customer accounts for more than 10% of contracts receivable as of March 31, 2021, 2022 and 2023 and as of September 30, 2023, respectively.

Contract asset concentration risk

As of March 31, 2021, four customers accounted for 30.8%, 27.9%, 24.5% and 15.0% of the total balance of contract assets. As of March 31, 2022, two customers accounted for 47.5% and 30.4% of the total balance of contract assets. As of March 31, 2023, two customers accounted for 68.5% and 16.1% of the total balance of contract assets. As of September 30, 2023, three customers accounted for 46.8%, 27.7% and 14.8% of the total balance of contract assets. No other customer accounts for more than 10% of contract assets as of March 31, 2021, 2022 and 2023 and as of September 30, 2023, respectively.

As of March 31, 2021, two customers accounted for 66.4% and 33.6% of the total balance of retention receivable. As of March 31, 2022, two customers accounted for 59.3% and 34.6% of the total balance of retention receivable. As of March 31, 2023, one customer accounted for 100% of retention receivable. As of September 30, 2023, one customer accounted for 95.1% of retention receivable. No other customer accounts for more than 10% of retention receivable as of March 31, 2021, 2022 and 2023 and as of September 30, 2023, respectively.

Subcontractor concentration risk

For the year ended March 31, 2021, two subcontractors accounted for 35.3% and 12.2% of total purchases. For the year ended March 31, 2022, two subcontractors accounted for 35.2% and 17.6% of total purchases. For the year ended March 31, 2023, two subcontractors accounted for 13.8% and 10.6% of total purchases. For the six months ended

September 30, 2023, two subcontractors accounted for 16.0% and 10.8% of total purchases. No other subcontractor accounts for more than 10% of purchases for the years ended March 31, 2021, 2022 and 2023 and the six months ended September 30, 2023, respectively.

As of March 31, 2021, one subcontractor accounted for 51.5% of the total balance of accounts payable. As of March 31, 2022, two subcontractors accounted for 37.6% and 11.7% of the total balance of accounts payable. As of March 31, 2023, one subcontractor accounted for 39.2% of the total balance of accounts payable. As of September 30, 2023, two subcontractors accounted for 35.6% and 23.2% of the total balance of accounts payable. No other subcontractor accounts for more than 10% of accounts payable as of March 31, 2021, 2022 and 2023 and as of September 30, 2023, respectively.

Interest rate risk

We are exposed to cash flow interest rate risk through the changes in interest rates related mainly to our bank loans and bank balances. We currently do not have any interest rate hedging policy in relation to fair value interest rate risk and cash flow interest rate risk. Our directors monitor our exposures on an ongoing basis and will consider hedging the interest rate should the need arises.

Foreign currency risk

We are exposed to foreign currency risk primarily through sales that are denominated in a currency other than the functional currency of the operations to which they relate. The currencies giving rise to this risk are primarily US$. As HK$ is currently pegged to US$, exposure to foreign exchange fluctuations is minimal.

Liquidity risk

Liquidity risk is the risk that we will encounter difficulty in meeting the obligations associated with our financial liabilities that are settled by delivering cash or another financial asset. Our approach to managing liquidity is to ensure, as far as possible, that we will always have sufficient liquidity to meet our liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to our reputation.

Typically, we ensure that we have sufficient cash on demand to meet expected operational expenses for a period of 12 months, including the servicing of financial obligations: this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Market and geographic risk

Our major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence our business, financial condition, and results of operations.

Recent Accounting Pronouncements

In May 2019, the FASB issued Accounting Standards Update (“ASU”) No. 2019-05, which is an update to ASU No. 2016-13, Financial Instruments — Credit Losses (ASC Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in ASU No. 2016-13 added ASC Topic 326, Financial Instruments — Credit Losses, and made several consequential amendments to ASC Topic 326. ASU No. 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with ASC Topic 326-30, Financial Instruments — Credit Losses — Available-for-Sale Debt Securities. The amendments in ASU No. 2016-13 address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in ASU No. 2016-13 while still providing financial statement users with decision-useful information. In November 2019, the FASB issued ASU No. 2019-10, which to update the effective date of ASU No. 2016-02 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard. The new effective date for these preparers is for fiscal years beginning after December 15, 2022. We have not early adopted this update and it will become effective on April 1, 2023. We are still evaluating the impact of accounting standard of credit losses on the consolidated financial statements and related disclosures.

In December 2016, the FASB issued ASU No. 2016-20, Technical Corrections and Improvements to ASC 606, Revenue from Contracts with Customers, which makes minor corrections or minor improvements to ASC 606 that are not expected to have a significant effect on current accounting practice or to create a significant administrative cost to most entities. The amendments are intended to address implementation and provide additional practical expedients to reduce the cost and complexity of applying the new revenue standard.

These amendments have the same effective date as the new revenue standard. In September 2017, the FASB issued ASU No. 2017-13, to clarify the effective dates that public business entities and other entities were required to adopt ASC 606 for annual reporting. As an “emerging growth company,” we have elected to take advantage of the extended transition period provided in the Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards applicable to private companies.

The amendments in ASU No. 2017-13 are effective for annual reporting periods beginning after December 15, 2018, including interim periods within annual reporting periods beginning after December 15, 2019. We adopted ASC 606 on April 1, 2020 using the modified retrospective transition method and there is no material impact as of the date of adoption of ASC 606.

In January 2021, the FASB issued ASU No. 2021-01, Reference Rate Reform (Topic 848). ASU No. 2021-01 is an update of ASU No. 2020-04, which is in response to concerns about structural risks of interbank offered rates, and particularly the risk of cessation of LIBOR. Regulators have undertaken reference rate reform initiatives to identify alternative reference rates that are more observable or transaction based and less susceptible to manipulation. ASU No. 2020-04 provides optional guidance for a limited period of time to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting. ASU No. 2020-04 is elective and applies to all entities, subject to meeting certain criteria, that have contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The ASU No. 2021-01 update clarifies that certain optional expedients and exceptions in Topic 848 for contract modifications and hedge accounting apply to derivatives that are affected by the discounting transition. The amendments in this update are effective immediately through December 31, 2022, for all entities. On December 21, 2022, the FASB issued a new Accounting Standards Update ASU No. 2022-06, Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848, that extends the sunset (or expiration) date of ASC Topic 848 to December 31, 2024. This gives reporting entities two additional years to apply the accounting relief provided under ASC Topic 848 for matters related to reference rate reform. We do not expect the cessation of LIBOR to have a material impact on the financial position, results of operations, cash flows or disclosures.

In September 2022, the FASB issued ASU No. 2022-04, Liabilities — Supplier Finance Programs (Subtopic 450-50) which requires entities that use supplier finance programs in connection with the purchase of goods and services to disclose the key terms of the programs and information about obligations outstanding at the end of the reporting period, including a rollforward of those obligations. The new standard does not affect the recognition, measurement or financial statement presentation of supplier finance program obligations. The standard’s requirement to disclose the key terms of the programs and information about obligations outstanding is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The standard’s requirement to disclose a rollforward of obligations outstanding will be effective for fiscal years beginning after December 15, 2023. Early adoption is permitted. We are currently evaluating the impact of adopting this standard on the consolidated financial statements.

Except as mentioned above, we do not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

Discussion and Analysis of Our Unaudited Pro Forma Condensed Combined Financial Information

Description of the Business Combination

As one of the first movers into the property + logistics technology solution industry in Hong Kong, we have been operating in the logistics solution market since 2015. With the growth of our business and in order to facilitate international capital raising, we underwent an offshore reorganization in 2022, or the Business Combination.

The Company and Kamui Group were and are effectively controlled by the same shareholders, Mr. Hau Lim CHUNG and Mr. Chun Yip YIU, before and after such offshore reorganization, and the acquisition is thus considered a recapitalization of entities under common control. Therefore, the financial statement and operation data of the Company and Kamui Group were reflected in our consolidated statements of operations, consolidated balance sheets, consolidated statements of cash flows as of and for the years ended March 31, 2022 and 2023. See “Corporate History and Structure”, our consolidated financial statements, our unaudited pro forma condensed combined financial information and the related notes included elsewhere in this prospectus.

In November 2022, we acquired 100% equity interest in Reitar Capital Partners Limited, a limited liability company incorporated in the BVI, which owns 100% equity interest of Reitar Group, whose primary business is to provide asset management and professional consultancy services in the logistics sector.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” and combines the historical consolidated statement of income and comprehensive income of Reitar Logtech Holdings Limited and Reitar Capital Partners Limited for the year ended on March 31, 2023, on a pro forma basis as if the Business Combination had been completed on April 1, 2022.

Key Components of Results of Operations

Revenue

For the year ended March 31, 2023, we generated total revenue on a pro forma basis of HK$88.1 million (US$11.2 million), from provision of construction management and engineering design services, and asset management services. The construction management and engineering design services segment mainly comprises construction management and engineering design services and maintenance services. The following table sets forth the breakdown of our revenue on a pro forma basis for the period indicated:

	Year ended March 31,
	2023
	HK$	US$
	(Unaudited)	(Unaudited)
Service segments and lines:
Construction management and engineering design services:
Construction management and engineering design services	77,483,493	9,870,634
Maintenance services	1,542,361	196,482
Asset management and professional consultancy services:
Asset management services(1)	4,611,336	587,439
Professional consultancy services	4,500,783	573,355
Total	88,137,973	11,227,910

____________

Note:

(1)      For the year ended March 31, 2023, we generated revenue on a pro forma basis of HK$4.6 million (US$0.6 million) from our asset management service which is mainly the revenue from asset management agreements.

For the years ended March 31, 2023, our revenue on a pro forma basis derived from the provision of construction management and engineering design services and asset management services, respectively contributed to HK$79.0 million (US$10.1 million) and HK$9.1 million (US$1.2 million) to the total revenue, representing 89.7% and 10.3% of the total revenue, respectively.

Cost of revenue

For the year ended March 31, 2023, we incurred cost of revenue on a pro forma basis of HK$60.8 million (US$7.7 million), respectively. The cost of revenue primarily consisted of subcontracting fee, staff cost and others. The following table presents the cost of revenue of our Group on a pro forma basis by nature for the period indicated:

	Year ended March 31,
	2023
	HK$	US$
	(Unaudited)	(Unaudited)
Kamui Group:
Subcontracting fee	49,059,395	6,249,684
Staff cost	7,529,384	959,169
Others	3,489,542	444,533
Reitar Group:
Operating lease costs	—	—
Depreciation of property and equipment	—	—
Others	704,786	89,783
Total	60,783,107	7,743,169

Subcontracting fee represents fees we paid to subcontractors to whom we outsourced part of the services we provide. Cost of revenue for Reitar Group mainly consists of staff cost on the provision of the asset management services and professional consultancy services. Subcontracting fee accounted for 80.7% of total cost of revenue for the year ended March 31, 2023.

Gross profit and gross profit margin

For the year ended March 31, 2023, our gross profit on a pro forma basis was HK$27.4 million (US$3.5 million), and the overall gross profit margin was 31.0%. Our overall gross profit and gross profit margin on a pro forma basis for each period are the combined effects of the respective gross profit and gross profit margin of the individual projects recognized, which are dependent on various factors, including but not limited to (i) the nature and complexity of the projects; (ii) the pricing strategy at the time our Group tendered for the individual projects; and (iii) the progress of individual projects.

The following tables present our gross profit (loss) and gross profit (loss) margin on a pro forma basis by service line for the period indicated:

	Year ended March 31, 2023
	Gross Profit		Gross Profit Margin
	HK$	US$
	(Unaudited)	(Unaudited)
Service segments and lines:
Construction management and engineering design services:
Construction management and engineering design services	20,789,148	2,648,332	26.8%
Maintenance services	598,549	76,250	38.8%
Asset management and professional consultancy services:
Asset management services	2,974,132	378,875	64.5%
Professional consultancy services	2,993,037	381,284	66.5%
Total	27,354,866	3,484,741	31.0%

Operating expenses

For the year ended March 31, 2023, our operating expenses on a pro forma basis were HK$18.7 million (US$2.4 million). The operating expenses included management fee, salary and allowance, depreciation, demonstration expenses, consultancy fee, auditor’s remuneration and others. The following table sets forth components of our operating expenses on a pro forma basis for the period indicated:

	Year ended March 31,
	2023
	HK$	US$
	(Unaudited)	(Unaudited)
Kamui Group:
Management fee	3,952,004	503,447
Salary and allowance	4,733,405	602,989
Depreciation	1,385,643	176,517
Demonstration expenses	—	—
Consultancy fee	115,540	14,719
Auditor’s remuneration	1,280,000	163,059
Allowance for doubtful accounts	1,809,747	230,544
Legal and professional fee	376,147	47,917
Others(1)	1,346,088	171,479
Sub-total	14,998,574	1910,671
Reitar Group:
Management fee	258,840	32,974
Salary and allowance	1,228,641	156,517
Depreciation	10,887	1,387
Auditor’s remuneration	812,000	103,441
Allowance for doubtful accounts	573,363	73,041
Legal and professional fee	649,936	82,795
Others(2)	158,105	20,140
Sub-total	3,691,772	470,295
Pro forma adjustments(3)	—	—
Total	18,690,346	2,380,966

____________

Notes:

(1)      Other expenses of Kamui Group primarily consisted of transportation expenses, entertainment expenses, insurance expenses and other miscellaneous expenses for administrative purposes.

(2)      Other expenses of Reitar Group primarily consisted of advertising expenses, government rates and other miscellaneous expenses for administrative purposes.

(3)      Pro forma adjustments reflect the elimination of intercompany balances, investment in subsidiary of the Company and share capital of Reitar Capital Partners Limited.

Management fee.    Management fee primarily consisted of fees payable to KGDL, for the usage of KGDL’s office space and for human resources management services, project support services and other management services provided by KGDL.

Salary and allowance.    Salary and allowance primarily consisted of salaries and retirement benefit scheme contributions of the administrative and operational staff.

Depreciation.    Depreciation primarily consisted of the depreciation of the leasehold improvement of our newly refurbished office at Kwun Tong, Hong Kong.

Demonstration expenses.    Demonstration expenses primarily consisted of expenses incurred for introduction and demonstration of automated equipment and facilities to our potential customers.

Consultancy fee.    Consultancy fee primarily consisted of consultancy fee for technical advice on automatic or other computerized equipment.

Results of Operations

The following tables set forth a summary of our unaudited pro forma condensed combined statement of income and comprehensive income for the year ended March 31, 2023. This information should be read together with our unaudited pro forma condensed combined financial information and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

	Year ended March 31, 2023
	Kamui Group (Historical)	Reitar Group (Note 1)	Pro forma Adjustments	Combined Pro forma
	HK$	HK$	HK$	HK$	US$
Revenue	84,485,339	3,652,634	—	88,137,973	11,227,910
Cost of revenue	(60,078,321)	(704,786)	—	(60,783,107)	(7,743,169)
Gross profit	24,407,018	2,947,848	—	27,354,866	3,484,741
Total expenses	(14,998,574)	(3,691,772)	—	(18,690,346)	(2,380,966)
Income (loss) from operation	9,408,444	(743,924)	—	8,664,520	1,103,775
Total other income, net	46,861	—	—	46,861	5,970
Income (loss) before income tax expenses	9,455,305	(743,924)	—	8,711,381	1,109,745
Income tax expenses	(1,994,996)	(154,126)	—	(2,149,122)	(273,777)
Net income (loss) from continuing operation	7,460,309	(898,050)	—	6,562,259	835,968
Discontinued operation:
Income (loss) from discontinued operation	4,133,971	(21,517,717)	—	(17,383,746)	(2,214,518)
Gain on disposal	52,016,401	—	—	52,016,401	6,626,378
Gain (loss) on discontinued operation	56,150,372	(21,517,717)	—	34,632,655	4,411,860
Net income (loss)	63,610,681	(22,415,767)	—	41,194,914	5,247,828
Add: net loss attributable to non-controlling interests from continuing operation	(101,880)	—	—	(101,880)	(12,978)
Net income (loss) attributable to the company’s ordinary shareholders and total comprehensive income (loss)	63,712,561	(22,415,767)	—	41,296,794	5,260,806

Note 1: It represents the unaudited condensed consolidated financial information of Reitar Capital Partners Limited for the period of April 1, 2022 through the acquisition date.

INDUSTRY OVERVIEW

Certain information, including statistics and estimates, set forth in this section and elsewhere in this prospectus has been derived from publicly available information. We believe that the sources of such information are appropriate, and we have taken reasonable care in extracting and reproducing such information. We have no reason to believe that such information is false or misleading in any material respect or that any fact has been omitted that would render such information false or misleading in any material respect. However, neither we nor any other party involved in this offering has independently verified such information, and neither we nor any other party involved in this offering makes any representation as to the accuracy or completeness of such information. Therefore, investors are cautioned not to place any undue reliance on the information, including statistics and estimates, set forth in this section or similar information included elsewhere in this prospectus.

Overview of Logistic and Warehousing Market

The life cycle of a product involves development and manufacturing, physical movement through logistics, and retailing to end customers. Since the 1990s, manufacturing became increasingly fragmented and globalized, which powered the rapid expansion of international trade, creating new demands for the physical movement of raw material, goods, and products around the world. All these changes have made the logistics industry an increasingly crucial component of the value chain. On the other hand, online marketplaces and online-to-offline stores make retailing less dependent on customer footfalls to drive sales. As shopping moved from offline to online, the physical delivery of the purchased products relies more on logistics services. For online marketplaces to process and fulfil customers’ orders efficiently, larger and more modern warehouses and logistics centers are needed to accommodate a wider range of products, allowing the online retailer to tally all products ordered by the same customer within the same warehouse. This reduces inter-warehouse goods movement and thus cuts the cost of order fulfilment. The warehouse sector is expected to be supported by the low vacancy level and surging demand coming from online businesses as well as the need to store medical supplies — a COVID-19-induced demand. Cold storage, which is a sub-sector of industrial properties to store, pack, and distribute temperature-sensitive and perishable products in a controlled environment, has recently emerged as one of the most appealing niche asset classes in Hong Kong.1

Key roles of digitalization and data analytics in logistics value chain

____________

1        Source: Colliers — Cold Storage Demand Increasing (https://www.aprea.asia/images/Colliers_Radar_-_Hong_Kong_Cold_Storage_Demand_Increasing_FINAL.pdf), and Land and Housing Policy Research Report (https://ourhkfoundation.org.hk/sites/default/files/media/pdf/Brownfield2020_Full_ENG.pdf)

Overview of Cold Chain Market in Asia Pacific

The Asia Pacific cold chain market reached a value of US$128.2 billion in 2021. Looking forward, IMARC Group expects the market to reach US$290.1 billion by 2027, exhibiting at a CAGR of 14.2% from 2022 to 2027.

Market research firm, Forrester, forecasted that the adoption of the online sales in grocery, the fastest-growing e-commerce segment in Asia Pacific, will see a CAGR growth of 30% from 2019 to 2024.2 Such trends further strengthen investment demand for cold storage space. Meanwhile, IMARC Group expects the Asia Pacific cold storage segment to grow from US$111 billion in 2020 to US$255 billion by 2026.3

A strong growth in the life sciences and food industries across the Asia Pacific region is creating exciting opportunities for the cold chain logistics, as one of the most potential segments of the regional logistics industry. Accounting for around 60% of the global population, the Asia Pacific region represents a huge consumer base for both healthcare and food product suppliers.4

Cold storage is set to receive a boost from the pharmaceutical sector in the region in near to long term. With rising disposable income and ageing population, the healthcare expenditure in the region is exhibiting strong growth rates and remains integral to the growth prospects of multinational pharmaceutical and biotechnology companies. This has resulted in a rising demand for temperature sensitive healthcare products such as vaccines, biopharmaceuticals, clinical trial materials, etc. In the short term, the need for COVID-19 vaccines, some of which require an extremely low temperature environment, will boost the demand for cold storage facilities. In the longer term, Asia Pacific medical demands are likely to rise as the region’s population ages alongside growing affluence. Based on the latest available data on healthcare expenditure per capita and as a percentage of GDP, there is significant potential for Asia Pacific medical spending to rise further. Robust demand drivers will result in the Asia Pacific cold chain segment more than doubling from US$111 billion in 2020 to US$255 billion in 2026, according to estimates from IMARC group.

Moreover, the cold storage sector is also a natural beneficiary of the growth in online grocery sales in Asia Pacific. The growth of e-commerce and online food retail has catalyzed the demand for frozen food. According to recent estimates by Forrester, demand for online grocery is set to expand by an estimated 30% per annum between 2019 and 2024 within the Asia Pacific retail e-commerce landscape.5

Overview of Cold Storage Market in Hong Kong

Cold storage, as a sub-sector of industrial properties to store, pack and distribute temperature-sensitive and perishable products in a controlled environment, has become one of the most appealing niche asset classes in Hong Kong. As one of the major hubs of Asia Pacific, Hong Kong enjoys the rapid growth of logistics business, e-commerce and online trading business in mainland China, as week as the strong local demand in cold storage spaces in Hong Kong due to local shortage of cold storage facilities.

____________

2        Source: Forrester — Online Retail Will Reach US$2.5 Trillion In Asia Pacific By 2024 (https://www.forrester.com/press-newsroom/online-retail-will-reach-us2-5-trillion-in-asia-pacific-by-2024/)

3        Source: IMARC Group — Asia Pacific Cold Chain Market: Industry Trends, Share, Size, Growth, Opportunity and Forecast 2022-2027 (https://www.imarcgroup.com/asia-pacific-cold-chain-market), or IMARC Report

4        Source: IMARC Report

5        Source: ARA Asset Management Limited — Cold Storage — keeping it fresh (https://www.ara-group.com/homepage/wp-content/uploads/2022/05/Cold-Storage-keeping-it-fresh-20220515.pdf), or ARA Report

Looking forward, Colliers expects the demand for cold storage in Hong Kong will likely remain strong in the future, supported by the increasing volume of supermarket retail sales, change of consumers’ shopping habit to favor e-commerce and online food & beverage consumption, as well as the increasing vaccine and drug usage. It is estimated that, from 2021 to 2023, up to about 5 million square feet (464,500 square meters) gross floor area of new warehouse supply is scheduled in Hong Kong to facilitate the development of local cold storage industry. Also, in the Hong Kong Budget 2021-22, the Hong Kong government explicitly mentioned that the Airport Authority will actively explore measures utilize its capability in managing temperature-controlled air cargo to facilitate trans-shipment in the city.6

In October 2022, the Chief Executive of Hong Kong announced in the annual policy address that the government aims to formulate an action plan to promote high value-added modern logistics development in three major directions by (i) reinforcing intermodal transport by integrating air, sea and land transport to strengthen the key role played by Hong Kong in the logistics chain of the Great Bay Area; (ii) leveraging Hong Kong’s strengths in handling high-value goods to promote the development of high-end and high value-added logistics services, such as the processing of cold chain goods, fresh food and pharmaceuticals; and (iii) encouraging a wider application of smart logistics solutions by the logistics trade to enhance competitiveness through technology in Hong Kong.

Market players

Typically, the cold storage market players can be categorized into four major types, differentiated by their operating model and scope of expertise, including (i) the cold storage operators and specialists, (ii) pure investors and investors with operational subsidiaries, (iii) third-party logistics, and (iv) occupiers.7

Cold storage operators and specialists generally possess in-depth knowledge of day-to-day operations of a cold storage facility and expertise in processing, sorting and exporting, particularly for food products and agricultural goods. The competitive landscape in this space is generally monopolized by a few players based locally.

Pure investors and investors with operational subsidiaries typically involve in asset development, acquisition and positioning. Cold storage investors and conglomerates account for the largest portion of market share (by square feet) in this area. And they are usually the primary owners of the assets with a long-term investment horizon.

Third-party logistics companies, or 3PLs, facilitate goods distribution into and out of the cold storages. Unlike operators, they focus on distribution and delivery services catered towards the end users. 3PLs which are landlords can typically attain a higher income from their tenants by acting as a third party for goods distribution. However, non-owner 3PLs also bear more risk as they are likely committed to a fixed lease term.

Occupiers are typically the large grocery chains, consumer goods chains, and ecommerce are most recently some are catered towards certain types of vaccines storage. They are amongst the most diversified in the group. While, as the demand is closely dependent upon underlying economy, occupiers’ returns are potentially less stable, compared to other cold storage players.

____________

6        Source: Colliers — Cold Storage Demand Increasing

7        Source: Colliers — Cold Storage Demand Increasing

Market opportunities

Demands for more cold storage space.    The cold storage business in Hong Kong is still in developing stage with great value-added potential to be developed. The term “cold stores” is an official classification for imported frozen or chilled meat cold storages licensed by the Hong Kong Food and Environmental Hygiene Department. According to Colliers, there are 66 licensed cold stores in Hong Kong as of February 2021. Such limited industrial supply in Hong Kong creates opportunities for capital growth. Colliers forecasts the 2021 to 2023 average industrial supply remains tight at 1.2 million square feet (111,500 square meters) net floor area, or NFA, per annum compared to the 10-year annual average to 2020 of 1.5 million square feet (139,400 square meters) NFA. E-commerce growth will likely strengthen the ongoing demand for industrial space, which suggests capital growth for logistics facilities from 2022 onwards once the market starts recovering from the current correction phase. According to Colliers, a fast entry route into the cold storage investment would be for investors to explore industrial assets with potential for conversion or refurbishment, especially those assets with good locations and building specifications suitable for cold storage operations.

Comparatively high investment returns.    Compared to traditional industrial assets, the cold storage enjoys a rental premium of about 20% to 25% higher than traditional warehouses (HK$10 (US$1.3) to HK$16 (US$2.0) per square foot of ground floor area per month), representing a more beneficial investment choice for investors. The cold storage sector in Hong Kong is showing positive prospects with higher rents and stable yields, considering the rising demand from robust supermarket retail sales performance, e-commerce food delivery and the pressing need for vaccine and drugs storage. Investors are increasingly interested in exploring these industrial subsectors for long-term income streams and their redevelopment potential.8

According to ARA Asset Management Limited, compared to the retail and office sector, industrial properties demonstrated a high level of resilience and stability in terms of rents and capital values. Meanwhile, the Industrial Building Revitalization Scheme 2.0 initiated by the Hong Kong Lands Department also presented investors with redevelopment opportunities, and some investors are eyeing the relaxed plot ratio restrictions to improve the return on their investments with higher floor area ratios.9

Demands for cold storage services during and after pandemic outbreak.    COVID-19 had increased the investment appetite for logistics facilities, cold storage and data centers in Hong Kong, supported by other long-term macro drivers including the growing 5G network, cloud computing, e-commerce and food and beverage demand. Investors are increasingly interested to explore these industrial subsectors for long term income streams and their redevelopment potential. Cold storage demand had shifted from fine dining to retail and supermarkets, as people had to dine-at-home amid the COVID-19 restrictions. According to the Hong Kong Census and Statistics Department, retail sales in supermarket increased by 9.7% on year-on-year basis for the 12 months in 2020, while the overall retail sales dropped 24% on year-on-year basis.10

In particular, the pandemic has also triggered rising frozen food consumption and e-commerce demand in the city. Hong Kong’s retained imported frozen food increased by 49% from 1.1 billion kilograms in 2018 to 1.6 billion kilograms in 2020, with growth accelerating over the last two years, recording 25% year-over-year growth in 2019 and 20% year-over-year growth in 2020. Meanwhile, the gross merchandise value of groceries from HKTV mall, a popular online retailer in Hong Kong, reached US$0.4 billion (HK$3.1 billion) in 2020, up 154% year-over-year growth from 2019’s US$0.1 billion (HK$0.8 billion).11

Catalyzed by rising income, development of e-commerce and a shift in dietary patterns, there is a rising demand for meat, seafood, fruits, vegetables, dairy, etc. which are temperature-sensitive and need to be stored and transported at controlled temperatures. Furthermore, there are also increasing concerns over food safety, and a continuous shift in consumer habits to buy fresh and frozen food products from organized retail channels such as supermarkets compared to the traditional wet markets. These trends have driven the demand of cold storage facilities in Hong Kong and bolstered further investments in ongoing infrastructure improvements.12

____________

8        Source: Colliers — Cold Storage Demand Increasing

9        Source: ARA Report

10      Source: Colliers — Rising Investment Demand for Hong Kong Industrial Properties (https://www.colliers.com/en-hk/research/colliers-flash-rising-investment-demand-in-industrial-assets)

11      Source: HKTV Mall 2020 Annual Result Announcement (https://ir.hktv.com.hk/pdf/announcement/file/HKTV_AR2020_E.pdf)

12      Source: IMARC Report

Market challenges

Despite the strong underlying demand drivers, the supply of cold storage spaces faces some challenges. For one, there are generally limited sites suitable for cold storage given its intensive demand for electricity to provide temperature and humidity control. Aside from site availability, data centers compete directly for the same sites, which inevitably drives up land prices.

Cold storage is also associated with higher construction costs. According to Colliers’ estimates, cold storage facilities cost three times that of a traditional warehouse and require a longer completion time. Operation costs are also higher given the energy needs and the specialist knowledge necessary for managing these assets.13

Nonetheless, investors are likely to be rewarded for the additional risk and higher cost associated with this asset class. Cold storage facilities have higher profit margins due to the rental premium over dry warehouses. According to Colliers, dedicated cold storage assets can command a rental premium of up to 100% or higher versus a dry warehouse. Separately, a PwC report suggests that cold storage trades at a premium of 300 to 350 basis points compared to conventional logistics facilities.14

____________

13      Source: ARA Report

14      Source: https://www.pwc.com/sg/en/publications/assets/page/emerging-trends-real-estate-asia-pacific-2021.pdf

BUSINESS

Our Mission

Our mission is to provide one-stop solutions for logistics property operations in our value-added property development and redevelopment projects through innovative application of technology to enhance business efficiency and promote economic growth.

Overview

We provide comprehensive logistics solutions by connecting capital partners, logistics operators, and our innovative integration and application of logistics technologies through our end-to-end logistics solution business model. Our business primarily consists of two segments: (i) asset management and professional consultancy services, and (ii) construction management and engineering design services.

For logistics operators such as third-party logistics companies, or 3PLs, we provide one-stop logistics solutions whereby we procure capital partners to invest in logistics property development and redevelopment projects, provide support for 3PL customers in their bidding for commercial and government tender projects, help customers obtain relevant licenses for their planned logistics operations, and provide consulting services for customers to determine their strategies and overall logistics plans. We also act as the managing contractor to provide project management services before and during construction work in logistics property development projects, aiming to provide a turnkey solution to our customers. Our one-stop business model allows us to understand customers’ needs in all aspects of their workflow, provide solutions at each stage that fit into the overall plan, lower their operating costs through centrally managed work process, utilize our relationship network to assist customers in their business, and optimize the overall logistics operations for our customers.

For capital partners investing in our projects such as logistics property funds, we provide comprehensive asset management and project management services whereby we source suitable properties for development or conversion into logistics assets including automated warehouses, cold stores, e-commerce fulfillment and distribution centers and logistics parks, maximize the asset value through asset enhancement by applying logistics technologies, and find suitable logistics operators or users of the value-added logistics facilities under our management.

As one of the first movers into the property + logistics technology, or PLT, solution industry in Hong Kong, we have been operating in the logistics solution market since 2015 and two of our co-founders and directors have been working in this sector for over 20 years. We provide PLT solutions through Reitar Group, and construction management and engineering design services through Kamui Group. In the second half of 2022, we underwent a corporate reorganization whereby our Company acquired Kamui Group and Reitar Group. Over years of experience working in the logistics sector, we have gained in-depth professional expertise and developed strong connections with upstream and downstream players in the industry, including investment funds, landowners, both local and international 3PLs, suppliers, and equipment manufacturers. Our know-how relating to our customers’ operations which was obtained through years of services represents a key competitive advantage for us. The logistics service market in Hong Kong is dominated by a limited number of key 3PL operators, and we have built close business relationships with some of them. As a result, we relied on a small number of customers for the majority of our total revenue for the years ended March 31, 2021, 2022 and 2023.

Our leading market position, one-stop service business model, first-mover advantage, in-depth know-how and well-established customer base have enabled us to generate significant growth. For the years ended March 31, 2021, 2022 and 2023, our revenue was HK$73.0 million, HK$144.2 million and HK$84.5 million (US$10.8 million), and our net income was HK$4.5 million, HK$19.2 million and HK$63.6 million (US$8.1 million), respectively. For the six months ended September 30, 2022 and 2023, our revenue was HK$45.8 million and HK$73.7 million (US$9.4 million), and our net income was HK$3.3 million and HK$3.3 million (approximately US$421,000), respectively.

Our Competitive Strengths

We believe that the following competitive strengths have contributed to our success to date and will continue to distinguish us from our competitors:

We are well-positioned to capture the significant growth potential in the logistics solution industry.

We provide comprehensive logistics solutions by connecting capital and logistics operators through our platform for logistics asset management and construction management services. With the development of internet-related technologies, e-commerce continues to grow at a rapid pace and has increasingly become a preferred means for shopping, particularly in light of COVID-19 and the resulting social-distancing restrictions. Due to the uncertainty in transportation and quarantine requirements, grocery distributors have an increased demand for warehouses and cold storage because they purchase in bulk and need to be able to store their goods until distribution for sale. According to the Colliers, the demand for cold storage in Hong Kong will likely remain strong from 2022 onwards, supported by the increasing volume of supermarket retail sales, change of consumers’ shopping habit to favor e-commerce and online food & beverage consumption, as well as the increasing vaccine and drug usage. At the same time, logistics infrastructure, technology and services have lagged behind market demand. As a result, demand for logistics solutions has significantly exceeded supply, with the gap continuing to widen. We believe that we are well-positioned to capture the significant growth potential in the logistics solution industry given our leading market position in providing PLT solutions, one-stop service business model, first-mover advantage, in-depth know-how and well-established customer base.

Our business model of providing end-to-end logistics solutions distinguishes us from our competitors.

We provide one-stop PLT solutions targeting to enhance operational efficiency and lower costs by developing smart warehouses. With our strong connection to the logistics property funds in the market, our sufficient data obtained from different logistics operators and our in-depth know-how relating to their operational workflow due to our longtime cooperation with the logistics operators, we can easily procure capital partners for logistics infrastructure projects, assist logistics operators in bidding for commercial and government tender projects, help logistics operators obtain relevant licenses, and provide consulting services for logistics operators to determine their business strategies and overall logistics plans. We also provide operation model solutions, design and build of logistics infrastructure, and maintenance services. Our one-stop end-to-end logistics solution business model allows us to understand logistics operators’ needs in their entire workflow, provide solutions at each stage that fit into the overall plan, lower the operating costs through centrally managed and efficient work process, utilize our own relationship networking capacities to assist logistics operators in their business, and optimize the overall logistics solutions for our customers.

Our first-mover advantage enables us to establish and maintain our leading market position.

As one of the first movers into the logistics solution industry in our markets, we have been operating in the logistics solution market since 2015 and two of our co-founders and directors have been working in this sector for over 20 years. We have gained in-depth professional expertise and developed strong connections with upstream and downstream players in the industry, including investment funds, landowners, 3PLs, suppliers, and equipment manufacturers. Building a new logistics facility often entails obtaining approvals from the Hong Kong government for rezoning of agricultural land for industrial and logistics use. Our long operating history and track record allow us to benefit from strong policy support from the Hong Kong government. Following the initial setup of logistics arrangements, a customer is typically inclined to continue to use the same logistics solution provider due to familiarity with the system, reliable services and existing capital investment sources, which is an advantage for first movers in the market such as us. Our first-mover advantage enables us to build an extensive business partnership network and makes us a natural choice for new projects and customers due to our experience, expertise and connections, which in turn helps us capture a significant market share and maintain our leading market position.

Our know-how allows us to sustainably provide efficient solutions to customers.

We have accumulated extensive logistics handling data and know-how through our longtime cooperation with major 3PLs and other customers, which enable us to design efficient solutions around their needs. We are familiar with the operations of major 3PLs through our long history of working with them, and we are able to optimize warehouse and logistics arrangements for them. Leveraging on our strong customer base, we have obtained sufficient operating statistics from logistics users in different industries, which enables us to sustainably develop and optimize our PLT solutions with latest innovation technologies. We have obtained business data for certain leading grocery providers in Hong Kong during our cooperation with them, including their placement of fast-selling and slow-moving items within their stores, their cargo loading time and frequency during the day, and the seasonal items they usually carry, which allows us to understand and anticipate their requirements for logistics solutions. We also provide pick & sort solutions and equipment to e-commerce service providers to keep abreast of developments and business opportunities in the e-commerce sector. Our know-how relating to these customers which was obtained through years of service represents a key competitive advantage for us.

We have a well-established customer base.

We have built a strong and well-established customer base in Hong Kong through our operation and our management’s over 20-year experience in the logistics solution market. We have built strong connection and good relationship with reputed real estate funds and local and international logistics operators and users. We have provided services to leading 3PLs, other logistics operators, retailers, and e-commerce platforms. Our customers include the major Hong Kong-based 3PLs and retail chain stores, which together account for a significant portion of their respective market sectors in Hong Kong. We have established strong client loyalty and developed stable relationships with a number of recurring clients. The longest relationship has been maintained over ten years. Our strong and stable customer base has contributed and we believe it will continue to contribute to our growth.

We have an experienced senior management team with a proven track record.

We are led by a senior management team that are dedicated and experienced in the logistics solution industry with a proven track record. On average, members of our senior management team have over ten years of experience in their respective areas of expertise, including real estate project investment, asset management, project management, logistics technology solutions as well as construction management and engineering design, which covers the key aspects of our operations. Our senior management team has been stable with most of the members having worked together for more than five years. Our chairman and chief executive officer, Mr. Kin Chung CHAN, has over 15 years of professional experience in corporate finance, asset management, and real estate project investment. Our co-founder and director, Mr. Hau Lim CHUNG, has over 23 years of experience in warehouse, automation system and logistics solution development. Our co-founder and director, Mr. Chun Yip YIU, has over 20 years of experience in the electrical and mechanical services and cold chain logistics solution development.

Our Strategies

We intend to continue to grow our business and further strengthen our market position. Towards this goal, we intend to pursue the following strategies:

Expand our resources and build state-of-the-art facilities

We believe that there is significant growth potential in the logistics solution industry due to the growth of e-commerce and changes to business models and lifestyles following COVID-19, and we intend to expand our resources and business partnerships to capture the market opportunities.

We plan to identify suitable land in Hong Kong, apply for rezoning from agricultural to industrial use, and build the necessary infrastructure to convert the land for logistics services. We intend to collaborate with investment funds for capital resources to acquire the land for infrastructure construction projects. In addition, we plan to source suitable buildings, apply to change the use of the property to warehouse use, and renovate to transform buildings to warehouse or logistics facilities. We intend to work with artificial intelligence experts and data analysts to build smart warehouses equipped with advanced artificial intelligence logistics technologies in order to enhance the efficiency of the warehouses and logistics operations.

Build our in-house research and development capabilities

We intend to build our in-house research and development capabilities to provide the technologies and upgrades needed in developing smart warehouse facilities and logistics infrastructure. We plan to hire qualified engineers, artificial intelligence scientists and data analysts to develop systems and resources for warehouse management system. We also intend to collaborate with research institutions and universities to develop technologies for logistics services. In addition, we plan to continue to enhance the hardware and equipment used in our services. We intend to continue to invest in automated equipment, and rent out equipment to end users in the future.

Expand the geographic coverage of our markets

We plan to further expand the geographic coverage of our markets in Asia, including Thailand, Japan, Laos, Cambodia, India, Indonesia and other Asian countries or regions. For instance, we have assisted in developing an automated logistics center in Thailand for one of our longtime customers, and we expect further cooperation with this customer based on its significant operations in Thailand with a large customer base and the increasing local demand for logistics services. In addition, we seek to work with many other 3PLs and retailers based in Hong Kong which also have operations in Asia that need high quality logistics support. We believe the potential demand from Asia is strong and represents significant market opportunities for us.

Build an e-commerce logistics park

We plan to build an e-commerce logistics park in Hong Kong to household service providers on various links of the logistics solution value chain, including warehouses, transportation service providers, wholesalers and distributors, among others. The Hong Kong government has promulgated supporting policies for the development of e-commerce logistic parks, including land use approval incentives. We intend to find suitable vacant land, apply for rezoning from agricultural use to industrial use and construct our logistics park. If there is a suitable opportunity and the cost is reasonable, we may also consider renting private land together with our business partners to develop the e-commerce park. We plan to build automated logistics infrastructure, including smart warehouses operated with artificial intelligence, and provide project or asset management services.

Our Business Model

We provide comprehensive logistics solutions by connecting capital partners, logistics operators, and our innovative integration and application of logistics technologies through our end-to-end logistics solution business model. Our business primarily consists of two segments: (i) asset management and professional consultancy services, and (ii) construction management and engineering design services.

For logistics operators such as third-party logistics companies, or 3PLs, we provide one-stop logistics solutions whereby we procure capital partners to invest in logistics property development and redevelopment projects, provide support for 3PL customers in their bidding for commercial and government tender projects, help customers obtain relevant licenses for their planned logistics operations, and provide consulting services for customers to determine their strategies and overall logistics plans. We also act as the managing contractor to provide project management services before and during construction work in logistics property development projects, aiming to provide a turnkey solution to our customers. Our one-stop business model allows us to understand customers’ needs in all aspects of their workflow, provide solutions at each stage that fit into the overall plan, lower their operating costs through centrally managed work process, utilize our relationship network to assist customers in their business, and optimize the overall logistics operations for our customers.

For capital partners investing in our projects such as logistics property funds, we provide comprehensive asset management and project management services whereby we source suitable properties for development or conversion into logistics assets including automated warehouses, cold stores, e-commerce fulfillment and distribution centers and logistics parks, maximize the asset value through asset enhancement by applying logistics technologies and find suitable logistics operators or users of the value-added logistics facilities under our management.

Our one-stop service business model consists of two main groups of operating subsidiaries, specializing in strategic planning and customized provision of comprehensive logistics solutions. Our Reitar Group focuses on providing asset management and professional consultancy services and our Kamui Group focuses on providing construction management and engineering design services. The close collaboration between the Reitar Group and Kamui Group enables us to build our strengths in providing one-stop logistics solutions. We believe such synergistic teamwork will further strengthen our competitiveness.

See forth below is a diagram illustrating the workflow of our business segments:

Our Services

Asset management and professional consultancy services

Asset management services

We offer asset management services to provide total logistics real estate asset management support for customers that own investment or plan to invest in logistics real estate. We have an established team of experts with a strong track record, from real estate fund creation to ongoing management and disposition activities in logistics and cold-chain assets sector.

Our asset management service process typically involves the following:

•        Attract capital partners and cooperate with them by creating investment projects to provide reputable logistics operators value-added logistics facilities after property development or redevelopment, generating attractive and stable rental yield to capital partners or sharing the yield with other investors when we partner with them as a co-investor

•        Acquire use or development right on the property/warehouse/land from property owners and landlords by way of renting

•        Evaluate the economic feasibility of the projects, and customize development and conversion plans and marketing strategies to find suitable logistics users/operators

•        Attract specific logistics users/operators by providing tailor-made logistics solutions with fit-to-use logistics warehouse and facilities

Our technology-driven logistics solutions are at the core of our asset management services. We design and provide logistics technology platform which consolidate warehouse equipment solutions, such as cold chain solutions, to help customers enhance their efficiency of logistics operation, storage capacity and warehouse management. See “— Construction management and engineering design services” below for details.

We mainly derive revenue from (i) asset management fees for managing logistics real estate projects, where we collaborate with capital partners to convert agricultural land into industrial land for logistics use, and provide tailor-made logistics technology solutions to implement the project; and (ii) rental price mark-up under our rent-to-rent model in real estate projects where we rent the property from the landowner, perform the necessary engineering work to make it suitable for logistics use and then rent it out at a higher rental to the end user.

From time to time, we may also recoup and realize return on our investments in our asset management projects by terminating relevant agreements and disposing of the relevant assets and rights to interested buyers, including but not limited to logistics operators, for cash consideration. For instance, in the year ended March 31, 2023, a logistic service provider proposed to take over three warehouses which we provided to it or agreed to use from it and agreed in March 2023 to pay us a net amount of HK$4.1 million as termination charge for us to terminate the original agreements for such three warehouses. Further, in March 2023, we disposed of our cold storage assets in a project we previously managed to the same logistic service provider for a total consideration of HK$69.0 million, which in total provided a gain on such discontinued operation of HK$56.2 million. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Discontinued operation”, and the consolidated financial statements and the relevant notes included elsewhere in this prospectus for details.

We currently have (i) three projects under management and operation, including one fully automated high density warehouse under development (GFA: around 300,000 square feet), one large-size smart cold storage for frozen fresh poultry and distribution center under development (GFA: around 200,000 square feet), and one automated cold chain storage center for an industrial building conversion (GFA: 200,000 square feet); and (ii) five projects under due diligence with a total gross floor area of around 1,300,000 square feet, consisting of two automated e-commerce distribution centers, one automated import e-commerce processing center, automated export e-commerce parcel processing center, and one automated live stream e-commerce processing center.

In May 2023, we entered into a series of agreements with one of our capital partners regarding a building conversion project. Cogen Advisory Limited, one of our subsidiaries, acts as a property advisor to provide asset and project management services in this project. Kamui Construction acts as the managing contractor for this project under a design and build contract for a total contract sum of estimated HK$255 million. Such project expects to transform an industrial building in the New Territories, Hong Kong, to be one of the largest-scale automated cold chain warehouse in Hong Kong with a GFA of over 200,000 square feet, upon completion in the second half of 2024. The transformed warehouse will feature innovative technologies such as efficient refrigeration and freezing equipment, intelligent real-time monitoring, and control and adjustment systems to enable fully automated operations for smart logistics. Due to increasing appetite for frozen food and insufficient equipment in Hong Kong, we expect to further develop multiple large-scale automated cold chain centers locally in the next three years to meet market demand.

In the second half of 2022, we entered into a series of agreements regarding an automated temperature-controlled warehouse development project (GFA: 274,599 square feet) with an estimated HK$1.3 billion (US$0.2 billion) investment amount, or the Automated Warehouse Project, invested by a joint venture of a reputed real estate fund and logistics operator in Hong Kong, where Reitar Group acts as an asset manager, project manager and lead consultant, and Kamui Group will act as the managing contractor.

In August 2022, we entered into a five-year asset management agreement to act as the asset manager of the Automated Warehouse Project. The projected management fee income is estimated to be HK$29.5 million (US$3.8 million).

Our smart cold chain solutions help our customers transform their manual logistics processes into intelligent and efficient platforms to handle the transportation of on-time and sensitive temperature-controlled products. We apply the artificial intelligence logistics system which has the ability to control the machines to automatically capture and allocate the shipments to vehicles in the warehouse, where logistics operators will be notified of the estimate time for pickup and drop-off by accessing our mobile application improving the logistics efficiency. The system also provides the route planning solutions by leveraging powerful algorithms to assign the optimized routes for order management in the warehouse. Furthermore, the smart system can provide us real-time automated alerts in case of a vehicle breakdown, deviations from optimal routes or malfunctioning of temperature control system, which can in turn prevent costly delays which may lead to product spoilage.

Professional consultancy services

Apart from our comprehensive asset management services, we also have in-house professionals and technical staff to provide professional consultancy services, perform due diligence and feasibility studies, help apply for relevant licenses and approvals, and provide professional designs for customers to set up properties, land or industrial building for logistics use. Our consultants have gained years of experience in providing consultancy services in the construction and engineering field. Our services in this business segment primarily encompass the following:

•        Perform due diligence and feasibility studies

•        Ensure compliance with relevant laws and regulations and handle licensing matters

•        Interior design including design of cold room system, air conditioning and mechanical ventilation system, electrical and extra low voltage system, fire services system, plumbing and drainage system

•        Perform energy study, green sustainability and carbon audit evaluation and management

We inspect and study the customer’s logistics equipment and workflow, provide consulting services to help identify issues and propose solutions. If the customer agrees with our solutions, we help with procuring the necessary equipment, technology platform and the implementation, installation and integration of the logistics solutions, as well as the related maintenance services. Our in-house consultants are responsible for professional consultancy services in the majority of our projects, and we engage third party consultancy firms to act as the independent commissioning authority when such independent consultancy services are required by law.

We derive revenue from fees for our professional consultancy services, designing logistics facilities, due diligence services, feasibility study services, authorized person services, compliance and license related services, sustainability consultancy services and land acquisition services.

In July 2022, we have entered into two consultancy agreements acting as the lead consultant of the Automated Warehouse Project with an estimated HK$1.3 billion (US$0.2 billion) investment amount to provide building services consultancy service for HK$4 million (US$0.5 million), and green building consultancy service for HK$1 million (US$0.1 million).

As of September 30, 2023, we have 20 ongoing consultancy projects of a total awarded sum of HK$12.7 million (US$1.6 million) where we provide professional consultancy services as to feasibility study, renovation, development and/or interior design work for a number of residential and commercial premises.

Construction management and engineering design services

We provide construction management and engineering design services, where we act as managing contractor to provide design work and help customers manage the overall construction projects for logistics infrastructure. Based on our technical know-how and years of experience in the construction sector, we help customers set strategy and obtain relevant licenses, such as the cold store license and food factory license. We also utilize our advanced logistics and cold chain and food processing technology platforms to set up cold store warehouses or food factories to ensure that they meet the relevant licensing requirements of government authorities.

Our services in this business segment in relation to provision of integrated construction solutions primarily consist of the following:

•        Act as the construction project coordinator to engage subcontractors for construction work, organize and assign construction and engineering tasks, conduct site supervision and coordination, and provide engineering design services

•        Provide project management for overall construction services from obtaining user requirements, design, government submission, construction, equipment installation and test & commissioning to project landing in operation stage

•        Advise the building design to meet special requirements and provide cost-saving solutions for logistics infrastructure

•        Determine the size and requirements of the project based on customers’ need for the logistics infrastructure including cold storage and food processing

•        Provide automation solutions in relation to logistics operations for warehousing, picking and packing, and other value-added services

•        Provide fast turnover solutions in an integrated environment with warehouse management system, warehouse control system, and robotic control system

•        Design high-standard warehouse storage to cater to customers’ requirements in terms of temperature, humidity, cleanliness and ventilation

•        Design bespoke rack scheme and warehouse equipment based on the actual operation and site conditions

•        Design the material handling systems for different customers’ operation need

•        Provide special design of overall material handling systems for cold storage and food processing operation to fulfill food safety and quality assurance

•        Provide value engineering in the design and establishment of cold storage and food processing systems using automation techniques and machinery

•        Ensure system efficiency using internet of things with artificial intelligence for maintenance and monitoring

•        Apply artificial intelligence to achieve energy saving and greater efficiency in the cold storage and food processing systems

We derive revenue from fees for overall construction management and engineering design work, which includes cold room setup, food factory setup, clean room setup, cooling plant replacement and enhancement, climate control system setup, temperature monitoring and alarm system design and setup, and maintenance services.

In July 2022, we entered into a letter of intent to act as the managing contractor for a two and a half-year construction services of the Automated Warehouse Project with an estimated HK$1.3 billion (US$0.2 billion) investment amount, where we are in charge of the overall site supervision, supervision and safety management as well as design, supply and installation of access road, electrical and fire services, plumbing and drainage, wireless network, security, and building management systems. The contract amount consists of HK$15.7 million (US$2.0 million) for construction management services and HK$586.1 million (US$74.9 million) for engineering design works.

Our Technology Platform

We are committed to technological investment as we believe that relatively low labor deployment combined with high technology generate high value product or service. The key aspects to a smart warehouse include building a fully automated storage management system in a high headroom vertical warehouse, applying artificial intelligence technology in the warehouse operation process, applying big data analysis in stocking and sorting, and adopting blockchain technology. We select and consolidate suitable technology-driven logistics solutions in our tailor-made design plans based on our management’s know-how and extensive experience in providing services to customers in the logistics sector to cater to their diversified needs.

Sales and Marketing

We obtain customer orders or service contracts generally through the following means: (i) recommendation by asset manager/fund investor in our asset management services; (ii) open tender in our service lines; (iii) through business partners we collaborate with; (iv) referral by other customers, business associates or word-of-mouth; and (v) fixed term contracts with our long-term customers to jointly tender for projects.

We promote our brand and services on social media platforms as well as through customer recommendations and word-of-mouth referrals. Our sales and marketing team works closely with our management and our service team to follow up on potential business opportunities and convert business leads to actual sales. Our sales and marketing team regularly participates in marketing events such as seminars, exhibitions and business socialization events to promote awareness of our brand and develop customers.

Major Project Terms

Our customers generally engage us on a project-by-project basis. In general, we have a standard form of quotations setting out, among other material terms, the fees, scope of work, contract period and payment terms. In some cases, the customers may require us to use their own standard forms. In the latter instance, the material project terms are generally similar to our customary quotations. Material contract terms of the project contracts (including related credit management and other internal control policies) are summarized below:

Fee and scope of work

We generally provide quotations that establish the general fee for a project with a detailed breakdown of the scope of work to be carried out and the relevant location of the work site.

Payment terms and credit management

As part of the internal control policy, in relation to managing trade receivables, we first conduct a credit assessment prior to accepting an engagement from a new customer or providing a new quotation with an existing customer. This credit assessment involves considerations such as a customer’s financial background, derived from available information gathered by the finance department, and, in the case of an existing customer, any history of past defaults or delinquency in regular payments, as well as the length of the business relationship, to determine such customer’s ability to settle the amount of the quotation.

Our quotations specify the payment terms of each project, including initial payments required. We generally require an initial payment from the customers prior to the commencement of the project, which usually represents approximately 5% of the total contract sum and is in the form of a deposit. For projects with a relatively small contract sum, we may request full payment upon engagement. The fees are settled in HK$ and generally by check or bank transfer. We issue invoices for interim payments at different stages of the project. The final invoice is generally issued shortly before or immediately after completion of the project. If the project involves retention monies, when the final invoice is issued depends on the length of the agreed upon defect liability period.

Duration

The quotations generally do not specify a contract period, but we regularly provide the progress of the projects to the customers. Where the quotation includes a defect liability period, it is normally for 12 months after completion of the project. Our quotations do not generally specify termination conditions.

Our Customers

Customers for our asset management services primarily include logistics property investors such as investment funds and property owners. We also provide professional logistics technology solutions for logistics operators as well as direct users. Our customers will generally certify the project progress, and we will issue the invoice to request payment which will normally be settled within 60 years upon receipt of such invoice.

Our customers are mainly based in Hong Kong. In the years ended March 31, 2021, 2022 and 2023 and the six months ended September 30, 2023, we had 14, 24, 26 and 27 customers, respectively. Our customers include leading 3PLs in Hong Kong, which we have long-term business relationships with.

Our top five customers, based on revenue, accounted for approximately 95.9%, 89.9% and 88.3% of our revenue in the years ended March 31, 2021, 2022 and 2023. The logistics service market in Hong Kong is dominated by a limited number of key 3PL operators, and we have built close business relationships with some of them. As a result, we relied on a small number of customers for the majority of our total revenue for the years ended March 31, 2021, 2022 and 2023.

Subcontractors

Reasons for subcontracting arrangement

Our subcontracting arrangements (i) allow us to focus on our core business; (ii) give us flexibility to select from a pool of subcontractors with different skill sets that suit the requirements of different projects; and (iii) allow us to deploy resources in a more cost-effective manner and without the need to maintain a large workforce of full-time staff.

Basis for selection of subcontractors

We will generally select subcontractors from our list of internally approved subcontractors based on their experience relevant to the particular project, as well as their availability and expected fees. In the event that we need to consider subcontractors not on our approved list, additional quotation analysis will be done to compare the terms of the quotation from such new subcontractor against the terms of similar quotations previously obtained for other projects.

We review the subcontractor list periodically. We carefully evaluate subcontractors based on a range of factors such as their track records, staff and other available resources, technical capability, qualifications (including permits, licenses and approvals held to the extent as required by law), sufficiency of equipment and past performance. Moreover, our construction management team takes reasonable steps to verify that no illegal workers have been or will be hired by the subcontractors for our projects and illegal immigrants or others who cannot lawfully be employed are prevented from entering the site or working on our projects.

We also verify that our subcontractors have obtained relevant licenses, permits or approvals and insurance for their workers to the extent as required by law.

Control over subcontractors

We perform regular visits to the worksites of a project to supervise the work performed by our subcontractors and assess their performance, including reviewing whether the work is being done properly and according to schedule, permitting significant control and oversight over subcontractors.

We have certain policies and procedures to address client complaints. In the years ended March 31, 2021, 2022 and 2023 and up to the date of this prospectus, we did not receive any material complaints or requests for any kind of compensation from the clients due to quality deficiencies in relation to services provided by us or work performed by our subcontractors.

Major contract terms

In the years ended March 31, 2021, 2022 and 2023 and the six months ended September 30, 2023, we entered into contracts with subcontractors on a case-by-case basis. Key terms agreed to with subcontractors generally include the scope of services, fees payable, the expected length of a fit-out period, and the amount and types of materials to be supplied. We will receive invoices after subcontractors have rendered services or delivered the materials to us.

Payment to subcontractors

Depending on the nature, scale and length of the projects, we generally make progress payments to the subcontractors with reference to the work schedule, unless we have agreed beforehand on an alternate method and timing of the payments. For procuring materials, we generally make either payment in full to the subcontractors upon receipt of any materials to be supplied or a deposit payment upon engagement, with the remaining payments made upon the receipt of materials. In the years ended March 31, 2021, 2022 and 2023, our subcontractors generally offer credit terms of 30 days to us. We generally settle payments within 30 days after we receive the subcontractors’ invoices.

Our staff monitors various aspects at each stage of the projects including, among other things, proper project planning, addressing clients’ complaints, careful selection of subcontractors, and regular inspection and supervision at work sites, in an effort to sustain the standards for quality assurance.

Suppliers

Our suppliers mainly consist of suppliers for materials and equipment such as refrigeration, storage and electrical equipment, and subcontractors for electrical and mechanical engineering, air-conditioning, renovation and decoration and water treatment equipment. In the years ended March 31, 2021, 2022 and 2023, our suppliers are mainly situated in Hong Kong and mainland China while our purchases are mainly denominated in Hong Kong dollars and RMB.

Our top five suppliers, based on cost of revenue, accounted for approximately 69.4%, 69.6%, 42.9% and 39.8% of our cost of revenue in the years ended March 31, 2021, 2022 and 2023 and the six months ended September 30, 2023, respectively.

We believe that the risks of material shortages or delays are low, given that the time between obtaining quotations from the material suppliers and delivery is relatively short and there are a number of suppliers providing similar materials in the market. Even after the outbreak of COVID-19, there were only minor delays of materials without any significant adverse impact. Additionally, we have generally been able to pass on any increase in direct costs to the customers as we generally charge on a cost-plus model, which allows us to adjust contract sum as originally stipulated in the contracts in certain circumstances, such as when the provision of additional services or changes in specification are requested by a customer.

Competition

We compete with other asset management companies and companies specialized in providing any of the services in the logistics solution cycle, such as logistics consultancy companies, construction companies, and logistics technology companies providing automation and electrical and mechanical equipment. While we compete with certain specialized service providers in each of our service lines, we do not believe they provide one-stop comprehensive solution like us in the geographical markets we operate in.

Employees

We have 58 full-time employees in aggregate as of September 30, 2023, among whom, three in asset management, 27 in development and construction management, eight in logistics technology and engineering solution, eight in professional consultancy, two in business strategy and innovation technology, four in corporate communication, two in accounting and finance, and four in human resources and administration.

We enter into employment contracts with our full-time employees. The remuneration payable to our employees includes fixed salaries and performance-based bonuses. We determine employees’ remuneration based on factors including years of experience, qualifications and market rate. In order to maintain the quality, knowledge and skills of our employees, we appreciate the importance of training to employees. We provide regular training to our employees, which include orientation training for new employees and continuing on-the-job training for existing employees.

As required by applicable laws and regulations in Hong Kong, we participate in Mandatory Provident Fund plans. We are required under Hong Kong law to make contributions to mandatory provident schemes for our Hong Kong-based full-time employees at specified percentages of the salaries, bonuses and certain allowances of such employees, up to a maximum amount specified by the government of Hong Kong.

Our employees are not covered by any collective bargaining agreement. We believe that we maintain a good working relationship with our employees, and we have not experienced any significant labor disputes as of the date of this prospectus.

Insurance

We maintain Employees’ Compensation Insurance, Contractor All Risks Insurance, and Third Party Liabilities Insurance for all of our projects in accordance with the provisions of the laws of Hong Kong. We believe that our current insurance coverage is sufficient for the business operations and is consistent with the industry norm in Hong Kong.

Properties

As of the date of this prospectus, we do not own any real property. We lease one office in Hong Kong in connection with our business operations, the details of which are set out below.

Address	Gross floor area (square feet)	Use of the property
Unit 801, 8th Floor, Tower 2, The Quayside, 77 Hoi Bun Road, Kwun Tong	10,000	Office

Health, Work Safety, Social and Environmental Matters

We endeavor to provide a safe and healthy working environment to our employees and subcontractors at work sites, requiring people at work sites to strictly comply with relevant safety requirements. We require strict implementation of safety measures under the supervision of the responsible construction management team or relevant subcontractors’ management. The regular inspections by the responsible construction management team at work sites are intended to ensure the work is conducted in such a manner that reduces, as much as practicable, the risks of injury and damage to persons and properties. In the years ended March 31, 2021, 2022 and 2023 and up to the date of this prospectus, there were no material accidents in the course of our business operation which gave rise to claims and compensation paid to our employees and also no interruptions in our business which may or have had a significant effect on our financial position.

As we primarily conduct our business in Hong Kong, our business operations are subject to various regulations and rules promulgated by the Hong Kong government including environmental laws and regulations. In the years ended March 31, 2021, 2022 and 2023 and up to the date of this prospectus, the cost of compliance with applicable environmental laws and regulations was insignificant. For details, see “Regulation — Hong Kong Laws and Regulations relating to Environmental Protection for Construction Projects” on page 111 in this prospectus.

Legal Proceedings

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to intellectual property infringement, violation of third-party licenses or other rights, breach of contract and labor and employment claims. We are currently not a party to, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material and adverse effect on our business, financial condition, cash-flow or results of operations. For potential impact of legal or administrative proceedings on us, see “Risk Factors — Risks Relating to Our Business and Industry — We may be subject to litigation and regulatory investigations and proceedings and may not always be successful in defending ourselves against such claims or proceedings.” on page 25.

Internal Control and Risk Management

In order to ensure compliance with applicable laws and regulations and related policies in different operational aspects, we have established and adopted an internal control system, covering areas such as, among other things (i) organization structure, responsibilities and authorities; (ii) operational planning and control; (iii) human resources management; (iv) risk management including emergency preparedness and response; and (v) internal audit. In addition, our Group has endorsed the integrated management system manual, the health and safety management plan, and the environmental promotion and control plan. We believe that our internal control system is sufficient and effective.

REGULATION

As we primarily conduct our business in Hong Kong, our business operations, and/or certain activities of our customers, suppliers, and service providers, are subject to various regulations and rules promulgated by the Hong Kong government. The governmental departments and bodies in Hong Kong which regulate our business activities include the Planning Department, the Buildings Department, the Lands Department, the Transport Department, the Highways Department, the Drainage Services Department, the Water Supplies Department, the Environmental Protection Department, the Fire Service Department, the Electrical and Mechanical Services Department, the Food and Environmental Hygiene Department and the Pharmacy and Poisons Board, among others.

The following is a brief summary of the Hong Kong laws and regulations that materially affect our current business as well as potential undertakings. This section does not purport to be a comprehensive summary of all present and proposed regulations and legislation relating to all the industries and jurisdictions in which we operate.

Hong Kong Laws and Regulations relating to Construction of Warehouses and Logistics Centers

As a significant part of our business involves developing or remodeling of warehouses and other industrial or commercial properties, such activities are subject to Hong Kong laws and regulations relating to building and construction, land zoning and related matters. To the extent any of the activities in this business segment are required to be carried out by persons who hold certain qualifications and/or licenses, we engage, or arrange our clients to engage, appropriately licensed contractors and service providers to carry out any such work in this respect and to obtain all necessary approvals and/or permits for such purpose. Set out below are the major statutes governing the laws and regulations in these matters.

Buildings Ordinance (Chapter 123 of the Laws of Hong Kong) and Building (Construction) Regulation (Chapter 123Q of the Laws of Hong Kong)

Pursuant to the Buildings Ordinance (Chapter 123 of the Laws of Hong Kong), or the Buildings Ordinance, no person shall commence or carry out any building work, including alteration, addition and every kind of building operation, without having obtained approval and consent from the Building Authority. Any person who intends to carry out alteration or addition building work in existing premises is required to appoint an authorized person, and where necessary a registered structural engineer, to prepare and submit plans for the approval of Building Authority. He is also required to appoint a registered contractor to carry out the building work. The Building Authority may require that all such building work carried out in such a way that the building will comply with the standards of the Buildings Ordinance and the construction of load for industrial building and warehouse constructions under Building (Construction) Regulation (Chapter 123Q of the Laws of Hong Kong). For all building work involved in our projects, we engage, or arrange for our clients to engage, registered contractors and other appropriately licensed service providers to handle any such work in this respect and to obtain all necessary approvals and/or permits for such purpose.

Town Planning Ordinance (Chapter 131 of the Laws of Hong Kong)

The Town Planning Ordinance (Chapter 131 of the Laws of Hong Kong), or the Town Planning Ordinance, provides a framework for land use planning in Hong Kong, and stipulates the land use zones and planning intentions for different zones in different districts. Areas covered by outline zoning plans are in general zoned for uses such as residential, commercial, industrial, green belt, open space, government/institution/community uses or other specified purposes. A schedule setting out the uses which are (i) always permitted in a particular zone and (ii) other uses for which prior permission from the Town Planning Board must be sought, is attached to each outline zoning plan. The Town Planning Board is the principal governing body for statutory planning in Hong Kong.

It is the Hong Kong Government’s policy to allow the modification of existing lease conditions (or grant a short-term waiver) regarding a lot, so that redevelopment can comply with current town planning requirements under outline zoning plan under the Town Planning Ordinance. A premium (or waiver fee) equivalent to the difference in land value between the development permitted under the existing lease and that permissible under the new lease is charged for any modification granted (or short-term waiver approval). The registered owners of the land or their formally appointed agents may make application for a lease modification (or short-term waiver application) to the Lands Department.

As may be required by projects undertaken by us from time to time, we assist our clients to apply to the Town Planning Board and the Lands Department for permission of uses of land and/or modifications of lease conditions in order to achieve the commercial objectives of our clients. The said applications submitted to the Town Planning Board and the Lands Department may also be required to be submitted to the Highways Department and the Transport Department for review and approval if road and transport planning in the relevant areas are concerned.

Construction Industry Council Ordinance (Chapter 587 of the Laws of Hong Kong)

Pursuant to the Construction Industry Council Ordinance (Chapter 587 of the Laws of Hong Kong), or the Construction Industry Council Ordinance, a Construction Industry Levy at the rate of 0.5% is imposed in respect of all construction work or operations carried out in Hong Kong with a total value exceeding HK$1 million. Construction operations include, among other things, building work; construction, alteration, repair, maintenance, extension, demolition or dismantling of buildings or structures, power-lines, telecommunications apparatus or pipelines; supply and installation of fittings or equipment in any building or structures; external or internal cleaning of any buildings or structures, which is carried out in the course of construction or maintenance of such buildings or structures; painting or decorating any external or internal surfaces or parts of any buildings or structures; and operations which form an integral part of, or are preparatory to any of the above operations. The person appointed as a contractor under the Buildings Ordinance (Cap. 123) in respect of the constructions operations in question or, if no such person is appointed, the person who carries out the construction operations is responsible for paying the Construction Industry Levy to the Construction Industry Council. For the years ended March 31, 2021, 2022 and 2023, we were not subject to any obligation to pay any Construction Industry Levy with respect to any of our clients’ projects in which we were involved, but as our business further develops and expands in the future, we may be required to pay such levy if and when we begin to be engaged in activities to which such levy applies.

Fire Safety (Industrial Buildings) Ordinance (Chapter 636 of the Laws of Hong Kong)

Pursuant to the Fire Safety (Industrial Buildings) Ordinance (Chapter 636 of the Laws of Hong Kong), or the Fire Safety (Industrial Buildings) Ordinance, fire safety systems are mandatory to provide better protection from the risk of fire for occupants and users of, and visitors to, certain kinds of composite buildings and industrial buildings. The Fire Safety (Industrial Buildings) Ordinance sets out the requirements and obligations of the owner and or the occupiers of an industrial building on the fire safety direction for fire safety service installations or equipment and fire safety construction in the premises.

Factories and Industrial Undertakings Ordinance (Chapter 59 of the Laws of Hong Kong) and Factories and Industrial Undertakings (Electricity) Regulations (Chapter 59W of the Laws of Hong Kong)

The Factories and Industrial Undertakings Ordinance (Chapter 59 of the Laws of Hong Kong), or the Factories and Industrial Undertakings Ordinance, provides for safety and health protection to worker in an industrial undertaking. Every proprietor shall take care of the safety and health at work of all persons employed by it at an industrial undertaking by (i) providing and maintaining plant and work systems that do not endanger safety or health; (ii) making arrangement for ensuring safety and health in connection with the use, handling, storage and transport of articles and substances; (iii) providing all necessary information, instruction, training, and supervision for ensuring safety and health; (iv) providing and maintaining safe access to and egress from the workplaces; and (v) providing and maintaining a safe and healthy work environment.

The Factories and Industrial Undertakings (Electricity) Regulations (Chapter 59W of the Laws of Hong Kong) lay down basic safety requirements to guard against hazards associated with the distribution and use of electricity in an industrial undertaking.

Waterworks Ordinance (Chapter 102 of the Laws of Hong Kong) and Waterworks Regulation (Chapter 102A of the Laws of Hong Kong)

Plumbing installation that receives water supply from the Water Authority must comply with the provisions of the Waterworks Ordinance (Chapter 102 of the Laws of Hong Kong), Waterworks Regulations (Chapter 102A of the Laws of Hong Kong), Hong Kong Waterworks Standard Requirements for Plumbing Installation in Buildings, and Water Supplies Department Circular Letters issued to licensed plumbers and authorized persons. Only a licensed plumber or a public officer authorized by the Water Authority shall construct, install, maintain, alter, repair or remove pipes and fittings in buildings and between the building and a connection to the Government’s main for (i) a supply of water solely for the purposes of firefighting (i.e. fire service); and (ii) a supply of water (other than the pipes and fittings forming part of a fire service) (i.e. inside service). If any of our projects require plumbing installations, licensed plumbers will be engaged to carry out any such work in this respect and to obtain all necessary approvals and/or permits for such purpose.

Sewage Services Ordinance (Chapter 436 of the Laws of Hong Kong) and Sewage Services (Trade Effluent Surcharge) Regulation (Chapter 436B of the Laws of Hong Kong)

The Sewage Services Ordinance (Chapter 436 of the Laws of Hong Kong) states that any water consumer whose premises are connected to a public sewer are required to pay a sewage charge and a trade effluent surcharge if he operates one of the designated “non-domestics” trades listed in the Sewage Services (Trade Effluent Surcharge) Regulation (Chapter 436B of the Laws of Hong Kong).

Hong Kong Laws and Regulations relating to Licensing of Warehouse and Logistics Operators

Our business includes managing the operation of different kinds of warehouses. To the extent any aspects of our warehouse operation management services are required to be carried out by persons who hold certain qualifications and/or licenses, we engage, or arrange our clients to engage, appropriately licensed contractors and service providers to carry out any such work in this respect and to obtain all necessary approvals and/or permits for such purpose. Set out below are the major statutes governing the activities involved in the operation of warehouses which we manage for our clients.

Public Health and Municipal Services Ordinance (Chapter 132 of the Laws of Hong Kong) and Food Business Regulation (Chapter 132X of the Laws of Hong Kong)

Public Health and Municipal Services Ordinance (Chapter 132 of the Laws of Hong Kong), or the Public Health and Municipal Services Ordinance, and the Food Business Regulation (Chapter 132X of the Laws of Hong Kong), or the Food Business Regulation, requires that except under and in accordance with a license granted by the Food and Environmental Hygiene Department, no person shall carry on or cause, permit or suffer to be carried on the business of operating a cold store in Hong Kong. A cold store means any warehouse in which articles of food are stored under refrigeration. To the extent any of our clients require cold store premises in any of our projects, we engage, or arrange for our clients to engage, operators of cold stores who hold a valid and effective cold store license. If required, we also assist our clients to apply for and obtain cold store licenses.

In respect of food business involving the preparation of food for sale for human consumption of the premises, which we may undertake to manage for our clients from time to time, a food factory license is required to be obtained from the Food and Environmental Hygiene Department under the Public Health and Municipal Services Ordinance and the Food Business Regulation. Except under and in accordance with a license granted by the Food and Environmental Hygiene Department, no person shall carry on or cause, permit or suffered to be carried on any food factory business except with a food factory license. To the extent any of our clients require food factory premises in any of our projects, we engage, or arrange for our clients to engage, operators of food factories who hold a valid and effective food factory license. If required, we also assist our clients to apply for and obtain food factory licenses.

Dangerous Goods Ordinance (Chapter 295 of the Laws of Hong Kong)

Pursuant to the Dangerous Goods Ordinance (Chapter 295 of the Laws of Hong Kong), the Dangerous Goods Ordinance, storage of dangerous goods in excess of the prescribed exempted quantity shall require a dangerous goods license issued by the Director of the Fire Services Department. The Dangerous Goods Ordinance applies to, among others, all explosives, compressed gases, petroleum and other substances giving off inflammable vapors, substance giving off poisonous gas or vapor, corrosive substances, substances which become dangerous by interaction with water or air, and substances liable to spontaneous combustion or of a readily combustible nature. To the extent any of our clients require storage of dangerous goods in any of our projects, we engage, or arrange for our clients to engage, service providers who hold a valid and effective dangerous goods license. If required, we also assist our clients to apply for and obtain dangerous goods license.

Pharmacy and Poisons Ordinance (Chapter 138 of the Laws of Hong Kong)

The Pharmacy and Poisons Ordinance (Chapter 138 of the Laws of Hong Kong), the Pharmacy and Poisons Ordinance, governs the manufacture, labeling, distribution, dispensing, supply, wholesale and retail sale, possession registration and the import and export of pharmaceutical products or medicines in Hong Kong. Pharmaceutical products or medicines are required to conform to the standards on safety, efficacy and quality before they can obtain registration. Further, pharmaceutical products or medicines have to be registered with the Pharmacy and Poisons Board before they can be offered for sale in Hong Kong. To the extent that any of our clients require storage of medicine or any other substance governed by the Pharmacy and Poisons Ordinance in any of our projects, they are subject to compliance with the Pharmacy and Poisons Ordinance and, if required, we may assist our clients to apply for and obtain wholesale dealer licenses and licenses to manufacture pharmaceutical products.

Hong Kong Laws and Regulations relating to Environmental Protection for Construction Projects

Where any projects we undertake involves construction activities, we will be subject to compliance with the relevant environmental laws and regulations, as summarized below. To the extent any aspects of such construction activities are required to be carried out by persons who hold certain qualifications and/or licenses, we engage, or arrange for our clients to engage, appropriately licensed contractors and service providers to carry out all such work in this respect and to obtain all necessary approvals and/or permits for such purpose.

Air Pollution Control Ordinance (Chapter 311 of the Laws of Hong Kong)

The Air Pollution Control Ordinance (Chapter 311 of the Laws of Hong Kong), the Air Pollution Control Ordinance, is the principal legislation in Hong Kong for controlling emission of air pollutants and noxious odor from construction, industrial and commercial activities and other polluting sources. Subsidiary regulations of the Air Pollution Control Ordinance impose control on air pollutant emissions from certain operations through the issue of licenses and permits.

Any contractor that we or our clients engage will be responsible for a construction site (which is defined to mean a place where construction work is carried out and area in the immediate vicinity of any such place which is used for the storage of materials or plant used or intended to be used for the purpose of the construction work) and shall devise, arrange methods of working and carrying out the work in such a manner so as to minimize dust impacts on the surrounding environment, and shall provide experienced personnel with suitable training to ensure that these methods are implemented.

Noise Control Ordinance (Chapter 400 of the Laws of Hong Kong)

The Noise Control Ordinance (Chapter 400 of the Laws of Hong Kong), or the Noise Control Ordinance, controls the noise from construction, industrial and commercial activities. Any contractor that we or our clients engage shall comply with the Noise Control Ordinance and its subsidiary regulations in carrying out general construction work. For construction activities that are to be carried out during the restricted hours, construction noise permits are required from the Environmental Protection Department in advance.

Water Pollution Control Ordinance (Chapter 358 of the Laws of Hong Kong)

The Water Pollution Control Ordinance (Chapter 358 of the Laws of Hong Kong), or the Water Pollution Control Ordinance, controls the effluent discharged from all types of industrial, manufacturing, commercial, institutional and construction activities into public sewers, rainwater drains, river courses or water bodies. For any industry or trade generating wastewater discharge (except domestic sewage that is discharged into communal foul sewers or unpolluted water to storm drains), they are subject to licensing control by the Director of Environmental Protection and must be covered by an effluent discharge license. The license specifies the permitted physical, chemical and microbial quality of the effluent and the general guidelines are that the effluent does not damage sewers or pollute inland or inshore marine waters. To the extent any of our projects involve wastewater discharge, we engage, or arrange for our clients to engage, service providers who hold a valid and effective effluent discharge license. If required, we also assist our clients to apply for and obtain effluent discharge licenses.

Waste Disposal Ordinance (Chapter 354 of the Laws of Hong Kong)

The Waste Disposal Ordinance (Chapter 354 of the Laws of Hong Kong), or the Waste Disposal Ordinance, controls the production, storage, collection, treatment, recycling and disposal of wastes. At present, livestock waste, clinical waste and chemical waste are subject to specific controls whilst unlawful deposition of waste is prohibited. Any contractor that we or our clients engage shall observe and comply with the Waste Disposal Ordinance, which states that a person shall not use, or permit to be used, any land or premises for the disposal of waste unless with a license from the Director of the Environmental Protection. To the extent any of our projects involve disposal of waste, we engage, or arrange for our clients to engage, service providers who hold a valid and effective waste disposal license. If required, we also assist our clients to apply for and obtain waste disposal licenses.

Public Health and Municipal Services Ordinance (Chapter 132 of the Laws of Hong Kong)

The Public Health and Municipal Services Ordinance (Chapter 132 of the Laws of Hong Kong), or the Public Health and Municipal Services Ordinance, specifies actions that may arise to issuing of a nuisance notice served on the occupier or owner of the premises. The actionable conducts include (i) emission of dust from any building under construction or demolition in such manner as to be a nuisance; (ii) discharge of muddy water from a construction site; (iii) any accumulation of water on any premises found to contain mosquito larvae or pupae; (iv) any accumulation of refuse which is a nuisance or injurious to health; and (v) any premises in such a state as to a nuisance or injurious to health.

Environmental Impact Assessment Ordinance (Chapter 499 of the Laws of Hong Kong)

The Environmental Impact Assessment Ordinance (Chapter 499 of the Laws of Hong Kong), the Environmental Impact Assessment Ordinance, is to avoid, minimize and control the adverse environmental impacts from designated projects as specified in schedule of the Environmental Impact Assessment Ordinance (examples of designated projects include public utility facilities, certain large scale industrial activities and community facilities) through the application of the environmental impact assessment process and the environmental permit system prior to their construction and operation (and decommissioning, if applicable), unless exempted. Project owners are generally responsible for the application of environmental permits for the projects. If required, we assist our clients to apply for and obtain environmental permits.

Hong Kong Laws and Regulations relating to Employment and Occupational Safety and Health

As our employees primarily work for us in Hong Kong, we are subject to compliance with laws in Hong Kong in relation to labor and employment as well as occupational safety and health. Sets out below are the major statutes governing these matters in Hong Kong.

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

Pursuant to the Employment Ordinance (Chapter 57 of the Laws of Hong Kong), or the Employment Ordinance, all employees covered by the Employment Ordinance are entitled to basic protection under the Employment Ordinance including but not limited to payment of wages, restrictions on wages deductions and the granting of statutory holidays.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

Pursuant to Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong), or the Mandatory Provident Fund Schemes Ordinance, every employer must take all practicable steps to ensure that the employee becomes a member of a Mandatory Provident Fund scheme. The Mandatory Provident Fund Schemes Ordinance provides that an employer who is employing a relevant employee must, for each contribution period, from the employer’s own funds, contribute to the relevant Mandatory Provident Fund scheme the amount determined in accordance with the Mandatory Provident Fund Schemes Ordinance. An employer who fails to comply with such a requirement may face a fine and imprisonment.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

Pursuant to Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), or the Employees’ Compensation Ordinance, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Employees’ Compensation Ordinance in respect of the liability of the employer. The insured amount shall be not less than HK$100 million per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offense and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the Employees’ Compensation Ordinance is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong) and Occupational Safety and Health Regulation (Chapter 509A of the Laws of Hong Kong)

The Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong), or the Occupational Safety and Health Ordinance, aims to ensure the safety and health of employees when they are at work. Under the Occupational Safety and Health Ordinance, an employer must ensure the safety and health of his workplace by (i) providing and maintaining plant and work systems that are safe and without risks to health; (ii) making arrangement for ensuring safety and health in connection with the use, handling, storage or transport of plant or substances; (iii) providing all necessary information, instruction, training and supervision for ensuring safety and health; (iv) providing and maintaining safe access to and egress from the workplace; and (v) providing and maintaining a safe and healthy work environment.

The Occupational Safety and Health Regulation (Chapter 509A of the Laws of Hong Kong) further sets out basic requirements for accident prevention, fire precaution, workplace environment control, hygiene at workplaces, first aid, as well as what employers and employees are expected to do in manual handling operations.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Name	Age	Position/Title
Kin Chung CHAN	39	Director, Chairman and Chief Executive Officer
Hau Lim CHUNG	52	Director, President
Chun Yip YIU	49	Director
Ho Tung Armen HO*	48	Independent Director
Lo Chanii KAM*	43	Independent Director
Chi Wai SIU*	42	Independent Director
Chun Pong Raymond SIU*	44	Independent Director
Ka Chai NG	41	Chief Financial Officer

____________

Note:

*        The appointments of the independent directors will become effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

Kin Chung CHAN, director, chairman and chief executive officer

Mr. Kin Chung CHAN serves as a director, chief executive officer and chairman of board of directors of our Company. Mr. Chan is also the founder and managing director of Reitar Logtech Group, one of our subsidiaries. Mr. Chan has over 15 years of professional experience in corporate finance, asset management and real estate project investment. From September 2010 to November 2013, Mr. Chan worked as vice president of corporate finance (PRC business) in China Construction Bank (Asia) Corporation Limited, and thereafter as senior manager of products until October 2015. Mr. Chan then started his own business by founding Star Capital Group Limited in October 2015 and serves as its executive director and chief investment officer. In July 2019, Mr. Chan co-founded Comboxx Group with Mr. Hau Lim CHUNG and Mr. Chun Yip YIU, and is currently an executive director. Since June 2022, Mr. Chan has served as the chairman and non-executive director of Janco Holdings Limited (stock code: 08035.HK). Mr. Chan obtained a master’s degree in corporate finance from The Hong Kong Polytechnic University in October 2012 and a bachelor’s degree of business administration in business economics from City University of Hong Kong in November 2007.

Hau Lim CHUNG, director and president

Mr. Hau Lim CHUNG serves as a director and the president of our Company. Mr. Chung is also a founder and managing director of Kamui Group. In addition, Mr. Chung serves as an executive director of Reitar Logtech Group, one of our subsidiaries. Mr. Chung has over 23 years of experience in warehouse and logistics solution development, especially rich experience in automation system. In January 2000, Mr. Chung founded JingXing Storage Equipment Engineering (HK) Company Limited and is currently its managing director. Since September 2017, Mr. Chung has been a director of Kerry Logistics Engineering Limited. In July 2019, Mr. Chung co-founded Comboxx Group with Mr. Kin Chung CHAN and Mr. Chun Yip YIU, and is currently an executive director. Mr. Chung obtained a master’s degree of business administration in financial economics from Columbia University in the city of New York in June 2015.

Chun Yip YIU, director

Mr. Chun Yip YIU serves as a director of our Company. Mr. Yiu is also a founder and managing director of Kamui Group. In addition, Mr. Yiu serves as an executive director of Reitar Logtech Group, one of our subsidiaries. Mr. Yiu has over 20 years of experience in electrical and mechanical services and cold chain logistics solution development. In January 2000, Mr. Yiu founded Compass Engineering Limited and is currently its managing director. Since September 2017, Mr. Yiu has been a director of Kerry Logistics Engineering Limited. In July 2019, Mr. Yiu co-founded Comboxx Group with Mr. Kin Chung CHAN and Mr. Hau Lim CHUNG, and is currently an executive director. Mr. Yiu graduated from Delta Group of Schools in Hong Kong in July 1988. Mr. Yiu is a member of Hong Kong Air Conditioning and Refrigeration Association.

Ho Tung Armen HO, independent director

Mr. Ho Tung Armen HO will be appointed as an independent director and will be the chairman of the audit committee and a member of the nomination and corporate governance committee of our Company. Mr. Ho has over 22 years of experience in listing companies, corporate finance, private equity, advisory and audit. From 1998 to 2006, Mr. Ho worked for PricewaterhouseCoopers Hong Kong, KPMG UK, and Grant Thornton Corporate Finance UK, specializing in audit, advisory and corporate finance. From 2006 to 2014, Mr. Ho held various senior positions in Evolution Group Limited (now known as Investec Group), Wisdom Asset Management Limited, Hermes Capital Limited, and SRI (HK) Investments Limited, specializing in asset management, private equity, and corporate finance. From October 2013 to August 2014, Mr. Ho acted as the chief financial officer of Tuenbo Group Limited. Since February 2015, Mr. Ho has been the chief financial officer and company secretary of Tianyun International Holdings Limited (stock code: 6836.HK). Mr. Ho has also served as an independent non-executive director of Stream Ideas Group Limited (stock code: 8401.HK) since March 2018 and Diwang Industrial Holdings Limited since March 2020 (stock code: 1950.HK). Mr. Ho obtained a master’s degree of business administration from the University of Chicago Booth School of Business in December 2016, a master’s degree of science in financial economics from University of London in December 2002, and a bachelor’s degree of arts in accountancy from City University of Hong Kong in November 1998. He has been a member of the Hong Kong Institute of Certified Public Accountants since January 2003.

Lo Chanii KAM, independent director

Ms. Lo Chanii KAM will be appointed as an independent director and will be a member of the nomination and corporate governance committee and the compensation committee of our Company. Ms. Kam has over 15 years of experience in executive search, public relations, investor relations and strategic development. From January 2006 to July 2017, Ms. Kam worked for a number of well-established senior recruitment companies in Hong Kong where she has recruited all levels of senior management mainly for financial institutions such as investment banks, corporate banks, private banks, asset management firms, funds, and insurance companies. Ms. Kam joined China Harmony New Energy Auto Holding Limited (currently named as China Harmony Auto Holding Limited) (stock code: 03836.HK) as a director of public relations and chairman’s assistant from July 2017 to June 2020, and rejoined the company in October 2022 and currently serves as overseas development director. Ms. Kam served as a strategic development director of iClick Interactive Asia Limited (NASDAQ: ICLK) from June 2020 to March 2021. Ms. Kam obtained a bachelor’s degree of business administration from the University of Central Oklahoma in December 2003.

Chi Wai SIU, independent director

Mr. Chi Wai SIU will be appointed as an independent director and will be the chairman of the compensation committee and a member of the audit committee of our Company. Mr. Siu has over 15 years of experience in investment banking, transaction advisory and valuation fields. From October 2005 to April 2008, Mr. Siu began his career as a financial analyst with Canada’s Ministry of Finance. Between September 2008 and December 2010, Mr. Siu worked as a Senior Analyst in GCA Professional Services Group, a financial advisory firm providing valuation, advisory, mining and mineral consultancy as well as corporate services. From December 2010 to December 2014, Mr. Siu worked as an associate director in the Investment Banking Division at Daiwa Capital Markets Hong Kong Limited. From January 2015 to December 2015, Mr. Siu joined UBS AG as a director where he originated and executed public and private fundraising transactions. In January 2016, Mr. Siu founded and worked as the chief executive officer of Impressed Technology Limited, which operates an on-demand, door-to-door pickup and delivery dry cleaning and laundry online platform in Hong Kong. Since January 2021, Mr. Siu has re-joined GCA Professional Service Group as the chief executive officer. Since August 2022, Mr. Siu has served as an independent director of Magic Empire Global Limited (NASDAQ: MEGL). Mr. Siu obtained a bachelor’s degree of business administration from the University of Toronto in June 2005 and is a Chartered Financial Analyst and a member of American Institute of Certified Public Accountants.

Chun Pong Raymond SIU, independent director

Mr. Chun Pong Raymond SIU will be appointed as an independent director and will be the chairman of the nomination and corporate governance committee and a member of the audit committee and compensation committee of our Company. Mr. Siu has been a practicing solicitor of The High Court of Hong Kong since December 2005 and has over 16 years of experience in law with practical experience in corporate finance and regulatory compliance. Mr. Siu was a partner of F. Zimmern & Co., Solicitors & Notaries from July 2012 to August 2017. In September 2017, Mr. Siu established his own law firm, Raymond Siu & Lawyers and is now the senior partner of the firm. Mr. Siu has been the company secretary of EC Healthcare (stock code: 02138.HK) since September 2017, UTS Marketing Solutions Holdings Limited (stock code: 06113.HK) since February 2018, Allied Sustainability and Environmental Consultants Group Limited (stock code: 08320.HK) since June 2019, Aceso Life Science Group Limited (stock code: 00474.HK) since August 2022, and Hao Tian International Construction Investment Group Limited (stock code: 01341.HK) since August 2022. Since September 2021, Mr. Siu has also served as an independent non-executive director of China Wantian Holdings Limited (stock code: 01854.HK). Mr. Siu obtained a master’s degree of laws from University College London in November 2003 and a bachelor’s degree of laws from The University of Hong Kong in November 2001.

Ka Chai NG, chief financial officer

Mr. Ka Chai NG serves as chief financial officer of our Company. Mr. Ng has over ten years of experience in the audit field. Mr. Ng has served as the company secretary and financial controller of 中深建业建设集团有限公司 (Zhongshen Jianye Construction Group Co., Ltd.) since January 2022. Since December 2016, Mr. Ng has served as the company secretary and chief financial officer of JTF International Holdings Limited (stock code: 08479.HK). From May 2019 to September 2019, he worked as the company secretary and financial controller in Zhejiang Prospect Company Limited. From June 2016 to November 2016, Mr. Ng worked as a senior manager in Wall CPA Limited. Prior to that, Mr. Ng served Mabel Chan & Co. from August 2008 to July 2010 and Crowe Horwath (HK) CPA Limited from July 2010 to April 2016. During his time as an external auditor, Mr. Ng was responsible for various listed companies’ audit and internal control review engagements. Mr. Ng obtained a bachelor’s degree of business administration in December 2004 and a master’s degree of philosophy in music in December 2007 from The Chinese University of Hong Kong. He has been a member of Hong Kong Institute of Certified Public Accountants since July 2015.

Board of Directors

Our board of directors will consist of seven directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part, four of whom are independent directors within the meaning of Nasdaq Marketplace Rule 5605(a)(2) and Rule 10A-3 under the Exchange Act.

Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote, as a director in respect of any contract, proposed contract, arrangement, proposal or transaction in which he has an interest which is not a material interest or falls within the categories as prescribed in our third amended and restated memorandum and articles of association. A director who has a material interest in any contract, proposed contract, arrangement, proposal or transaction (otherwise then by virtue of his interests, direct or indirect, in our shares or debentures or other securities of, or otherwise in or through, our Company) which is to be considered at the meeting of directors shall not be counted in the voting, nor be counted in the quorum present at such meeting. Our board of directors may exercise all the powers of the company to borrow money, mortgage or charge its undertaking, property and uncalled capital, and issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.

Board Committees

Prior to the completion of this offering, we intend to establish an audit committee, a compensation committee and a nomination and corporate governance committee under our board of directors. We intend to adopt a charter for each of the committees prior to the completion of this offering. Each committee’s members and functions are described below.

Audit committee

Our audit committee will consist of Mr. Ho Tung Armen HO, Mr. Chi Wai SIU and Mr. Chun Pong Raymond SIU, and will be chaired by Mr. Ho Tung Armen HO. Our board of directors has determined that Mr. Ho Tung Armen HO, Mr. Chi Wai SIU and Mr. Chun Pong Raymond SIU satisfy the “independence” requirements of Rule 10A-3 under the Exchange Act, and Nasdaq Marketplace Rule 5605(a)(2). Our audit committee will consist solely of independent directors that satisfy the Nasdaq and SEC requirements within one year of the completion of this offering. We have determined that Mr. Ho Tung Armen HO qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

•        appointing or removing the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditor;

•        setting clear hiring policies for employees or former employees of the independent auditor;

•        reviewing with the independent auditor any audit problems or difficulties and management’s response;

•        reviewing and approving all related-party transactions;

•        discussing the annual audited financial statements with management and the independent auditor;

•        discussing with management and the independent auditor major issues regarding accounting principles and financial statement presentations;

•        reviewing analyzes or other written communications prepared by management or the independent auditor relating to significant financial reporting issues and judgments made in connection with the preparation of the financial statements;

•        reviewing with management and the independent auditor the effect of key transactions, related-party transactions and off-balance sheet transactions and structures;

•        reviewing with management and the independent auditor the effect of regulatory and accounting initiatives;

•        reviewing policies with respect to risk assessment and risk management;

•        reviewing our disclosure controls and procedures and internal control over financial reporting;

•        reviewing reports from the independent auditor regarding all critical accounting policies and practices to be used by our company;

•        establishing procedures for the receipt, retention and treatment of complaints we received regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•        periodically reviewing and reassessing the adequacy of our audit committee charter;

•        evaluating the performance, responsibilities, budget and staffing of our internal audit function and reviewing and approving the internal audit plan; and

•        reporting regularly to the board of directors.

Compensation committee

Our compensation committee will consist of Mr. Chun Pong Raymond SIU, Ms. Lo Chanii KAM and Mr. Chi Wai SIU and will be chaired by Mr. Chi Wai SIU. Our board of directors has determined that Mr. Chun Pong Raymond SIU, Ms. Lo Chanii KAM and Mr. Chi Wai SIU satisfy the “independence” requirements of Nasdaq

Marketplace Rule 5605(a)(2). Our compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our executive officers. The compensation committee is responsible for, among other things:

•        reviewing and approving, or recommending to the board for its approval, the compensation of our executive officers;

•        reviewing and evaluating our executive compensation and benefits policies generally;

•        in consultation with our chief executive officer, periodically reviewing our management succession planning;

•        reporting to our board of directors periodically;

•        evaluating its own performance and reporting to our board of directors on such evaluation;

•        periodically reviewing and assessing the adequacy of the compensation committee charter and recommending any proposed changes to our board of directors; and

•        selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nomination and corporate governance committee

Our nomination and corporate governance committee will consist of Ms. Lo Chanii Kam, Mr. Ho Tung Armen HO and Mr. Chun Pong Raymond SIU, and will be chaired by Mr. Chun Pong Raymond SIU. Our board of directors has determined that Ms. Lo Chanii KAM, Mr. Ho Tung Armen HO and Mr. Chun Pong Raymond SIU satisfy the “independence” requirements of Nasdaq Marketplace Rule 5605(a)(2). The nomination and corporate governance committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nomination and corporate governance committee is responsible for, among other things:

•        identifying and recommending to the board of directors qualified individuals for membership on the board of directors and its committees;

•        evaluating, at least annually, its own performance and reporting to the board of directors on such evaluation;

•        leading our board of directors in a self-evaluation to determine whether it and its committees are functioning effectively;

•        reviewing the evaluations prepared by each board committee of such committee’s performance and considering any recommendations for proposed changes to our board of directors;

•        reviewing and approving compensation (including equity-based compensation) for our directors;

•        overseeing compliance with the corporate governance guidelines and code of business conduct and ethics and reporting on such compliance to the board of directors; and

•        reviewing and assessing periodically the adequacy of its charter and recommending any proposed changes to the board of directors for approval.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our Company, including a duty of loyalty, a duty to act honestly and a duty to act in good faith and with a view to our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. In certain limited exception circumstances, our Company has the right to seek damages against any directors who breaches a duty owed to us.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•        convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office of officers;

•        exercising the borrowing powers of our company and mortgaging the property of our company; and

•        approving the registering of transfer of our shares in the register of members.

Terms of Directors and Executive Officers

Our directors are not subject to a term of office and hold office until their resignation, death or incapacity, or until their respective successors have been elected and qualified or until his or her office is otherwise vacated in accordance with our third amended and restated articles of association.

A director will also be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors, (ii) dies or is found to be or becomes of unsound mind, (iii) resigns his office by notice in writing, (iv) without special leave of absence from our board, is absent from meetings of our board for a continuous period of six months, or (v) is removed from office pursuant to any other provisions of our third amended and restated memorandum and articles of association.

Our officers are elected by and serve at the discretion of our board of directors.

Corporate Governance

Our board of directors has adopted a code of business conducts and ethics, which is applicable to all of our directors, officers, employees and advisors. We will make our code of business conducts and ethics publicly available on our website. In addition, our board of directors has adopted a set of corporate governance guidelines. The guidelines reflect certain guiding principles with respect to our board’s structure, procedures and committees. The guidelines are not intended to change or interpret any law, or our third amended and restated memorandum and articles of association, as amended from time to time. The code of business conducts and ethics and corporate governance guidelines all become effective upon completion of this offering.

Limitation on Liability and Other Indemnification Matters

Cayman Islands law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our third amended and restated memorandum and articles of association, we may indemnify our directors and officers to, among other persons, our Directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers for a specified time period providing that the agreements are terminable for cause at any time. The terms of these agreement are substantially similar to each other. A senior executive officer may terminate his or her employment at any time by 30-day prior written notice. We may terminate the executive officer’s employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

Each executive officer has agreed to hold in strict confidence and not to use, except for the benefit of our company, any proprietary information, technical data, trade secrets and know-how of our company or the confidential or proprietary information of any third party, including our subsidiaries and our clients, received by our company. Each of these executive officers has also agreed to be bound by noncompetition and non-solicitation restrictions during the term of his or her employment and typically for two years following the last date of employment.

We expect to enter into indemnification agreements with our directors and executive officers, pursuant to which we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Compensation of Directors and Executive Officers

For the year ended March 31, 2023 and the six months ended September 30, 2023, we paid cash compensation (including salaries and mandatory provident fund) of HK$2.7 million and HK$2.8 million, respectively, to our directors and executive officers as a group.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our ordinary shares, as of the date of this prospectus, by:

•        each of our directors and executive officers;

•        all of our directors and executive officers as a group; and

•        each person known to us to own beneficially more than 5% of our ordinary shares;

We have adopted a dual-class share structure and our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share is entitled to one vote. Each Class B ordinary share is entitled to fifteen votes, and is convertible into one Class A ordinary share at any time at the option of the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.

The calculations in the table below are based on 40,000,000 Class A ordinary shares and 20,000,000 Class B ordinary shares issued and outstanding immediately prior to the completion of this offering and 42,125,000 Class A ordinary shares and 20,000,000 Class B ordinary shares outstanding immediately after the completion of this offering, assuming that the underwriters do not exercise their option to purchase additional ordinary shares.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to This Offering				Ordinary Shares Beneficially Owned After This Offering
	Number of Class A Ordinary Shares	Number of Class B Ordinary Shares	% of Beneficial Ownership	% of Aggregate Voting Power**	Number of Class A Ordinary Shares	Number of Class B Ordinary Shares	% of Total Ordinary Shares on An As- Converted Basis	% of Voting Power Immediately After This Offering**
Directors and Executive Officers*:
Kin Chung CHAN(1)	14,800,000	7,400,000	37.00%	37.00%	14,800,000	7,400,000	35.73%	36.77%
Hau Lim CHUNG(3)	7,020,000	5,710,000	21.22%	27.26%	7,020,000	5,710,000	20.49%	27.09%
Chun Yip YIU(2)	6,520,000	3,260,000	16.30%	16.30%	6,520,000	3,260,000	15.74%	16.20%
Ho Tung Armen HO***	—	—	—	—	—	—	—	—
Lo Chanii KAM***	—	—	—	—	—	—	—	—
Chi Wai SIU***	—	—	—	—	—	—	—	—
Chun Pong Raymond SIU***	—	—	—	—	—	—	—	—
Ka Chai NG	—	—	—	—	—	—	—	—
All directors and executive officers as a group	28,340,000	16,370,000	74.52%	80.56%	28,340,000	16,370,000	71.97%	80.06%

Principal Shareholders:
Star Capital Asset Management Limited(1)	14,800,000	7,400,000	37.00%	37.00%	14,800,000	7,400,000	35.73%	36.77%
Integrated Intelligence Investment Limited	7,020,000	3,510,000	17.55%	17.55%	7,020,000	3,510,000	16.95%	17.44%
Smart Wealthy Investment Limited(2)	6,520,000	3,260,000	16.30%	16.30%	6,520,000	3,260,000	15.74%	16.20%

____________

Notes:

*        The business address of our directors and executive officers is c/o Unit 801, 8th Floor, Tower 2, The Quayside, 77 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong.

**      For each person and group included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all our Class A ordinary shares and Class B ordinary shares as a single class. Each Class A ordinary share is entitled to one vote per share and each Class B ordinary share is entitled to fifteen votes per share on all matters submitted. Our Class B ordinary shares are convertible at any time at the option of the holder thereof into Class A ordinary shares on a one-for-one basis. Our Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.

***    Each of Ho Tung Armen HO, Lo Chanii KAM, Chi Wai SIU and Chun Pong Raymond SIU has accepted the appointment as our independent director, effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

(1)      Represents 14,800,000 Class A ordinary shares and 7,400,000 Class B ordinary shares held by Star Capital Asset Management Limited, or Star Capital, a BVI company wholly owned by Mr. Kin Chung CHAN. The registered office of Star Capital is located at Corporate Registrations Limited, Sea Meadow House, Blackburne Highway (P.O. Box 116), Road Town, Tortola, British Virgin Islands.

(2)      Represents 6,520,000 Class A ordinary shares and 3,260,000 Class B ordinary shares held by Smart Wealthy Investment Limited, or Smart Wealthy, a BVI company wholly owned by Mr. Chun Yip YIU. The registered office of Smart Wealthy is located at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands.

(3)      Includes (a) 7,020,000 Class A ordinary shares and 3,510,000 Class B ordinary shares held by Integrated Intelligence Investment Limited, or Integrated Intelligence, a BVI company wholly owned by Mr. Hau Lim CHUNG, with its registered office at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands; and (b) 2,200,000 Class B ordinary shares held by Mr. Hau Lim CHUNG.

As of the date of this prospectus, none of our outstanding ordinary shares are held by record holders in the United States. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

Significant Historical Changes to Our Shareholding

See “Description of Share Capital — History of Securities Issuances” for a description of the history of our share issuances and transfers.

RELATED PARTY TRANSACTIONS

Employment Agreements

See “Management — Employment Agreements and Indemnification Agreements” for a description of the employment agreements and indemnification agreements we have entered into with our senior executive officers.

Securities Issuances

See “Description of Share Capital — History of Securities Issuances” for a description of our securities issuances in the past three years.

Other Related Party Transactions

In addition to the employment agreements, indemnification agreements and the securities issuances, we describe below the related party transactions of our Company that occurred during the years ended March 31, 2021, 2022 and 2023 and the six months ended September 30, 2023.

Amount due from related parties by our Company

Name of related parties	Relationship to the Company	Nature of transactions	As of March 31,
			2021	2022	2023
			HK$	HK$	HK$	US$
Smart Wealthy Investment Limited and Integrated Intelligence Investment Limited(1)	Two shareholders of the Company	As received fund from such shareholders to satisfy the share capital of the Company	8	8	—	—
Compass Engineering Limited	A wholly owned subsidiary of Kamui Group Development Limited, a company controlled by Mr. Chung Yip YIU and Mr. Hau Lim CHUNG, two directors of the Company	For general and daily business operation purpose of the related party in prior year	3,260,000	—	—	—
Kamui Automation Technology Limited(2)	A wholly owned subsidiary of Kamui Group Development Limited, a company controlled by Mr. Chung Yip YIU and Mr. Hau Lim CHUNG, two directors of the Company	For general and daily business operation purpose of the related party in prior years	1,274,194	1,978,516	—	—
Total			4,534,202	1,978,524	—	—

____________

Notes:

(1)      We had the amount due from each of the two of our shareholders, Smart Wealthy Investment Limited and Integrated Intelligence Investment Limited, of HK$4, HK$4 and HK$8 (US$1), respectively, as of March 31, 2021 and 2022, respectively.

(2)      On January 16, 2023, Mr. Chung and Mr. Yiu disposed their 100% equity interest in Kamui Group Development Limited. Kamui Automation Technology Limited which was one of the subsidiaries of Kamui Group Development Limited, was not regarded as a related party of the Company after January 16, 2023.

The amounts due from the related parties listed above are unsecured, interest free with no specific repayment terms and of non-trade nature.

Amounts due to related parties by our Company

Name of related parties	Relationship to the Company	Nature of transactions	As of March 31,				As of September 30,
			2021	2022	2023		2023
			HK$	HK$	HK$	US$	HK$	US$
Kamui Group Development Limited(1)	A company which was controlled by Mr. Chung Yip YIU and Mr. Hau Lim CHUNG, two directors of the Company, and has no longer been a related party to our Company since January 2023	For general business expenses paid by the related party on behalf of the Company in prior years	—	10,000	—	—	—	—
JingXing Storage Equipment Engineering (H.K.) Company Limited(1)	A wholly owned subsidiary of Kamui Group Development Limited, which has no longer been a related party to our Company since January 2023	For general business expenses paid by the related party on behalf of the Company	2,000,000	4,900,000	—	—	—	—
On On Lok Lok Limited	A company in which Mr. Chung Yip YIU and Mr. Hau Lim CHUNG, two directors of the Company, have interest	For general business expenses paid by the related party on behalf of the Company in prior years	29,837	29,837	—	—	—	—
Star Capital Investment Limited	An entity controlled by Mr. Kin Chung CHAN, a director of the Company	For general business expenses paid by the related party on behalf of the Company	—	—	22,790,867	2,903,332	14,846,952	1,895,969
Mr. Hau Lim CHUNG	A director of the Company	For general business expenses paid by the related party on behalf of the Company	—	—	1,700,000	216,563	1,700,000	217,091
Mr. Ka Ho CHIU	A non-controlling shareholder of Cogen Advisory Limited, a subsidiary of the Company	Mainly for provision of funds to facilitate the long term investment in equity interest of a private entity of HK$10.2 million (US$1.2 million)	—	—	—	—	3,999,765	510,773
Mr. Yuxi LIANG	A non-controlling shareholder of Cogen Advisory Limited, a subsidiary of the Company	Mainly for provision of funds to facilitate the long term investment in equity interest of a private entity of HK$10.2 million (US$1.2 million)	—	—	—	—	499,794	63,825
Total			2,029,837	4,939,837	24,490,867	3,119,895	21,046,511	2,687,658

____________

Note:

(1)      On January 16, 2023, Mr. Chung and Mr. Yiu disposed of their 100% equity interest in Kamui Group Development Limited. JingXing Storage Equipment Engineering (H.K.) Company Limited, which was one of the subsidiaries of Kamui Group Development Limited, was not regarded as a related party of the Company after January 16, 2023.

The amounts due to the related parties listed above are unsecured, interest free with no specific repayment terms and of non-trade nature.

Other significant related party transactions by our Company

In addition to the related party balances above, we have the following significant related party transactions incurred as below. We had no other significant related party transactions for the six months ended September 30, 2023.

	Year ended March 31,
	2021	2022	2023
	HK$	HK$	HK$	US$
Revenue from JingXing Storage Equipment Engineering (H.K.) Company Limited(1)	990,877	296,985	1,809,486	230,511
Subcontracting cost to Compass Engineering Limited(1)	—	43,260	137,200	17,478
Subcontracting cost to JingXing Storage Equipment Engineering (H.K.) Company Limited	506,817	658,165	749,418	95,468
Subcontracting cost to Kamui Construction Management Limited, a company in which Mr. Hau Lim CHUNG has interest	—	38,740,088	—	—
Management fee paid to Kamui Group Development Limited(1)	3,486,300	6,101,612	3,600,000	458,605
Acquisition of leasehold improvement	—	—	6,165,000	785,360
Constructive dividend	—	—	1,088,580	138,674

____________

Note:

(1)      On January 16, 2023, Mr. Chung and Mr. Yiu disposed of their 100% equity interest in Kamui Group Development Limited. JingXing Storage Equipment Engineering (H.K.) Company Limited and Compass Engineering Limited, which were subsidiaries of Kamui Group Development Limited, were not regarded as related parties of the Company after January 16, 2023.

DESCRIPTION OF SHARE CAPITAL

We were incorporated as an exempted company with limited liability under the laws of the Cayman Islands on September 15, 2022, and our affairs are governed by our third amended and restated memorandum and articles of association and the Companies Act (Revised) of the Cayman Islands (which we will refer to as the “Companies Act” under this section), the common law of the Cayman Islands, and rules and regulations of the stock exchange on which are shares are traded.

As of the date hereof, our authorized share capital was US$50,000 divided into (i) 900,000,000,000 Class A ordinary shares of a par value of US$0.00000005 each and 100,000,000,000 Class B ordinary shares of US$0.00000005 par value each with 40,000,000 Class A ordinary shares and 20,000,000 Class B ordinary shares issued and outstanding.

We will issue 2,125,000 Class A ordinary shares in this offering. All options, regardless of grant dates, will entitle holders to an equivalent number of Class A ordinary shares once the vesting and exercising conditions are met.

The following are summaries of material provisions of our third amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

General.    All of our issued and outstanding Class A ordinary shares and Class B ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Unless our board of directors determine otherwise, each holder of our ordinary shares will not receive a certificate in respect of such ordinary shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares. We may not issue shares or warrants to bearer.

Subject to the provisions of the Companies Act and our third amended and restated memorandum and articles of association regarding redemption and purchase of the shares, our directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Our directors may deal with unissued shares either at a premium or at par, or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. No share may be issued at a discount except in accordance with the provisions of the Companies Act. Our directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

At the completion of this offering, there will be 42,125,000 Class A ordinary shares and 20,000,000 Class B ordinary shares issued and outstanding. Shares sold in this offering will be delivered against payment from the underwriters upon the closing of the offering in New York, New York, on or about [•].

Listing.    We have applied for the listing of the Class A ordinary shares on Nasdaq under the symbol “RITR.”

Transfer agent and registrar.    The transfer agent and registrar for the ordinary shares is VStock Transfer, LLC, at 18 Lafayette Pl., Woodmere, NY 11598.

Dividends.    The holders of our Class A ordinary shares or Class B ordinary shares are entitled to such dividends as may be declared by our board of directors. Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares under and in accordance with our third amended and restated articles of association:

•        the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

•        our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors

Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account, provided that in no circumstances may a dividend be paid if that would result in our company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is proposed to be paid. Our directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Unclaimed dividend.    A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, our Company.

Classes of ordinary shares.    Immediately prior to the completion of this offering, our authorized share capital will be divided into Class A ordinary shares and Class B ordinary shares (collectively, the “ordinary shares”). Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting rights and conversion rights.

There are no provisions in our third amended and restated articles of association that would limit the lifespan of the Class B ordinary shares, and the holders of Class B ordinary shares are able to hold their Class B ordinary shares for any period of time.

Voting rights.    Each Class B ordinary Share is entitled to fifteen votes, and each Class A ordinary share is entitled to one vote. Holders of Class A ordinary shares and Class B ordinary shares have the right to receive notice of, attend, speak and vote at general meetings of the Company. Holders of Class A ordinary shares and Class B ordinary shares shall, at all times, vote together as a single class on all matters submitted to a vote for Members’ approval unless otherwise required by applicable laws and/or the third amended and restated memorandum and articles of association. Voting at any meeting of shareholders is by show of hands unless a poll is demanded.

Conversion.    Each Class B ordinary share shall be convertible, at the option of the holder thereof, into such number of fully paid and non-assessable Class A ordinary shares at such conversion rate in accordance with the third amended and restated articles of association, namely on a one-for-one basis, subject to adjustment. Any future issuances of Class B ordinary shares may be dilutive to the voting power of the holders of Class A ordinary share. Any conversions of Class B ordinary shares into Class A ordinary shares may dilute the percentage ownership of the existing holders of Class A ordinary shares within their class of ordinary shares and may result in a dilution of the voting power of the holders of Class A ordinary shares. The conversion of Class B ordinary shares to Class A ordinary shares will have the effect, over time, of increasing the relative voting power of those holders of Class B ordinary shares who retain their shares in the long term.

Transfer of ordinary shares.    Subject to the restrictions contained in our third amended and restated articles of association and provided that a transfer of ordinary shares complies with applicable rules of the Nasdaq Capital Market, any of our shareholders may transfer all or any of his or her Class A ordinary shares by an instrument of transfer in the usual or common form or any other form prescribed by Nasdaq or approved by our board of directors, executed:

•        where the ordinary shares are fully paid, by or on behalf of that shareholder; and

•        where the ordinary shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered into our register of members.

Where the ordinary shares in question are not listed on or subject to the rules of Nasdaq, our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•        the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of shares;

•        the instrument of transfer is properly stamped, if required;

•        in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four;

•        the ordinary shares transferred are fully paid up and free of any lien in favor of us; and

•        a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer, they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the Nasdaq, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register of members closed at such times and for such periods as our board of directors may, in their absolute discretion, from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than 30 days in any year as our board may determine.

Liquidation.    On a return of capital on winding up, the shareholders may, subject to our third amended and restated articles of association and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following: (a) to divide in specie among our shareholders the whole or any part of the assets of our Company and, for that purpose, to value any assets and to determine how the division shall be carried out as between our shareholders or different classes of shareholders; and (b) to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up. Our directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Calls on shares and forfeiture of shares.    Subject to the terms of allotment, our directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. Our directors may waive payment of the interest wholly or in part.

Forfeiture or surrender of shares.    If a shareholder fails to pay any capital call, our directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, our directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as our directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as our directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is our director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Share premium account.    Our directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Companies Act.

Lien on shares.    We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

•        either alone or jointly with any other person, whether or not that other person is a shareholder; and

•        whether or not those monies are presently payable.

At any time our directors may declare any share to be wholly or partly exempt from the lien on shares provisions of our third amended and restated articles of association.

We may sell, in such manner as our directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 clear days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Purchase and redemption of ordinary shares.    The Companies Act and our third amended and restated articles of association permit us to purchase our own shares. Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

•        issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

•        with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which our directors determine at the time of such variation; and

•        purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which our directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, our directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Variations of rights of shares.    All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by at least a two-thirds majority of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be materially adversely varied by, inter alia, the creation or allotment or issue of further shares ranking pari passu with such existing class of shares.

General meetings.    As a Cayman Islands exempted company, we are not obligated by the Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

Our directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If our directors do not convene such meeting within 21 clear days’ from the date of receipt of the written requisition, those shareholders who requested the meeting or any of them may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of our directors failing to convene a meeting shall be reimbursed by us.

At least 14 clear days’ notice of an extraordinary general meeting and 21 clear days’ notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to our directors and our auditors.

Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by our directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than seven clear days, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who, individually or collectively, hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors.    We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under our third amended and restated articles of association, we are required to have a minimum of one director and the maximum number of Directors shall be unlimited.

A director may be appointed by ordinary resolution or by our directors. Any appointment may be to fill a vacancy or as an additional director.

Unless the remuneration of our directors is determined by the shareholders by ordinary resolution, our directors shall be entitled to such remuneration as our directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

A director may be removed by ordinary resolution.

A director may at any time resign from office by giving us notice in writing. Unless the notice specifies a different date, our director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

•        he is prohibited by the law of the Cayman Islands from acting as a director;

•        he is made bankrupt or makes an arrangement or composition with his creditors generally;

•        he resigns his office by notice to us;

•        he only held office as a director for a fixed term and such term expires;

•        in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director;

•        he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);

•        he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

•        without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Inspection of books and records.    Holders of our ordinary shares will have no general right under Companies Act to inspect or obtain copies of our register of members or our corporate records. However, we will provide our shareholders with the right to receive annual audited financial statements. See “Where You Can Find More Information.”

Changes in share capital.    Subject to the Companies Act, our shareholders may from time to time by ordinary resolution:

•        increase the share capital by such new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

•        consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•        convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

•        subdivide our existing shares, or any of them into shares of a smaller amount than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of our share from which the reduced share is derived; or

•        cancel any shares which, at the date of the passing of the ordinary resolution, have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of our shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

We may by special resolution, subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, reduce our share capital in any manner permitted by law.

Powers and duties of directors.    Subject to the provisions of the Companies Act and our third amended and restated memorandum and articles of association, our business shall be managed by our directors, who may exercise all our powers. No prior act of our directors shall be invalidated by any subsequent alteration of our third amended and restated memorandum or articles of association. To the extent allowed by the Companies Act, however, shareholders may by special resolution validate any prior or future act of our directors which would otherwise be in breach of their duties.

Our directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by our directors. Upon the initial closing of this offering, our board of directors will have established an audit committee, compensation committee, and nomination and corporate governance committee.

Our board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

Our directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

Our directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by our directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by our directors under the articles.

Our board of directors may remove any person so appointed and may revoke or vary the delegation.

Our directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

A director shall not, as a director, vote in respect of any contract, transaction, arrangement or proposal in which he has an interest which (together with any interest of any person connected with him) is a material interest (otherwise than by virtue of his interests, direct or indirect, in shares or debentures or other securities of, or otherwise in or through, us) and if he shall do so his vote shall not be counted, nor in relation thereto shall he be counted in the quorum present at the meeting, but (in the absence of some other material interest than is mentioned below) none of these prohibitions shall apply to:

(a)     the giving of any security, guarantee or indemnity in respect of:

(i)     money lent or obligations incurred by him or by any other person for our benefit or any of our subsidiaries; or

(ii)    a debt or obligation of ours or any of our subsidiaries for which our director himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(b)    where we or any of our subsidiaries is offering securities in which offer our director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which our director is to or may participate;

(c)     any contract, transaction, arrangement or proposal affecting any other body corporate in which he is interested, directly or indirectly and whether as an officer, shareholder, creditor or otherwise howsoever, provided that he (together with persons connected with him) does not to his knowledge hold an interest representing one percent or more of any class of the equity share capital of such body corporate (or of any third body corporate through which his interest is derived) or of the voting rights available to shareholders of the relevant body corporate;

(d)    any act or thing done or to be done in respect of any arrangement for the benefit of the employees of us or any of our subsidiaries under which he is not accorded as a director any privilege or advantage not generally accorded to the employees to whom such arrangement relates; or

(e)     any matter connected with the purchase or maintenance for any director of insurance against any liability or (to the extent permitted by the Companies Act) indemnities in favor of directors, the funding of expenditure by one or more directors in defending proceedings against him or them or the doing of anything to enable such director or directors to avoid incurring such expenditure.

A director may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement or proposal in which he has an interest which is not a material interest or as described above.

Capitalization of profits.    Our directors may resolve to capitalize:

•        any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

•        any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Register of members.    Under the Companies Act, we must keep a register of members and there should be entered therein:

•        the names and addresses of our shareholders, and, a statement of the shares held by each member, which:

•        distinguishes each share by its number (so long as the share has a number);

•        confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

•        confirms the number and category of shares held by each member; and

•        confirms whether each relevant category of shares held by a member carries voting rights under third amended and restated articles of association, and if so, whether such voting rights are conditional;

•        the date on which the name of any person was entered on the register as a shareholder; and

•        the date on which any person ceased to be a shareholder.

Under the Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Exempted Company

We are an exempted company with limited liability incorporated under the Companies Act. “Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•        is a company that conducts its business mainly outside the Cayman Islands;

•        is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

•        does not have to hold an annual general meeting;

•        does not have to make its register of members open to inspection by shareholders of that company;

•        may obtain an undertaking against the imposition of any future taxation;

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as a limited duration company; and

•        may register as a segregated portfolio company.

History of Securities Issuances

The following is a summary of our material securities issuances after our inception.

Ordinary shares

Upon our incorporation in the Cayman Islands on September 15, 2022 in connection with our offshore restructuring, we issued and allotted one ordinary share to Ogier Global Subscriber (Cayman) Limited for a consideration at par value of US$0.0001 on September 15, 2022.

On September 26, 2022, we issued and allotted one ordinary share to Integrated Intelligence Investment Limited for a consideration at par value of US$0.0001. On the same date, Ogier Global Subscriber (Cayman) transferred one ordinary share to Smart Wealthy Investment Limited.

On November 8, 2022, we issued and allotted 4,999 ordinary shares to Smart Wealthy Investment Limited and 4,999 ordinary shares to Integrated Intelligence Investment Limited, respectively, in consideration for the transfer of the entire equity interest of Reitar Logtech Engineering Limited.

On November 9, 2022, we issued and allotted 7,800 ordinary shares to Star Capital Asset Management Limited and 2,200 ordinary shares to Smart Logtech Holdings Limited, respectively, in consideration for the transfer of the entire equity interest of Reitar Capital Partners Limited.

On December 18, 2023, we amended our authorized share capital such that it comprised of dual classes of shares, pursuant to which (a) an aggregate of 50,000,000 authorized but unissued ordinary shares were cancelled and a new class of shares comprising 50,000,000 Class B ordinary shares of US$0.0001 par value was created and (b) the remaining 450,000,000 issued and unissued ordinary shares were redesignated as Class A ordinary shares of US$0.0001 par value. Following such amendment of our authorized share capital, we issued and allotted an aggregate of 20,000 Class A ordinary shares to our then existing shareholders. On the same date, as a bonus share issuance, we issued and allotted an aggregate of 10,000 Class B ordinary shares to our then existing shareholders through capitalization of the Company’s share premium account.

The above issuances were exempt from registration under Section 4(a)(2) of the Securities Act because they were transactions by an issuer not involving any public offering.

On April 16, 2024, we undertook a share subdivision, pursuant to which, our authorized share capital has been changed to US$50,000 divided into (i) 900,000,000,000 Class A ordinary shares of par value of US$0.00000005 each and (ii) 100,000,000,000 Class B ordinary shares of par value of US$0.00000005 each. As a result, a total of 40,000,000 Class A ordinary shares and 20,000,000 Class B ordinary shares as subdivided were in issue after such share subdivision.

Differences in Corporate Law

We were incorporated under, and are governed by, the laws of the Cayman Islands. The corporate statutes of the State of Delaware and the Cayman Islands are similar, and the flexibility available under Cayman Islands law has enabled us to adopt a memorandum and articles of association that will provide shareholders with rights that do not vary in any material respect from those they would enjoy if we were incorporated under Delaware law. Set forth below is a summary of some of the differences between provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in Delaware and their shareholders.

In addition, we are exempt from certain corporate governance requirements of the Nasdaq by virtue of being a foreign private issuer. We intend to follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq that listed companies must have for as long as we qualify as a foreign private issuer including: (i) provide an annual certification by our chief executive officer that he or she is not aware of any non-compliance with any corporate governance rules of the Nasdaq; (ii) have regularly scheduled executive sessions with only independent directors; or (iii) seek shareholder approval for (a) the implementation and material revisions of the terms of share incentive plans; (b) the issuance of more than 1% of our outstanding ordinary shares or more than 1% of our outstanding voting power to a related party; (c) the issuance of more than 20% of our outstanding ordinary shares; and (d) an issuance that would result in a change of control.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or principal shareholders and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that every director of a Cayman Islands company, in exercising his powers or performing his duties, shall act honestly and in good faith and in what our director believes to be in the best interests of the company. Additionally, our director shall exercise the care, diligence and skill that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our articles of association, as amended and restated from time to time. We have the right to seek damages where certain duties owed by any of our directors are breached.

Shareholder proposals

Under Delaware corporate law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by our board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. The Cayman Companies Act does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, our third amended and restated memorandum and articles of association provides that our directors shall call an annual meeting of the shareholders and may convene any additional meetings as they consider necessary or desirable.

Sale of assets

Under Delaware corporate law, a vote of the shareholders is required to approve a sale of assets only when all or substantially all assets are being sold to a person other than a subsidiary of the company. Under Cayman Islands law, generally speaking, shareholder approval is not required for the disposal of assets of an exempted company.

Redemption of shares

Under Delaware corporate law, any stock may be made subject to redemption by the corporation at its option, at the option of the holders of that stock or upon the happening of a specified event, provided shares with full voting power remain outstanding. The stock may be made redeemable for cash, property or rights, as specified in the certificate of incorporation or in the resolution of our board of directors providing for the issue of the stock.

As permitted by Cayman Islands law and our third amended and restated memorandum and articles of association, shares may be purchased, redeemed or otherwise acquired by us. However, the consent by special resolution of the shareholder whose shares are to be purchased, redeemed or otherwise acquired must be obtained, except as specified in the terms of the applicable class or series of shares or as described under “— Compulsory Acquisition” below.

Compulsory acquisition

Under Delaware General Corporation Law § 253, in a process known as a “short form” merger, a corporation that owns at least 90% of the outstanding shares of each class of stock of another corporation may either merge the other corporation into itself and assume all of its obligations or merge itself into the other corporation by executing, acknowledging and filing with the Delaware Secretary of State a certificate of such ownership and merger setting forth a copy of the resolution of its board of directors authorizing such merger. If the parent corporation is a Delaware corporation that is not the surviving corporation, the merger also must be approved by a majority of the outstanding stock of the parent corporation. If the parent corporation does not own all of the stock of the subsidiary corporation immediately prior to the merger, the minority shareholders of the subsidiary corporation party to the merger may have appraisal rights as set forth in § 262 of the Delaware General Corporation Law.

The Companies Act contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

Independent directors

There are no provisions under Delaware corporate law or under the Companies Act that require a majority of our directors to be independent.

Cumulative voting

Under Delaware corporate law, cumulative voting for elections of directors is not permitted unless the company’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions on cumulative voting under the laws of the Cayman Islands, but our third amended and restated memorandum and articles of association does not provide for cumulative voting.

Removal of directors

Under Delaware corporate law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Removal of directors is governed by the terms our third amended and restated memorandum and articles of association under the laws of the Cayman Islands.

Mergers

Under Delaware corporate law, one or more constituent corporations may merge into and become part of another constituent corporation in a process known as a merger. A Delaware corporation may merge with a foreign corporation as long as the law of the foreign jurisdiction permits such a merger. To effect a merger under Delaware General Corporation Law § 251, an agreement of merger must be properly adopted and the agreement of merger or a certificate of merger must be filed with the Delaware Secretary of State. In order to be properly adopted, the agreement of merger must be adopted by the board of directors of each constituent corporation by a resolution or unanimous written consent. In addition, the agreement of merger generally must be approved at a meeting of shareholders of each constituent corporation by a majority of the outstanding stock of the corporation entitled to vote, unless the certificate of incorporation provides for a supermajority vote. In general, the surviving corporation assumes all of the assets and liabilities of the disappearing corporation or corporations as a result of the merger.

The Companies Act provides for the merger or consolidation of two or more companies into a single entity. The legislation makes a distinction between a “consolidation” and a “merger.” In a consolidation, a new entity is formed from the combination of each participating company, and the separate consolidating parties, as a consequence, cease to exist and are each stricken by the Registrar of Companies. In a merger, one company remains as the surviving entity, having in effect absorbed the other merging parties that are then stricken and cease to exist.

Two or more Cayman-registered companies may merge or consolidate. Cayman-registered companies may also merge or consolidate with foreign companies provided that the laws of the foreign jurisdiction permit such merger or consolidation.

Under the Cayman Companies Act, a plan of merger or consolidation shall be authorized by each constituent company by way of (i) a special resolution of the members of each such constituent company; and (ii) such other authorization, if any, as may be specified in such constituent company’s memorandum and articles of association. A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the votes are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question;

•        the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act or that would amount to a “fraud on the minority.”

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision that, if proposed as an amendment to the memorandum and articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.

Conflicts of interest

Under Delaware corporate law, a contract between a corporation and a director or officer, or between a corporation and any other organization in which a director or officer has a financial interest, is not void as long as (i) the material facts as to our director’s or officer’s relationship or interest are disclosed or known and (ii) either a majority of the disinterested directors authorizes the contract in good faith or the shareholders vote in good faith to approve the contract. Nor will any such contract be void if it is fair to the corporation when it is authorized, approved or ratified by the board of directors, a committee or the shareholders.

Under our third amended and restated memorandum and articles of association, save for certain exceptions, a director with a material interest in a particular transaction will not be permitted to vote on it or be counted in the quorum present at the meeting. However, a director may vote (and be counted in the quorum) in respect of any transactions in which he has an interest which is not material.

Transactions with interested shareholders

Delaware corporate law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by that statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that the person becomes an interested shareholder. An interested shareholder generally is a person or group that owns or owned 15% or more of the company’s outstanding voting stock within the past three years. This statute has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the company in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which the shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder.

Cayman Islands law has no comparable provision. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that these transactions must be entered into in the bona fide best interests of the company and not with the effect of constituting a fraud on the minority shareholders

Dissolution; winding up

Under Delaware corporate law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware corporate law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the Companies Act, our company may be dissolved, liquidated or wound up by a special resolution of shareholders, or by an ordinary resolution of shareholders if our company is unable to pay our debts as they fall due.

Variation of rights of shares

Under Delaware corporate law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of that class, unless the certificate of incorporation provides otherwise. As permitted by our third amended and restated memorandum and articles of association, the rights attached to any class of shares may, subject to any rights or restrictions for the time being attached to any class, only be varied with the consent in writing of the holders of not less than two-thirds of the issued shares of the relevant class, or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of such class.

Amendment of governing documents

Under Delaware corporate law, with very limited exceptions, a vote of the shareholders of a corporation is required to amend the certificate of incorporation. In addition, Delaware corporate law provides that shareholders have the right to amend the corporation’s bylaws, but the certificate of incorporation may confer such right on our directors of the corporation.

Our third amended and restated memorandum and articles of association can be amended in whole or in part by a special resolution of shareholders.

Rights of non-resident or foreign shareholders

There are no limitations imposed by our third amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our third amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-money laundering — Cayman Islands

Under the Cayman Islands laws, in order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time, or the Regulations. Depending on the circumstances of each application, a detailed verification of identity might not be required where:

•        the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

•        the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

•        the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data protection (privacy notice) — Cayman Islands

Under the Cayman Islands laws, the privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto, or the DPA.

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our ordinary shares, and while we intended to apply for the listing of our ordinary shares on the Nasdaq, we cannot assure you that an active trading market for our ordinary shares will develop or be sustained after this offering. Future sales of substantial amounts of our ordinary shares in the public market following this offering or perception that such future sales may occur could adversely affect market price prevailing from time to time and could impair our ability through sale of our equity securities. We currently do not expect that an active trading market will develop for our ordinary shares.

Immediately prior to the completion of this offering, we will have 40,000,000 outstanding Class A ordinary shares or, approximately 66.7% of our ordinary shares, assuming the underwriters do not exercise their option to purchase additional Class A ordinary shares. All of the Class A ordinary shares sold in this offering and the Class A ordinary shares they represent will be freely transferable without restriction or further registration under the Securities Act, except for any Class A ordinary shares purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act. Rule 144 defines an affiliate of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our company. All outstanding ordinary shares prior to this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold on the Nasdaq only if they are sold pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 and 701 promulgated under the Securities Act, which rules are summarized below. Restricted ordinary shares may also be sold outside of the United States in accordance with Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Class A ordinary shares acquired in this offering by our affiliates.

Lock-Up Agreement

We have agreed, for a period of six months after the completion of this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, lend or otherwise dispose of, except in this offering, any of our Class A ordinary shares or securities that are substantially similar to our Class A ordinary shares, including but not limited to any options or warrants to purchase our Class A ordinary shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Class A ordinary shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the representatives of the underwriters.

Furthermore, each of our directors and executive officers and all other existing holders of 5.0% or more of our outstanding Class A ordinary shares have also entered into a similar lock-up agreement for a period of six months after the completion of this offering, subject to certain exceptions, with respect to our Class A ordinary shares and securities that are substantially similar to our Class A ordinary shares. These parties collectively own the majority of our outstanding Class A ordinary shares, without giving effect to this offering.

The restrictions described in the preceding paragraphs will be automatically extended under certain circumstances. See “Underwriting.”

Other than this offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of the Class A ordinary shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for the Class A ordinary shares may dispose of significant numbers of the Class A ordinary shares in the future. We cannot predict what effect, if any, future sales of the Class A ordinary shares, or the availability of the Class A ordinary shares for future sale, will have on the trading price of the Class A ordinary shares from time to time. Sales of substantial amounts of the Class A ordinary shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of the Class A ordinary shares.

Rule 144

Non-affiliates

As a general matter, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, any person who (i) is not an affiliate at the time of sale and has not been an affiliates for purposes of the Securities Act at any time during the three months preceding the proposed sale under Rule 144, and (ii) has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior non-affiliate owner, is entitled to sell such shares without complying with the manner of sale, limitation on amount or notice provisions of Rule 144, subject to compliance with the public information requirement of Rule 144(c). In addition, if such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior non-affiliate owner, then such person is entitled to sell such shares freely without complying with any requirement of Rule 144.

Affiliates

As a general matter, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, any of our affiliates who owns shares that were acquired from us or an affiliate of us for at least six months (if subject to compliance with the public information requirement of Rule 144(c)) or one year (in any other case) prior to the proposed sale is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

•        1% of the number of our ordinary shares then outstanding, which will equal approximately 421,250 Class A ordinary shares immediately following this offering, or 424,437 Class A ordinary shares if the underwriters exercise their option in full to purchase additional Class A ordinary shares; or

•        the average weekly reported trading volume of our Class A ordinary shares on the Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with the SEC.

In addition, sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are subject to certain manner of sale and notice requirements and the availability of current public information about us.

Rule 701

Beginning 90 days after the date of this prospectus, persons other than affiliates who purchased Class A ordinary shares under a written compensatory plan or contract may be entitled to sell such shares in the United States in reliance on Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. Rule 701 further provides that non-affiliates may sell these shares in reliance on Rule 144 subject only to its manner-of-sale requirements. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Resale Prospectus

As described in the “Explanatory Note” to the registration statement of which this prospectus forms a part, the registration statement also contains the resale prospectus to be used in connection with the potential resale of our Class A ordinary shares held by our Resale Shareholder. These Class A ordinary shares have been registered to permit public resale of such shares, and our Resale Shareholder may offer the shares for resale from time to time pursuant to the resale prospectus. Our Resale Shareholder may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. Any shares sold by our Resale Shareholder until our Class A ordinary shares are listed or quoted on an established public trading market will take place at US$4.5, which is the public offering price of the Class A ordinary shares we are selling in our initial public offering. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices.

TAXATION

The following discussion of material Cayman Islands, Hong Kong and United States federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Ogier, our Cayman Islands counsel. To the extent that the discussion relates to matters of Hong Kong tax law, it represents the opinion of Morgan, Lewis & Bockius, our Hong Kong counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us or holders levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies except those which hold interests in land in the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not a party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the ordinary shares, nor will gains derived from the disposal of the ordinary shares be subject to Cayman Islands income or corporation tax.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (2021 Revision) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

Hong Kong Taxation

Our operating subsidiaries incorporated in Hong Kong are subject to 16.5% Hong Kong profit tax on their taxable income generated from operations arising in or derived from Hong Kong. In addition, payments of dividends from our Hong Kong operating subsidiaries to us are not subject to any withholding tax in Hong Kong.

United States Federal Income Tax Considerations

The following discussion describes the material United States federal income tax considerations to a United States Holder (as defined below), under current law, of an investment in our ordinary shares in the offering. This discussion is based on the federal income tax laws of the United States as of the date of this prospectus, including the United States Internal Revenue Code of 1986, as amended, or the Code, existing and proposed Treasury Regulations promulgated thereunder, judicial authority, published administrative positions of the IRS, and other applicable authorities, all as of the date of this prospectus. All of the foregoing authorities are subject to change, which change could apply retroactively and could significantly affect the tax considerations described below. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion and there can be no assurance that the IRS or a court will agree with our statements and conclusions.

This discussion applies only to a U.S. Holder that acquires our ordinary shares in this offering and holds the ordinary shares as capital assets for U.S. federal income tax purposes. In addition, it does not describe all of the tax considerations that may be relevant in light of a U.S. Holder’s particular circumstances, including alternative minimum (for non-corporate U.S. Holders) or Medicare contribution tax considerations, or differing tax considerations applicable to U.S. Holders subject to special rules, such as:

•        banks and certain other financial institutions;

•        insurance companies;

•        regulated investment companies;

•        real estate investment trusts;

•        brokers or dealers in stocks and securities, or currencies;

•        persons who use or are required to use a mark-to-market method of accounting;

•        certain former citizens or residents of the United States subject to Section 877 of the Code;

•        entities subject to the United States anti-inversion rules;

•        tax-exempt organizations and entities;

•        persons subject to the alternative minimum tax provisions of the Code;

•        persons whose functional currency is other than the United States dollar;

•        persons holding ordinary shares as part of a straddle, hedging, conversion or integrated transaction;

•        persons that actually or constructively own 10% or more of the total consolidated voting interest of all classes of our voting stock or 10% or more of the total value of shares of all classes of our stock;

•        persons who acquired ordinary shares pursuant to the exercise of an employee stock option or otherwise as compensation;

•        partnerships or other pass-through entities, or persons holding ordinary shares through such entities; or

•        persons that held, directly, indirectly or by attribution, ordinary shares or other ownership interests in us prior to this offering.

If a partnership (or other entity that is classified as a partnership for U.S. federal income tax purposes) owns our ordinary shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships owning ordinary shares and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of owning and disposing of ordinary shares.

THE FOLLOWING DISCUSSION IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-UNITED STATES TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

As used herein, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes:

•        a citizen or individual resident of the United States;

•        a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

•        an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust, if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more United States persons have the authority to control all of its substantial decisions or (ii) in the case of a trust that was treated as a domestic trust under the law in effect before 1997, a valid election is in place under applicable Treasury Regulations to treat such trust as a domestic trust.

U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of ordinary shares in their particular circumstances.

Taxation of distributions

Subject to the discussion under “— Passive Foreign Investment Company Rules” below, distributions paid on our ordinary shares, other than certain pro rata distributions of ordinary shares, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. Dividends will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code.

Dividends received by a non-corporate U.S. Holder may qualify for the lower rates of tax applicable to “qualified dividend income,” if the dividends are paid by a “qualified foreign corporation” and other conditions discussed below are met. A non-United States corporation is treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares (or American depositary shares backed by such shares) that are readily tradable on an established securities market in the United States. However, a non-United States corporation will not be treated as a qualified foreign corporation if it is a PFIC in the taxable year in which the dividend is paid or the preceding taxable year.

Under a published IRS Notice, common or ordinary shares, or American depositary shares representing such shares, are considered to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq, as our ordinary shares are expected to be. Subject to the limitations described in the following paragraph, we believe that dividends we pay on the ordinary shares will be eligible for the reduced rates of taxation.

Even if dividends were treated as paid by a qualified foreign corporation, a non-corporate U.S. Holder would not be eligible for reduced rates of taxation if either (i) it does not hold our ordinary shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date or (ii) the U.S. Holder elects to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code. In addition, the rate reduction will not apply to dividends of a qualified foreign corporation if the non-corporate U.S. Holder receiving the dividend is obligated to make related payments with respect to positions in substantially similar or related property.

You should consult your own tax advisors regarding the availability of the lower tax rates applicable to qualified dividend income for any dividends that we pay with respect to the ordinary shares, as well as the effect of any change in applicable law after the date of this prospectus.

Dividends will generally be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividends. The amount of any dividend income paid in foreign currency will be the U.S. dollar amount calculated by reference to the spot rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars on such date. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the amount received. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Sale or other taxable disposition of ordinary shares

Subject to the discussion under “— Passive Foreign Investment Company Rules” below, a U.S. Holder will generally recognize capital gain or loss on a sale or other taxable disposition of ordinary shares in an amount equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder’s tax basis in such ordinary shares disposed of, in each case as determined in U.S. dollars. The gain or loss will be long-term capital gain or loss if, at the time of the sale or disposition, the U.S. Holder has owned the ordinary shares for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders may be subject to tax rates that are lower than those applicable to ordinary income. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company rules

In general, a non-U.S. corporation will be a PFIC for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). Additionally, for this purpose, cash is categorized as a passive asset and a company’s goodwill associated with active business activity is taken into account as a non-passive asset. If we own at least 25% (by value) of the stock of another corporation, we will be treated, for purposes of the PFIC tests, as owning our proportionate share of the other corporation’s assets and receiving our proportionate share of the other corporation’s income.

Although the law in this regard is unclear, we treat our consolidated affiliates as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their results of operation in our financial statements. If it were determined, however, that we are not the owner of any of our consolidated affiliates for United States federal income tax purposes, the composition of our income and assets would change and we may be a PFIC for the current or any subsequent taxable year.

In addition, our PFIC status for any taxable year is a factual determination that can be made only after the end of such year, and will depend on the composition of our income and assets and the value of our assets for such year. Our PFIC status may be affected by how, and how quickly, we spend our liquid assets and the cash raised in this offering. Moreover, because we hold, and may continue to hold, a significant amount of cash, our PFIC status for any taxable year may depend on the value of our goodwill which may be determined, in part, by reference to the market price of our ordinary shares, which may change from time to time. In estimating the value of our goodwill, we have taken into account our anticipated market capitalization following the listing of the ordinary shares on the Nasdaq. If our market capitalization is less than anticipated or subsequently declines, we may be or become a PFIC for the current or future taxable years because our liquid assets and cash may then represent a greater percentage of our overall assets. Further, while we believe our classification methodology and valuation approach is reasonable, it is possible that the IRS may challenge our classification or valuation of our goodwill and other unbooked intangibles, which may result in our being or becoming a PFIC for the current or one or more future taxable years. In light of the foregoing, there can be no assurance that we will not be a PFIC for the current or any future taxable year. Morgan, Lewis & Bockius LLP, our United States tax counsel, therefore expresses no opinion with respect to our PFIC status for any taxable year or our beliefs and expectations relating to such status set forth in this discussion.

If we are a PFIC for any taxable year during which a U.S. Holder owns ordinary shares, we will generally continue to be treated as a PFIC with respect to the U.S. Holder for all succeeding years during which the U.S. Holder owns ordinary shares, even if we cease to meet the threshold requirements for PFIC status. U.S. Holders should consult their tax advisers as to whether we are a PFIC for any taxable year and the availability of a “deemed sale” election that would allow them to eliminate the continuing PFIC status under certain circumstances.

If we were a PFIC for any taxable year and any of our subsidiaries, consolidated affiliated entities or other companies in which we own or are treated as owning equity interest were also a PFIC (any such entity, a “Lower-tier PFIC”), U.S. Holders would be deemed to own a proportionate amount (by value) of the shares of each Lower-tier PFIC and would be subject to U.S. federal income tax according to the rules described in the subsequent paragraph on (i) certain distributions by a Lower-tier PFIC and (ii) dispositions of shares of Lower-tier PFICs, in each case as if the U.S. Holders held such shares directly, even though the U.S. Holders had not received the proceeds of those distributions or dispositions.

Generally, if we are a PFIC for any taxable year during which a U.S. Holder owned our ordinary shares, gain recognized upon a disposition (including, under certain circumstances, a pledge) of ordinary shares by the U.S. Holder will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares. The amounts allocated to the taxable year of disposition and to years before we became a PFIC will be taxed as ordinary income. The amounts allocated to each other taxable year will be subject to tax at the highest rate in effect for that taxable year for individuals or corporations, as appropriate, and an interest charge will be imposed on the tax allocated to each taxable year. Further, to the extent that any distribution received by a U.S. Holder on its ordinary shares exceeds 125% of the average of the annual distributions received (or deemed received) during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, the distribution will be subject to taxation in the manner. In addition, if we were a PFIC or, with respect to a particular U.S. Holder, were treated as a PFIC for the taxable year in which we paid a dividend or the prior taxable year, the preferential dividend rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

Alternatively, if we were a PFIC and if the ordinary shares were “regularly traded” on a “qualified exchange,” a U.S. Holder could make a mark-to-market election that would result in tax treatment different from the general tax treatment for PFICs described in the preceding paragraph. The ordinary shares would be treated as “regularly traded” for any calendar year in which more than a de minimis quantity of the ordinary shares were traded on a qualified exchange on at least 15 days during each calendar quarter. The Nasdaq, where our ordinary shares are expected to be listed, is a qualified exchange for this purpose. If a U.S. Holder makes the mark-to-market election, the U.S. Holder generally will recognize at the end of each taxable year (i) as ordinary income any excess of the fair market value of the ordinary shares over their adjusted tax basis, or (ii) as ordinary loss any excess of the adjusted tax basis of the ordinary shares over their fair market value (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If, however, we cease to be classified as a PFIC, a U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that we are not classified as a PFIC. If a U.S. Holder makes the election, the U.S. Holder’s tax basis in the ordinary shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of ordinary shares in a year when the Company is a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election, with any excess treated as capital loss). If a U.S. Holder makes the mark-to-market election, distributions paid on the ordinary shares will be treated as discussed under “— Taxation of Distributions” above. U.S. Holders will not be able to make a mark-to-market election with respect to any shares of a Lower-tier PFIC because such shares will not trade on any stock exchange.

We do not intend to provide the information necessary for U.S. Holders to make qualified electing fund elections, which if available could materially affect the tax consequences of the ownership and disposition of our ordinary shares if we were a PFIC for any taxable year. Therefore, U.S. Holders will not be able to make such elections.

If a U.S. Holder owns ordinary shares during any year in which we are a PFIC, the U.S. Holder generally will be required to file annual reports on IRS Form 8621 (or any successor form) with respect to us, generally with the U.S. Holder’s federal income tax return for that year.

U.S. Holders should consult their tax advisers regarding the determination of whether we are a PFIC for 2022 or any other taxable year and the potential application of the PFIC rules.

Information reporting and backup withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding, unless (i) the U.S. Holder is a corporation or other “exempt recipient” and (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Certain U.S. Holders who are individuals (or certain specified entities) may be required to report information relating to their ownership of ordinary shares, unless the ordinary shares are held in accounts at financial institutions (in which case the accounts may be reportable if maintained by non-U.S. financial institutions). U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to the ordinary shares.

UNDERWRITING

In connection with this offering, we entered into an underwriting agreement with Cathay Securities, Inc., dated            , 2024 as Underwriter in this offering. The Underwriter may retain other brokers or dealers to act as sub-agents or selected dealers on their behalf in connection with this offering. The Underwriter has agreed to purchase from us, on a firm commitment basis, the number of Class A ordinary shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Name of Underwriter	Number of Class A Ordinary Shares
Cathay Securities, Inc.	2,125,000

The Underwriter is committed to purchase all the Class A ordinary shares offered by this prospectus if it purchases any Class A ordinary shares. The Underwriter is offering the Class A ordinary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the Underwriter of officers’ certificates and legal opinions. The Underwriter reserves the right to withdraw, cancel or modify offers to the public and reject orders in whole or in part.

Over-Allotment Option

We have granted to the Underwriter a 45-day option from the date of this prospectus to purchase up to an aggregate of additional Class A ordinary shares (equal to 15% of the number of the Class A ordinary shares sold in the offering), in any combination thereof, at the public offering price listed on the cover page of this prospectus per share, less underwriting discounts, and commissions.

Fees, Commissions and Expense Reimbursement

Under the underwriting agreement, we have agreed to give the Underwriter a discount equal to seven percent (7%) of the gross proceeds sold in this offering.

The following table shows, for each of the total without over-allotment option and total with full over-allotment option offering amounts, the per share and total public offering price, underwriting fees and commissions to be paid to the Underwriter by us, and proceeds to us, before expenses and assuming a US$4.5 per share offering price, the midpoint of the price range set forth on the cover page of this prospectus.

	Per Share	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Public Offering Price	US$ 4.500	US$ 9,562,500	US$ 10,996,875
Underwriting fees and commissions (7%)	US$ 0.315	US$ 669,375	US$ 769,781
Non-accountable expense allowance (1%)	US$ 0.045	US$ 95,625	US$ 109,969
Proceeds to Us, Before Expenses	US$ 4.140	US$ 8,797,500	US$ 10,117,125

We have agreed to reimburse the Underwriter up to a maximum of US$150,000 for out-of-pocket accountable expenses, including: (i) all reasonable travel and lodging expenses incurred by the Underwriter and its counsel in connection with visits to, and examinations of, our Company; (ii) background check on the Company’s principal shareholders, directors, and officers; (iii) the costs of all mailing and printing of the prospectuses and all amendments, supplements, and exhibits thereto, and as many preliminary and final prospectuses as the Underwriter may reasonably deem necessary; (iv) the fees and expenses of the transfer agent for such Class A ordinary shares; and (v) the reasonable cost for roadshow meetings and preparation of a PowerPoint presentation. In addition, at the closing of the offering, the Company shall reimburse the Underwriter one percent (1%) of the gross proceeds of the offering as non-accountable expenses.

We paid an expense deposit of US$30,000 to the Underwriter upon the execution of the engagement letter between us and the Underwriter dated May 8, 2024, or the Engagement Letter, and an additional US$50,000 upon declaration of effectiveness of the Company’s Registration Statement, for the Underwriter’s anticipated out-of-pocket expenses; any expense deposits will be returned to us to the extent the Underwriter’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding Underwriter’s fees and commissions, will be approximately US$1,832,012, all of which are payable by us.

The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement. The underwriting agreement and a form of subscription agreement are included as exhibits to the registration statement of which this prospectus forms a part.

Right of First Refusal

We have agreed to grant to the representative, provided that this offering is completed, for a period of twelve (12) months, the right, on at least the same terms and conditions offered to us by other investment banking service providers, to provide investment banking services in all matters for which investment banking services are sought (such right, the “Right of First Refusal”), which right is exercisable in the representative’s sole discretion. For these purposes, investment banking services shall include, without limitation, (a) acting as lead or joint-lead manager for any underwritten public offering; (b) acting as lead or joint book-runner and/or lead or joint placement agent, initial purchaser in connection with any private offering of our securities. The Representative shall notify us of its intention to exercise its Right of First Refusal within 15 business days following notice in writing by us. The Right of First Refusal granted hereunder may be terminated by the Company for “cause,” which is defined as a material breach by Cathay Securities, Inc. (“Cathay”) of the Underwriting Agreement or a material failure by Cathay to provide the services as contemplated by the Underwriting Agreement.

Lock-Up Agreements

Each of our officers, directors, and certain of our shareholders owning more than 5% of the outstanding Class A ordinary shares (or securities convertible into our Class A ordinary shares) agree not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our Class A ordinary shares or other securities convertible into or exercisable or exchangeable for Class A ordinary shares for a period of six months after the effective date of the registration statement of which this prospectus is a part without the prior written consent of the Underwriter.

The Underwriter may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Underwriter will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Price Stabilization

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A ordinary shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under option to purchase additional shares. The underwriters can close out a covered short sale by exercising the option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares. The underwriters may also sell shares in excess of the option to purchase additional shares, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriters or dealer repays selling concessions allowed to it for distributing our Class A ordinary shares in this offering because such underwriters repurchases those shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our Class A ordinary shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Class A ordinary shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq, in the over-the-counter market, or otherwise.

No Sales of Similar Securities

We have agreed, for a period of six months from the effective date of registration statement of which this prospectus forms a part, subject to certain limited exceptions, not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any Class A ordinary shares or any securities convertible into or exercisable or exchangeable for Class A ordinary shares, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A ordinary shares or any such other securities.

In addition, we have agreed, on behalf of the Company and any successor entity, that, without the prior written consent of the underwriters, we will not, for a period of twelve months from the commencement of the first day of trading of our Class A ordinary shares, directly or indirectly in any “at-the-market” or continuous equity transaction, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of the Class A ordinary shares or any securities convertible into or exercisable or exchangeable for the Class A ordinary shares.

Determination of Offering Price

The public offering price of the Class A ordinary shares we are offering was determined by us in consultation with the Underwriter based on discussion with potential investors in light of the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the public stock price for similar companies, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be delivered to potential investors by the Underwriter. This prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the Underwriter’s website and any information contained in any other website maintained by the Underwriter is not part of this prospectus or the registration statement of which this Prospectus forms a part.

Foreign Regulatory Restrictions on Purchase of Our Class A Ordinary Shares

We have not taken any action to permit a public offering of our Class A ordinary shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our Class A ordinary shares and the distribution of this prospectus outside the United States.

Indemnification

We have agreed to indemnify the Underwriter against liabilities related to this offering arising under the Securities Act and the Exchange Act and to contribute to payments that the Underwriter may be required to make for these liabilities. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Nasdaq Capital Market Listing

Prior to this offering, there has been no public market for our Class A ordinary shares. We will not complete this offering unless our Class A ordinary shares have been approved for listing on the Nasdaq Capital Market under the symbol “RITR.”

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the shares or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the Class A ordinary shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In addition to the public offering of the Class A ordinary shares in the United States, the underwriters may, subject to applicable foreign laws, also offer the Class A ordinary shares in certain countries.

Offers outside of the United States

Notice to prospective investors in Hong Kong

The Class A ordinary shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Class A ordinary shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Class A ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to prospective investors in the PRC

This prospectus may not be circulated or distributed in the PRC and the Class A ordinary shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to prospective investors in Taiwan

The Class A ordinary shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Class A ordinary shares in Taiwan.

Notice to prospective investors in the Cayman Islands

No invitation, whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for our Class A ordinary shares.

Stamp Taxes

If you purchase Class A ordinary shares offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of our total expenses, excluding underwriting discount, which are expected to be incurred in connection with the offer and sale of the Class A ordinary shares by us. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority, Inc. filing fee and the Nasdaq listing fee, all amounts are estimates.

Securities and Exchange Commission registration fee	US$ 5,369
Financial Industry Regulatory Authority, Inc. filing fee	US$ 3,233
Nasdaq listing fee	US$ 75,000
Printing and engraving expenses	US$ 24,000
Legal fees and expenses	US$ 575,000
Accounting fees and expenses	US$ 460,000
Miscellaneous	US$ 689,410
Total	US$ 1,832,012

These expenses will be borne by us, except for underwriting discounts and commissions, which will be borne by us in proportion to the numbers of Class A ordinary shares sold in the offering by us, respectively.

LEGAL MATTERS

We are being represented by Morgan, Lewis & Bockius with respect to legal matters of United States federal securities and New York State law. The underwriter is being represented by Sichenzia Ross Ference Carmel LLP with respect to certain matters of United States federal securities and New York State law. The validity of the Class A ordinary shares offered in this offering and certain legal matters as to Cayman Islands law will be passed upon for us by Ogier. Certain legal matters as to Hong Kong law for the underwriters will be passed upon DeHeng Law Offices (Hong Kong) LLP. Sichenzia Ross Ference Carmel LLP may rely upon DeHeng Law Offices (Hong Kong) LLP with respect to matters governed by Hong Kong law.

EXPERTS

The consolidated balance sheets of Reitar Logtech Holdings Limited as of March 31, 2022 and 2023, the consolidated statements of income and comprehensive income and cash flows of Reitar Logtech Holdings Limited for the three-year period ended March 31, 2023, the consolidated balance sheets of Reitar Capital Partners Limited as of March 31, 2021 and 2022, and the consolidated statements of loss and comprehensive loss and cash flows of Reitar Capital Partners Limited for the two-year period ended March 31, 2022 appearing in this prospectus have been audited, and the condensed consolidated balance sheets of Reitar Logtech Holdings Limited as of September 30, 2023, the interim condensed consolidated statements of income and comprehensive income and cash flows of Reitar Logtech Holdings Limited for the six months ended September 30, 2022 and 2023, the condensed consolidated balance sheets of Reitar Capital Partners Limited as of September 30, 2022 and the interim condensed consolidated statements of income and comprehensive income and cash flows of Reitar Capital Partners Limited for the six months ended September 30, 2021 and 2022, appearing in this prospectus have been reviewed by WWC, P.C., an independent registered public accounting firm, as set forth in their report thereon and appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The offices of WWC, P.C. are located at 2010 Pioneer Court, San Mateo, CA 94403.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act with respect to underlying Class A ordinary shares, to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement on Form F-1 and its exhibits and schedules for further information with respect to us and our Class A ordinary shares.

Immediately upon completion of this offering we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You may also obtain additional information over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of Class A ordinary shares and, upon our written request, will mail to all record holders of Class A ordinary shares the information contained in any notice of a shareholders’ meeting received by the depositary from us.

REITAR LOGTECH HOLDINGS LIMITED

REITAR CAPITAL PARTNERS LIMITED
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

REITAR LOGTECH HOLDINGS LIMITED
INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Pages
Unaudited Pro Forma Condensed Combined Statement of Income and Comprehensive Income for the Year Ended March 31, 2023	F-118

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:    The Board of Directors and Shareholders of

         Reitar Logtech Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Reitar Logtech Holdings Limited and its subsidiaries (collectively the “Company”) as of March 31, 2022 and 2023 and the related consolidated statements of income and comprehensive income, equity, and cash flows for each of the years in the three-year period ended March 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2022 and 2023, and the results of its operations and its cash flows for each of the years in the three-year period ended March 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on our financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

WWC, P.C.
Certified Public Accountants
PCAOB ID: 1171

We have served as the Company’s auditor since 2022.
San Mateo, California

January 24, 2024, except for Notes 1, 23, 25 and 26, as to which the date is April 22, 2024.

REITAR LOGTECH HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2022 and 2023

	As of March 31,
	2022	2023	2023
	HK$	HK$	US$
ASSETS
CURRENT ASSETS
Cash and cash equivalents	8,647,941	46,613,240	5,938,068
Contracts receivable, net	21,227,218	19,994,756	2,547,135
Contracts receivable – related parties, net	1,081,250	—	—
Contract assets, net	5,477,672	16,120,142	2,053,547
Retention receivables, net	2,766,931	675,000	85,988
Prepaid expenses and other receivables, net	790,185	70,426,845	8,971,686
Amount due from related parties	1,978,524	—	—
Total current assets	41,969,721	153,829,983	19,596,424
NON-CURRENT ASSETS
Long-term investment	—	1	1
Property and equipment, net	120,604	6,390,324	814,064
Right-of-use assets, net	—	7,680,641	978,438
Other receivables, net	—	655,916	83,557
Rental deposits, net	—	1,059,466	134,965
Goodwill	—	34,066,838	4,339,780
Total non-current assets	120,604	49,853,186	6,350,805
Total assets	42,090,325	203,683,169	25,947,229
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Bank borrowings	5,063,176	7,535,397	959,935
Accounts payable	14,096,806	16,695,694	2,126,867
Accrued expenses and other payables	25,500	9,301,806	1,184,958
Tax payable	3,775,454	5,683,683	724,045
Contract liabilities	6,685,131	53,863,775	6,861,715
Operating lease liabilities	—	2,455,945	312,863
Amount due to related parties	4,939,837	24,490,867	3,119,895
Total current liabilities	34,585,904	120,027,167	15,290,278
NON-CURRENT LIABILITIES
Operating lease liabilities	—	5,224,696	665,575
Total non-current liabilities	—	5,224,696	665,575
Total liabilities	34,585,904	125,251,863	15,955,853

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY

Ordinary shares: US$0.00000005 par value, 1,000,000,000,000 shares authorized as of March 31, 2022 and 2023, 30,000,000 shares issued and outstanding as of March 31, 2022 and 60,000,000 shares issued and outstanding as of March 31, 2023

Class A ordinary shares, US$0.00000005 par value, 900,000,000,000 shares authorized; 20,000,000 shares issued and outstanding as of March 31, 2022 and 40,000,000 shares issued and outstanding as of March 31, 2023*	8	16	2
Class B ordinary shares, US$0.00000005 par value, 100,000,000,000 shares authorized; 10,000,000 shares issued and outstanding as of March 31, 2022 and 20,000,000 shares issued and outstanding as of March 31, 2023*	4	8	1
Additional paid-in capital	98	8,404,870	1,070,698
Retained earnings	7,504,311	70,128,292	8,933,654
Equity attributable to owners of the Company	7,504,421	78,533,186	10,004,355
Non-controlling interests	—	(101,880)	(12,979)
Total shareholders’ equity	7,504,421	78,431,306	9,991,376
Total liabilities and shareholders’ equity	42,090,325	203,683,169	25,947,229

____________

*        Retrospectively restated for effect of share recapitalization (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

REITAR LOGTECH HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THR YEARS ENDED MARCH 31, 2021, 2022 and 2023

	Years ended March 31,
	2021	2022	2023	2023
	HK$	HK$	HK$	US$
REVENUE
– External	72,047,415	143,854,994	82,675,853	10,532,090
– Related parties	990,877	296,985	1,809,486	230,511
Total revenue	73,038,292	144,151,979	84,485,339	10,762,601

COST OF REVENUE
– External	(61,481,386)	(67,782,680)	(59,116,383)	(7,530,846)
– Related parties	(506,817)	(39,441,513)	(961,938)	(122,541)
Total cost of revenue	(61,988,203)	(107,224,193)	(60,078,321)	(7,653,387)
Gross profit	11,050,089	36,927,786	24,407,018	3,109,214

OPERATING EXPENSES
Personnel and benefit expense	(1,466,017)	(1,642,778)	(4,733,405)	(602,989)
Depreciation	(12,098)	(33,720)	(1,385,643)	(176,517)
Management fee – related party	(3,486,300)	(6,101,612)	(3,600,000)	(458,605)
Professional fee	(646,278)	(1,893,282)	(1,771,687)	(225,696)
Allowance for doubtful accounts	(74,358)	(700,899)	(1,809,747)	(230,544)
Others	(283,566)	(3,079,149)	(1,698,092)	(216,320)
Total operating expenses	(5,968,617)	(13,451,440)	(14,998,574)	(1,910,671)
INCOME FROM CONTINUING OPERATION	5,081,472	23,476,346	9,408,444	1,198,543

OTHER INCOME (EXPENSES)
Bank interest income	56	3,722	9	1
Interest expense	(11,509)	(167,293)	(220,201)	(28,051)
Other income	608,178	18,064	267,053	34,020
Other expense	—	(2,897)	—	—
Total other income (expenses), net	596,725	(148,404)	46,861	5,970
INCOME FROM CONTINUING OPERATION BEFORE INCOME TAX EXPENSES	5,678,197	23,327,942	9,455,305	1,204,513

INCOME TAX EXPENSES	(1,173,914)	(4,163,246)	(1,994,996)	(254,143)
NET INCOME FROM CONTINUING OPERATION	4,504,283	19,164,696	7,460,309	950,370

DISCONTINUED OPERATION
Income from discontinued operation	—	—	4,133,971	526,627
Gain on disposal	—	—	52,016,401	6,626,378
GAIN ON DISCONTINUED OPERATION	—	—	56,150,372	7,153,005
NET INCOME	4,504,283	19,164,696	63,610,681	8,103,375
Add: net loss attributable to non-controlling interests from continuing operation	—	—	(101,880)	(12,978)
NET INCOME ATTRIBUTABLE TO THE COMPANY’S ORDINARY SHAREHOLDERS AND TOTAL COMPREHENSIVE INCOME	4,504,283	19,164,696	63,712,561	8,116,353

Weighted average number of ordinary shares:
Basic and diluted*	30,000,000	30,000,000	41,753,425	41,753,425
Earnings per ordinary share – basic and diluted*
Continuing operation	0.15	0.64	0.18	0.02
Discontinued operation	—	—	1.34	0.17
Ordinary shareholders	0.15	0.64	1.52	0.19

____________

*        Retrospectively restated for effect of share recapitalization (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

REITAR LOGTECH HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF EQUITY
FOR THE YEARS ENDED MARCH 31, 2021, 2022 and 2023

	Ordinary shares*				Additional paid-in capital	Retained earnings	Total Reitar Logtech Holdings Limited shareholders’ equity	Non- controlling interests	Total shareholders’ equity
	Class A No. of shares	Par value	Class B No. of shares	Par value
		HK$		HK$	HK$	HK$	HK$	HK$	HK$
BALANCE, April 1, 2020	20,000,000	8	10,000,000	4	98	5,795,332	5,795,442	—	5,795,442
Net income	—	—	—	—	—	4,504,283	4,504,283	—	4,504,283
Dividend distribution	—	—	—	—	—	(8,000,000)	(8,000,000)		(8,000,000)
BALANCE, March 31, 2021	20,000,000	8	10,000,000	4	98	2,299,615	2,299,725	—	2,299,725
Net income	—	—	—	—	—	19,164,696	19,164,696	—	19,164,696
Dividend distribution	—	—	—	—	—	(13,960,000)	(13,960,000)	—	(13,960,000)
BALANCE, March 31, 2022	20,000,000	8	10,000,000	4	98	7,504,311	7,504,421	—	7,504,421
Issuance of ordinary shares for acquisition of subsidiaries	20,000,000	8	10,000,000	4	8,404,772	—	8,404,784	—	8,404,784
Net income (loss)	—	—	—	—	—	63,712,561	63,712,561	(101,880)	63,610,681
Constructive dividend (note 23)	—	—	—	—	—	(1,088,580)	(1,088,580)	—	(1,088,580)
BALANCE, March 31, 2023	40,000,000	16	20,000,000	8	8,404,870	70,128,292	78,533,186	(101,880)	78,431,306
BALANCE, March 31, 2023 (US$)		2		1	1,070,698	8,933,654	10,004,355	(12,979)	9,991,376

____________

*                          Retrospectively restated for effect of share recapitalization (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

REITAR LOGTECH HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31, 2021, 2022 and 2023

	Years ended March 31,
	2021	2022	2023	2023
	HK$	HK$	HK$	US$
Cash flows from operating activities
Net income	4,504,283	19,164,696	63,610,681	8,103,375
Less: gain on discontinued operation	—	—	(56,150,372)	(7,153,005)
Net income from continuing operation	4,504,283	19,164,696	7,460,309	950,370
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	12,098	33,720	1,385,643	176,517
Allowance for doubtful accounts	74,358	700,899	1,809,747	230,544
Gain on disposal of property and equipment	—	(354)	—	—
Changes in operating assets and liabilities
Contracts receivable	4,025,067	(17,264,836)	567,733	72,324
Contracts receivable – related parties	(158,769)	(964,219)	1,122,988	143,058
Contract assets	(5,284,986)	458,594	(10,642,470)	(1,355,746)
Contract assets – related parties	(23,781)	23,781	—	—
Retention receivables	(170,415)	(2,323,570)	2,091,931	266,491
Prepaid expenses and other receivables	(2,394,718)	2,361,723	2,138,551	272,430
Tax recoverable	(133,206)	252,362	—	—
Accounts payable	6,340,278	1,480,116	2,398,888	305,594
Accrued expenses	4,450,312	(5,861,898)	(6,313,224)	(804,242)
Contract liabilities	4,240,963	2,444,168	47,178,644	6,010,095
Tax payable	905,392	2,424,973	1,142,765	145,577
Operating lease liabilities	—	—	(567,166)	(72,251)
Net cash generated from operating activities – continuing operation	16,386,876	2,930,155	49,774,339	6,340,761
Net cash used by operating activities – discontinued operation	—	—	(60,000)	(7,644)
Net cash generated from operating activities	16,386,876	2,930,155	49,714,339	6,333,117
Cash flows from investing activities
Purchase of property and equipment	(21,000)	(142,075)	(473,772)	(60,354)
Proceeds from disposal of property and equipment	—	7,424	—	—
Net increase in cash from acquisitions of subsidiaries	—	—	3,135,319	399,409
Net cash (used in) provided by investing activities – continuing operation	(21,000)	(134,651)	2,661,547	339,055
Net cash provided by investing activities – discontinued operation	—	—	7,000,000	891,731
Net cash (used in) generated from investing activities	(21,000)	(134,651)	9,661,547	1,230,786
Cash flows from financing activities
Proceeds from bank borrowings	1,565,400	4,782,700	4,000,000	509,561
Repayment for bank borrowings	(147,221)	(1,137,703)	(1,527,779)	(194,624)
Dividend paid	(8,000,000)	(10,700,000)	—	—
Deferred offering costs	—	—	(4,034,754)	(513,988)
Advance to related parties	(2,674,194)	(704,322)	(19,854,120)	(2,529,220)
Repayment from related parties	1,956,877	2,910,000	6,066	773
Net cash used in financing activities	(7,299,138)	(4,849,325)	(21,410,587)	(2,727,498)
Net increase (decrease) in cash and cash equivalents	9,066,738	(2,053,821)	37,965,299	4,836,405
Cash and cash equivalents at the beginning of the year	1,635,024	10,701,762	8,647,941	1,101,663
Cash and cash equivalents at the end of the year	10,701,762	8,647,941	46,613,240	5,938,068

Supplementary cash flow information
Interest received	56	3,722	9	1
Interest paid	(11,509)	(167,293)	(220,201)	(28,051)
Income tax paid	(401,728)	(1,485,911)	(827,021)	(105,354)

Non-cash investing and financing activities:
Supplemental schedule of non-cash investing and financing activities:
Dividends made through reduction in amount due from a related party	—	(3,260,000)	—	—
Constructive dividend	—	—	(1,088,580)	(138,674)
Initial recognition of operating lease liabilities related to right-of-use-assets	—	—	8,247,807	1,050,689

The accompanying notes are an integral part of these consolidated financial statements.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.    organization and principal activities

Business

Reitar Logtech Holdings Limited (the “Company”), through its wholly owned subsidiaries, is engaged in (i) provision of construction management and engineering design services and (ii) asset management and investment, and professional consultancy services in Hong Kong. The products from provision of construction management and engineering design services are cold storage facilities, automated warehouses, renovated offices and tailor-made electrical systems. The services from asset management and professional consultancy services are asset management services for construction projects involving refrigerated storage and warehouses and professional consultancy services for construction projects involving renovation work, interior design and modification work of commercial units and residential or commercial redevelopment work.

Organization and reorganization

The Company was incorporated under the laws of the Cayman Islands as a limited company on September 15, 2022 and as a holding company. The Company allotted and issued 1 share to Mr. Chun Yip Yiu (“Mr. Yiu”) and 1 share to Mr. Hau Lim Chung (“Mr. Chung”) on the date of incorporation.

Reitar Logtech Engineering Limited, a British Virgin Islands (“BVI”) business company limited by shares incorporated in the BVI on September 15, 2022, is the immediate holding company of Kamui Development Group Limited. The equity interest of Reitar Logtech Engineering Limited was ultimately held as to 50% by Mr. Yiu and 50% by Mr. Chung through certain intermediate holding companies prior to the group reorganization (the “Group Reorganization”) (see below).

Kamui Development Group Limited, a company with limited liability incorporated in Hong Kong on October 24, 2022, is the subsidiary of Reitar Logtech Engineering Limited.

Pursuant to a Group Reorganization, to rationalize the structure of the Company and its subsidiary companies (collectively, the “Group”) in preparation for the listing of the Company’s shares, the Company became the holding company of the Group on November 8, 2022, which involved (i) the transfer of the entire equity interest of Kamui Cold Chain Engineering & Service Limited, Kamui Logistics Automation System Limited and Kamui Construction & Engineering Group Limited by the wholly-owned company of Mr. Yiu and Mr. Chung, Kamui Group Development Limited (“KGDL”), to Kamui Development Group Limited; and (ii) the transfer of entire equity interest of Reitar Logtech Engineering Limited by Smart Wealthy Investment Limited and Integrated Intelligence Investment Limited, which are wholly-owned by Mr. Yiu and Mr. Chung, respectively, in exchange for an allotment and issuance of 4,999 and 4,999 shares of the Company. The Company, together with its wholly owned subsidiaries, are effectively controlled by the same shareholders, i.e., ultimately held as to 50% by Mr. Yiu and 50% by Mr. Chung, before and after the Group Reorganization and therefore the Group Reorganization is considered as a recapitalization of entities under common control. The consolidated balance sheets as of March 31, 2022 and 2023 present the assets and liabilities of the companies now comprising the Group which had been incorporated/established as at the relevant balance sheet date as if the current group structure had been in existence at those dates.

On November 9, 2022, the Company acquired 100% equity interest of Reitar Capital Partners Limited, a limited liability company incorporated in the BVI, which directly owns 100% shares of Reitar Logtech Group Limited and indirectly owns 100% shares of Reitar Cold Chain Limited (“RCC”), Reitar Properties Leasing Limited, Reithub Consulting Limited and Reitar Asset Management Limited (collectively the “Reitar Group”), through the issuance of 10,000 additional ordinary shares of the Company.

On December 18, 2023, the Company amended its memorandum of association to re-designate the 20,000 issued ordinary shares into Class A Ordinary Shares with a par value of US$0.0001 each and 10,000 Class B Ordinary Shares are allotted and issued to shareholders proportionally, with a par value US$0.0001 each. Pursuant to the memorandum of association, holders of Class A Ordinary Shares and Class B Ordinary Shares vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company and have the same

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.    organization and principal activities (cont.)

rights except each Class A Ordinary Share is entitled to one (1) vote and each Class B Ordinary Share is entitled to fifteen (15) votes. Also, each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof but Class A Ordinary Shares are not convertible into Class B Ordinary Shares.

On April 16, 2024, the Company effected a share split at a ratio of 1-to-2,000. As a result of the share split, the authorized share capital of the Company was changed to US$50,000 divided into (i) 900,000,000,000 Class A Ordinary Shares of par value of US$0.00000005 each and (ii) 100,000,000,000 Class B Ordinary Shares of par value of US$0.00000005 each. As a result, a total of 40,000,000 Class A Ordinary Shares and 20,000,000 Class B Ordinary Shares were issued after the share split as of the date hereof.

The Company considered that the above share amendment was part of the Company’s recapitalization prior to completion of its initial public offering. The Company believed it is appropriate to reflect the above transactions on a retroactive basis pursuant to ASC 260. All shares and per share amounts used herein and in the accompanying consolidated financial statements have been retroactively restated to reflect the above share amendment.

As at the date of this report, details of the subsidiary companies are as follows:

Name	Background	Ownership
Reitar Logtech Engineering Limited (formerly known as Kamui Group Holdings Limited)	— A BVI company — Incorporated on September 15, 2022 — Issued share capital of US$202 — Investment holding	Wholly owned by the Company
Kamui Development Group Limited	— A Hong Kong company — Incorporated on October 24, 2022 — Issued share capital of HK$1 — Investment holding	Indirectly wholly owned by the Company
Kamui Cold Chain Engineering & Service Limited	— A Hong Kong company — Incorporated on October 26, 2015 — Issued share capital of HK$100 — Provision of construction and engineering services	Wholly owned by Kamui Development Group Limited
Kamui Logistics Automation System Limited	— A Hong Kong company — Incorporated on January 22, 2013 — Issued share capital of HK$10,000 — Provision of construction and engineering services	Wholly owned by Kamui Development Group Limited
Kamui Construction & Engineering Group Limited (formerly known as Window King Limited)	— A Hong Kong company — Incorporated on December 16, 2016 — Issued share capital of HK$1 — Provision of construction and engineering services	Wholly owned by Kamui Development Group Limited
Reitar Capital Partners Limited	— A BVI company — Incorporated on May 11, 2020 — Issued share capital of USD$100 — Intermediate holding company	Wholly owned by Reitar Logtech Holdings Limited
Reitar Logtech Group Limited	— A Hong Kong company — Incorporated on June 3, 2020 — Issued share capital of HK$100 — Intermediate holding company — Provision of asset and project management services	Wholly owned by Reitar Capital Partners Limited

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.    organization and principal activities (cont.)

Name	Background	Ownership
Reitar Cold Chain Limited	— A Hong Kong company — Incorporated on February 26, 2021 — Issued share capital of HK$100 — Provision of asset and project management services	Wholly owned by Reitar Logtech Group Limited
Reitar Properties Leasing Limited	— A Hong Kong company — Incorporated on Mar 1, 2022 — Issued share capital of HK$100 — Provision of asset and project management services	Wholly owned by Reitar Logtech Group Limited
Reithub Consulting Limited	— A Hong Kong company — Incorporated on February 28, 2022 — Issued share capital of HK$100 — Provision of asset and project management services	Wholly owned by Reitar Logtech Group Limited
Reitar Asset Management Limited	— A Hong Kong company — Incorporated on June 14, 2022 — Issued share capital of HK$100 — Provision of asset and project management services	Wholly owned by Reitar Logtech Group Limited
Cogen Advisory Limited	— A Hong Kong company — Incorporated on September 1, 2022 — Issued share capital of HK$100 — Provision of professional consultancy services	51% owned by Reitar Logtech Group Limited
Cogen Investment (WS) Limited	— A Hong Kong company — Incorporated on February 1, 2023 — Issued share capital of HK$100 — Provision of professional consultancy services	Wholly owned by Cogen Advisory Limited

2.    Summary of Significant Accounting Policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for information pursuant to the rules and regulations of the Securities and Exchange Commission.

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Discontinued operation

The Company has adopted ASC Topic 205 “Presentation of Financial Statements” Subtopic 20-45, in determining whether any of its business component(s) classified as held for sale, disposed of by sale or other than by sale is required to be reported in discontinued operation. In accordance with ASC Topic 205-20-45-1, a discontinued operation may include a component of an entity or a group of components of an entity, or a business or non-profit activity. A disposal of a component of an entity or a group of components of an entity is required to be reported in

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies (cont.)

discontinued operation if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when any of the following occurs: (1) the component of an entity or group of components of an entity meets the criteria to be classified as held for sale; (2) the component of an entity or group of components of an entity is disposed of by sale; (3) the component of an entity or group of components of an entity is disposed of other than by sale (for example, by abandonment or in a distribution to owners in a spinoff).

The results of operations of discontinued operation for the years ended March 31, 2021, 2022 and 2023 have been reflected separately in the consolidated statement of income as a single line item for all periods presented in accordance with U.S. GAAP. Cash flows from discontinued operation of the three categories for the years ended March 31, 2021, 2022 and 2023 were separately presented in the consolidated statements of cash flows for all periods presented in accordance with U.S. GAAP. During the year ended March 31, 2023, the Company disposed the subleasing business acquired through the Business Combination of Reitar Group. As the Business Combination and disposal of subleasing business were in the same financial year, no change of disclosure for the years ended March 31, 2021 and 2022 were made.

Use of estimates and assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could vary from the estimates and assumptions that were used.

Foreign currency translation and transaction

The Company uses Hong Kong dollars (“HK$”), as reporting currency. The functional currency of the Company and its subsidiaries incorporated in the Cayman Islands and BVI is the United States dollar (“US$”) and the functional currency of its Hong Kong subsidiaries is HK$. The determination of the respective functional currency is based on the criteria of Accounting Standards Codification (“ASC”) Topic 830, Foreign Currency Matters.

Transactions denominated in currencies other than functional currency are translated into functional currency at the exchange rates quoted by authoritative banks prevailing at the dates of the transactions. Exchange gains and losses resulting from those foreign currency transactions denominated in a currency other than the functional currency are recorded as other income (loss), net in the consolidated statements of income and comprehensive income.

Convenience translation

Translations of the consolidated balance sheets, consolidated statements of income and comprehensive income, and consolidated statements of cash flows from HK$ into US$ as of and for the year ended March 31, 2023 are solely for the convenience of the reader and were calculated at the rate of US$1 = HK$7.8499, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the HK$ amounts could have been, or could be, converted, realized or settled into US$ at such rate.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and deposit placed with banks, which are unrestricted as to withdrawal and use. The Company does not have any cash equivalents as of March 31, 2022 and 2023. The Company believes that it is not exposed to any significant credit risk in cash and cash equivalents.

Revenue recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, and subsequently issued additional related Accounting Standards Updates (collectively, “ASC 606”). The Company derives revenue principally from (i) provision of construction management and engineering design services and (ii) provision of asset management and professional consultancy services in Hong Kong. The Company enters into

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies (cont.)

agreements with customers that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services transfer to the customer. It is customary practice for the Company to have written agreements with its customers and revenue on oral or implied arrangements is generally not recognized. The Company recognizes revenue based on the consideration specified in the applicable agreement.

Revenue from contracts with customers is recognized using the following five steps:

1.      identify the contract(s) with a customer;

2.      identify the performance obligations in the contract;

3.      determine the transaction price;

4.      allocate the transaction price to the performance obligations in the contract; and

5.      recognize revenue when (or as) the entity satisfies a performance obligation.

Generally, revenue is recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or the price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

The Company currently generates its revenue by the below sources:

(a) Construction management and engineering design services

The Company currently generates revenue from providing construction management and engineering design services. The Company is typically contracted through invitation to tender from or corporate negotiation with existing or potential customers in Hong Kong. The Company recognizes revenue using the percentage-of-completion method, based primarily on contract costs incurred to date compared to total estimated contract costs. The percentage-of-completion method (an input method) is the most representative depiction of the Company’s performance because it directly measures the value of the services or products transferred to the customer. Subcontractor materials, labor and equipment are included in revenue and cost of revenue when management believes that the Company is acting as a principal rather than as an agent (e.g., the Company integrates the materials and labor into the deliverable promised to the customer or is otherwise primarily responsible for fulfillment and acceptability of the materials and labor). The performance obligation is the transfer of control of the completed products which is not divisible and separately identifiable; the Company provides the value added service by integrating goods and services into a single product for which the customer has contracted. As such, the Company’s contracts typically contain one single performance obligation to complete which is a defined construction project. The Company currently does not have any modifications to its existing contracts and the contracts currently do not include any variable consideration. The transaction price is clearly identifiable within sales contracts. Historically, any contract acquisition costs have been immaterial; in the event that such costs may arise, the Company will expense such costs incurred as periodic costs.

Recognition of revenue and cost of revenue for construction projects requires significant judgment by management, including, among other things, estimating total costs expected to be incurred to complete a project and measuring progress toward completion. Management reviews contract estimates regularly to assess revisions of estimated costs to complete a project and measurement of progress toward completion. Management believes it maintains reasonable estimates based on prior experience; however, many factors contribute to changes in estimates of contract costs. Accordingly, estimates made with respect to uncompleted projects are subject to change as each project progresses and better estimates of contract costs become available. All contract costs are recorded as incurred, and revisions to estimated total costs are reflected as soon as the obligation to perform is determined. In the event that an estimated losses on uncompleted contracts may occur based on evidence that indicates that the estimated total cost of a contract exceeds its estimated total revenue, regardless of the stage of completion, a provision for the loss of the full amount will be recognized to the result of operations. Contract costs consist of (i) direct costs on contracts, including labor, materials, and amounts payable to subcontractors and (ii) indirect costs.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies (cont.)

The Company’s contracts set forth payment terms that require the customer to make payment within 30 days of billing which is triggered by the Company reaching the milestone to bill the customer.

Management does not believe that its contracts include a significant financing component because the period between delivery or the contracting services to the customer and the time of payment does not typically exceed one year.

The Company generally provides limited warranties for work that it has performed under its engineering and construction management contracts; these warranty periods are known as the defect liabilities period, or DLP. The DLP typically extends for a duration of one year from the substantial completion of the project for the customer. Historically, warranty claims have not resulted in significant costs. Contracts will include a provision whereby the customer will withhold 5% to 10% of the total contract value until the end of the DLP at which point the customer will release the retention amounts to the Company.

The Company has no obligations for returns, refunds or similar obligations of its projects with customers.

For the years ended March 31, 2021, 2022 and 2023, the Company is not aware of any material claims against the Company in relation to construction management and engineering design service provided.

(b) Maintenance service

Revenue from maintenance service contracts, which require the Company to render repair, maintenance, software enhancement, and cleaning or inspection services during the contracted maintenance periods, is generally within one year. Maintenance service contracts are entered separately with existing or potential customers. Revenue generated from maintenance service is recognized over the coverage period on a straight-line basis.

(c) Asset management and professional consultancy services

(i) Asset management services

The Company provides asset management services for construction projects involving refrigerated storage and warehouses. As a manager of sites, such as warehouses or construction sites, the Company provides a variety of services, including but not limited to planning and design management, construction scheduling management, sub-contracting vendor management, construction cost controls, material management, and quality assurance and oversight.

(ii) Professional consultancy services

The Company provides professional consultancy services for construction projects involving renovation work, interior design, and modification work of commercial units, and residential or commercial redevelopment work. The Company provides a variety of services, including but not limited to providing professional advice on design and work plan, performing construction work progress review, handling the application of building certifications, and the preparation of feasibility reports.

The Company obtains asset management services and professional consultancy services contracts through invitations to bid or via negotiations with existing or prospective corporate clients in Hong Kong. The Company recognizes revenue from asset management services and professional consultancy services using the percentage-of-completion method, which is predominantly based on contract costs incurred to date relative to the total estimated contract costs. The percentage-of-completion method (an input method) is the most accurate representation of the Company’s performance because it measures directly the value of the services or products transferred to the consumer. In providing asset management services and professional consultancy services, most of the Company’s expenses are comprised of staff cost and subcontracting labor cost. Due to the continuous transfer of control to the customer, the Company records revenue from these types of contracts over time, as performance obligations are met. In general, contracts are accounted for as a single unit of account (a single performance obligation) and are not segmented by service types. The Company currently does not have any contract modifications, nor does the contract have any variable consideration. A transaction price is plainly identifiable in contracts. Historically, contract acquisition costs have been insignificant; if such costs were to arise, the Company would expense them as a periodic cost. Customers are charged monthly service fees with a 30-day credit term.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies (cont.)

The Company has no obligations for returns, refunds or similar obligations of its projects with customers.

For the years ended March 31, 2021, 2022 and 2023, the Company is not aware of any material claims against the Company in relation to asset management services and professional consultancy services provided.

Contract related assets and liabilities are classified as current assets and current liabilities. Significant balance sheet accounts related to the revenue cycle are as follows:

Contracts receivable, net

Contracts receivable, net include amounts billed under the contract terms. The amounts are stated at their net realizable value. The typical payment terms require settlement within 30 days of billing. The Company maintains an allowance for doubtful accounts to provide for the estimated number of receivables that will not be collected. The Company considers several factors in its estimate of the allowance, including knowledge of a customer’s financial condition, its historical collection experience, and other factors relevant for assessing the collectability of such receivables. Bad debts are written off against allowances. The receivables are written off after all collection efforts have ceased. For the years ended March, 31, 2021, 2022 and 2023, allowance for doubtful accounts of HK$74,358, HK$700,899 and HK$1,809,747 (US$230,544) were charged to the consolidated statements of income and comprehensive income.

Contract assets, net

Contract assets, net are recorded when the progress to completion revenue earned on contracts exceeds amounts actually billed under the contract.

Retention receivables, net

Part of the contract sum, or retention revenue, assigns to be withheld at the end of a project for the limited warranties of work performed under its engineering and construction management contracts to ensure that the Company meets the contract requirements. Once the DLP started, the Company recognized retention receivables. The retention receivables will be transferred to contract receivables once the DLP is ended and signed off by the customer. As of March 31, 2022 and 2023, the Company has retention receivables of HK$2,766,931 and HK$675,000, respectively.

Contract liabilities

Contract liabilities are recorded when amounts actually billed under a contract exceed the progress to completion revenue earned under the contract.

Prepaid expenses and other receivables, net

Prepaid expenses include deposit payment to suppliers and vendors for the procurement of materials and subcontracting fee on preliminary work before being accepted as contractor by customer. Upon physical receipt and inspection of the materials from suppliers, the applicable amount is reclassified from deposit and prepayments, and advance to cost of revenue due to those materials are ordered only when needed by specific projects.

Other receivables represent outstanding amounts from third parties which are stated at their net realizable value and with contractual terms as specified in respective notes. The Company considers the counterparties’ financial condition, its historical collection experience, and other factors relevant for assessing the collectability of such receivables. The receivables are written off after all collection efforts have ceased.

Long-term receivables are discounted based on interest rate of similar assets.

Deferred offering costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Pursuant to ASC 340-10-S99-1, initial public offering (“IPO”) costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies (cont.)

of the offering as a reduction of additional paid-in capital. Deferred offering costs consist of professional and registration fees that are directly related to the Proposed Public Offering. Should the in-process equity financing be abandoned, the deferred offering costs will be expensed immediately as a charge to operating expenses in the consolidated statements of income and comprehensive income. As of March 31, 2022 and 2023, the Company has incurred deferred offering costs of nil and HK$4,034,754 (US$513,988), respectively.

Long-term investment

The Company applies the equity method to account for equity investments in common stock or in-substance common stock, according to ASC 323 “Investments — Equity Method and Joint Ventures”, over which it has significant influence but does not own a controlling financial interest, unless the fair value option is elected for an investment.

An investment in in-substance common stock is an investment in an entity that has risk and reward characteristics that are substantially similar to that entity’s common stock. The Company considers subordination, risks and rewards of ownership and obligation to transfer value when determining whether an investment in an entity is substantially similar to an investment in that entity’s common stock.

Under the equity method, the Company’s share of the post-acquisition profits or losses of the equity method investee is recognized in the consolidated income statements and its share of post-acquisition movements in accumulated other comprehensive loss is recognized in other comprehensive loss. The Company records its share of the results of the equity method investees on a one quarter in arrears basis. The excess of the carrying amount of the investment over the underlying equity in net assets of the equity method investee generally represents goodwill and intangible assets acquired. When the Company’s share of losses of the equity method investee equals or exceeds its interest in the equity method investee, the Company does not recognize further losses, unless the Company has incurred obligations or made payments or guarantees on behalf of the equity method investee.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and any impairment losses. It is the Company policy to depreciate the acquired assets from the beginning of the financial year. Major renewals, betterments, and improvements are capitalized to the asset accounts while replacements, maintenance, and repairs, which do not improve or extend the lives of the respective assets, are expensed to operations. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation or amortization accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to operations.

The Company depreciates property and equipment using the straight-line method as follows:

Furniture and fixture	5 years
Office equipment	5 years
Leasehold improvement	Over the shorter of the terms of leases or 5 years

Rental deposit, net

Deposits paid under non-current assets primarily include deposits paid to landlord of the premises. This amount is refundable and bears no interest.

Goodwill

Goodwill represents the excess of the consideration paid for an acquisition over the fair value of the net identifiable assets of the acquired subsidiary at the date of acquisition. Goodwill is not amortized and is tested for impairment at least annually, more often when circumstances indicate impairment may have occurred. Goodwill is carried at cost less accumulated impairment losses. In accordance with ASC 350, the Company may first assess qualitative factors to determine whether it is necessary to perform the quantitative goodwill impairment test. In the qualitative assessment, the Company considers factors such as macroeconomic conditions, industry and

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies (cont.)

market considerations, overall financial performance of the reporting unit, and other specific information related to the operations, business plans and strategies of the reporting unit, including consideration of the impact of the COVID-19 pandemic. Based on the qualitative assessment, if it is more likely than not that the fair value of a reporting unit is less than the carrying amount, the quantitative impairment test is performed. The Company may also bypass the qualitative assessment and proceed directly to perform the quantitative impairment test. If the fair value of the reporting unit exceeds its carrying amount, goodwill is not considered to be impaired. If the carrying amount of a reporting unit exceeds its fair value, the amount by which the carrying amount exceeds the reporting unit’s fair value is recognized as impairment. Application of a goodwill impairment test requires significant management judgment, including the identification of reporting units, allocation of assets, liabilities and goodwill to reporting units, and determination of the fair value of each reporting unit. As of March 31, 2023, no impairment on goodwill was recorded in the consolidated statements of income.

Impairment for long-lived assets

Long-lived assets, representing property and equipment with finite lives, are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of March 31, 2022 and 2023, no impairment of long-lived assets was recognized.

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standard defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follow:

Level 1	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2

inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3	inputs to the valuation methodology are unobservable and significant to the fair value.

Bank borrowings

Borrowings are initially recognized at fair value, net of upfront fees incurred. Borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in profit or loss over the period of the borrowings using the effective interest method.

Accounts payable

Accounts payable represent trade payables to vendors.

Accrued expenses and other payables

Accrued expenses and other payables primarily include accrued expenses for the operation of the ordinary course of business, payable for leasehold improvement, and accrued deferred offering costs.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies (cont.)

Employee benefit plan

Retirement benefits in the form of mandatory government-sponsored defined contribution plans are charged to either expense as incurred or allocated to wages as part of cost of revenue.

Related parties

The Company adopted ASC Topic 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Operating lease

Before April 1, 2020, The Company applied ASC Topic 840, Leases (“ASC 840”) and each lease is classified at the inception date as either a capital lease or an operating lease.

The Company adopted ASC Topic 842, Leases (“ASC 842”) on April 1, 2020, using the modified retrospective transition method through a cumulative-effect adjustment in the period of adoption rather than retrospectively adjusting prior periods and the package of practical expedient. The Company categorized leases with contractual terms longer than twelve months as either operating or finance lease. There is no impact to accumulated deficit at adoption.

Operating right-of-use (“ROU”) assets represent rights to use underlying assets for the lease terms and lease liabilities represent obligation to make lease payments arising from the leases. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term, reduced by lease incentives received, plus any initial direct costs, using the discount rate for the lease at the commencement date. If the implicit rate in lease is not readily determinable for operating leases, the Company generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company elected not to separate non-lease components from lease components; therefore, it will account for lease component and the non-lease components as a single lease component when there is only one vendor in the lease contract for the office leases. Lease payments are fixed.

Lease expense is recognized on a straight-line basis in operations over the lease term.

When a lease is terminated in its entirety, there should be no remaining lease liability or ROU assets. Any difference between the carrying amounts of the ROU assets and the lease liability should be recorded in the consolidated statements of income as a gain or loss.

Non-controlling interests

Non-controlling interests in the Company’s subsidiaries are recorded in accordance with the provisions of ASC 810 and are reported as a component of equity, separate from the parent’s equity. Purchase or sale of equity interests that do not result in a change of control are accounted for as equity transactions. Results of operations attributable to the non-controlling interest are included in our consolidated results of operations and, upon loss of control, the interest sold, as well as interest retained, if any, will be reported at fair value with any gain or loss recognized in earnings.

Cost of revenue

Cost of revenue consists of subcontracting fee, staff cost, material cost, depreciation and other indirect costs. Subcontracting fee includes both subcontracting costs and other outside costs associated with performance under contracts with customers. Staff costs represent the portion of salaries and wages incurred in connection with the production of deliverables under contracts with customers. Performance under contracts does not involve significant machinery or other long-term depreciable assets.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies (cont.)

General and administrative expenses

General and administrative expenses primarily consist of personnel-related compensation expenses, including salaries and related social insurance costs for operations and supporting personnel, management fee, depreciation, professional services fees, utilities, entertainment expense, office expense, low value consumables, and expenses related to general operations.

Government subsidies

Government subsidies are recognized as income in other income, net or as a reduction of specific costs and expenses for which the subsidies are intended to compensate. Such amounts are recognized in the consolidated statements of income and comprehensive income upon receipt and when all conditions attached to the grants, such as companies are required to stay in the same level of employment, are fulfilled. Such grants are presented under other income. During the years ended March 31, 2021, 2022 and 2023, the Company recognized government subsidies of HK$419,810, HK$17,010 and HK$257,074, respectively, in the other income of consolidated statements of income and comprehensive income.

Income taxes

The Company accounts for income taxes pursuant to ASC Topic 740, Income Taxes (“ASC 740”). Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and the expected future tax benefit to be derived from tax losses and tax credit carry-forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carry-forwards, is dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Company adopted ASC 740-10-05, Income Tax, which provides guidance for recognizing and measuring uncertain tax positions, and prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

The Company’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income tax expense.

Comprehensive income

The Company presents comprehensive income in accordance with ASC Topic 220, Comprehensive Income, (“ASC 220”). ASC 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in the consolidated financial statements. The component of comprehensive income included the net income for the year.

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies (cont.)

Earnings per share

The Company computes earnings per share, or EPS, in accordance with ASC Topic 260, Earnings per Share (“ASC 260”). ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended March 31, 2021, 2022 and 2023, there were no dilutive shares.

Recently issued accounting pronouncements

In December 2016, the FASB issued ASU No. 2016-20, Technical Corrections and Improvements to ASC 606, Revenue from Contracts with Customers, which makes minor corrections or minor improvements to ASC 606 that are not expected to have a significant effect on current accounting practice or to create a significant administrative cost to most entities. The amendments are intended to address implementation and provide additional practical expedients to reduce the cost and complexity of applying the new revenue standard.

These amendments have the same effective date as the new revenue standard. In September 2017, the FASB issued ASU No. 2017-13, to clarify the effective dates that public business entities and other entities were required to adopt ASC 606 for annual reporting. As an “emerging growth company,” or EGC, the Company has elected to take advantage of the extended transition period provided in the Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards applicable to private companies.

The amendments In ASU No. 2017-13 are effective for annual reporting periods beginning after December 15, 2018, including interim periods within annual reporting periods beginning after December 15, 2019. The Company adopted ASC 606 on April 1, 2020 using the modified retrospective transition method and there is no material impact as of the date of adoption of ASC 606.

In August 2018, the FASB issued ASU No. 2018-13, Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement, which eliminates, adds, and modifies certain disclosure requirements for fair value measurements under ASC Topic 820, Fair Value Measurement (“ASC 820”). ASU No. 2018-13 is to be applied on a prospective basis for certain modified or new disclosure requirements, and all other amendments in the standard are to be applied on a retrospective basis. The new standard is effective for interim and annual periods beginning after December 15, 2019, with early adoption permitted. The Company adopted ASC 820 on April 1, 2020. The adoption of the ASU No. 2018-13 did not have a material impact on the Company’s consolidated financial statements.

In May 2019, the FASB issued ASU No. 2019-05, which is an update to ASU No. 2016-13, Financial Instruments — Credit Losses (ASC Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in ASU No. 2016-13 added ASC Topic 326, Financial Instruments — Credit Losses, and made several consequential amendments to ASC Topic 326. ASU No. 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with ASC Topic 326-30, Financial Instruments — Credit Losses — Available-for-Sale Debt Securities. The amendments in ASU No. 2016-13 address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in ASU No. 2016-13 while still providing financial statement users with decision-useful information. In November 2019, the FASB issued ASU No. 2019-10, which to update the effective date of ASU No. 2016-02 for private companies, not-for-profit organizations and certain smaller

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies (cont.)

reporting companies applying for credit losses, leases, and hedging standard. The new effective date for these preparers is for fiscal years beginning after December 15, 2022. The Company has not early adopted this update and it will become effective on April 1, 2023. The Company is still evaluating the impact of accounting standard of credit losses on the consolidated financial statements and related disclosures.

In January 2021, the FASB issued ASU No. 2021-01, Reference Rate Reform (Topic 848). ASU No. 2021-01 is an update of ASU No. 2020-04, which is in response to concerns about structural risks of interbank offered rates, and particularly the risk of cessation of LIBOR. Regulators have undertaken reference rate reform initiatives to identify alternative reference rates that are more observable or transaction based and less susceptible to manipulation. ASU No. 2020-04 provides optional guidance for a limited period of time to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting. ASU No. 2020-04 is elective and applies to all entities, subject to meeting certain criteria, that have contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The ASU No. 2021-01 update clarifies that certain optional expedients and exceptions in Topic 848 for contract modifications and hedge accounting apply to derivatives that are affected by the discounting transition. The amendments in this update are effective immediately through December 31, 2022, for all entities. On December 21, 2022, the FASB issued a new Accounting Standards Update ASU No. 2022-06, Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848, that extends the sunset (or expiration) date of ASC Topic 848 to December 31, 2024. This gives reporting entities two additional years to apply the accounting relief provided under ASC Topic 848 for matters related to reference rate reform. The Company does not expect the cessation of LIBOR to have a material impact on the financial position, results of operations, cash flows or disclosures.

In September 2022, the FASB issued ASU No. 2022-04, Liabilities — Supplier Finance Programs (Subtopic 450-50) which requires entities that use supplier finance programs in connection with the purchase of goods and services to disclose the key terms of the programs and information about obligations outstanding at the end of the reporting period, including a rollforward of those obligations. The new standard does not affect the recognition, measurement or financial statement presentation of supplier finance program obligations. The standard’s requirement to disclose the key terms of the programs and information about obligations outstanding is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The standard’s requirement to disclose a rollforward of obligations outstanding will be effective for fiscal years beginning after December 15, 2023. Early adoption is permitted. The Company is currently evaluating the impact of adopting this standard on the consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

3.    Segment information

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different products or services. Based on management’s assessment, the Company has determined that it has two operating segments, which are (i) construction management and engineering design services; and (ii) asset management and professional consultancy services in Hong Kong. All assets of the Company are located in Hong Kong and all revenue is generated in Hong Kong.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.    Segment information (cont.)

Key financial performance measures of the segments are as follows:

Year ended March 31, 2023

	Construction and engineering services	Asset management and professional consultancy services	Corporate	Total	Total
	HK$	HK$	HK$	HK$	US$
Revenue – external	77,216,368	5,459,485	—	82,675,853	10,532,090
Revenue – related parties	1,809,486	—	—	1,809,486	230,511
Total revenue	79,025,854	5,459,485	—	84,485,339	10,762,601

Cost of revenue – external	(56,676,219)	(2,440,164)	—	(59,116,383)	(7,530,846)
Cost of revenue – related parties	(961,938)	—	—	(961,938)	(122,541)
Total cost of revenue	(57,638,157)	(2,440,164)	—	(60,078,321)	(7,653,387)
Gross profit	21,387,697	3,019,321	—	24,407,018	3,109,214

Depreciation	(549,510)	(836,133)	—	(1,385,643)	(176,517)
Operating expenses	(10,165,365)	(3,418,893)	(28,673)	(13,612,931)	(1,734,154)
Total expenses	(10,714,875)	(4,255,026)	(28,673)	(14,998,574)	(1,910,671)

Bank interest income	9	—	—	9	1
Interest expense	(195,814)	(24,387)	—	(220,201)	(28,051)
Other income	267,053	—	—	267,053	34,020
Other income (expense), net	71,248	(24,387)	—	46,861	5,970
Income (loss) before income tax expenses	10,744,070	(1,260,092)	(28,673)	9,455,305	1,204,513
Segment income (loss)	9,391,565	(1,902,583)	(28,673)	7,460,309	950,370

Total assets	85,357,862	118,325,307	—	203,683,169	25,947,229
Total liabilities	(71,239,864)	(54,000,399)	(11,600)	(125,251,863)	(15,955,853)
Net assets (liabilities)	14,117,998	64,324,908	(11,600)	78,431,306	9,991,376

There was only one segment which is the construction and engineering services segment as of March 31, 2021 and 2022.

4.    BUSINESS COMBINATION

In November 2022, the Company acquired 100% equity interest in Reitar Capital Partners Limited, a limited liability company incorporated in the BVI, which owns 100% of Reitar Group, whose primary business is to provide asset management and investment, and professional consultancy services in the logistics sector (“Business Combination”).

The Business Combination was accounted for using the acquisition method of accounting for business combination. The excess purchase consideration over the fair values of assets acquired and liabilities assumed was recorded as goodwill. Under the acquisition method, the acquisition-related transaction costs, such as, advisory, legal, accounting and other professional fees incurred in the Business Combination are not included as consideration transferred but are accounted for as expenses in the periods in which the costs are incurred.

The Company acquires 100% of ordinary shares of Reitar Capital Partners Limited by issuing 7,800 shares and 2,200 shares to companies wholly owned by the then shareholders of Reitar Capital Partners Limited. Three widely used valuation approaches are the market approach, cost approach, and income approach. The Company evaluated the merits of each of the three conventional valuation methods as it relates to estimating the fair values of the share

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4.    BUSINESS COMBINATION (cont.)

issued and determined that the cost approach was best suited to estimate fair value of the share issued as of the measurement date primarily because the reliability of information about anticipated future benefits may be limited in times of abnormal economic condition in Hong Kong brought by prolonged COVID-19 epidemic and the recurrent waves of outbreak since March 2022. Accordingly, the future outlook and development of the logistics solution market in Hong Kong is still unpredictable with high level of uncertainty as at the date of acquisition. Therefore, the adoption of a cost approach to estimate the fair value of the Company’s shares, based on the Company’s assets and liabilities on the acquisition date, is more prudent, reliable and observable. As of November 9, 2022, the Company has a net asset value of HK$8,405,556 (US$1,073,164) and 10,000 ordinary shares issued and outstanding. The fair value of the Company’s additional 10,000 ordinary shares issued on November 9, 2022 is HK$8,405,556 (US$1,073,164). The carrying value was assumed to equal fair value. The following table sets forth the estimated fair values of assets and liabilities of the Company as of November 9, 2022:

	Note	HK$	US$
Assets
Current assets
Cash and cash equivalents	(a)	17,098,421	2,183,009
Contracts receivable, net	(a)	24,091,968	3,075,898
Contracts receivable – related parties, net	(a)	764,350	97,587
Contract assets, net	(a)	12,043,784	1,537,668
Contract assets – related parties, net	(a)	73,820	9,425
Retention receivables, net	(a)	1,808,431	230,888
Other receivable	(a)	8,028,000	1,024,960
Advance and prepayment	(a)	416,351	53,156
Amount due from related parties	(a)	2,478,524	316,441
Total current assets		66,803,649	8,529,032

Non-current assets
Property and equipment, net	(b)	158,216	20,200
Total non-current assets		158,216	20,200
Total assets		66,961,865	8,549,232

Liabilities
Current liabilities
Bank borrowings	(a)	4,177,588	533,366
Accounts payable	(a)	19,122,072	2,441,375
Accrued expenses and other payables	(a)	44,200	5,643
Tax payable	(a)	4,135,626	528,008
Contract liabilities	(a)	28,176,823	3,597,424
Amount due to related parties	(a)	2,900,000	370,252
Total current liabilities		58,556,309	7,476,068
Total liabilities		58,556,309	7,476,068
Fair value of assets and liabilities of the Company		8,405,556	1,073,164

Fair value of consideration
Fair value of assets and liabilities of the Company		HK$8,405,556	US$1,073,164
Number of shares issued by the Company		10,000	10,000
Fair value per share		HK$840.56	US$107.31
Fair value of additional 10,000 shares issued as the consideration		HK$8,405,556	US$1,073,164

____________

Notes:

(a)      The carrying amounts reported are approximate to their respective fair values because of the short-term nature of these accounts.

(b)      Property and equipment are valued using the cost approach, which is based on current replacement and/or reproduction cost of the asset as new, less depreciation attributable to physical, functional, and economic factors.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4.    BUSINESS COMBINATION (cont.)

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Reitar Capital Partners Limited are recorded at the estimated acquisition date fair values. For all assets acquired and liabilities assumed, the carrying value was assumed to equal fair value.

The total purchase price consideration in the Business Combination was allocated to net assets acquired based on their estimated fair values as of the acquisition date. The following table sets forth the estimated fair values of assets to be acquired and liabilities to be assumed and the goodwill resulting from the Business Combination:

	Note	HK$	US$
Assets acquired:
Cash and cash equivalents	(a)	3,135,319	400,296
Contracts receivable, net	(a)	24,775,327	3,163,144
Other receivables, net	(a)	10,159,457	1,297,091
Property and equipment, net	(b)	16,074,002	2,052,219
Deposits paid	(a)	28,082,263	3,585,351
Fair value of assets acquired		82,226,368	10,498,101
Liabilities assumed:
Accounts payable	(a)	(35,692,631)	(4,556,991)
Accruals and other payables	(a)	(14,903,200)	(1,902,739)
Amount due to related parties	(a)	(39,405,150)	(5,030,980)
Tax payable	(a)	(765,464)	(97,729)
Deposits received	(a)	(15,471,109)	(1,975,245)
Deferred tax liabilities	(a)	(1,650,096)	(210,673)
Fair value of liabilities assumed		(107,887,650)	(13,774,357)
Fair value of net liabilities as at the acquisition date		(25,661,282)	(3,276,256)
Total consideration (per above)		8,405,556	1,073,164
Goodwill (Note 13)		34,066,838	4,349,420

____________

Notes:

(a)      The carrying amounts reported are approximate to their respective fair values because of the short-term nature of these accounts.

(b)      Property and equipment are valued using the cost approach, which is based on current replacement and/or reproduction cost of the asset as new, less depreciation attributable to physical, functional, and economic factors.

Supplemental pro forma information

The following table presents pro-forma information as if the Business Combination had occurred on April 1, 2020. This pro-forma information combines the historical condensed consolidated results of operations of Reitar Logtech Holdings Limited and Reitar Capital Partners Limited after giving effect to certain adjustments. The pro-forma information does not necessarily reflect the results of operations that would have occurred had the Company acquired Reitar Capital Partners Limited on April 1, 2020.

	For the Years ended March 31,
	2021	2022	2023
	HK$	HK$	HK$
Revenue	73,038,292	190,565,418	88,137,973

Net income	4,492,383	15,853,201	41,296,794

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5.    DISCONTINUED OPERATION

The subleasing business was one of the Company’s business lines acquired through the Business Combination of Reitar Capital Partners Limited on November 9, 2022. Prior to the Business Combination, Reitar Capital Partners Limited’s wholly owned subsidiaries, RCC and RLG, subleased 3 warehouses and installed cold storage equipment in the warehouses. An independent third party, Hi Speed Supply Chain Limited (“Hi Speed”) and its subsidiaries (collectively the “Hi Speed Group”) were lessor of 2 warehouses and lessee of 1 warehouse. Hi Speed Group was a Hong Kong based logistic service provider and proposed to obtain the warehouse and the cold storage equipment from RCC and RLG. The transaction involved (i) termination of the lease agreement of the Company with lessor and lessee of the 3 warehouses and (ii) transfer of cold storage equipment from the Company to Hi Speed Group.

In November 2022, RCC and RLG ceased to lease the 3 warehouses from/to Hi Speed Group and Hi Speed Group arranged the new lease agreement with lessor and lessee of the 3 warehouses directly. On March 31, 2023, Hi Speed agreed to pay a net amount of HK$4.07 million (US$0.52 million) as termination charge to RCC and RLG.

On March 31, 2023, RCC entered into an asset transfer agreement to sell the entire cold storage equipment owned by RCC, with net book value of HK$14.04 million (US$1.79 million), to Hi Speed Group for a total of approximately HK$69.00 million (US$8.79 million). The Company derecognized cold storage equipment and deferred tax liabilities of HK$1.85 million (US$0.24 million) accordingly.

The following tables set forth the details on gain on disposal of cold storage equipment and termination of lease agreements as of March 31, 2023:

	HK$	US$
Consideration – transfer of cold storage equipment	69,000,000	8,789,920
Consideration – termination of lease agreements	4,067,006	518,097
Total consideration	73,067,006	9,308,017
Less: assets and liabilities derecognized
Property and equipment, net	14,041,380	1,788,734
Deposits paid	27,022,797	3,442,438
Contracts receivable	23,588,571	3,004,952
Prepayments	1,611,408	205,277
Accounts payable	(35,492,631)	(4,521,412)
Deposit received	(7,867,458)	(1,002,237)
Deferred tax liabilities	(1,853,462)	(236,113)
Net assets and liabilities derecognized	21,050,605	2,681,639

Gain on disposal of cold storage equipment and termination of lease agreements	52,016,401	6,626,378

The consideration is agreed to be settled by net of (i) cash of HK$65.46 million (US$8.34 million) and (ii) transfer the legal title of rental deposit of HK$7.60 (US$0.97 million) to Hi Speed. The transaction was closed on March 31, 2023. The cash consideration of HK$65.46 million (US$8.34 million) was agreed to be settled by installments from February 2023 to April 2024. As of March 31, 2023, HK$7.00 million (US$0.89 million) was received, resulting HK$58.46 million (US$7.45 million) being net outstanding from Hi Speed. The last installment of HK$655,916 (US$83,557) due in April 2024 was classified as non-current receivables. The major shareholder of Hi Speed Group provides personal guarantee to the Company in respect of the transaction.

Subsequently on September 22, 2023, a deed of addendum was entered of which the repayment schedule for the remaining balance of HK$58.46 million (US$7.45 million) was adjusted to be settled by installments from January 2024 to October 2024.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5.    DISCONTINUED OPERATION (cont.)

In accordance with ASC Topic 205, Presentation of Financial Statement Discontinued Operations (“ASC Topic 205”), the Company presented the subleasing business as a discontinued operation as the Company believed that no continued cash flow would be generated by the discontinued component and that the Company would have no significant continuing involvement in the operations of the discontinued component.

The following tables set forth the results of operations and cash flows of discontinued operation, that were included in the Company’s consolidated financial statements:

	Year ended March 31, 2023
	HK$	US$
Revenue	—	—
Cost of revenue – depreciation	(1,950,192)	(248,435)
Gross profit	(1,950,192)	(248,435)
Loan interest income (note 10)	441,863	56,289
Gain on waiver of amount due to vendors (note a)	5,702,300	726,416
Operating expense	(60,000)	(7,643)
Income before income tax expenses	4,133,971	526,627
Income tax expenses	—	—
Net income	4,133,971	526,627

Net cash used in operating activities – discontinued operation	(60,000)	(7,643)
Net cash generated from operating activities – discontinued operation	7,000,000	891,731

____________

(a)      On December 7, 2021 and December 8, 2021, the Company entered contracts with a vendor to purchase cold storage property and equipment at a cost of HK$23,402,300 (US$2,981,223). The Company obtained the control of the cold storage equipment on January 15, 2022. On January 31, 2023, the Company and the vendor entered a waiver agreement to waive an outstanding balance of HK$5,702,300 (US$726,416).

The discontinued operation was acquired on November 9, 2022. As such, no assets and liabilities as of March 31, 2022 were presented.

6.    CONTRACTS RECEIVABLE, NET

Contracts receivable, net is comprised of the following:

	As of March 31,
	2022	2023	2023
	HK$	HK$	US$
Contracts receivable	22,002,475	22,583,970	2,876,976
Allowance for doubtful accounts	(775,257)	(2,589,214)	(329,841)
Balance at end of year	21,227,218	19,994,756	2,547,135

Allowance for doubtful accounts consists of the following:

	As of March 31,
	2022	2023	2023
	HK$	HK$	US$
Beginning balance	74,358	775,257	98,760
Addition	700,899	1,813,957	231,081
Ending balance	775,257	2,589,214	329,841

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.    CONTRACTS RECEIVABLE — RELATED PARTIES, NET

As of March 31, 2022, the balance of contracts receivable with JingXing Storage Equipment Engineering (H.K.) Company Limited (“JingXing”) and Kamui Construction Management Limited, which were companies controlled by Mr. Yiu and Mr. Chung, were HK$48,246 and HK$1,033,004, respectively. The balances were fully settled during the year ended March 31, 2023.

8.    CONTRACT ASSETS, NET

Contract assets, net consist of the following:

	As of March 31,
	2022	2023	2023
	HK$	HK$	US$
Balance at beginning of the year	5,936,266	5,477,672	697,802
Addition	3,596,925	13,519,314	1,722,227
Changes due to billings	(4,055,519)	(2,876,844)	(366,482)
	5,477,672	16,120,142	2,053,547
Provision for impairment	—	—	—
Balance at end of year	5,477,672	16,120,142	2,053,547

9.    RETENTION RECEIVABLES, NET

Retention receivables, net consists of the following:

	As of March 31,
	2022	2023	2023
	HK$	HK$	US$
Retention receivables	2,766,931	675,000	85,988
Provision for impairment	—	—	—
Balance at end of year	2,766,931	675,000	85,988

10.    PREPAID EXPENSES AND OTHER RECEIVABLES, NET

Prepaid expenses and other receivables, net consist of the following:

	As of March 31,
	2022	2023	2023
	HK$	HK$	US$
Deposits paid to subcontractors	289,950	—	—
Prepayment to vendors	500,235	142,796	18,190
Deferred offering costs	—	4,034,754	513,988
Receivable from disposal of property and equipment and termination of lease agreement (note a)	—	57,807,440	7,364,099
Loan receivables from Hi Speed (note b)	—	8,000,000	1,019,121
Accrued interest receivable (note b)	—	441,863	56,289
Total	790,185	70,426,853	8,971,687

Notes:

(a)      The balances represented the outstanding receivable in relation of the disposal of the cold storage equipment to Hi Speed Group and the termination of lease agreements. Please refer to note 5 for the details.

(b)      The balance represented a loan to Hi Speed from October 26, 2022 to February 15, 2023, bearing interest of 1.5% per month. The loan period was then extended to March 28, 2024 and bearing no interest. As of March 31, 2023, there was accrued interest receivable of HK$441,863 (US$56,289).

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11.    LONG-TERM INVESTMENT

On February 22, 2023, the Company through its wholly-owned subsidiary, Reitar Logtech Group Limited, acquired 30% equity interests in Smartmore LogTech International Group Limited (“Smartmore”), a company incorporated in the Hong Kong on December 15, 2022, for consideration of HK$1 (US$0.13). Smartmore is principally engaged in the provision of automatic solutions in the logistic industry. Based on the articles of association of Smartmore, the Company cannot exercise significant influence over Smartmore’s operation and financial decision. Smartmore had no operation from its incorporation to March 31, 2023.

12.    PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following:

	As of March 31,
	2022	2023	2023
	HK$	HK$	US$
Furniture and fixture	6,500	575,696	73,338
Office equipment	188,997	431,891	55,019
Leasehold improvement	—	6,165,000	785,360
Total	195,497	7,172,587	913,717
Less: accumulated depreciation	(74,893)	(782,263)	(99,653)
Property and equipment, net	120,604	6,390,324	814,064

Depreciation expenses recognized for the years ended March 31, 2021, 2022 and 2023 were HK$12,098, HK$33,720 and HK$696,482 (US$88,725), respectively.

13.    GOODWILL

As described in Note 4 – Business Combination, in November of 2022, the Company acquired 100% equity interest in Reitar Capital Partners Limited, a limited liability company incorporated in the BVI, which owns 100% of Reitar Group, whose primary business is to provide asset management and investment, and professional consultancy services in the logistics sector (“Business Combination”). This Business Combination gave rise to the Company recognizing HK$34.1 million (US$4.4 million) in goodwill as the difference between the purchase price of HK$8.4 million (US$1.1 million) and the net liabilities as of the acquisition date of HK$25.7 million (US$3.3 million) of the acquisition target company, Reitar Capital Partners Limited. The Company used the book value of its own ordinary shares immediately before the Business Combination of HK$840.56 (US$107.31) per share as the measure of the fair market value of each share of the 10,000 shares that the Company issued to the owners of Reitar Capital Partners Limited in the transaction in order to set forth a purchase price.

The Company determines the fair value of its reporting units using a discounted cash flow model, which utilizes key assumptions such as projected revenues, cost of revenues and operating expenses. These assumptions are determined by the Company’s management utilizing its internal operating plan, growth rates for revenues and operating expenses and margin assumptions. An additional key assumption under this approach is the discount rate, based on the weighted average cost of capital, which is adjusted for current risk-free rates of capital, current market interest rates, and the evaluation of a risk premium relevant to the business segment.

The Company’s goodwill is tested for impairment at least on an annual basis, on the last day of the fourth quarter of the fiscal year and whenever events or changes in circumstances indicate the carrying value of a reporting unit may not be recoverable. When necessary, the Company records charges for impairments of goodwill for the amount by which the carrying amount of the respective reporting unit exceeds its fair value. However, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit.

Goodwill is assigned to the reporting unit of the asset management and professional consultancy services. The carrying value of the reporting unit is determined by assigning the assets and liabilities, including the existing goodwill, to the reporting unit.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13.    GOODWILL (cont.)

As of March 31, 2023, the Company performed a qualitative and quantitative annual assessment for goodwill impairment. Based on its qualitative analysis, which considered the reporting unit results, projections and additional business and industry specific considerations, the Company performed a further revision of the estimates of the fair value of both reporting units. As part of this analysis, the Company also considered the potential impacts of the sensitivity of estimates and assumptions. The material assumptions used for the goodwill annual impairment test for the segment were five years of projected net cash flows, a weighted average cost of capital rate of 13% and a long-term growth rate of 2%. The Company considered historical rates and current market conditions when determining the discount and growth rates to use in its analyses. If these estimates or their related assumptions change in the future, the Company may be required to record impairment charges for its goodwill. As required by ASC 820, “Fair Value Measurements and Disclosures,” the Company applies assumptions that marketplace participants would consider in determining the fair value of its reporting unit.

As a result of the impairment assessment, the Company concluded that the fair value of the reporting unit exceeds its carrying value, and therefore the Company did not record any goodwill impairment charges for the year ended March 31, 2023.

14.    BANK BORROWINGS

Bank borrowings as of March 31, 2022 and 2023 are as follows:

Lender	Type	Maturity date	Currency	Weighted average interest rate	Balance as of March 31,
					2022	2023	2023
					HK$	HK$	US$
Bank of China (Hong Kong) (note a)	Term loan	Within 1 year or on demand	HK$	3.34%	5,063,176	3,535,397	450,375
China Construction Bank (Asia) Corporation Limited (note b)	Revolving loan	Within 1 year or on demand	HK$	6.21%	—	4,000,000	509,560
Total					5,063,176	7,535,397	959,935

____________

Note:

(a)      The banking facilities were secured as follows:

(i)      Personal guarantee by Mr. Ching Han Wan, a director of a subsidiary of the Company, and Mr. Chung; and

(ii)     Guaranteed under the SME Financing Guarantee Scheme, which are fully guaranteed by HKMC Insurance Limited.

(b)      The banking facilities were secured as follows:

(i)      Legal charge over a property granted by Mr. Chan and his spouse;

(ii)     Personal guarantee by Mr. Chan and his spouse; and

(iii)    Corporate guarantee by Wisdom Way International Limited and General Source Investment Limited, companies controlled by Mr. Chan.

15.    ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consist of the following:

	As of March 31,
	2022	2023	2023
	HK$	HK$	US$
Accrued expenses	25,500	207,028	26,373
Accrued deferred offering costs	—	784,778	99,973
Payable for purchasing office equipment and leasehold improvements	—	8,310,000	1,058,612
Total	25,500	9,301,806	1,184,958

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

16.    RIGHT-OF-USE ASSETS AND LEASE LIABILITIES

The Company entered into leases for use of office in Hong Kong. The Company accounts for the lease in accordance with lessee accounting. The recognition of whether a contract arrangement contains a lease is made by evaluating whether the arrangement conveys the right to use an identified asset and whether the Company obtains substantially all the economic benefits from and has the ability to direct the use of the asset.

Operating lease assets and liabilities are included in the items of operating lease right-of-use assets, net, operating lease liabilities, current portion, and operating lease liabilities, non-current portion on the consolidated balance sheets.

Supplemental balance sheet information related to operating leases was as follows:

	As of March 31,
	2022	2023	2023
	HK$	HK$	US$
Operating lease:
Cost	—	8,247,807	1,050,689
Less: accumulated amortization	—	(567,166)	(72,251)
Operating lease right-of-use assets	—	7,680,641	978,438

Current operating lease obligation	—	2,455,945	312,863
Non-current operating lease obligation	—	5,224,696	665,575
Total operating lease obligation	—	7,680,641	978,438

Operating lease expense for the years ended March 31, 2021, 2022 and 2023 was nil, nil and HK$689,161 (US$87,792), respectively.

Maturity analysis of future minimum lease payments under non-cancellable leases subsequent to March 31, 2023 are as follows:

For the years ending March 31,	HK$	US$
2024	2,866,653	365,183
2025	3,106,080	395,684
2026	2,426,625	309,128
Total minimum lease payments	8,399,358	1,069,995
Less: interest component	(718,717)	(91,557)
Present value of minimum lease payments	7,680,641	978,438

Other supplemental information about the Company’s operating lease as of March 31, 2023:

Weighted average discount rate	6.2%
Weighted average remaining lease term (years)	2.7

17.    CONTRACT LIABILITIES

Contract liabilities consist of the following:

	As of March 31,
	2022	2023	2023
	HK$	HK$	US$
Balance at beginning of the year	4,240,963	6,685,131	851,620
Addition	6,685,131	50,281,362	6,405,351
Recognized to revenue during the year	(4,240,963)	(3,102,718)	(395,256)
Balance at end of year	6,685,131	53,863,775	6,861,715

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

18.    DISAGGREGATED REVENUE

The following table shows disaggregated revenue by major categories for the years ended March 31, 2021, 2022 and 2023, respectively:

	Years ended March 31,
	2021		2022		2023
	HK$	%	HK$	%	HK$	US$	%
Construction management and engineering design services	71,653,181	98.1%	141,471,098	98.1%	77,483,493	9,870,634	91.7%
Maintenance services	1,385,111	1.9%	2,680,881	1.9%	1,542,361	196,482	1.8%
Asset management services	—	—	—	—	2,893,668	368,625	3.4%
Professional consultancy services	—	—	—	—	2,565,817	326,860	3.1%
Total	73,038,292	100.0%	144,151,979	100.0%	84,485,339	10,762,601	100.0%

Transaction price allocated to the remaining performance obligations

Transaction price allocated to the remaining performance obligations represents all future, non-cancelable contracted revenue that has not yet been recognized. As of March 31, 2023, total remaining non-cancelable performance obligations under the Company’s construction management and engineering design service contracts with customers was approximately HK$1,181.63 million (US$150.53 million).

The following table presents the amount of the transaction price allocated to the remaining performance obligations expected to be recognized as revenue when performance obligations are satisfied:

Years ended March 31	HK$	US$
2024	276,687,885	35,247,313
2025	554,183,938	70,597,579
2026 or thereafter	350,760,210	44,683,399
Total	1,181,632,033	150,528,291

The following table shows disaggregated cost of revenue by major categories for the years ended March 31, 2021, 2022 and 2023, respectively:

	Years ended March 31,
	2021		2022		2023
	HK$	%	HK$	%	HK$	US$	%
Construction management and engineering design services	61,694,571	99.5%	105,193,673	98.1%	56,694,345	7,222,302	94.4%
Maintenance services	293,632	0.5%	2,030,520	1.9%	943,812	120,232	1.5%
Asset management services	—	—	—	—	1,137,204	144,869	1.9%
Professional consultancy services	—	—	—	—	1,302,960	165,984	2.2%
Total	61,988,203	100.0%	107,224,193	100.0%	60,078,321	7,653,387	100.0%

The following table sets forth a breakdown of gross profit and gross profit margin for the years ended March 31, 2021, 2022 and 2023, respectively:

	2021
Category	Revenue	Cost of revenue	Gross profit	Gross profit margin
	HK$	HK$	HK$	%
Construction management and engineering design services	71,653,181	61,694,571	9,958,610	13.9%
Maintenance services	1,385,111	293,632	1,091,479	78.8%
Total	73,038,292	61,988,203	11,050,089	15.1%

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

18.    DISAGGREGATED REVENUE (cont.)

	2022
Category	Revenue	Cost of revenue	Gross profit	Gross profit margin
	HK$	HK$	HK$	%
Construction management and engineering design services	141,471,098	105,193,673	36,277,425	25.6%
Maintenance services	2,680,881	2,030,520	650,361	24.3%
Total	144,151,979	107,224,193	36,927,786	25.6%
	2023
Category	Revenue	Cost of revenue	Gross profit	Gross profit margin
	HK$	HK$	HK$	%
Construction management and engineering design services	77,483,493	56,694,345	20,789,148	26.8%
Maintenance services	1,542,361	943,812	598,549	38.8%
Asset management services	2,893,668	1,137,204	1,756,464	60.7%
Professional consultancy services	2,565,817	1,302,960	1,262,857	49.2%
Total	84,485,339	60,078,321	24,407,018	28.9%

19.    OTHER INCOME

Other income consists of the followings:

	Years ended March 31,
	2021	2022	2023	2023
	HK$	HK$	HK$	US$
Government subsidies (note a)	419,810	17,010	257,074	32,749
Exchange difference on foreign currency translation	179,610	—	9,720	1,238
Others	8,758	1,054	259	33
	608,178	18,064	267,053	34,020

____________

(a)      The government subsidies were granted by the Employment Support Scheme (“ESS”) under the Anti-epidemic fund from the Hong Kong Government to provide financial support to enterprises. Employers participating in ESS were required to undertake and warrant that they would: (i) not implement redundancies during the subsidy period; and (ii) spend all the wage subsidies on paying wages to their employees. There were no unfulfilled conditions nor other contingencies attached to the ESS funding.

20.    TAXES

Income tax

Cayman Islands

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments.

BVI

Reitar Logtech Engineering Limited and Reitar Capital Partners Limited are incorporated in the BVI and are not subject to tax on income or capital gains under current BVI law. In addition, upon payments of dividends by these entities to their shareholders, no BVI withholding tax will be imposed.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

20.    TAXES (cont.)

Hong Kong

Kamui Development Group Limited, Kamui Cold Chain Engineering & Service Limited, Kamui Construction & Engineering Group Limited and Kamui Logistics Automation System Limited, Reitar Logtech Group Limited, Reitar Cold Chain Limited, Reitar Properties Leasing Limited, Reithub Consulting Limited, Reitar Asset Management Limited, Cogen Advisory Limited and Cogen Investment (WS) Limited are incorporated in Hong Kong and are subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. From year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000. Under Hong Kong tax law, all the above-mentioned Hong Kong companies are exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

Significant components of the income tax expenses are as follows:

	Years ended March 31,
	2021	2022	2023	2023
	HK$	HK$	HK$	US$
Current:
Hong Kong	1,173,914	4,163,246	1,994,996	254,143
Total income tax expenses	1,173,914	4,163,246	1,994,996	254,143

The following table reconciles Cayman Islands statutory rates to the effective tax rate:

	Years ended March 31,
	2021	2022	2023
Income tax rate in the Cayman Islands, permanent tax holiday	0.0%	0.0%	0.0%
Hong Kong statutory income tax rate	16.5%	16.5%	16.5%
Income not taxable	(1.1)%	—	(2.8)%
Under provision of prior year	5.7%	—	(0.4)%
Tax concession	(3.1)%	(0.8)%	(0.6)%
Change in valuation allowance (note (a))	2.7%	2.1%	8.4%
Effective tax rate	20.7%	17.8%	21.1%

____________

Note:

(a)      Change in valuation allowance represents valuation allowance of deferred tax assets recorded for the years ended March 31, 2021, 2022 and 2023 from certain subsidiaries of the Company in Hong Kong.

Deferred tax

The deferred tax assets which are principally comprised of net operating losses. The deferred tax assets consist of the following components:

	As of March 31,
	2021	2022	2023	2023
	HK$	HK$	HK$	US$
Deferred tax assets	153,450	643,500	1,437,150	183,079
Valuation allowance	(153,450)	(643,500)	(1,437,150)	(183,079)
Net deferred tax assets	—	—	—	—

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

20.    TAXES (cont.)

Movements of valuation allowance were as follows:

	For the years ended March 31,
	2021	2022	2023	2023
	HK$	HK$	HK$	US$
Balance, beginning of the year	—	(153,450)	(643,500)	(81,976)
Additions	(153,450)	(490,050)	(793,650)	(101,103)
Balance, end of the year	(153,450)	(643,500)	(1,437,150)	(183,079)

As of March 31, 2021, 2022 and 2023, the Company had HK$930,000, HK$3,900,000 and HK$8,710,000 (US$1,109,570) of net operating loss carryforwards available to reduce future taxable income, respectively. All the net operating loss carryforwards will carryforward indefinitely.

During the years ended March 31, 2021, 2022 and 2023, the Company recognized the valuation allowance of HK$153,450, HK$490,050 and HK$793,650 (US$101,103), respectively, against its deferred tax asset. Management determined it was more likely than not that the deferred tax asset will not be realized and recorded a 100% valuation allowance for the years ended March 31, 2021, 2022 and 2023.

21.    Related party balances and transactions

Nature of relationships with related parties

Name	Relationship
Kamui Automation Technology Limited(i)	A wholly owned subsidiary of KGDL
JingXing(i)	A wholly owned subsidiary of KGDL
Compass Engineering Limited(i)	A wholly owned subsidiary of KGDL
Kamui Construction Management Limited	Entity controlled by management of the Company
On On Lok Lok Limited	Entity controlled by management of the Company
Star Capital Investment Limited	Entity controlled by Mr. Kin Chung Chan (“Mr. Chan”), a director of the Company

____________

(i)      On January 16, 2023, Mr. Chung and Mr. Yiu disposed of their 100% equity interest in KGDL. Kamui Automation Technology Limited, JingXing and Compass Engineering Limited, which were subsidiaries of KGDL, were not regarded as related parties of the Company after January 16, 2023.

The amount due from related parties consists of the following:

	As of March 31,
	2022	2023	2023
	HK$	HK$	US$
Due from shareholders	8	—	—
Due from Kamui Automation Technology Limited	1,978,516	—	—
Total	1,978,524	—	—

The amounts due from the related parties are unsecured, interest free with no specific repayment terms. The amount is of non-trade nature.

The amount due to related parties consists of the following:

	As of March 31,
	2022	2023	2023
	HK$	HK$	US$
Due to KGDL	10,000	—	—
Due to JingXing	4,900,000	—	—
Due to On On Lok Lok Limited	29,837	—	—
Due to Star Capital Investment Limited	—	22,790,867	2,903,332
Due to Mr. Chung	—	1,700,000	216,563
Total	4,939,837	24,490,867	3,119,895

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

21.    Related party balances and transactions (cont.)

The amounts due to the related parties are unsecured, interest free with no specific repayment terms. The amounts are of non-trade nature.

In addition to the related party balances above, the Company has the following significant related party transactions incurred as below:

	Years ended March 31,
	2021	2022	2023	2023
	HK$	HK$	HK$	US$
Revenue from JingXing	990,877	296,985	1,809,486	230,511
Subcontracting cost to Compass Engineering Limited	—	43,260	137,200	17,478
Consultancy fee to Compass Engineering Limited	—	—	75,320	9,595
Subcontracting cost to JingXing	506,817	658,165	749,418	95,468
Subcontracting cost to Kamui Construction Management Limited	—	38,740,088	—	—
Management fee paid to KGDL	3,486,300	6,101,612	3,600,000	458,605
Acquisition of leasehold improvement	—	—	6,165,000	785,360
Constructive dividend	—	—	1,088,580	138,674

22.    riskS AND UNCERTAINTIES

Credit risk

The Company’s assets that are potentially subject to a significant concentration of credit risk primarily consist of bank balances, contracts receivable and contract assets, and other receivables.

Bank balances

The Company believes that there is no significant credit risk associated with cash in Hong Kong, which were held by reputable financial institutions in the jurisdiction where the Company’s Hong Kong subsidiaries are located. The Hong Kong Deposit Protection Board pays compensation up to a limit of HK$500,000 (approximately US$63,695) if the bank with which an individual/a company hold its eligible deposit fails. As of March 31, 2023, cash balance of HK$46,613,240 (US$5,938,068) was maintained at financial institutions in Hong Kong and approximately HK$500,000 was insured by the Hong Kong Deposit Protection Board.

Contracts receivable and contract assets

The Company has designed credit policies with an objective to minimize their exposure to credit risk. The Company’s contracts receivable and contract assets are short term in nature and the associated risk is minimal. The Company conducts credit evaluations on customers and generally do not require collateral or other security from such customers. The Company periodically evaluates the creditworthiness of the existing customers in determining an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

Other receivables

The Company is also exposed to risk from other receivables. These assets are subject to credit evaluations. An allowance, where applicable, would make for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

22.    riskS AND UNCERTAINTIES (cont.)

Customers concentrations

For the year ended March 31, 2021, two customers accounted for 66.0% and 17.2% of total revenue. For the year ended March 31, 2022, three customers accounted for 40.7%, 23.9% and 11.9% of total revenue. For the year ended March 31, 2023, four customers accounted for 24.0%, 20.9%, 19.4% and 16.9% of total revenue. No other customer accounts for more than 10% of revenue for the years ended March 31, 2021, 2022 and 2023.

As of March 31, 2022, four customers accounted for 27.2%, 14.2%, 11.8% and 10.0% of the total balance of contracts receivable. As of March 31, 2023, three customers accounted for 28.1%, 18.1% and 12.4% of the total balance of contracts receivable. No other customer accounts for more than 10% of contracts receivable as of March 31, 2022 and 2023.

Contract assets concentrations

As of March 31, 2022, two customers accounted for 47.5% and 30.4% of the total balance of contract assets. As of March 31, 2023, two customers accounted for 68.5%, and 16.1% of the total balance of contract assets. No other customer accounts for more than 10% of contract assets as of March 31, 2022 and 2023.

As of March 31, 2022, two customers accounted for 59.3% and 34.6% of the total balance of retention receivable. As of March 31, 2023, one customer accounted for 100% of retention receivable. No other customer accounts for more than 10% of retention receivable as of March 31, 2022 and 2023.

Subcontractors concentrations

For the year ended March 31, 2021, two subcontractors accounted for 35.3% and 12.2% of total purchases. For the year ended March 31, 2022, two subcontractors accounted for 35.2% and 17.6% of total purchases. For the year ended March 31, 2023, two subcontractors accounted for 13.8% and 10.6% of total purchases. No other subcontractor accounts for more than 10% of purchases for the years ended March 31, 2021, 2022 and 2023.

As of March 31, 2022, two subcontractors accounted for 37.6% and 11.7% of the total balance of accounts payable. As of March 31, 2023, one subcontractor accounted for 39.2% of the total balance of accounts payable. No other subcontractor accounts for more than 10% of accounts payable as of March 31, 2022 and 2023.

Interest rate risk

The Company is exposed to cash flow interest rate risk through the changes in interest rates related mainly to the Company’s bank loans and bank balances. The Company currently does not have any interest rate hedging policy in relation to fair value interest rate risk and cash flow interest rate risk. The directors monitor the Company’s exposures on an ongoing basis and will consider hedging the interest rate should the need arises.

Foreign currency risk

The Company is exposed to foreign currency risk primarily through sales that are denominated in a currency other than the functional currency of the operations to which they relate. The currencies giving rise to this risk are primarily US$. As HK$ is currently pegged to US$, exposure to foreign exchange fluctuations is minimal.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

22.    riskS AND UNCERTAINTIES (cont.)

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations: this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Market and geographic risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

23.    Shareholders’ equity

Ordinary shares

The Company was incorporated under the laws of the Cayman Islands as an exempt company with limited liability on September 15, 2022. The authorized number of ordinary shares was 500,000,000 shares with a par value of US$0.0001 each.

On December 18, 2023, the Company amended its memorandum of association to re-designate the 20,000 issued ordinary shares into Class A Ordinary Shares with a par value of US$0.0001 each and 10,000 Class B Ordinary Shares are allotted and issued to shareholders proportionally, with a par value US$0.0001 each. Pursuant to the memorandum of association, holders of Class A Ordinary Shares and Class B Ordinary Shares vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company and have the same rights except each Class A Ordinary Share is entitled to one (1) vote and each Class B Ordinary Share is entitled to fifteen (15) votes. Also, each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof but Class A Ordinary Shares are not convertible into Class B Ordinary Shares.

On April 16, 2024, the Company effected a share split at a ratio of 1-to-2,000. As a result of the share split, the authorized share capital of the Company was changed to US$50,000 divided into (i) 900,000,000,000 Class A Ordinary Shares of par value of US$0.00000005 each and (ii) 100,000,000,000 Class B Ordinary Shares of par value of US$0.00000005 each. As a result, a total of 40,000,000 Class A Ordinary Shares and 20,000,000 Class B Ordinary Shares were issued after the share split as of the date hereof.

The Company considered that the above share amendment was part of the Company’s recapitalization prior to completion of its initial public offering. The Company believed it is appropriate to reflect the above transactions on a retroactive basis pursuant to ASC 260. All shares and per share amounts used herein and in the accompanying consolidated financial statements have been retroactively restated to reflect the above share amendment.

Dividend distributions

During the year ended March 31, 2021, the Company distributed HK$8,000,000 in cash to KGDL. During the year ended March 31, 2022, the Company distributed HK$13,960,000 to KGDL, of which HK$10,700,000 in cash and HK$3,260,000 through reduction in amount due from KGDL. No dividend was declared for the year ended March 31, 2023.

Constructive dividend

The Company declared constructive dividend of HK$1,088,580 (US$138,674) for the year ended March 31, 2023. It represents amount due from a related party controlled by Mr. Chung and Mr. Yiu, the shareholders, which collectability is no longer probable as of March 31, 2023. The amount is recorded as constructive dividend and debited to retained earnings.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

24.    IMPACT OF COVID-19

Beginning in January 2020, the outbreak of COVID-19 has severely impacted Hong Kong and the rest of the world and has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. The business and operations have been affected as a result, including implementation of temporary adjustments to work schedules and travel plans, mandating employees to work from home and collaborate remotely.

The Company has gradually resumed normal operations since 2021. Many of the quarantine measures within Hong Kong have been relaxed in the first quarter in 2021. However, if the situation materially deteriorates in Hong Kong or elsewhere in the world, the business, results of operations and financial condition could be materially and adversely affected. The Company will regularly assess and adopt measures to offset any challenges created by the ongoing pandemic.

25.    SUBSEQUENT EVENTS

The Company evaluated all events and transactions that occurred after March 31, 2023 up through April 22, 2024, which is the date that these consolidated financial statements are available to be issued. There were no other material subsequent events that require disclosure in these consolidated financial statements other than disclosed below.

In May 2023, the Company’s subsidiary, Cogen Investment (WS) Limited, signed with an independent third party a shareholders’ agreement to invest HK$10.1 million (US$1.29 million) as an equity investment of 3% shareholding in Blaze Master International Limited (“Blaze Master”), a company incorporated under the laws of the BVI as a limited liability company. Blaze Master, through its wholly owned subsidiary in Hong Kong, owns an industrial property situated in Hong Kong. The transaction was completed on May 25, 2023.

On December 18, 2023, the Company amended its memorandum of association to re-designate the 20,000 issued ordinary shares into Class A Ordinary Shares with a par value of US$0.0001 each and 10,000 Class B Ordinary Shares are allotted and issued to shareholders proportionally, with a par value US$0.0001 each. Pursuant to the memorandum of association, holders of Class A Ordinary Shares and Class B Ordinary Shares vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company and have the same rights except each Class A Ordinary Share is entitled to one (1) vote and each Class B Ordinary Share is entitled to fifteen (15) votes. Also, each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof but Class A Ordinary Shares are not convertible into Class B Ordinary Shares.

On April 16, 2024, the Company effected a share split at a ratio of 1-to-2,000. As a result of the share split, the authorized share capital of the Company was changed to US$50,000 divided into (i) 900,000,000,000 Class A Ordinary Shares of par value of US$0.00000005 each and (ii) 100,000,000,000 Class B Ordinary Shares of par value of US$0.00000005 each. As a result, a total of 40,000,000 Class A Ordinary Shares and 20,000,000 Class B Ordinary Shares were issued after the share split as of the date hereof.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

26.    CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

The following presents condensed parent company only financial information of Reitar Logtech Holdings Limited.

Condensed Balance Sheets

	As of March 31,
	2022	2023	2023
	HK$	HK$	US$
ASSETS
NON-CURRENT ASSETS
Interest in a subsidiary	1,582	2,372	302
Total non-current assets	1,582	2,372	302
Total assets	1,582	2,372	302

CURRENT LIABILITIES
Amount due to subsidiary	—	28,673	3,653
Total current liabilities	—	28,673	3,653
Total liabilities	—	28,673	3,653

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY (DEFICIT)

Ordinary shares: US$0.00000005 par value, 1,000,000,000,000 shares authorized as of March 31, 2022 and 2023, 30,000,000 shares issued and outstanding as of March 31, 2022 and 60,000,000 shares issued and outstanding as of March 31, 2023*

Class A ordinary shares, US$0.00000005 par value, 900,000,000,000 shares authorized; 20,000,000 shares issued and outstanding as of March 31, 2022 and 40,000,000 shares issued and outstanding as of March 31, 2023*	8	16	2
Class B ordinary shares, US$0.00000005 par value, 100,000,000,000 shares authorized; 10,000,000 shares issued and outstanding as of March 31, 2022 and 20,000,000 shares issued and outstanding as of March 31, 2023*	4	8	1
Additional paid-in capital	1,570	2,348	299
Accumulated losses	—	(28,673)	(3,653)
Total shareholders’ equity (deficit)	1,582	(26,301)	(3,351)
Total liabilities and shareholders’ equity (deficit)	1,582	2,372	302

____________

*        Retrospectively restated for effect of share recapitalization.

Condensed Statements of Loss

	Years ended March 31,
	2021	2022	2023	2023
	HK$	HK$	HK$	US$
Operating expenses	—	—	(28,673)	(3,653)
Loss before income tax expenses	—	—	(28,673)	(3,653)
Income tax expenses	—	—	—	—
Net loss	—	—	(28,673)	(3,653)

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

26.    CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (cont.)

Condensed Statements of Cash Flows

	Years ended March 31,
	2021	2022	2023	2023
	HK$	HK$	HK$	US$
Cash flows from operating activities
Net loss	—	—	(28,673)	(3,653)
Net cash used by operating activities	—	—	(28,673)	(3,653)
Net cash generated from investing activities	—	—	—	—
Net cash generated from financing activities	—	—	—	—
Changes in amount due to a subsidiary	—	—	28,673	3,653
Net cash generated from financing activities	—	—	28,673	3,653
Net increase in cash and cash equivalents	—	—	—	—
Cash and cash equivalents at the beginning of the year	—	—	—	—
Cash and cash equivalents at the end of the year	—	—	—	—

(i)     Basis of Presentation

The Company was incorporated under the laws of the Cayman Islands as a limited company on September 15, 2022 and as a holding company.

Reitar Logtech Engineering Limited, a British Virgin Islands business company limited by shares incorporated in the BVI on September 15, 2022, is the immediate holding company of Kamui Development Group Limited. The equity interest of Reitar Logtech Engineering Limited was ultimately held as to 50% by Mr. Yiu and 50% by Mr. Chung through certain intermediate holding companies prior to the Group Reorganization.

On November 9, 2022, the entire equity interest of Reitar Logtech Engineering Limited was transferred by Smart Wealthy Investment Limited and Integrated Intelligence Investment Limited, which are wholly-owned by Mr. Yiu and Mr. Chung, respectively, in exchange for an allotment and issuance of 4,999 and 4,999 shares of the Company. Accordingly, Reitar Logtech Engineering Limited became a wholly-owned subsidiary of the Company.

On December 18, 2023, the Company amended its memorandum of association to re-designate the 20,000 issued ordinary shares into Class A Ordinary Shares with a par value of US$0.0001 each and 10,000 Class B Ordinary Shares are allotted and issued to shareholders proportionally, with a par value US$0.0001 each. Pursuant to the memorandum of association, holders of Class A Ordinary Shares and Class B Ordinary Shares vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company and have the same rights except each Class A Ordinary Share is entitled to one (1) vote and each Class B Ordinary Share is entitled to fifteen (15) votes. Also, each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof but Class A Ordinary Shares are not convertible into Class B Ordinary Shares.

On April 16, 2024, the Company effected a share split at a ratio of 1-to-2,000. As a result of the share split, the authorized share capital of the Company was changed to US$50,000 divided into (i) 900,000,000,000 Class A Ordinary Shares of par value of US$0.00000005 each and (ii) 100,000,000,000 Class B Ordinary Shares of par value of US$0.00000005 each. As a result, a total of 40,000,000 Class A Ordinary Shares and 20,000,000 Class B Ordinary Shares were issued after the share split as of the date hereof.

In the condensed parent-company-only financial statements, the Company’s investment in subsidiary stated at cost of Reitar Logtech Engineering Limited since the date of acquisition. Those condensed parent-company-only financial statements should be read in connection with the consolidated financial statements and notes hereto.

(ii)    Restricted Net Assets

Schedule I of Rule 5-04 of Regulation S-X requires the condensed financial information of registrant shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of the above test, restricted net assets of consolidated

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

26.    CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (cont.)

subsidiaries shall mean that amount of the registrant’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party (i.e., lender, regulatory agency, foreign government, etc.).

The condensed parent company financial statements have to be prepared in accordance with Rule 12-04, Schedule I of Regulation S-X if the restricted net assets of the subsidiaries of the Company exceeds 25% of the consolidated net assets of the Company. The abilities of the Company’s subsidiaries in Hong Kong to pay dividends are not restricted. In this connection, the restricted net assets of the subsidiaries of the Company does not exceed 25% of the consolidated net assets of the Company and accordingly the above condensed parent company only financial information of the Company is presented for the supplementary reference.

As of March 31, 2022 and 2023, there were no material contingencies, significant provisions of long term obligations, mandatory dividend or redemption requirements of redeemable stocks or guarantees of the Company, except for those which have been separately disclosed in the consolidated financial statements, if any.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:    The Board of Directors and Shareholders of

         Reitar Logtech Holdings Limited

Results of Review of Interim Financial Information

We have reviewed the unaudited interim condensed consolidated balance sheets of Reitar Logtech Holdings Limited and its subsidiaries (collectively the “Company”) as of September 30, 2023 and the related unaudited interim condensed consolidated statements of income and comprehensive income, equity, and cash flows for the six-month periods ended September 30, 2022 and 2023, and the related notes (collectively referred to as the “unaudited interim condensed financial statements”). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of the Company as of March 31, 2022 and 2023, and the related consolidated statements of income and comprehensive income, equity and cash flows for each of the years in the three-year period ended (not presented herein); and in our report dated January 24, 2024, except for Notes 1, 23, 25 and 26, as to which the date is April 22, 2024, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of March 31, 2023, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Basis for Review Results

These interim financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

WWC, P.C.
Certified Public Accountants
PCAOB ID: 1171

We have served as the Company’s auditor since 2022.
San Mateo, California

January 24, 2024, except for Notes 1, 21, 23 and 24, as to which the date is April 22, 2024.

REITAR LOGTECH HOLDINGS LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2023 AND SEPTEMBER 30, 2023

	As of March 31, 2023	As of September 30, 2023	As of September 30, 2023
	HK$ (Audited)	HK$ (Unaudited)	US$ (Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	46,613,240	20,062,436	2,561,991
Restricted cash	—	2,000,000	255,402
Contracts receivable, net	19,994,756	43,862,073	5,601,225
Contract assets, net	16,120,142	5,439,116	694,580
Retention receivables, net	675,000	694,805	88,727
Prepaid expenses and other receivables, net	70,426,845	66,228,449	8,457,430
Total current assets	153,829,983	138,286,879	17,659,355

NON-CURRENT ASSETS
Long-term investment, net	1	10,163,785	1,297,925
Property and equipment, net	6,390,324	5,323,928	679,870
Right-of-use assets, net	7,680,641	6,530,237	833,917
Other receivables, net	655,916	7,517,289	959,964
Rental deposits, net	1,059,466	1,059,466	135,294
Goodwill	34,066,838	34,066,838	4,350,365
Total non-current assets	49,853,186	64,661,543	8,257,335
Total assets	203,683,169	202,948,422	25,916,690

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Bank borrowings	7,535,397	24,294,142	3,102,383
Accounts payable	16,695,694	5,383,108	687,428
Accrued expenses and other payables	9,301,806	4,883,258	623,596
Tax payable	5,683,683	9,527,481	1,216,668
Contract liabilities	53,863,775	49,561,755	6,329,079
Operating lease liabilities	2,455,945	2,644,853	337,750
Amount due to related parties	24,490,867	21,046,511	2,687,658
Total current liabilities	120,027,167	117,341,108	14,984,562

NON-CURRENT LIABILITIES
Operating lease liabilities	5,224,696	3,881,696	495,696
Total non-current liabilities	5,224,696	3,881,696	495,696
Total liabilities	125,251,863	121,222,804	15,480,258

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY

Ordinary shares: US$0.00000005 par value, 1,000,000,000,000 shares authorized as of March 31, 2023 and September 30, 2023, 60,000,000 shares issued and outstanding as of March 31, 2023 and September 30, 2023

Class A ordinary shares, US$0.00000005 par value, 900,000,000,000 shares authorized, and 40,000,000 shares issued and outstanding as of March 31, 2023 and September 30, 2023	16	16	2
Class B ordinary shares, US$0.00000005 par value, 100,000,000,000 shares authorized, and 20,000,000 shares issued and outstanding as of March 31, 2023 and September 30, 2023	8	8	1
Additional paid-in capital	8,404,870	8,404,870	1,073,309
Retained earnings	70,128,292	73,963,543	9,445,209
Equity attributable to owners of the Company	78,533,186	82,368,437	10,518,521
Non-controlling interests	(101,880)	(642,819)	(82,089)
Total shareholders’ equity	78,431,306	81,725,618	10,436,432
Total liabilities and shareholders’ equity	203,683,169	202,948,422	25,916,690

____________

*        Retrospectively restated for effect of share recapitalization (Note 1).

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

REITAR LOGTECH HOLDINGS LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2022 AND 2023

	For the six months ended September 30,
	2022	2023	2023
	HK$	HK$	US$
REVENUE
– External	44,277,419	73,663,071	9,406,839
– Related parties	1,478,471	—	—
Total revenue	45,755,890	73,663,071	9,406,839

COST OF REVENUE
– External	(34,921,467)	(48,080,982)	(6,139,983)
– Related parties	(539,729)	—	—
Total cost of revenue	(35,461,196)	(48,080,982)	(6,139,983)
Gross profit	10,294,694	25,582,089	3,266,856

OPERATING EXPENSES
Personnel and benefit expense	(2,019,922)	(6,727,012)	(859,045)
Depreciation	(30,718)	(2,505,379)	(319,939)
Management fee – related party	(3,600,000)	—	—
Management fee – third party	—	(446,499)	(57,018)
Professional fee	(69,065)	(154,559)	(19,738)
Allowance for doubtful accounts/expected credit loss	(505,716)	(2,332,210)	(297,825)
Others	(136,033)	(1,753,475)	(223,921)
Total operating expenses	(6,361,454)	(13,919,134)	(1,777,486)
INCOME FROM OPERATION	3,933,240	11,662,955	1,489,370

OTHER INCOME (EXPENSES)
Bank interest income	—	14	2
Interest expense	(101,898)	(273,267)	(34,896)
Other income	208,020	—	—
Impairment loss on goodwill	—	(1,500,000)	(191,551)
Total other income (expenses), net	106,122	(1,773,253)	(226,445)
INCOME BEFORE INCOME TAX EXPENSES	4,039,362	9,889,702	1,262,925

INCOME TAX EXPENSES	(725,651)	(6,595,390)	(842,237)
NET INCOME	3,313,711	3,294,312	420,688
Add: net loss attributable to non-controlling interests	—	(540,939)	(69,078)
NET INCOME AND TOTAL COMPREHENSIVE INCOME	3,313,711	3,835,251	489,766

Weighted average number of ordinary shares:
Basic and diluted*	30,000,000	60,000,000	60,000,000
Earnings per ordinary share – basic and diluted*	0.11	0.05	0.01

____________

*        Retrospectively restated for effect of share recapitalization (Note 1).

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

REITAR LOGTECH HOLDINGS LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF EQUITY
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2022 AND 2023

	Ordinary shares*				Additional paid-in capital	Retained earnings	Total Reitar Logtech Holdings Limited shareholders’ equity	Non- controlling interests	Total shareholders’ equity
	Class A No. of shares	Par value	Class B No. of shares	Par value
		HK$		HK$	HK$	HK$	HK$	HK$	HK$
BALANCE, April 1, 2022	20,000,000	8	10,000,000	4	98	7,504,311	7,504,421	—	7,504,421
Net income	—	—	—	—	—	3,313,711	3,313,711	—	3,313,711
BALANCE, September 30, 2022	20,000,000	8	10,000,000	4	98	10,818,022	10,818,132	—	10,818,132

BALANCE, April 1, 2023	40,000,000	16	20,000,000	8	8,404,870	70,128,292	78,533,186	(101,880)	78,431,306
Net income (loss)	—	—	—	—	—	3,835,251	3,835,251	(540,939)	3,294,312
BALANCE, September 30, 2023	40,000,000	16	20,000,000	8	8,404,870	73,963,543	82,368,437	(642,819)	81,725,618
BALANCE, September 30, 2023 (US$)		2		1	1,073,309	9,445,209	10,518,521	(82,089)	10,436,432

____________

*        Retrospectively restated for effect of share recapitalization (Note 1).

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

REITAR LOGTECH HOLDINGS LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2022 AND 2023

	For the six months ended September 30,
	2022	2023	2023
	HK$	HK$	US$
Cash flows from operating activities
Net income	3,313,711	3,294,312	420,688
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	30,718	2,505,379	319,939
Allowance for doubtful accounts/expected credit loss	505,716	2,332,210	297,825
Bad debt	—	80,000	10,216
Impairment loss on goodwill	—	1,500,000	191,551
Changes in operating assets and liabilities
Contracts receivable	536,582	(25,762,602)	(3,289,907)
Contracts receivable – related parties	632,658	—	—
Contract assets	(12,107,672)	10,565,703	1,349,250
Retention receivables	958,500	(34,537)	(4,410)
Prepaid expenses and other receivables	389,784	(21,591,766)	(2,757,288)
Accounts payable	4,462,093	(11,312,586)	(1,444,627)
Accrued expenses	18,700	16,868,848	2,154,167
Contract liabilities	(397,744)	(4,302,020)	(549,372)
Tax payable	549,102	3,843,798	490,856
Operating lease liabilities	—	(1,154,092)	(147,379)
Net cash used in operating activities	(1,107,852)	(23,167,353)	(2,958,491)
Cash flows from investing activities
Purchase of property and equipment	(148,294)	(64,348)	(8,217)
Acquisition of a subsidiary	—	(1,500,000)	(191,551)
Long-term investment	—	(10,163,784)	(1,297,924)
Net cash used in investing activities	(148,294)	(11,728,132)	(1,497,692)
Cash flows from financing activities
Proceeds from bank borrowings	—	13,684,500	1,747,523
Repayment for bank borrowings	(757,802)	(769,670)	(98,288)
Deferred offering costs	—	(2,969,708)	(379,234)
Advance to related parties	(533,615)	(4,100,000)	(523,574)
Repayment from related parties	—	4,499,559	574,598
Net cash (used in) generated from financing activities	(1,291,417)	10,344,681	1,321,025
Net decrease in cash and cash equivalents and restricted cash	(2,547,563)	(24,550,804)	(3,135,158)
Cash, cash equivalents and restricted cash at the beginning of the period	8,647,941	46,613,240	5,952,551
Cash, cash equivalents and restricted cash at the end of the period	6,100,378	22,062,436	2,817,393

Supplementary cash flow information
Interest received	—	14	2
Interest paid	(101,898)	(273,267)	(34,896)
Income tax paid	(176,549)	(2,751,592)	(351,381)

REITAR LOGTECH HOLDINGS LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2022 AND 2023

Reconciliation of cash, cash equivalents and restricted cash:

	As of September 30,
	2022	2023	2022
	HK$	HK$	US$
Cash and cash equivalents	6,100,378	20,062,436	2,561,991
Restricted cash	—	2,000,000	255,402
Total cash, cash equivalents and restricted cash shown in the statement of cash flows	6,100,378	22,062,436	2,817,393

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.    organization and principal activities

Business

Reitar Logtech Holdings Limited (the “Company”), through its wholly owned subsidiaries, is engaged in (i) provision of construction management and engineering design services and (ii) asset management and investment, and professional consultancy services in Hong Kong. The products from provision of construction management and engineering design services are cold storage facilities, automated warehouses, renovated offices and tailor-made electrical systems. The services from asset management and professional consultancy services are asset management services for construction projects involving refrigerated storage and warehouses and professional consultancy services for construction projects involving renovation work, interior design and modification work of commercial units and residential or commercial redevelopment work.

Organization and reorganization

The Company was incorporated under the laws of the Cayman Islands as a limited company on September 15, 2022 and as a holding company. The Company allotted and issued 1 share to Mr. Chun Yip Yiu (“Mr. Yiu”) and 1 share to Mr. Hau Lim Chung (“Mr. Chung”) on the date of incorporation.

Reitar Logtech Engineering Limited, a British Virgin Islands (“BVI”) business company limited by shares incorporated in the BVI on September 15, 2022, is the immediate holding company of Kamui Development Group Limited. The equity interest of Reitar Logtech Engineering Limited was ultimately held as to 50% by Mr. Yiu and 50% by Mr. Chung through certain intermediate holding companies prior to the group reorganization (the “Group Reorganization”) (see below).

Kamui Development Group Limited, a company with limited liability incorporated in Hong Kong on October 24, 2022, is the subsidiary of Reitar Logtech Engineering Limited.

Pursuant to a Group Reorganization, to rationalize the structure of the Company and its subsidiary companies (collectively, the “Group”) in preparation for the listing of the Company’s shares, the Company became the holding company of the Group on November 8, 2022, which involved (i) the transfer of the entire equity interest of Kamui Cold Chain Engineering & Service Limited, Kamui Logistics Automation System Limited and Kamui Construction & Engineering Group Limited by the wholly-owned company of Mr. Yiu and Mr. Chung, Kamui Group Development Limited (“KGDL”), to Kamui Development Group Limited; and (ii) the transfer of entire equity interest of Reitar Logtech Engineering Limited by Smart Wealthy Investment Limited and Integrated Intelligence Investment Limited, which are wholly-owned by Mr. Yiu and Mr. Chung, respectively, in exchange for an allotment and issuance of 4,999 and 4,999 shares of the Company. The Company, together with its wholly owned subsidiaries, are effectively controlled by the same shareholders, i.e., ultimately held as to 50% by Mr. Yiu and 50% by Mr. Chung, before and after the Group Reorganization and therefore the Group Reorganization is considered as a recapitalization of entities under common control. The consolidated balance sheets as of March 31, 2023 and September 30, 2023 present the assets and liabilities of the companies now comprising the Group which had been incorporated/established as at the relevant balance sheet date as if the current group structure had been in existence at those dates.

On November 9, 2022, the Company acquired 100% equity interest of Reitar Capital Partners Limited, a limited liability company incorporated in the BVI, which directly owns 100% shares of Reitar Logtech Group Limited and indirectly owns 100% shares of Reitar Cold Chain Limited (“RCC”), Reitar Properties Leasing Limited, Reithub Consulting Limited and Reitar Asset Management Limited (collectively the “Reitar Group”), through the issuance of 10,000 additional ordinary shares of the Company.

On September 11, 2023, the Company acquired Alvin Design and Construction Company Limited (“Alvin Design”), a limited company incorporated in Hong Kong at a consideration of HK$1.5 million (US$191,551). Alvin Design is a dormant company at the date of acquisition and it owns certificate of registration of general building constructor, specialist constructor on demolition and site formation works.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.    organization and principal activities (cont.)

On December 18, 2023, the Company amended its memorandum of association to re-designate the 20,000 issued ordinary shares into Class A Ordinary Shares with a par value of US$0.0001 each and 10,000 Class B Ordinary Shares are allotted and issued to shareholders proportionally, with a par value US$0.0001 each. Pursuant to the memorandum of association, holders of Class A Ordinary Shares and Class B Ordinary Shares vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company and have the same rights except each Class A Ordinary Share is entitled to one (1) vote and each Class B Ordinary Share is entitled to fifteen (15) votes. Also, each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof but Class A Ordinary Shares are not convertible into Class B Ordinary Shares.

On April 16, 2024, the Company effected a share split at a ratio of 1-to-2,000. As a result of the share split, the authorized share capital of the Company was changed to US$50,000 divided into (i) 900,000,000,000 Class A Ordinary Shares of par value of US$0.00000005 each and (ii) 100,000,000,000 Class B Ordinary Shares of par value of US$0.00000005 each. As a result, a total of 40,000,000 Class A Ordinary Shares and 20,000,000 Class B Ordinary Shares were issued after the share split as of the date hereof.

The Company considered that the above share amendment was part of the Company’s recapitalization prior to completion of its initial public offering. The Company believed it is appropriate to reflect the above transactions on a retroactive basis pursuant to ASC 260. All shares and per share amounts used herein and in the accompanying consolidated financial statements have been retroactively restated to reflect the above share amendment.

As at the date of this report, details of the subsidiary companies are as follows:

Name	Background	Ownership
Reitar Logtech Engineering Limited (formerly known as Kamui Group Holdings Limited)	— A BVI company — Incorporated on September 15, 2022 — Issued share capital of US$202 — Investment holding	Wholly owned by the Company
Kamui Development Group Limited	— A Hong Kong company — Incorporated on October 24, 2022 — Issued share capital of HK$1 — Investment holding	Indirectly wholly owned by the Company
Kamui Cold Chain Engineering & Service Limited	— A Hong Kong company — Incorporated on October 26, 2015 — Issued share capital of HK$100 — Provision of construction and engineering services	Wholly owned by Kamui Development Group Limited
Kamui Logistics Automation System Limited	— A Hong Kong company — Incorporated on January 22, 2013 — Issued share capital of HK$10,000 — Provision of construction and engineering services	Wholly owned by Kamui Development Group Limited
Kamui Construction & Engineering Group Limited (formerly known as Window King Limited)	— A Hong Kong company — Incorporated on December 16, 2016 — Issued share capital of HK$1 — Provision of construction and engineering services	Wholly owned by Kamui Development Group Limited
Vincit EngTech Co., Limited	— A Hong Kong company — Incorporated on July 14, 2023 — Issued share capital of HK$1,000 — Provision of construction and engineering services	75% owned by Kamui Cold Chain Engineering & Service Limited
Vincit Build Solution Co., Limited	— A Hong Kong company — Incorporated on May 10, 2023 — Issued share capital of HK$100 — Provision of construction and engineering services	Wholly owned by Kamui Development Group Limited

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.    organization and principal activities (cont.)

Name	Background	Ownership
Alvin Design and Construction Company Limited	— A Hong Kong company — Incorporated on October 3, 2018 — Acquired on September 11, 2023 — Issued share capital of HK$180,000 — Provision of construction and engineering services	Wholly owned by Vincit Build Solution Co., Limited
Reitar Capital Partners Limited	— A BVI company — Incorporated on May 11, 2020 — Issued share capital of USD$100 — Intermediate holding company	Wholly owned by Reitar Logtech Holdings Limited
Reitar Logtech Group Limited	— A Hong Kong company — Incorporated on June 3, 2020 — Issued share capital of HK$100 — Intermediate holding company — Provision of asset and project management services	Wholly owned by Reitar Capital Partners Limited
Reitar Cold Chain Limited	— A Hong Kong company — Incorporated on February 26, 2021 — Issued share capital of HK$100 — Provision of asset and project management services	Wholly owned by Reitar Logtech Group Limited
Reitar Properties Leasing Limited	— A Hong Kong company — Incorporated on Mar 1, 2022 — Issued share capital of HK$100 — Provision of asset and project management services	Wholly owned by Reitar Logtech Group Limited
Reithub Consulting Limited	— A Hong Kong company — Incorporated on February 28, 2022 — Issued share capital of HK$100 — Provision of asset and project management services	Wholly owned by Reitar Logtech Group Limited
Reitar Asset Management Limited	— A Hong Kong company — Incorporated on June 14, 2022 — Issued share capital of HK$100 — Provision of asset and project management services	Wholly owned by Reitar Logtech Group Limited
Cogen Advisory Limited	— A Hong Kong company — Incorporated on September 1, 2022 — Issued share capital of HK$100 — Provision of professional consultancy services	51% owned by Reitar Logtech Group Limited
Cogen Investment (WS) Limited	— A Hong Kong company — Incorporated on February 1, 2023 — Issued share capital of HK$100 — Provision of professional consultancy services	Wholly owned by Cogen Advisory Limited
Cogen Operation Limited	— A Hong Kong company — Incorporated on September 30, 2022 — Fully acquired on May 15, 2023 — Issued share capital of HK$10,000 — Provision of asset and project management services	Wholly owned by Cogen Advisory Limited

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for information pursuant to the rules and regulations of the Securities and Exchange Commission.

The unaudited interim condensed consolidated financial statements do not include all the information and footnotes required by the U.S. GAAP for complete financial statements. Certain information and note disclosures normally included in the annual financial statements prepared in accordance with the U.S. GAAP have been condensed or omitted consistent with Article 10 of Regulation S-X. In the opinion of the Company’s management, the unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, in normal recurring nature, as necessary for the fair statement of the Company’s financial position as of September 30, 2023, and results of operations and cash flows for the six months ended September 30, 2022 and 2023. The audited consolidated balance sheet as of March 31, 2023 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by the U.S. GAAP. Interim results of operations are not necessarily indicative of the results expected for the full fiscal year or for any future period. These financial statements should be read in conjunction with the audited consolidated financial statements as of March 31, 2022 and 2023 and for the years ended March 31, 2021, 2022 and 2023, and related notes included in the Company’s audited consolidated financial statements.

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Use of estimates and assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could vary from the estimates and assumptions that were used.

Foreign currency translation and transaction

The Company uses Hong Kong dollars (“HK$”), as reporting currency. The functional currency of the Company and its subsidiaries incorporated in the Cayman Islands and BVI is the United States dollar (“US$”) and the functional currency of its Hong Kong subsidiaries is HK$. The determination of the respective functional currency is based on the criteria of Accounting Standards Codification (“ASC”) Topic 830, Foreign Currency Matters.

Transactions denominated in currencies other than functional currency are translated into functional currency at the exchange rates quoted by authoritative banks prevailing at the dates of the transactions. Exchange gains and losses resulting from those foreign currency transactions denominated in a currency other than the functional currency are recorded as other income (loss), net in the consolidated statements of income and comprehensive income.

Convenience translation

Translations of the consolidated balance sheets, consolidated statements of income and comprehensive income, and consolidated statements of cash flows from HK$ into US$ as of and for the year ended September 30, 2023 are solely for the convenience of the reader and were calculated at the rate of US$1 = HK$7.8308, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the HK$ amounts could have been, or could be, converted, realized or settled into US$ at such rate.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies (cont.)

Recently Adopted Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). The new accounting standard introduced the current expected credit losses methodology (“CECL”) for estimating allowances for credit losses. The measurement of expected credit losses under the CECL methodology is applicable to financial assets measured at amortized costs, including loans and trade receivables. ASU 2016-13 is effective for the Company, as an Emerging Growth Company (“EGC”), for annual and interim reporting periods beginning after December 15, 2022. The Company adopted the standard on April 1, 2023 using the modified retrospective method for all financial assets in scope. The adoption of the standard did not have a material impact on our unaudited interim condensed consolidated statements of income, or consolidated statements of cash flows.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and deposit placed with banks, which are unrestricted as to withdrawal and use. The Company does not have any cash equivalents as of March 31, 2023 and September 30, 2023. The Company’s cash is held at well capitalized financial institutions, but they are not FDIC insured; however, management believes that the Company is not exposed to any significant credit risk on cash and cash equivalents.

Restricted cash

Restricted cash represents interest bearing deposits placed with banks for short-term investment purpose. The funds are restricted from immediate use and the restriction will be lifted upon the maturity of the deposits.

Revenue recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, and subsequently issued additional related Accounting Standards Updates (collectively, “ASC 606”). The Company derives revenue principally from (i) provision of construction management and engineering design services and (ii) provision of asset management and professional consultancy services in Hong Kong. The Company enters into agreements with customers that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services transfer to the customer. It is customary practice for the Company to have written agreements with its customers and revenue on oral or implied arrangements is generally not recognized. The Company recognizes revenue based on the consideration specified in the applicable agreement.

Revenue from contracts with customers is recognized using the following five steps:

1.      identify the contract(s) with a customer;

2.      identify the performance obligations in the contract;

3.      determine the transaction price;

4.      allocate the transaction price to the performance obligations in the contract; and

5.      recognize revenue when (or as) the entity satisfies a performance obligation.

Generally, revenue is recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or the price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies (cont.)

The Company currently generates its revenue by the below sources:

(a) Construction management and engineering design services

The Company currently generates revenue from providing construction management and engineering design services. The Company is typically contracted through invitation to tender from or corporate negotiation with existing or potential customers in Hong Kong. The Company recognizes revenue using the percentage-of-completion method, based primarily on contract costs incurred to date compared to total estimated contract costs. The percentage-of-completion method (an input method) is the most representative depiction of the Company’s performance because it directly measures the value of the services or products transferred to the customer. Subcontractor materials, labor and equipment are included in revenue and cost of revenue when management believes that the Company is acting as a principal rather than as an agent (e.g., the Company integrates the materials and labor into the deliverable promised to the customer or is otherwise primarily responsible for fulfillment and acceptability of the materials and labor). The performance obligation is the transfer of control of the completed products which is not divisible and separately identifiable; the Company provides the value added service by integrating goods and services into a single product for which the customer has contracted. As such, the Company’s contracts typically contain one single performance obligation to complete which is a defined construction project. The Company currently does not have any modifications to its existing contracts and the contracts currently do not include any variable consideration. The transaction price is clearly identifiable within sales contracts. Historically, any contract acquisition costs have been immaterial; in the event that such costs may arise, the Company will expense such costs incurred as periodic costs.

Recognition of revenue and cost of revenue for construction projects requires significant judgment by management, including, among other things, estimating total costs expected to be incurred to complete a project and measuring progress toward completion. Management reviews contract estimates regularly to assess revisions of estimated costs to complete a project and measurement of progress toward completion. Management believes it maintains reasonable estimates based on prior experience; however, many factors contribute to changes in estimates of contract costs. Accordingly, estimates made with respect to uncompleted projects are subject to change as each project progresses and better estimates of contract costs become available. All contract costs are recorded as incurred, and revisions to estimated total costs are reflected as soon as the obligation to perform is determined. In the event that an estimated losses on uncompleted contracts may occur based on evidence that indicates that the estimated total cost of a contract exceeds its estimated total revenue, regardless of the stage of completion, a provision for the loss of the full amount will be recognized to the result of operations. Contract costs consist of (i) direct costs on contracts, including labor, materials, and amounts payable to subcontractors and (ii) indirect costs.

The Company’s contracts set forth payment terms that require the customer to make payment within 30 days of billing which is triggered by the Company reaching the milestone to bill the customer.

Management does not believe that its contracts include a significant financing component because the period between delivery or the contracting services to the customer and the time of payment does not typically exceed one year.

The Company generally provides limited warranties for work that it has performed under its engineering and construction management contracts; these warranty periods are known as the defect liabilities period, or DLP. The DLP typically extends for a duration of one year from the substantial completion of the project for the customer. Historically, warranty claims have not resulted in significant costs. Contracts will include a provision whereby the customer will withhold 5% to 10% of the total contract value until the end of the DLP at which point the customer will release the retention amounts to the Company.

The Company has no obligations for returns, refunds or similar obligations of its projects with customers.

For the six months ended September 30, 2022 and 2023, the Company is not aware of any material claims against the Company in relation to construction management and engineering design service provided.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies (cont.)

(b) Maintenance service

Revenue from maintenance service contracts, which require the Company to render repair, maintenance, software enhancement, and cleaning or inspection services during the contracted maintenance periods, is generally within one year. Maintenance service contracts are entered separately with existing or potential customers. Revenue generated from maintenance service is recognized over the coverage period on a straight-line basis.

(c) Asset management and professional consultancy services

(i) Asset management services

The Company provides asset management services for construction projects involving refrigerated storage and warehouses. As a manager of sites, such as warehouses or construction sites, the Company provides a variety of services, including but not limited to planning and design management, construction scheduling management, sub-contracting vendor management, construction cost controls, material management, and quality assurance and oversight.

(ii) Professional consultancy services

The Company provides professional consultancy services for construction projects involving renovation work, interior design, and modification work of commercial units, and residential or commercial redevelopment work. The Company provides a variety of services, including but not limited to providing professional advice on design and work plan, performing construction work progress review, handling the application of building certifications, and the preparation of feasibility reports.

The Company obtains asset management services and professional consultancy services contracts through invitations to bid or via negotiations with existing or prospective corporate clients in Hong Kong. The Company recognizes revenue from asset management services and professional consultancy services using the percentage-of-completion method, which is predominantly based on contract costs incurred to date relative to the total estimated contract costs. The percentage-of-completion method (an input method) is the most accurate representation of the Company’s performance because it measures directly the value of the services or products transferred to the consumer. In providing asset management services and professional consultancy services, most of the Company’s expenses are comprised of staff cost and subcontracting labor cost. Due to the continuous transfer of control to the customer, the Company records revenue from these types of contracts over time, as performance obligations are met. In general, contracts are accounted for as a single unit of account (a single performance obligation) and are not segmented by service types. The Company currently does not have any contract modifications, nor does the contract have any variable consideration. A transaction price is plainly identifiable in contracts. Historically, contract acquisition costs have been insignificant; if such costs were to arise, the Company would expense them as a periodic cost. Customers are charged monthly service fees with a 30-day credit term.

The Company has no obligations for returns, refunds or similar obligations of its projects with customers.

For the six months ended September 30, 2022 and 2023, the Company is not aware of any material claims against the Company in relation to asset management services and professional consultancy services provided.

Contract related assets and liabilities are classified as current assets and current liabilities. Significant balance sheet accounts related to the revenue cycle are as follows:

Contracts receivable, net

Contracts receivable, net include amounts billed under the contract terms. The amounts are stated at their net realizable value. The typical payment terms require settlement within 30 days of billing. The Company maintains an allowance for doubtful accounts to provide for the estimated number of receivables that will not be collected. The Company considers several factors in its estimate of the allowance, including knowledge of a customer’s financial

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies (cont.)

condition, its historical collection experience, and other factors relevant for assessing the collectability of such receivables. Bad debts are written off against allowances. The receivables are written off after all collection efforts have ceased. For the six months ended September 30, 2022 and 2023, allowance for doubtful accounts/expected credit loss of HK$505,716 and HK$1,815,285 (US$231,813) were charged to the consolidated statements of income and comprehensive income, respectively.

Contract assets, net

Contract assets, net are recorded when the progress to completion revenue earned on contracts exceeds amounts actually billed under the contract.

Retention receivables, net

Part of the contract sum, or retention revenue, assigns to be withheld at the end of a project for the limited warranties of work performed under its engineering and construction management contracts to ensure that the Company meets the contract requirements. Once the DLP started, the Company recognized retention receivables. The retention receivables will be transferred to contracts receivable once the DLP is ended and signed off by the customer. As of March 31, 2023 and September 30, 2023, the Company has retention receivables of HK$675,000 and HK$694,805 (US$88,727), respectively.

Contract liabilities

Contract liabilities are recorded when amounts actually billed under a contract exceed the progress to completion revenue earned under the contract.

Prepaid expenses and other receivables, net

Prepaid expenses include prepayment to suppliers and vendors for the procurement of materials and subcontracting fee on preliminary work before being accepted as contractor by customer. Upon physical receipt and inspection of the materials from suppliers, the applicable amount is reclassified from deposit and prepayments, and advance to cost of revenue due to those materials are ordered only when needed by specific projects.

Other receivables represent outstanding amounts from third parties which are stated at their net realizable value and with contractual terms as specified in respective notes. The Company considers the counterparties’ financial condition, its historical collection experience, and other factors relevant for assessing the collectability of such receivables. The receivables are written off after all collection efforts have ceased.

Long-term receivables are discounted based on interest rate of similar assets.

Deferred offering costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Pursuant to ASC 340-10-S99-1, initial public offering (“IPO”) costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. Deferred offering costs consist of professional and registration fees that are directly related to the Proposed Public Offering. Should the in-process equity financing be abandoned, the deferred offering costs will be expensed immediately as a charge to operating expenses in the consolidated statements of income and comprehensive income. As of March 31, 2023 and September 30, 2023, the Company has incurred deferred offering costs of HK$4,034,754 and HK$7,004,462 (US$894,476), respectively.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies (cont.)

Long-term investment

Equity method

The Company applies the equity method to account for equity investments in common stock or in-substance common stock, according to ASC 323 “Investments — Equity Method and Joint Ventures”, over which it has significant influence but does not own a controlling financial interest, unless the fair value option is elected for an investment.

An investment in in-substance common stock is an investment in an entity that has risk and reward characteristics that are substantially similar to that entity’s common stock. The Company considers subordination, risks and rewards of ownership and obligation to transfer value when determining whether an investment in an entity is substantially similar to an investment in that entity’s common stock.

Under the equity method, the Company’s share of the post-acquisition profits or losses of the equity method investee is recognized in the consolidated income statements and its share of post-acquisition movements in accumulated other comprehensive loss is recognized in other comprehensive loss. The Company records its share of the results of the equity method investees on a one quarter in arrears basis. The excess of the carrying amount of the investment over the underlying equity in net assets of the equity method investee generally represents goodwill and intangible assets acquired. When the Company’s share of losses of the equity method investee equals or exceeds its interest in the equity method investee, the Company does not recognize further losses, unless the Company has incurred obligations or made payments or guarantees on behalf of the equity method investee.

Equity securities

The Company recognizes investment in non-derivative equity securities of other entities, from which the Company has no control and significant influence, as financial asset according to ASC 321 “Investments — Equity Securities” if the Company has no intention to dispose of those equity securities within twelve months from the end of the reporting date. For equity securities do not have readily determinable fair values, they are reported at cost, minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or similar investment of the same issuer.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and any impairment losses. It is the Company policy to depreciate the acquired assets from the beginning of the financial year. Major renewals, betterments, and improvements are capitalized to the asset accounts while replacements, maintenance, and repairs, which do not improve or extend the lives of the respective assets, are expensed to operations. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation or amortization accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to operations.

The Company depreciates property and equipment using the straight-line method as follows:

Furniture and fixture	5 years
Office equipment	5 years
Leasehold improvement	Over the shorter of the terms of leases or 5 years

Rental deposit, net

Deposits paid under non-current assets primarily include deposits paid to landlord of the premises. This amount is refundable and bears no interest.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies (cont.)

Goodwill

Goodwill represents the excess of the consideration paid for an acquisition over the fair value of the net identifiable assets of the acquired subsidiary at the date of acquisition. Goodwill is not amortized and is tested for impairment at least annually, more often when circumstances indicate impairment may have occurred. Goodwill is carried at cost less accumulated impairment losses. In accordance with ASC 350, the Company may first assess qualitative factors to determine whether it is necessary to perform the quantitative goodwill impairment test. In the qualitative assessment, the Company considers factors such as macroeconomic conditions, industry and market considerations, overall financial performance of the reporting unit, and other specific information related to the operations, business plans and strategies of the reporting unit, including consideration of the impact of the COVID-19 pandemic. Based on the qualitative assessment, if it is more likely than not that the fair value of a reporting unit is less than the carrying amount, the quantitative impairment test is performed. The Company may also bypass the qualitative assessment and proceed directly to perform the quantitative impairment test. If the fair value of the reporting unit exceeds its carrying amount, goodwill is not considered to be impaired. If the carrying amount of a reporting unit exceeds its fair value, the amount by which the carrying amount exceeds the reporting unit’s fair value is recognized as impairment. Application of a goodwill impairment test requires significant management judgment, including the identification of reporting units, allocation of assets, liabilities and goodwill to reporting units, and determination of the fair value of each reporting unit. As of September 30, 2023, impairment loss on goodwill of HK$1,500,000 (US$191,551) was recorded in the consolidated statements of income.

Impairment for long-lived assets

Long-lived assets, representing property and equipment with finite lives, are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of March 31, 2023 and September 30, 2023, no impairment of long-lived assets was recognized.

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standard defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follow:

Level 1	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2

inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3	inputs to the valuation methodology are unobservable and significant to the fair value.

Bank borrowings

Borrowings are initially recognized at fair value, net of upfront fees incurred. Borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in profit or loss over the period of the borrowings using the effective interest method.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies (cont.)

Accounts payable

Accounts payable represent trade payables to vendors.

Accrued expenses and other payables

Accrued expenses and other payables primarily include accrued expenses for the operation of the ordinary course of business, payable for leasehold improvement, and accrued deferred offering costs.

Employee benefit plan

Retirement benefits in the form of mandatory government-sponsored defined contribution plans are charged to either expense as incurred or allocated to wages as part of cost of revenue.

Related parties

The Company adopted ASC Topic 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Operating lease

Before April 1, 2020, The Company applied ASC Topic 840, Leases (“ASC 840”) and each lease is classified at the inception date as either a capital lease or an operating lease.

The Company adopted ASC Topic 842, Leases (“ASC 842”) on April 1, 2020, using the modified retrospective transition method through a cumulative-effect adjustment in the period of adoption rather than retrospectively adjusting prior periods and the package of practical expedient. The Company categorized leases with contractual terms longer than twelve months as either operating or finance lease. There is no impact to accumulated deficit at adoption.

Operating right-of-use (“ROU”) assets represent rights to use underlying assets for the lease terms and lease liabilities represent obligation to make lease payments arising from the leases. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term, reduced by lease incentives received, plus any initial direct costs, using the discount rate for the lease at the commencement date. If the implicit rate in lease is not readily determinable for operating leases, the Company generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company elected not to separate non-lease components from lease components; therefore, it will account for lease component and the non-lease components as a single lease component when there is only one vendor in the lease contract for the office leases. Lease payments are fixed.

Lease expense is recognized on a straight-line basis in operations over the lease term.

When a lease is terminated in its entirety, there should be no remaining lease liability or ROU assets. Any difference between the carrying amounts of the ROU assets and the lease liability should be recorded in the consolidated statements of income as a gain or loss.

Non-controlling interests

Non-controlling interests in the Company’s subsidiaries are recorded in accordance with the provisions of ASC 810 and are reported as a component of equity, separate from the parent’s equity. Purchase or sale of equity interests that do not result in a change of control are accounted for as equity transactions. Results of operations

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies (cont.)

attributable to the non-controlling interest are included in our consolidated results of operations and, upon loss of control, the interest sold, as well as interest retained, if any, will be reported at fair value with any gain or loss recognized in earnings.

Cost of revenue

Cost of revenue consists of subcontracting fee, staff cost, material cost and other indirect costs. Subcontracting fee includes both subcontracting costs and other outside costs associated with performance under contracts with customers. Staff costs represent the portion of salaries and wages incurred in connection with the production of deliverables under contracts with customers. Performance under contracts does not involve significant machinery or other long-term depreciable assets.

General and administrative expenses

General and administrative expenses primarily consist of personnel-related compensation expenses, including salaries and related social insurance costs for operations and supporting personnel, management fee, depreciation, professional services fees, utilities, entertainment expense, office expense, low value consumables, and expenses related to general operations.

Government subsidies

Government subsidies are recognized as income in other income, net or as a reduction of specific costs and expenses for which the subsidies are intended to compensate. Such amounts are recognized in the consolidated statements of income and comprehensive income upon receipt and when all conditions attached to the grants, such as companies are required to stay in the same level of employment, are fulfilled. Such grants are presented under other income. During the six months ended September 30, 2022 and 2023, the Company recognized government subsidies of HK$201,080 and nil in the other income of consolidated statements of income and comprehensive income, respectively.

Income taxes

The Company accounts for income taxes pursuant to ASC Topic 740, Income Taxes (“ASC 740”). Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and the expected future tax benefit to be derived from tax losses and tax credit carry-forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carry-forwards, is dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Company adopted ASC 740-10-05, Income Tax, which provides guidance for recognizing and measuring uncertain tax positions, and prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

The Company’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income tax expense.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies (cont.)

Comprehensive income

The Company presents comprehensive income in accordance with ASC Topic 220, Comprehensive Income, (“ASC 220”). ASC 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in the consolidated financial statements. The component of comprehensive income included the net income for the year.

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Earnings per share

The Company computes earnings per share, or EPS, in accordance with ASC Topic 260, Earnings per Share (“ASC 260”). ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the six months ended September 30, 2022 and 2023, there were no dilutive shares.

Recently issued accounting pronouncements

In December 2016, the FASB issued ASU No. 2016-20, Technical Corrections and Improvements to ASC 606, Revenue from Contracts with Customers, which makes minor corrections or minor improvements to ASC 606 that are not expected to have a significant effect on current accounting practice or to create a significant administrative cost to most entities. The amendments are intended to address implementation and provide additional practical expedients to reduce the cost and complexity of applying the new revenue standard.

These amendments have the same effective date as the new revenue standard. In September 2017, the FASB issued ASU No. 2017-13, to clarify the effective dates that public business entities and other entities were required to adopt ASC 606 for annual reporting. As an “emerging growth company,” or EGC, the Company has elected to take advantage of the extended transition period provided in the Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards applicable to private companies.

The amendments In ASU No. 2017-13 are effective for annual reporting periods beginning after December 15, 2018, including interim periods within annual reporting periods beginning after December 15, 2019. The Company adopted ASC 606 on April 1, 2020 using the modified retrospective transition method and there is no material impact as of the date of adoption of ASC 606.

In August 2018, the FASB issued ASU No. 2018-13, Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement, which eliminates, adds, and modifies certain disclosure requirements for fair value measurements under ASC Topic 820, Fair Value Measurement (“ASC 820”). ASU No. 2018-13 is to be applied on a prospective basis for certain modified or new disclosure requirements, and all other amendments in the standard are to be applied on a retrospective basis. The new standard is effective for interim and annual periods

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies (cont.)

beginning after December 15, 2019, with early adoption permitted. The Company adopted ASC 820 on April 1, 2020. The adoption of the ASU No. 2018-13 did not have a material impact on the Company’s consolidated financial statements.

In January 2021, the FASB issued ASU No. 2021-01, Reference Rate Reform (Topic 848). ASU No. 2021-01 is an update of ASU No. 2020-04, which is in response to concerns about structural risks of interbank offered rates, and particularly the risk of cessation of LIBOR. Regulators have undertaken reference rate reform initiatives to identify alternative reference rates that are more observable or transaction based and less susceptible to manipulation. ASU No. 2020-04 provides optional guidance for a limited period of time to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting. ASU No. 2020-04 is elective and applies to all entities, subject to meeting certain criteria, that have contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The ASU No. 2021-01 update clarifies that certain optional expedients and exceptions in Topic 848 for contract modifications and hedge accounting apply to derivatives that are affected by the discounting transition. The amendments in this update are effective immediately through December 31, 2022, for all entities. On December 21, 2022, the FASB issued a new Accounting Standards Update ASU No. 2022-06, Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848, that extends the sunset (or expiration) date of ASC Topic 848 to December 31, 2024. This gives reporting entities two additional years to apply the accounting relief provided under ASC Topic 848 for matters related to reference rate reform. The Company does not expect the cessation of LIBOR to have a material impact on the financial position, results of operations, cash flows or disclosures.

In September 2022, the FASB issued ASU No. 2022-04, Liabilities — Supplier Finance Programs (Subtopic 450-50) which requires entities that use supplier finance programs in connection with the purchase of goods and services to disclose the key terms of the programs and information about obligations outstanding at the end of the reporting period, including a rollforward of those obligations. The new standard does not affect the recognition, measurement or financial statement presentation of supplier finance program obligations. The standard’s requirement to disclose the key terms of the programs and information about obligations outstanding is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The standard’s requirement to disclose a rollforward of obligations outstanding will be effective for fiscal years beginning after December 15, 2023. Early adoption is permitted. The Company is currently evaluating the impact of adopting this standard on the consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

3.    Segment information

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different products or services. Based on management’s assessment, the Company has determined that it has two operating segments, which are (i) construction management and engineering design services; and (ii) asset management and professional consultancy services in Hong Kong. All assets of the Company are located in Hong Kong and all revenue is generated in Hong Kong.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.    Segment information (cont.)

Key financial performance measures of the segments are as follows:

For the six months ended September 30, 2023

	Construction and engineering services	Asset management and professional consultancy services	Corporate	Total	Total
	HK$	HK$	HK$	HK$	US$
Revenue	67,955,262	5,707,809	—	73,663,071	9,406,839
Cost of revenue	(44,340,729)	(3,740,253)	—	(48,080,982)	(6,139,983)
Gross profit	23,614,533	1,967,556	—	25,582,089	3,266,856

Depreciation	(895,068)	(1,610,311)	—	(2,505,379)	(319,939)
Operating expenses	(7,128,067)	(4,271,388)	(14,300)	(11,413,755)	(1,457,547)
Total expenses	(8,023,135)	(5,881,699)	(14,300)	(13,919,134)	(1,777,486)

Bank interest income	14	—	—	14	2
Interest expense	(84,451)	(188,816)	—	(273,267)	(34,896)
Impairment loss on goodwill	(1,500,000)	—	—	(1,500,000)	(191,551)
Other expense, net	(1,584,437)	(188,816)	—	(1,773,253)	(226,445)
Income (loss) before income tax expenses	14,006,961	(4,102,959)	(14,300)	9,889,702	1,262,925
Segment income (loss)	7,915,954	(4,607,342)	(14,300)	3,294,312	420,688

Total assets	73,298,727	129,649,695	—	202,948,422	25,916,690
Total liabilities	(53,150,844)	(68,057,660)	(14,300)	(121,222,804)	(15,480,258)
Net assets (liabilities)	20,147,883	61,592,035	(14,300)	81,725,618	10,436,432

There was only one segment which is the construction and engineering services segment for the six months ended September 30, 2022.

4.    RESTRICTED CASH

Restricted cash represents term deposits with banks with original maturity exceeding three months. The restricted cash as of September 30, 2023 for HK$2 million (March 31, 2023: nil) was for a term of six months and carried interest at annual rate of 4.25%.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5.    CONTRACTS RECEIVABLE, NET

Contracts receivable, net is comprised of the following:

	As of March 31, 2023	As of September 30, 2023	As of September 30, 2023
	HK$	HK$	US$
Contracts receivable	22,583,970	48,266,572	6,163,684
Allowance for doubtful accounts/expected credit loss	(2,589,214)	(4,404,499)	(562,459)
Balance at end of year/period	19,994,756	43,862,073	5,601,225

Allowance for doubtful accounts/expected credit loss consists of the following:

	As of March 31, 2023	As of September 30, 2023	As of September 30, 2023
	HK$	HK$	US$
Beginning balance	775,257	2,589,214	330,646
Addition	1,813,957	1,815,285	231,813
Ending balance	2,589,214	4,404,499	562,459

6.    CONTRACT ASSETS, NET

Contract assets, net consist of the following:

	As of March 31, 2023	As of September 30, 2023	As of September 30, 2023
	HK$	HK$	US$
Balance at beginning of the year/period	5,477,672	16,120,142	2,058,556
Addition	13,519,314	902,708	115,277
Changes due to billings	(2,876,844)	(11,468,411)	(1,464,526)
	16,120,142	5,554,439	709,307
Allowance for doubtful accounts/expected credit loss	—	(115,323)	(14,727)
Balance at end of year/period	16,120,142	5,439,116	694,580

7.    RETENTION RECEIVABLES, NET

Retention receivables, net consists of the following:

	As of March 31, 2023	As of September 30, 2023	As of September 30, 2023
	HK$	HK$	US$
Retention receivables	675,000	709,537	90,608
Allowance for doubtful accounts/expected credit loss	—	(14,732)	(1,881)
Balance at end of year/period	675,000	694,805	88,727

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

8.    PREPAID EXPENSES AND OTHER RECEIVABLES, NET

Prepaid expenses and other receivables, net consist of the following:

	As of March 31, 2023	As of September 30, 2023	As of September 30, 2023
	HK$	HK$	US$
Prepayment to vendors	142,796	222,927	28,467
Deferred offering costs	4,034,754	7,004,462	894,476
Receivable from disposal of property and equipment and termination of lease agreement (note a)	58,463,356	58,463,356	7,465,822
Loan receivables from Hi Speed (note b)	8,000,000	8,000,000	1,021,607
Accrued interest receivable (note b)	441,863	441,863	56,426
Total before allowance for doubtful accounts/expected credit loss	71,082,769	74,132,608	9,466,798
Allowance for doubtful accounts/expected credit loss	—	(386,870)	(49,404)
Total	71,082,769	73,745,738	9,417,394
Less: non-current portion	655,916	7,517,289	959,964
Current portion	70,426,853	66,228,449	8,457,430

____________

Notes:

(a)      The balances represented the outstanding receivable in relation of the disposal of the cold storage equipment to Hi Speed Group and the termination of lease agreements. On September 22, 2023, a deed of addendum was entered of which the repayment schedule for the balance was adjusted to be settled by later period. Hence, certain amount of the receivable is reclassed to non-current asset and the amount reduced accordingly.

(b)      The balance represented a loan to Hi Speed from October 26, 2022 to February 15, 2023, bearing interest of 1.5% per month. The loan period was then extended to March 28, 2024 and bearing no interest. As of September 30, 2023, there was accrued interest receivable of HK$441,863 (US$56,289).

9.    LONG-TERM INVESTMENTS, NET

Long-term investments, net consisted of the following:

	Ownership interest	As of March 31, 2023	Ownership interest	As of September 30, 2023	As of September 30, 2023
		HK$		HK$	US$
Equity method investments:
Investment in Smartmore (note a)	30.0%	1	30.0%	1	1
Non-marketable equity securities:
Investment in Blaze Master (note b)	—	—	3.0%	10,163,784	1,297,924
Total		1		10,163,785	1,297,925
Net carrying value		1		10,163,785	1,297,925

____________

Notes:

(a)      On February 22, 2023, the Company through its wholly-owned subsidiary, Reitar Logtech Group Limited, acquired 30% equity interests in Smartmore LogTech International Group Limited (“Smartmore”), a company incorporated in the Hong Kong on December 15, 2022, for consideration of HK$1 (US$0.13). Smartmore is principally engaged in the provision of automatic solutions in the logistic industry. Based on the articles of association of Smartmore, the Company cannot exercise significant influence over Smartmore’s operation and financial decision. Smartmore had no operation from its incorporation to September 30, 2023.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9.    LONG-TERM INVESTMENTS, NET (cont.)

(b)      In May 2023, the Company’s subsidiary, Cogen Investment (WS) Limited, signed with an independent third party a shareholders’ agreement to invest HK$10,163,784 (US$1,297,924) as an equity investment of 3% shareholding in Blaze Master International Limited (“Blaze Master”), a company incorporated under the laws of the BVI as a limited liability company. Blaze Master, through its wholly owned subsidiary in Hong Kong, owns an industrial property situated in Hong Kong. The transaction was completed on May 25, 2023. The 3% equity investment is recognized as investment in equity security pursuant to ASC 321. As the Company has no intention to sell the 3% shareholding within 12 months from the end of the reporting period, investment is classified as non-current asset.

There has been no impairment loss, unrealized gain or loss or dividend income for the investments as on March 31, 2023 and September 30, 2023.

10.    PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following:

	As of March 31, 2023	As of September 30, 2023	As of September 30, 2023
	HK$	HK$	US$
Furniture and fixture	575,696	575,696	73,517
Office equipment	431,891	496,239	63,370
Leasehold improvement	6,165,000	6,165,000	787,276
Total	7,172,587	7,236,935	924,163
Less: accumulated depreciation	(782,263)	(1,913,007)	(244,293)
Property and equipment, net	6,390,324	5,323,928	679,870

Depreciation expenses recognized for the six months ended September 30, 2022 and 2023 were HK$30,718 and HK$1,130,744 (US$144,397), respectively.

11.    GOODWILL

(i) Goodwill arising from business combination

In November of 2022, the Company acquired 100% equity interest in Reitar Capital Partners Limited, a limited liability company incorporated in the BVI, which owns 100% of Reitar Group, whose primary business is to provide asset management and investment, and professional consultancy services in the logistics sector (“Business Combination”). This Business Combination gave rise to the Company recognizing HK$34.1 million (US$4.4 million) in goodwill as the difference between the purchase price of HK$8.4 million (US$1.1 million) and the net liabilities as of the acquisition date of HK$25.7 million (US$3.3 million) of the acquisition target company, Reitar Capital Partners Limited. The Company used the book value of its own ordinary shares immediately before the Business Combination of HK$840.56 (US$107.31) per share as the measure of the fair market value of each share of the 10,000 shares that the Company issued to the owners of Reitar Capital Partners Limited in the transaction in order to set forth a purchase price.

The Company determines the fair value of its reporting units using a discounted cash flow model, which utilizes key assumptions such as projected revenues, cost of revenues and operating expenses. These assumptions are determined by the Company’s management utilizing its internal operating plan, growth rates for revenues and operating expenses and margin assumptions. An additional key assumption under this approach is the discount rate, based on the weighted average cost of capital, which is adjusted for current risk-free rates of capital, current market interest rates, and the evaluation of a risk premium relevant to the business segment.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11.    GOODWILL (cont.)

The Company’s goodwill is tested for impairment at least on an annual basis, on the last day of the fourth quarter of the fiscal year and whenever events or changes in circumstances indicate the carrying value of a reporting unit may not be recoverable. When necessary, the Company records charges for impairments of goodwill for the amount by which the carrying amount of the respective reporting unit exceeds its fair value. However, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit.

Goodwill is assigned to the reporting unit of the asset management and professional consultancy services. The carrying value of the reporting unit is determined by assigning the assets and liabilities, including the existing goodwill, to the reporting unit.

As of September 30, 2023, the Company performed a qualitative and quantitative annual assessment for goodwill impairment. Based on its qualitative analysis, which considered the reporting unit results, projections and additional business and industry specific considerations, the Company performed a further revision of the estimates of the fair value of both reporting units. As part of this analysis, the Company also considered the potential impacts of the sensitivity of estimates and assumptions. The material assumptions used for the goodwill annual impairment test for the segment were five years of projected net cash flows, a weighted average cost of capital rate of 13% and a long-term growth rate of 2%. The Company considered historical rates and current market conditions when determining the discount and growth rates to use in its analyses. If these estimates or their related assumptions change in the future, the Company may be required to record impairment charges for its goodwill. As required by ASC 820, “Fair Value Measurements and Disclosures,” the Company applies assumptions that marketplace participants would consider in determining the fair value of its reporting unit.

As a result of the impairment assessment, the Company concluded that the fair value of the reporting unit exceeds its carrying value, and therefore the Company did not record any goodwill impairment charges for the six months ended September 30, 2023.

(ii) Goodwill arising from acquisition of a subsidiary

On September 11, 2023, the Company acquired Alvin Design, a limited liability company incorporated in Hong Kong at a consideration of HK$1.5 million (US$191,551). Alvin Design is a dormant company at the date of acquisition and it owns certificate of registration of general building constructor, specialist constructor on demolition and site formation works. A goodwill of HK$1.5 million (US$191,551) was recorded at the date of acquisition.

As of September 30, 2023, the Company performed a qualitative and quantitative annual assessment for goodwill impairment. Based on its qualitative analysis, which considered the reporting unit results, projections and additional business and industry specific considerations, the Company believes that the operation of Alvin Design is in an early stage and it is uncertain whether it will generate economic benefit in the foreseeable future. As such, the Company recognizes goodwill impairment of HK$1,500,000 (US$191,551) for the six months ended September 30, 2023.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

12.    BANK BORROWINGS

Bank borrowings as of March 31, 2023 and September 30, 2023 are as follows:

Lender	Type	Maturity date	Currency	Weighted average interest rate as of March 31, 2023	Weighted average interest rate as of September 30, 2023	Balance as of
						March 31, 2023	September 30, 2023	September 30, 2023
						HK$	HK$	US$
Bank of China (Hong Kong) (note a)	Term loan	Within 1 year or on demand	HK$	3.34%	4.22%	3,535,397	2,774,914	354,359
Bank of China (Hong Kong) (note c)	Term loan	Within 1 year or on demand	HK$	—	3.63%	—	13,684,500	1,747,522
China Construction Bank (Asia) Corporation Limited (note b)	Term loan	Within 1 year or on demand	HK$	—	6.82%	—	3,834,728	489,699
China Construction Bank (Asia) Corporation Limited (note b)	Revolving loan	Within 1 year or on demand	HK$	6.21%	7.77%	4,000,000	4,000,000	510,803
Total						7,535,397	24,294,142	3,102,383

____________

Note:

(a)      The banking facilities were secured as follows:

(i)      Personal guarantee by Mr. Ching Han Wan, a director of a subsidiary of the Company, and Mr. Chung; and

(ii)     Guaranteed under the SME Financing Guarantee Scheme, which are fully guaranteed by HKMC Insurance Limited.

(b)      The banking facilities were secured as follows:

(i)      Legal charge over a property granted by Mr. Chan and his spouse;

(ii)     Personal guarantee by Mr. Chan and his spouse; and

(iii)    Corporate guarantee by Wisdom Way International Limited and General Source Investment Limited, companies controlled by Mr. Chan.

(c)      The banking facilities were secured as follows:

(i)      Personal guarantee by Mr. Chung and Mr. Chan; and

(ii)     Guaranteed under the SME Financing Guarantee Scheme, which are fully guaranteed by HKMC Insurance Limited.

13.    ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consist of the following:

	As of March 31, 2023	As of September 30, 2023	As of September 30, 2023
	HK$	HK$	US$
Accrued expenses	207,028	137,470	17,555
Accrued deferred offering costs	784,778	3,335,787	425,983
Payable for purchasing office equipment and leasehold improvements	8,310,000	1,410,001	180,058
Total	9,301,806	4,883,258	623,596

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

14.    RIGHT-OF-USE ASSETS AND LEASE LIABILITIES

The Company entered into leases for use of office in Hong Kong. The Company accounts for the lease in accordance with lessee accounting. The recognition of whether a contract arrangement contains a lease is made by evaluating whether the arrangement conveys the right to use an identified asset and whether the Company obtains substantially all the economic benefits from and has the ability to direct the use of the asset.

Operating lease assets and liabilities are included in the items of operating lease right-of-use assets, net, operating lease liabilities, current portion, and operating lease liabilities, non-current portion on the consolidated balance sheets.

Supplemental balance sheet information related to operating leases was as follows:

	As of March 31, 2022	As of September 30, 2023	As of September 30, 2023
	HK$	HK$	US$
Operating lease:
Cost	8,247,807	8,247,807	1,053,252
Less: accumulated amortization	(567,166)	(1,717,570)	(219,335)
Operating lease right-of-use assets	7,680,641	6,530,237	833,917

Current operating lease obligation	2,455,945	2,644,853	337,750
Non-current operating lease obligation	5,224,696	3,881,696	495,696
Total operating lease obligation	7,680,641	6,526,549	833,446

Operating lease expense for the six months ended September 30, 2022 and 2023 was nil and HK$1,378,323 (US$176,013), respectively.

Maturity analysis of future minimum lease payments under non-cancellable leases subsequent to September 30, 2023 are as follows:

For the years ending September 30,	HK$	US$
2024	2,976,660	380,122
2025	3,235,500	413,176
2026	808,875	103,294
Total minimum lease payments	7,021,035	896,592
Less: interest component	(494,486)	(63,146)
Present value of minimum lease payments	6,526,549	833,446

Other supplemental information about the Company’s operating lease as of September 30, 2023:

Weighted average discount rate	6.2%
Weighted average remaining lease term (years)	2.3

15.    CONTRACT LIABILITIES

Contract liabilities consist of the following:

	As of March 31, 2023	As of September 30, 2023	As of September 30, 2023
	HK$	HK$	US$
Balance at beginning of the year/period	6,685,131	53,863,775	6,878,451
Addition	50,281,362	11,284,814	1,441,081
Recognized to revenue during the year/period	(3,102,718)	(15,586,834)	(1,990,453)
Balance at end of year/period	53,863,775	49,561,755	6,329,079

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

16.    DISAGGREGATED REVENUE

The following table shows disaggregated revenue by major categories for the six months ended September 30, 2022 and 2023, respectively:

	For the six months ended September 30,
	2022		2023
	HK$	%	HK$	US$	%
Construction management and engineering design services	45,412,048	99.2%	63,818,142	8,149,632	86.6%
Maintenance services	343,842	0.8%	4,137,120	528,314	5.6%
Asset management services	—	—	2,136,767	272,868	3.0%
Professional consultancy services	—	—	3,571,042	456,025	4.8%
Total	45,755,890	100.0%	73,663,071	9,406,839	100.0%

Transaction price allocated to the remaining performance obligations

Transaction price allocated to the remaining performance obligations represents all future, non-cancelable contracted revenue that has not yet been recognized. As of September 30, 2023, total remaining non-cancelable performance obligations under the Company’s construction management and engineering design service contracts with customers was approximately HK$1,189.80 million (US$151.90 million).

The following table presents the amount of the transaction price allocated to the remaining performance obligations expected to be recognized as revenue when performance obligations are satisfied:

	HK$	US$
For the six months ended March 31, 2024	103,319,564	13,193,999
For the year ended March 31, 2025	772,647,852	98,667,806
2026 or thereafter	313,836,111	40,077,146
Total	1,189,803,527	151,938,951

The following table shows disaggregated cost of revenue by major categories for the six months ended September 30, 2022 and 2023, respectively:

	For the six months ended September 30,
	2022		2023
	HK$	%	HK$	US$	%
Construction management and engineering design services	35,424,209	99.9%	42,958,378	5,485,822	89.3%
Maintenance services	36,987	0.1%	1,382,351	176,527	2.9%
Asset management services	—	—	1,621,817	207,107	3.4%
Professional consultancy services	—	—	2,118,436	270,527	4.4%
Total	35,461,196	100.0%	48,080,982	6,139,983	100.0%

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

16.    DISAGGREGATED REVENUE (cont.)

The following table sets forth a breakdown of gross profit and gross profit margin for the six months ended September 30, 2022 and 2023, respectively:

	2022
Category	Revenue	Cost of revenue	Gross profit	Gross profit margin
	HK$	HK$	HK$	%
Construction management and engineering design services	45,412,048	35,424,209	9,987,839	22.0%
Maintenance services	343,842	36,987	306,855	89.2%
Total	45,755,890	35,461,196	10,294,694	22.5%
	2023
Category	Revenue	Cost of revenue	Gross profit	Gross profit margin
	HK$	HK$	HK$	%
Construction management and engineering design services	63,818,142	42,958,378	20,859,764	32.7%
Maintenance services	4,137,120	1,382,351	2,754,769	66.6%
Asset management services	2,136,767	1,621,817	514,950	24.1%
Professional consultancy services	3,571,042	2,118,436	1,452,606	40.7%
Total	73,663,071	48,080,982	25,582,089	34.7%

17.    OTHER INCOME

Other income consists of the followings:

	For the six months ended September 30,
	2022	2023	2023
	HK$	HK$	US$
Government subsidies (note a)	201,080	—	—
Exchange difference on foreign currency translation	1,397	—	—
Others	5,543	—	—
	208,020	—	—

____________

(a)      The government subsidies were granted by the Employment Support Scheme (“ESS”) under the Anti-epidemic fund from the Hong Kong Government to provide financial support to enterprises. Employers participating in ESS were required to undertake and warrant that they would: (i) not implement redundancies during the subsidy period; and (ii) spend all the wage subsidies on paying wages to their employees. There were no unfulfilled conditions nor other contingencies attached to the ESS funding.

18.    TAXES

Income tax

Cayman Islands

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

18.    TAXES (cont.)

BVI

Reitar Logtech Engineering Limited and Reitar Capital Partners Limited are incorporated in the BVI and are not subject to tax on income or capital gains under current BVI law. In addition, upon payments of dividends by these entities to their shareholders, no BVI withholding tax will be imposed.

Hong Kong

Kamui Development Group Limited, Kamui Cold Chain Engineering & Service Limited, Kamui Construction & Engineering Group Limited and Kamui Logistics Automation System Limited, Reitar Logtech Group Limited, Reitar Cold Chain Limited, Reitar Properties Leasing Limited, Reithub Consulting Limited, Reitar Asset Management Limited, Cogen Advisory Limited, Vincit EngTech Co., Limited, Vincit Build Solution Co., Limited, Alvin Design, Cogen Operation Limited and Cogen Investment (WS) Limited are incorporated in Hong Kong and are subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. From year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000. Under Hong Kong tax law, all the above-mentioned Hong Kong companies are exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

Significant components of the income tax expenses are as follows:

	For the six months ended September 30,
	2022	2023	2023
	HK$	HK$	US$
Current:
Hong Kong	725,651	6,595,390	842,237
Total income tax expenses	725,651	6,595,390	842,237

The following table reconciles Cayman Islands statutory rates to the effective tax rate:

	For the six months ended September 30,
	2022	2023
Income tax rate in the Cayman Islands, permanent tax holiday	0.0%	0.0%
Hong Kong statutory income tax rate	16.5%	16.5%
Income not taxable	(0.7)%	—
Temporary difference	(0.6)%	1.3%
Tax concession	(4.3)%	(1.7)%
Change in valuation allowance (note (a))	7.1%	50.6%
Effective tax rate	18.0%	66.7%

____________

Note:

(a)      Change in valuation allowance represents valuation allowance of deferred tax assets recorded for the six months ended September 30, 2022 and 2023 from certain subsidiaries of the Company in Hong Kong.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

18.    TAXES (cont.)

Deferred tax

The deferred tax assets which are principally comprised of net operating losses. The deferred tax assets consist of the following components:

	As of September 30,
	2022	2023	2023
	HK$	HK$	US$
Deferred tax assets	930,186	6,435,375	821,814
Valuation allowance	(930,186)	(6,435,375)	(821,814)
Net deferred tax assets	—	—	—

Movements of valuation allowance were as follows:

	For the six months ended September 30,
	2022	2023	2023
	HK$	HK$	US$
Balance, beginning of the year	(643,500)	(1,437,150)	(183,536)
Additions	(286,686)	(4,998,225)	(638,278)
Balance, end of the year	(930,186)	(6,435,375)	(821,814)

As of September 30, 2022 and 2023, the Company had HK$5,637,006 and HK$39,002,273 (US$4,997,857) of net operating loss carryforwards available to reduce future taxable income, respectively. All the net operating loss carryforwards will carryforward indefinitely.

During the six months ended September 30, 2022 and 2023, the Company recognized the valuation allowance of HK$286,686 and HK$4,998,225 (US$638,278), respectively, against its deferred tax asset. Management determined it was more likely than not that the deferred tax asset will not be realized and recorded a 100% valuation allowance for the six months ended September 30, 2022 and 2023.

19.    Related party balances and transactions

Nature of relationships with related parties

Name	Relationship
JingXing(i)	A wholly owned subsidiary of KGDL
Compass Engineering Limited(i)	A wholly owned subsidiary of KGDL
Star Capital Investment Limited	Entity controlled by Mr. Kin Chung Chan (“Mr. Chan”), a director of the Company
Mr. Ka Ho Chiu (“Mr. Chiu”)	Non-controlling shareholder of Cogen Advisory Limited
Mr. Yuxi Liang (“Mr. Liang”)	Non-controlling shareholder of Cogen Advisory Limited

____________

(i)      On January 16, 2023, Mr. Chung and Mr. Yiu disposed of their 100% equity interest in KGDL. Kamui Automation Technology Limited, JingXing and Compass Engineering Limited, which were subsidiaries of KGDL, were not regarded as related parties of the Company after January 16, 2023.

The amount due to related parties consists of the following:

	As of March 31, 2023	As of September 30, 2023	As of September 30, 2023
	HK$	HK$	US$
Due to Star Capital Investment Limited	22,790,867	14,846,952	1,895,969
Due to Mr. Chung	1,700,000	1,700,000	217,091
Due to Mr. Chiu	—	3,999,765	510,773
Due to Mr. Liang	—	499,794	63,825
Total	24,490,867	21,046,511	2,687,658

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

19.    Related party balances and transactions (cont.)

The amounts due to the related parties are unsecured, interest free with no specific repayment terms. The amounts are of non-trade nature.

In addition to the related party balances above, the Company has the following significant related party transactions incurred as below:

	For the six months ended September 30,
	2022	2023	2023
	HK$	HK$	US$
Revenue from JingXing	1,478,471	—	—
Subcontracting cost to Compass Engineering Limited	26,500	—	—
Subcontracting cost to JingXing	513,229	—	—
Management fee paid to KGDL	3,600,000	—	—

20.    riskS AND UNCERTAINTIES

Credit risk

The Company’s assets that are potentially subject to a significant concentration of credit risk primarily consist of bank balances, contracts receivable and contract assets, and other receivables.

Bank balances

The Company believes that there is no significant credit risk associated with cash in Hong Kong, which were held by reputable financial institutions in the jurisdiction where the Company’s Hong Kong subsidiaries are located. The Hong Kong Deposit Protection Board pays compensation up to a limit of HK$500,000 (approximately US$63,695) if the bank with which an individual/a company hold its eligible deposit fails. As of September 30, 2023, cash balance of HK$20,062,436 (US$2,561,991) was maintained at financial institutions in Hong Kong and approximately HK$500,000 was insured by the Hong Kong Deposit Protection Board.

Contracts receivable and contract assets

The Company has designed credit policies with an objective to minimize their exposure to credit risk. The Company’s contracts receivable and contract assets are short term in nature and the associated risk is minimal. The Company conducts credit evaluations on customers and generally do not require collateral or other security from such customers. The Company periodically evaluates the creditworthiness of the existing customers in determining an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

Other receivables

The Company is also exposed to risk from other receivables. These assets are subject to credit evaluations. An allowance, where applicable, would make for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

Customers concentrations

For the six months ended September 30, 2022, two customers accounted for 32.6% and 30.3% of total revenue. For the six months ended September 30, 2023, two customers accounted for 47.9% and 36.0% of total revenue. No other customer accounts for more than 10% of revenue for the six months ended September 30, 2022 and 2023.

As of March 31, 2023, three customers accounted for 28.1%, 18.1% and 12.4% of the total balance of contracts receivable. As of September 30, 2023, two customers accounted for 57.7% and 10.9% of the total balance of contracts receivable. No other customer accounts for more than 10% of contracts receivable as of March 31, 2023 and September 30, 2023.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

20.    riskS AND UNCERTAINTIES (cont.)

Contract assets concentrations

As of March 31, 2023, two customers accounted for 68.5% and 16.1% of the total balance of contract assets. As of September 30, 2023, three customers accounted for 46.8%, 27.7% and 14.8% of the total balance of contract assets. No other customer accounts for more than 10% of contract assets as of March 31, 2023 and September 30, 2023.

As of March 31, 2023, one customer accounted for 100% of retention receivable. As of September 30, 2023, one customer accounted for 95.1% of retention receivable. No other customer accounts for more than 10% of retention receivable as of March 31, 2023 and September 30, 2023.

Subcontractors concentrations

For the six months ended September 30, 2022, one subcontractor accounted for 25.6% of total purchases. For the six months ended September 30, 2023, two subcontractors accounted for 16.0% and 10.8% of total purchases. No other subcontractor accounts for more than 10% of purchases for the six months ended September 30, 2022 and 2023.

As of March 31, 2023, one subcontractor accounted for 39.2% of the total balance of accounts payable. As of September 30, 2023, two subcontractors accounted for 35.6% and 23.2% of the total balance of accounts payable. No other subcontractor accounts for more than 10% of accounts payable as of March 31, 2023 and September 30, 2023.

Interest rate risk

The Company is exposed to cash flow interest rate risk through the changes in interest rates related mainly to the Company’s bank loans and bank balances. The Company currently does not have any interest rate hedging policy in relation to fair value interest rate risk and cash flow interest rate risk. The directors monitor the Company’s exposures on an ongoing basis and will consider hedging the interest rate should the need arises.

Foreign currency risk

The Company is exposed to foreign currency risk primarily through sales that are denominated in a currency other than the functional currency of the operations to which they relate. The currencies giving rise to this risk are primarily US$. As HK$ is currently pegged to US$, exposure to foreign exchange fluctuations is minimal.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations: this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Market and geographic risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

21.    Shareholders’ equity

Ordinary shares

The Company was incorporated under the laws of the Cayman Islands as an exempt company with limited liability on September 15, 2022. The authorized number of ordinary shares was 500,000,000 shares with a par value of US$0.0001 each.

On December 18, 2023, the Company amended its memorandum of association to re-designate the 20,000 issued ordinary shares into Class A Ordinary Shares with a par value of US$0.0001 each and 10,000 Class B Ordinary Shares are allotted and issued to shareholders proportionally, with a par value US$0.0001 each. Pursuant to the memorandum of association, holders of Class A Ordinary Shares and Class B Ordinary Shares vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company and have the same rights except each Class A Ordinary Share is entitled to one (1) vote and each Class B Ordinary Share is entitled to fifteen (15) votes. Also, each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof but Class A Ordinary Shares are not convertible into Class B Ordinary Shares.

On April 16, 2024, the Company effected a share split at a ratio of 1-to-2,000. As a result of the share split, the authorized share capital of the Company was changed to US$50,000 divided into (i) 900,000,000,000 Class A Ordinary Shares of par value of US$0.00000005 each and (ii) 100,000,000,000 Class B Ordinary Shares of par value of US$0.00000005 each. As a result, a total of 40,000,000 Class A Ordinary Shares and 20,000,000 Class B Ordinary Shares were issued after the share split as of the date hereof.

The Company considered that the above share amendment was part of the Company’s recapitalization prior to completion of its initial public offering. The Company believed it is appropriate to reflect the above transactions on a retroactive basis pursuant to ASC 260. All shares and per share amounts used herein and in the accompanying consolidated financial statements have been retroactively restated to reflect the above share amendment.

22.    IMPACT OF COVID-19

Beginning in January 2020, the outbreak of COVID-19 has severely impacted Hong Kong and the rest of the world and has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. The business and operations have been affected as a result, including implementation of temporary adjustments to work schedules and travel plans, mandating employees to work from home and collaborate remotely.

The Company has gradually resumed normal operations since 2021. Many of the quarantine measures within Hong Kong have been relaxed in the first quarter in 2021. However, if the situation materially deteriorates in Hong Kong or elsewhere in the world, the business, results of operations and financial condition could be materially and adversely affected. The Company will regularly assess and adopt measures to offset any challenges created by the ongoing pandemic.

23.    SUBSEQUENT EVENTS

The Company evaluated all events and transactions that occurred after September 30, 2023 up through April 22, 2024, which is the date that these consolidated financial statements are available to be issued. There were no other material subsequent events that require disclosure in these consolidated financial statements other than disclosed below.

On December 18, 2023, the Company amended its memorandum of association to re-designate the 20,000 issued ordinary shares into Class A Ordinary Shares with a par value of US$0.0001 each and 10,000 Class B Ordinary Shares are allotted and issued to shareholders proportionally, with a par value US$0.0001 each. Pursuant to the memorandum of association, holders of Class A Ordinary Shares and Class B Ordinary Shares vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company and have the same

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

23.    SUBSEQUENT EVENTS (cont.)

rights except each Class A Ordinary Share is entitled to one (1) vote and each Class B Ordinary Share is entitled to fifteen (15) votes. Also, each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof but Class A Ordinary Shares are not convertible into Class B Ordinary Shares.

On April 16, 2024, the Company effected a share split at a ratio of 1-to-2,000. As a result of the share split, the authorized share capital of the Company was changed to US$50,000 divided into (i) 900,000,000,000 Class A Ordinary Shares of par value of US$0.00000005 each and (ii) 100,000,000,000 Class B Ordinary Shares of par value of US$0.00000005 each. As a result, a total of 40,000,000 Class A Ordinary Shares and 20,000,000 Class B Ordinary Shares were issued after the share split as of the date hereof.

24.    UNAUDITED CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

The following presents condensed parent company only financial information of Reitar Logtech Holdings Limited.

Unaudited Condensed Balance Sheets

	As of March 31, 2023	As of September 30, 2023	As of September 30, 2023
	HK$	HK$	US$
ASSETS
NON-CURRENT ASSETS
Interest in a subsidiary	2,372	2,372	303
Total non-current assets	2,372	2,372	303
Total assets	2,372	2,372	303

CURRENT LIABILITIES
Amount due to subsidiary	28,673	28,673	3,662
Accrual	—	14,300	1,826
Total current liabilities	28,673	42,973	5,488
Total liabilities	28,673	42,973	5,488

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ DEFICIT

Ordinary shares: US$0.00000005 par value, 1,000,000,000,000 shares authorized as of March 31, 2023 and September 30, 2023, 60,000,000 shares issued and outstanding as of March 31, 2023 and September 30, 2023

Class A ordinary shares, US$0.00000005 par value, 900,000,000,000 shares authorized, and 40,000,000 shares issued and outstanding as of March 31, 2023 and September 30, 2023	16	16	2
Class B ordinary shares, US$0.00000005 par value, 100,000,000,000 shares authorized, and 20,000,000 shares issued and outstanding as of March 31, 2023 and September 30, 2023	8	8	1
Additional paid-in capital	2,348	2,348	300
Accumulated losses	(28,673)	(42,973)	(5,488)
Total shareholders’ deficit	(26,301)	(40,601)	(5,185)
Total liabilities and shareholders’ deficit	2,372	2,372	303

____________

*        Shares and per share data are presented on a retroactive basis to reflect the reorganization.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

24.    UNAUDITED CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (cont.)

Unaudited Condensed Statements of Loss

	For the six months ended September 30,
	2022	2023	2023
	HK$	HK$	US$
Operating expenses	—	(14,300)	(1,826)
Loss before income tax expenses	—	(14,300)	(1,826)
Income tax expenses	—	—	—
Net loss	—	(14,300)	(1,826)

Unaudited Condensed Statements of Cash Flows

For the six months ended September 30,
	2022	2023	2023
	HK$	HK$	US$
Cash flows from operating activities
Net loss	—	(14,300)	(1,826)
Changes in operating assets and liabilities:
Accrual	—	14,300	1,826
Net cash generated from operating activities	—	—	—
Net cash generated from investing activities	—	—	—
Net cash generated from financing activities	—	—	—
Net increase in cash and cash equivalents	—	—	—
Cash and cash equivalents at the beginning of the period	—	—	—
Cash and cash equivalents at the end of the period	—	—	—

(i)     Basis of Presentation

The Company was incorporated under the laws of the Cayman Islands as a limited company on September 15, 2022 and as a holding company.

Reitar Logtech Engineering Limited, a British Virgin Islands business company limited by shares incorporated in the BVI on September 15, 2022, is the immediate holding company of Kamui Development Group Limited. The equity interest of Reitar Logtech Engineering Limited was ultimately held as to 50% by Mr. Yiu and 50% by Mr. Chung through certain intermediate holding companies prior to the Group Reorganization.

On November 9, 2022, the entire equity interest of Reitar Logtech Engineering Limited was transferred by Smart Wealthy Investment Limited and Integrated Intelligence Investment Limited, which are wholly-owned by Mr. Yiu and Mr. Chung, respectively, in exchange for an allotment and issuance of 4,999 and 4,999 shares of the Company. Accordingly, Reitar Logtech Engineering Limited became a wholly-owned subsidiary of the Company.

On December 18, 2023, the Company amended its memorandum of association to re-designate the 20,000 issued ordinary shares into Class A Ordinary Shares with a par value of US$0.0001 each and 10,000 Class B Ordinary Shares are allotted and issued to shareholders proportionally, with a par value US$0.0001 each. Pursuant to the memorandum of association, holders of Class A Ordinary Shares and Class B Ordinary Shares vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company and have the same rights except each Class A Ordinary Share is entitled to one (1) vote and each Class B Ordinary Share is entitled to fifteen (15) votes. Also, each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof but Class A Ordinary Shares are not convertible into Class B Ordinary Shares.

REITAR LOGTECH HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

24.    UNAUDITED CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (cont.)

On April 16, 2024, the Company effected a share split at a ratio of 1-to-2,000. As a result of the share split, the authorized share capital of the Company was changed to US$50,000 divided into (i) 900,000,000,000 Class A Ordinary Shares of par value of US$0.00000005 each and (ii) 100,000,000,000 Class B Ordinary Shares of par value of US$0.00000005 each. As a result, a total of 40,000,000 Class A Ordinary Shares and 20,000,000 Class B Ordinary Shares were issued after the share split as of the date hereof.

In the condensed parent-company-only financial statements, the Company’s investment in subsidiary stated at cost of Reitar Logtech Engineering Limited since the date of acquisition. Those condensed parent-company-only financial statements should be read in connection with the consolidated financial statements and notes hereto.

(ii)    Restricted Net Assets

Schedule I of Rule 5-04 of Regulation S-X requires the condensed financial information of registrant shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the registrant’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party (i.e., lender, regulatory agency, foreign government, etc.).

The condensed parent company financial statements have to be prepared in accordance with Rule 12-04, Schedule I of Regulation S-X if the restricted net assets of the subsidiaries of the Company exceeds 25% of the consolidated net assets of the Company. The abilities of the Company’s subsidiaries in Hong Kong to pay dividends are not restricted. In this connection, the restricted net assets of the subsidiaries of the Company does not exceed 25% of the consolidated net assets of the Company and accordingly the above condensed parent company only financial information of the Company is presented for the supplementary reference.

As of March 31, 2023 and September 30, 2023, there were no material contingencies, significant provisions of long term obligations, mandatory dividend or redemption requirements of redeemable stocks or guarantees of the Company, except for those which have been separately disclosed in the consolidated financial statements, if any.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:    The Board of Directors and Shareholders of

Reitar Capital Partners Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Reitar Capital Partners Limited and its subsidiaries (collectively, the “Company”) as of March 31, 2021 and 2022 and the related consolidated statements of loss and comprehensive loss, equity, and cash flows for each of the years in the two-year period ended March 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2021 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter — Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the consolidated financial statements, the Company has an accumulated deficit and has a working capital deficiency which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on our financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

WWC, P.C.
Certified Public Accountants
PCAOB ID: 1171

We have served as the Company’s auditor since 2022.
San Metro, California
March 9, 2023

REITAR CAPITAL PARTNERS LIMITED
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2021 AND 2022

	As of March 31,
	2021	2022	2022
	HK$	HK$	US$
ASSETS
CURRENT ASSETS
Cash and cash equivalents	3,788,729	10,252,387	1,308,955
Other current assets, net	—	2,203,032	281,268
Amount due from related parties	16	780	100
Total current assets	3,788,745	12,456,199	1,590,323

NON-CURRENT ASSETS
Property and equipment, net	—	18,721,840	2,390,276
Right-of-use assets, net	—	521,113,642	66,532,224
Deposits paid	—	25,683,002	3,279,030
Total non-current assets	—	565,518,484	72,201,530
Total assets	3,788,745	577,974,683	73,791,853

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accruals and other payables	5,000	10,193,923	1,301,490
Advances from customers	—	1,764,876	225,327
Operating lease liabilities	—	91,909,375	11,734,360
Amount due to related parties	10,900	18,905,150	2,413,680
Tax payable	—	407,972	52,088
Total current liabilities	15,900	123,181,296	15,726,945

NON-CURRENT LIABILITIES
Operating lease liabilities	—	429,204,267	54,797,864
Deposits received	3,788,729	26,981,173	3,444,772
Deferred tax liabilities	—	1,853,462	236,637
Total non-current liabilities	3,788,729	458,038,902	58,479,273
Total liabilities	3,804,629	581,220,198	74,206,218

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ DEFICIT
Ordinary shares: US$1 par value, 50,000 shares authorized as of March 31, 2021 and 2022, 2 shares and 100 shares issued and outstanding as of March 31, 2021 and 2022, respectively	16	780	100
Accumulated deficit	(15,900)	(3,246,295)	(414,465)
Total shareholders’ deficit	(15,884)	(3,245,515)	(414,365)
Total liabilities and shareholders’ deficit	3,788,745	577,974,683	73,791,853

The accompanying notes are an integral part of these consolidated financial statements.

REITAR CAPITAL PARTNERS LIMITED
CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
FOR THR YEARS ENDED MARCH 31, 2021 AND 2022

	Years ended March 31,
	2021	2022	2022
	HK$	HK$	US$
REVENUE
Rental income	—	46,413,439	5,925,750

COST OF REVENUE
Cost of rental operation	—	(47,146,022)	(6,019,281)
Gross loss	—	(732,583)	(93,531)

EXPENSES
General and administrative	(15,900)	(236,378)	(30,179)
Total expenses	(15,900)	(236,378)	(30,179)
LOSS BEFORE INCOME TAX EXPENSES	(15,900)	(968,961)	(123,710)

INCOME TAX EXPENSES	—	(2,261,434)	(288,724)
NET LOSS AND TOTAL COMPREHENSIVE LOSS	(15,900)	(3,230,395)	(412,434)
Weighted average number of ordinary shares:
Basic and diluted	2	30	30
Loss per share – basic and diluted	(7,950.00)	(107,679.83)	(13,747.80)

The accompanying notes are an integral part of these consolidated financial statements.

REITAR CAPITAL PARTNERS LIMITED
CONSOLIDATED STATEMENTS OF EQUITY
FOR THE YEARS ENDED MARCH 31, 2021 AND 2022

	Ordinary shares		Accumulated deficit	Total shareholders’ deficit
	No. of shares	Par value
		HK$	HK$	HK$
BALANCE, May 11, 2020 (date of incorporation)	—	—	—	—
Net loss		—	(15,900)	(15,900)
Issue of shares	2	16	—	16
BALANCE, March 31, 2021	2	16	(15,900)	(15,884)
Net loss		—	(3,230,395)	(3,230,395)
Issue of shares	98	764	—	764
BALANCE, March 31, 2022	100	780	(3,246,295)	(3,245,515)
BALANCE, March 31, 2022 (US$)		100	(414,465)	(414,365)

The accompanying notes are an integral part of these consolidated financial statements.

REITAR CAPITAL PARTNERS LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31, 2021 AND 2022

	Year ended March 31,
	2021	2022	2022
	HK$	HK$	US$
Cash flows from operating activities
Net loss	(15,900)	(3,230,395)	(412,434)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation of property and equipment	—	4,680,460	597,569
Changes in operating assets and liabilities
Deposits paid	—	(25,683,002)	(3,279,030)
Other current assets	—	(2,203,032)	(281,268)
Accruals and other payables	5,000	586,623	74,896
Advances from customers	—	1,764,876	225,327
Tax payable	—	407,972	52,087
Deposits received	3,788,729	23,192,444	2,961,053
Deferred tax liabilities	—	1,853,462	236,637
Net cash generated from operating activities	3,777,829	1,369,408	174,837
Cash flows from investing activities
Purchase of property and equipment	—	(13,800,000)	(1,761,890)
Net cash used in investing activities	—	(13,800,000)	(1,761,890)
Cash flows from financing activities
Amount due to related parties	10,900	18,894,250	2,412,289
Net cash generated from financing activities	10,900	18,894,250	2,412,289
Net increase in cash and cash equivalents	3,788,729	6,463,658	825,236
Cash and cash equivalents at the beginning of the year	—	3,788,729	483,719
Cash and cash equivalents at the end of the year	3,788,729	10,252,387	1,308,955

Non-cash investing activities:
Supplemental schedule of non-cash investing activities:
Right-of-use assets obtained in exchange of operating lease liabilities	—	554,719,783	70,822,826

The accompanying notes are an integral part of these consolidated financial statements.

REITAR CAPITAL PARTNERS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.    organization and principal activities

Business

Reitar Capital Partners Limited (the “Company”) was incorporated under the laws of the British Virgin Islands (“BVI”) as a limited liability company on May 11, 2020 and as a holding company. The Company, through its wholly-owned subsidiaries, is engaged in provision of warehouse and equipment solution services, and subleasing real properties in Hong Kong. As at 31 March 2022, the Company’s main business is subleasing real warehouse in Hong Kong.

Organization

As at the date of this report, details of the subsidiary companies are as follows:

Name	Background	Ownership
Reitar Logtech Group Limited	— A Hong Kong company — Incorporated on June 3, 2020 — Issued share capital of HK$100 — Intermediate holding company — Provision of asset management services	Wholly owned by Reitar Capital Partners Limited
Reitar Cold Chain Limited	— A Hong Kong company — Incorporated on February 26, 2021 — Issued share capital of HK$100 — Provision of asset management services	Wholly owned by Reitar Logtech Group Limited
Reitar Properties Leasing Limited	— A Hong Kong company — Incorporated on Mar 1, 2022 — Issued share capital of HK$100 — Provision of asset management services	Wholly owned by Reitar Logtech Group Limited
Reithub Consulting Limited	— A Hong Kong company — Incorporated on February 28, 2022 — Issued share capital of HK$100 — Provision of asset management services	Wholly owned by Reitar Logtech Group Limited
Reitar Asset Management Limited	— A Hong Kong company — Incorporated on June 14, 2022 — Issued share capital of HK$100 — Provision of asset management services	Wholly owned by Reitar Logtech Group Limited

2.    Summary of Significant Accounting Policies and Practices

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for information pursuant to the rules and regulations of the Securities and Exchange Commission.

Going Concern and management’s plan

The Company’s accumulated deficits were HK$15,900 and HK$3,246,295 (US$414,465) as of March 31, 2021 and 2022, respectively. The Company’s working capital deficits were HK$110,725,097 (US$14,136,622) as of March 31, 2022. The Company intends to meet the cash requirements for the next 12 months from the issuance date of these consolidated financial statements through operations and financial support from the Controlling Shareholder, financial institutions, and investors. The Company is continuing to focus on improving operational

REITAR CAPITAL PARTNERS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies and Practices (cont.)

efficiency and cost reductions and enhancing efficiency. The Company’s ability to continue as a going concern is dependent upon obtaining the necessary financing or negotiating the terms of the existing short-term liabilities to meet current and future liquidity needs.

Despite the Company’s efforts to obtain additional funding and reduce operating costs, there is no assurance that the Company’s plans and actions will be successful. Therefore, there is a substantial doubt about the ability of the Company to continue as a going concern that it may be unable to realize its assets and discharge its liabilities in the normal course of business. The Company’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations.

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Use of estimates and assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant estimates relate to allowance for uncollectible contracts receivable, useful lives and impairment for property and equipment, and valuation allowance for deferred tax assets. Actual results could vary from the estimates and assumptions that were used.

Foreign currency translation and transaction

The Company uses Hong Kong dollars (“HK$”) as reporting currency. The functional currency of the Company and its subsidiaries incorporated in the Cayman Islands and BVI is the United States dollar (“US$”) and the functional currency of its Hong Kong subsidiaries is HK$. The determination of the respective functional currency is based on the criteria of Accounting Standards Codification (“ASC”) Topic 830, Foreign Currency Matters.

Transactions denominated in currencies other than functional currency are translated into functional currency at the exchange rates quoted by authoritative banks prevailing at the dates of the transactions. Exchange gains and losses resulting from those foreign currency transactions denominated in a currency other than the functional currency are recorded as other income (loss), net in the consolidated statements of loss and comprehensive loss.

Convenience translation

Translations of the consolidated balance sheets, consolidated statements of loss and comprehensive loss, and consolidated statements of cash flows from HK$ into US$ as of and for the year ended March 31, 2022 are solely for the convenience of the reader and were calculated at the rate of US$1 = HK$7.8325, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the HK$ amounts could have been, or could be, converted, realized or settled into US$ at such rate.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and deposit placed with banks, which are unrestricted as to withdrawal and use. The Company does not have any cash equivalents as of March 31, 2021 and 2022. The Company believes that The Company is not exposed to any significant credit risk on cash and cash equivalents.

REITAR CAPITAL PARTNERS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies and Practices (cont.)

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and any impairment losses. It is the Company policy to depreciate the acquired assets from the beginning of the financial year. Major renewals, betterments, and improvements are capitalized to the asset accounts while replacements, maintenance, and repairs, which do not improve or extend the lives of the respective assets, are expensed to operations. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation or amortization accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to operations.

The Company depreciates property and equipment using the straight-line method as follows:

Office equipment	5 years
Leasehold improvement	Over the shorter of the terms of leases or 5 years

Impairment for long-lived assets

Long-lived assets, representing property and equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of March 31, 2021 and 2022, no impairment of long-lived assets was recognized.

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by us.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Deposits paid

Deposits paid primarily include deposits paid to lessors. This amount is refundable and bears no interest.

Accruals and other payables

Accruals and other payables primarily include accrued expenses, accrual for leasehold improvement, utility payable, and deposits from customers.

REITAR CAPITAL PARTNERS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies and Practices (cont.)

Related parties

The Company adopted ASC Topic 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

The details of related party transaction during the years ended March 31, 2021 and 2022 and balances as at March 31, 2021 and 2022 are set out in the note 10.

Revenue recognition

The Company leases real property from real property owners, whose real property are ready to use, or willing to modify, as special purpose warehouses such as cold storage facilities, automated warehouses or renovated offices. The Company sublets the properties that its lease from the owners with the desired effect of generating a spread between its leasing cost and rental income to generate profit margins. Under the terms and conditions of the agreements that company enters into, the Company acts a principal in the transaction because the Company takes the risk of loss from lack of rental income if itself has leased the property as a lessee, but has not procured a tenant to fill the vacancy; accordingly, the Company recognizes rental income using the gross method.

The Company enters into rental agreements with tenants, together with providing management and consultation services which include providing logistics technology and warehouse equipment solution, and professional consultancy services on the rental space. The agreements vary with regards to length and payment terms. The agreements may have a duration from four to five years, subject to the mutual consent of the Company and the tenant. The rental agreements include monthly payment terms that require advance payments that recorded as liabilities until the Company has met the performance obligation set forth in the contract which is the provision of space to the tenant for their use. When the performance obligations are met the Company records revenue using the straight-line method to its results of operations on a monthly basis. The monthly rental amount is fixed and no variable consideration in the transaction prices. As a practical expedient, the Company elected, for all facility leases, not to separate non-lease components (e.g., management and consultation services) from lease components (e.g., fixed payments including rent) and instead to account for each separate lease component and its associated non-lease components as a single lease component, as both of the following conditions are met: (i) the timing and pattern of transfer of the lease component and non-lease component(s) are the same; (ii) the lease component would be classified as an operating lease if accounted for separately. The lease components are the predominant component.

Costs of utilities are borne by tenants. The Company is responsible for collecting utility fees from tenants on behalf of the lessor. The utility fees pass-through the Company from the tenant to the lessor. The Company remits the amount collected to the lessor and no agency fees or mark-up are recognized in the consolidated statements of loss and comprehensive loss. As such, the Company records utility fees passed through the Company from tenants to lessors on a net basis with no related amounts reflected in the consolidated statements of loss and comprehensive loss.

Additionally, the Company, acting as a lessor, accounts for its leases in accordance to ASC 842. Based on the terms and conditions of the leases set forth in rental agreements. The Company has recognized the leases as operating leases. The tenants have no right to terminate the rental agreements.

Leases

Before April 1, 2020, The Company applied ASC Topic 840, Leases (“ASC 840”) and each lease is classified at the inception date as either a capital lease or an operating lease.

The Company adopted ASC Topic 842, Leases (“ASC 842”) on April 1, 2020, using the modified retrospective transition method through a cumulative-effect adjustment in the period of adoption rather than retrospectively adjusting prior periods and the package of practical expedient. The Company categorized leases with contractual terms longer than twelve months as either operating or finance lease. There is no impact to accumulated deficit at adoption.

REITAR CAPITAL PARTNERS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies and Practices (cont.)

Operating lease

Operating right-of-use (“ROU”) assets represent rights to use underlying assets for the lease terms and lease liabilities represent obligation to make lease payments arising from the leases. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term, reduced by lease incentives received, plus any initial direct costs, using the discount rate for the lease at the commencement date. If the implicit rate in lease is not readily determinable for operating leases, the Company generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company elected not to separate non-lease components from lease components; therefore, it will account for lease component and the non-lease components as a single lease component when there is only one vendor in the lease contract for the office leases. Lease payments are fixed.

Lease expense is recognized on a straight-line basis in operations over the lease term.

Cost of revenue

Cost of revenue is the service cost to service providers under service agreements and depreciation of property and equipment.

General and administrative expenses

General and administrative expenses consist primarily of operation costs, including depreciation, professional services fees, utilities, and expenses related to general operations.

Income taxes

The Company accounts for income taxes pursuant to ASC Topic 740, Income Taxes (“ASC 740”). Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry-forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carry-forwards, are dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Company adopted ASC Topic 740-10-05, Income Tax, which provides guidance for recognizing and measuring uncertain tax positions, it prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

The Company’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income tax expense.

REITAR CAPITAL PARTNERS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies and Practices (cont.)

Comprehensive loss

The Company presents comprehensive loss in accordance with ASC Topic 220, Comprehensive Income (“ASC 220”). ASC 220 states that all items that are required to be recognized under accounting standards as components of comprehensive loss be reported in the consolidated financial statements. The components of comprehensive loss were the net income for the years and the foreign currency translation adjustments.

Commitments and contingencies

In the normal course of business, the Company are subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Earnings per share

The Company computes earnings per share, or EPS, in accordance with ASC Topic 260, Earnings per Share, which requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended March 31, 2021 and 2022, there were no dilutive shares.

Recently issued accounting pronouncements

In December 2016, the FASB issued ASU No. 2016-20, Technical Corrections and Improvements to ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), which makes minor corrections or minor improvements to ASC 606 that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments are intended to address implementation and provide additional practical expedients to reduce the cost and complexity of applying the new revenue standard. These amendments have the same effective date as the new revenue standard. In September 2017, the FASB issued ASU No. 2017-13, to clarify the effective dates that public business entities and other entities were required to adopt ASC 606 for annual reporting. As an “emerging growth company,” or EGC, the Company has elected to take advantage of the extended transition period provided in the Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards applicable to private companies.

The amendments in ASU No. 2017-13 are effective for annual reporting periods beginning after December 15, 2018, including interim periods within annual reporting periods beginning after December 15, 2019. The Company adopted ASC 606 on April 1, 2020 using the modified retrospective transition method and there is no material impact as of the date of adoption of ASC 606.

In August 2018, the FASB issued ASU No. 2018-13 Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement, which eliminates, adds, and modifies certain disclosure requirements for fair value measurements under ASC 820. ASU No. 2018-13 is to be applied on a prospective basis for certain modified or new disclosure requirements, and all other amendments in the standard are to be applied on a retrospective basis. The new standard is effective for interim and annual periods beginning after December 15, 2019, with early adoption permitted. The Company adopted Topic 820 on April 1, 2020. The adoption of ASU No. 2018-13 did not have a material impact on the Company’s consolidated financial statements.

REITAR CAPITAL PARTNERS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies and Practices (cont.)

In May 2019, the FASB issued ASU No. 2019-05, which is an update to ASU No. 2016-13, Financial Instruments — Credit Losses (ASC Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in ASU No. 2016-13 added ASC Topic 326, Financial Instruments — Credit Losses, and made several consequential amendments to the Codification. ASU No. 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with ASC Topic 326-30, Financial Instruments — Credit Losses — Available-for-Sale Debt Securities. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in ASU No. 2016-13 while still providing financial statement users with decision-useful information. In November 2019, the FASB issued ASU No. 2019-10, which to update the effective date of ASU No. 2016-02 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard. The new effective date for these preparers is for fiscal years beginning after December 15, 2022. The Company has not early adopted this update and it will become effective on April 1, 2023. The Company is still evaluating the impact of accounting standard of credit losses on the consolidated financial statements and related disclosures.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

3.    Segment information

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different products or services. Based on management’s assessment, the Company has determined that it has only one operating segment. All assets of the Company are located in Hong Kong and all revenue is generated in Hong Kong.

4.    OTHER CURRENT ASSETS, NET

Other current assets, net consist of the following:

	As of March 31,
	2021	2022	2022
	HK$	HK$	US$
Prepaid rental expenses to lessors	—	1,611,409	205,734
Utility usage receivable from customers	—	591,623	75,534
Total	—	2,203,032	281,268

REITAR CAPITAL PARTNERS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5.    PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	As of March 31,
	2021	2022	2022
	HK$	HK$	US$
Office equipment	—	7,537,300	962,311
Leasehold improvement	—	15,865,000	2,025,534
Total	—	23,402,300	2,987,845
Less: accumulated depreciation	—	(4,680,460)	(597,569)
Property and equipment, net	—	18,721,840	2,390,276

Depreciation expenses recognized for the years ended March 31, 2021 and 2022 were nil and HK$4,680,460 (US$597,569), respectively.

6.    ACCRUALS AND OTHER PAYABLES

Accruals and other payables consist of the following:

	As of March 31,
	2021	2022	2022
	HK$	HK$	US$
Accrual for leasehold improvement	—	9,602,300	1,225,956
Utility payable and others	5,000	591,623	75,534
Total	5,000	10,193,923	1,301,490

7.    RIGHT-OF-USE ASSETS AND LEASE LIABILITIES

The Company is an intermediate lessor, which is an entity that is both a lessee and a lessor of the same underlying asset, accounts for the head lease and the sublease as two separate contracts unless specified contract combination criteria are met. The Company accounts for the head lease in accordance with lessee accounting, and accounts for the sublease in accordance with lessor accounting. The Company does not offset lease income and lease expense. The recognition of whether a contract arrangement contains a lease is made by evaluating whether the arrangement conveys the right to use an identified asset and whether the Company obtains substantially all the economic benefits from and has the ability to direct the use of the asset.

Operating lease assets and liabilities are included in the items of operating lease right-of-use assets, net, operating lease liabilities, current portion, and operating lease liabilities, non-current portion on the consolidated balance sheets.

Supplemental balance sheet information related to operating leases was as follows:

	As of March 31,
	2021	2022	2022
	HK$	HK$	US$
Operating lease:
Operating lease right-of-use assets	—	521,113,642	66,532,224

Current operating lease obligation	—	91,909,375	11,734,360
Non-current operating lease obligation	—	429,204,267	54,797,864
Total operating lease obligation	—	521,113,642	66,532,224

Operating lease expense for the years ended March 31, 2021 and 2022 was nil and HK$41,520,355 (US$5,301,035), respectively. The operating lease expense was recognized as cost of revenue.

REITAR CAPITAL PARTNERS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.    RIGHT-OF-USE ASSETS AND LEASE LIABILITIES (cont.)

Maturity analysis of future minimum lease payments under non-cancellable leases subsequent to March 31, 2022 are as follows:

For the years ending March 31,	HK$	US$
2023	115,992,877	14,809,177
2024	122,438,513	15,632,111
2025	122,438,513	15,632,111
2026	101,504,480	12,959,397
2027	73,856,244	9,429,460
2028	40,285,224	5,143,342
2029	16,785,510	2,143,059
Total minimum lease payments	593,301,361	75,748,657
Less: interest component	(72,187,719)	(9,216,433)
Present value of minimum lease payments	521,113,642	66,532,224

Other supplemental information about the Company’s operating lease as of March 31, 2022:

Weighted average discount rate	5.0%
Weighted average remaining lease term (years)	4.7

8.    DISAGGREGATED REVENUE

The following table shows disaggregated revenue by major categories for the years ended March 31, 2021 and 2022, respectively:

	Years ended March 31,
	2021		2022
	HK$	%	HK$	US$	%
Rental income	—	—	46,413,439	5,925,750	100%
	—	—	46,413,439	5,925,750	100%

The following table shows disaggregated cost of revenue by major categories for the years ended March 31, 2021 and 2022, respectively:

	Years ended March 31,
	2021		2022
	HK$	%	HK$	US$	%
Operating lease cost	—	—%	41,520,355	5,301,035	88.1%
Depreciation of property and equipment	—	—%	4,680,460	597,569	9.9%
Others	—	—%	945,207	120,677	2%
Total	—	—%	47,146,022	6,019,281	100.0%

The following table sets forth a breakdown of gross profit (loss) and gross profit (loss) margin for the years ended March 31, 2021 and 2022, respectively:

	2021				2022
Category	Revenue	Cost of revenue	Gross profit	Gross profit margin	Revenue	Cost of revenue	Gross loss	Gross loss margin
	HK$	HK$	HK$	%	HK$	HK$	HK$	%
Rental income	—	—	—	—%	46,413,439	47,146,022	(732,583)	(1.6)%

REITAR CAPITAL PARTNERS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9.    TAXES

Income tax

BVI

Reitar Capital Partners Limited is incorporated in the BVI and is not subject to tax on income or capital gains under current BVI law. In addition, upon payments of dividends by these entities to their shareholders, no BVI withholding tax will be imposed.

Hong Kong

Reitar Logtech Group Limited, Reitar Cold Chain Limited, Reitar Properties Leasing Limited, Reithub Consulting Limited and Reitar Asset Management Limited are incorporated in Hong Kong and are subject to Hong Kong Profits Tax on the taxable income as reported in their statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. From year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000. Under Hong Kong tax law, all the above mentioned Hong Kong companies are exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

Significant components of the provision for income tax expenses are as follows:

	Years ended March 31,
	2021	2022	2022
	HK$	HK$	US$
Current:
Hong Kong	—	407,972	52,087

Deferred:
Hong Kong	—	1,853,462	236,637
Total provision for income tax expenses	—	2,261,434	288,724

The following table reconciles Cayman Islands statutory rates to the effective tax rate:

	Years ended March 31,
	2021	2022
Income tax rate in the Cayman Islands, permanent tax holiday	0%	0%
Hong Kong statutory income tax rate	16.5%	16.5%
Change in valuation allowance (note (a))	(16.5)%	(268.0)%
Tax concession	—	18.1%
Effective tax rate	—	(233.4)%

____________

Note:

(a)      Change in valuation allowance represents valuation allowance of deferred tax assets recorded for the years ended March 31, 2021 and 2022 from certain subsidiaries of the Company in Hong Kong.

Deferred tax

The deferred tax assets which are principally comprised of net operating losses. The deferred tax assets consist of the following components:

	As of March 31,
	2021	2022	2022
	HK$	HK$	US$
Deferred tax assets	2,624	2,598,755	331,791
Valuation allowance	(2,624)	(2,598,755)	(331,791)
Net deferred tax assets	—	—	—

REITAR CAPITAL PARTNERS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9.    TAXES (cont.)

Movements of valuation allowance were as follows:

	For the years ended March 31,
	2021	2022	2022
	HK$	HK$	US$
Balance, beginning of the year	—	(2,624)	(312)
Additions	(2,624)	(2,596,131)	(331,479)
Balance, end of the year	(2,624)	(2,598,755)	(331,791)

As of March 31, 2021 and 2022, the Company had HK$15,903 and HK$15,750,030 (US$2,010,856) of net operating loss carryforwards available to reduce future taxable income, respectively. All the net operating loss carryforwards will carryforward indefinitely.

During the years ended March 31, 2021 and 2022, the Company recognized the valuation allowance of HK$2,624 and HK$2,596,131 (US$331,479), respectively, against its deferred tax asset. Management determined it was more likely than not that the deferred tax asset will not be realized and recorded a 100% valuation allowance for the years ended March 31, 2021 and 2022.

Movements of deferred tax liabilities, which arisen from temporary difference of property and equipment, were as follows:

	Years ended March 31,
	2021	2022	2022
	HK$	HK$	US$
Deferred tax liabilities:
Beginning balance	—	—	—
Addition	—	1,853,462	236,637
Ending balance	—	1,853,462	236,637

10.    Related party balances and transactions

Nature of relationships with related parties

Name	Relationship
Mr. Kin Chung Chan (“Mr. Chan”)	Director of the Company
Mr. Hau Lim Chung (“Mr. Chung”)	Director of the Company
Star Capital Asset Management Limited	Entity controlled by management of the Company

The amount due from related parties consists of the following:

	As of March 31,
	2021	2022	2022
	HK$	HK$	US$
Due from Mr. Chan	8	390	50
Due from Mr. Chung	8	390	50
Total	16	780	100

The amounts due from the related parties are unsecured, interest free with no specific repayment terms. The amount is of non-trade nature.

REITAR CAPITAL PARTNERS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10.    Related party balances and transactions (cont.)

The amount due to related parties consists of the following:

	As of March 31,
	2021	2022	2022
	HK$	HK$	US$
Star Capital Asset Management Limited	10,900	16,705,150	2,132,799
Due to Mr. Chung	—	2,200,000	280,881
Total	10,900	18,905,150	2,413,680

The amounts due to the related parties are unsecured, interest free with no specific repayment terms. The amount is of non-trade nature.

11.    riskS AND UNCERTAINTIES

Credit risk

The Company’s assets that potentially subject to a significant concentration of credit risk primarily consist of cash.

The Company believes that there is no significant credit risk associated with cash in Hong Kong, which were held by reputable financial institutions in the jurisdiction where Reitar Capital Partners Limited is located. The Hong Kong Deposit Protection Board pays compensation up to a limit of HK$500,000 (approximately US$63,837) if the bank with which an individual/a company hold its eligible deposit fails. As of March 31, 2022, cash balance of HK$10,252,387 (US$1,308,955) was maintained at financial institutions in Hong Kong and approximately HK$500,000 was insured by the Hong Kong Deposit Protection Board.

Customers concentrations

For the year ended March 31, 2022, one customer accounted for 93.8% of total revenue.

Vendors concentrations

For the year ended March 31, 2022, one vendor accounted for 93.8% of total cost of revenue.

Interest rate risk

The Company’s exposure on fair value interest rate risk mainly arises from deposits with bank.

In respect of the exposure to cash flow interest rate risk arising from floating rate non-derivative financial instruments held by us, such as cash deposits and bank, at the end of the reporting period, the Company is not exposed to significant interest rate risk as the interest rates are not expected to change significantly.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its l liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations: this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

REITAR CAPITAL PARTNERS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12.    Shareholders’ equity

Ordinary shares

The Company was incorporated under the laws of the BVI as a limited liability company on May 11, 2022. The authorized number of ordinary shares was 500,000 shares with a par value of US$1.00 each.

13.    IMPACT OF COVID-19

Beginning in January 2020, the outbreak of COVID-19 has severely impacted Hong Kong and the rest of the world and has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. The business and operations have been affected as a result, including implementation of temporary adjustments to work schedules and travel plans, mandating employees to work from home and collaborate remotely.

Many of the quarantine measures within Hong Kong have been relaxed in the first quarter in 2021. However, if the situation materially deteriorates in Hong Kong or elsewhere in the world, the business, results of operations and financial condition could be materially and adversely affected. The Company will regularly assess and adopt measures to offset any challenges created by the ongoing pandemic.

14.    COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company entered into certain operating leases for the right to use the cold storage facility located in Hong Kong under cold storage facility service agreements, with initial term expiration dates through 2029, for the year ended March 31, 2022. The tenants do not have options to purchase underlying assets at termination. Renewal of the sublease agreements are on a negotiation basis before termination. The Company’s maturity analysis of rental revenue, showing the undiscounted cash flows to be received on an annual basis were as follows:

	As of March 31,
	2021	2022	2022
	HK$	HK$	US$
2023	—	82,767,161	10,567,145
2024	—	86,017,935	10,982,181
2025	—	89,826,665	11,468,454
2026	—	63,165,559	8,064,546
2027	—	33,091,434	4,224,888
Total	—	354,868,754	45,307,214

15.    SUBSEQUENT EVENTS

The Company evaluated all events and transactions that occurred after March 31, 2022 up through March 9, 2023, which is the date that these consolidated financial statements are available to be issued, there were no other any material subsequent events that require disclosure in these consolidated financial statements other than disclosed below.

On November 9, 2022, the Company’s equity interest was 100% acquired by Reitar Logtech Holdings Limited through the issuance of 10,000 additional ordinary shares of Reitar Logtech Holdings Limited.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:    The Board of Directors and Shareholders of
         Reitar Capital Partners Limited

Results of Review of Interim Financial Information

We have reviewed the unaudited interim condensed consolidated balance sheets of Reitar Capital Partners Limited and its subsidiaries (collectively the “Company”) as of September 30, 2022 and the related unaudited interim condensed consolidated statements of income (loss) and comprehensive income (loss), equity, and cash flows for the six-month periods ended September 30, 2021 and 2022, and the related notes (collectively referred to as the “unaudited interim condensed financial statements”). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of the Company as of March 31, 2021 and 2022, and the related consolidated statements of loss and comprehensive loss, equity and cash flows for each of the years in the two-year period ended (not presented herein); and in our report dated March 9, 2023, we expressed an unqualified opinion with an emphasis of matter on those financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of March 31, 2022, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying interim financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the interim financial statements, the Company has an accumulated deficit and has a working capital deficit, net cash outflows from operating activities that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Review Results

These interim financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

WWC, P.C.
Certified Public Accountants
PCAOB ID: 1171

We have served as the Company’s auditor since 2022.
San Metro, California
February 23, 2024

REITAR CAPITAL PARTNERS LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2022 AND SEPTEMBER 30, 2022

	As of March 31, 2022	As of September 30, 2022	As of September 30, 2022
	HK$	HK$	US$
	(Audited)	(Unaudited)	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	10,252,387	3,552,562	452,561
Contracts receivable, net	—	15,321,679	1,951,831
Other current assets, net	2,203,032	2,048,997	261,023
Amount due from related parties	780	780	100
Total current assets	12,456,199	20,924,018	2,665,515

NON-CURRENT ASSETS
Property and equipment, net	18,721,840	16,389,125	2,087,813
Right-of-use assets, net	521,113,642	478,992,068	61,018,875
Deposits paid	25,683,002	28,082,263	3,577,404
Total non-current assets	565,518,484	523,463,456	66,684,092
Total assets	577,974,683	544,387,474	69,349,607

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	—	28,778,427	3,666,088
Accruals and other payables	10,193,923	9,879,349	1,258,532
Advances from customers	1,764,876	—	—
Operating lease liabilities	91,909,375	100,778,284	12,838,162
Amount due to related parties	18,905,150	30,932,000	3,940,432
Tax payable	407,972	663,583	84,534
Total current liabilities	123,181,296	171,031,643	21,787,748

NON-CURRENT LIABILITIES
Operating lease liabilities	429,204,267	378,213,784	48,180,714
Deposits received	26,981,173	15,471,109	1,970,867
Deferred tax liabilities	1,853,462	1,714,452	218,404
Total non-current liabilities	458,038,902	395,399,345	50,369,985
Total liabilities	581,220,198	566,430,988	72,157,733

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ DEFICIT
Ordinary shares: US$1 par value, 50,000 shares authorized as of March 31, 2022 and September 30, 2022, 100 shares issued and outstanding as of March 31, 2022 and September 30, 2022	780	780	100
Accumulated deficit	(3,246,295)	(22,044,294)	(2,808,226)
Total shareholders’ deficit	(3,245,515)	(22,043,514)	(2,808,126)
Total liabilities and shareholders’ deficit	577,974,683	544,387,474	69,349,607

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

REITAR CAPITAL PARTNERS LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2021 AND 2022

	For the six months ended September 30,
	2021	2022	2022
	HK$	HK$	US$
REVENUE
Rental income	20,567,137	38,794,531	4,942,041
Asset management and professional consultancy services income	—	2,306,318	293,803
Total revenue	20,567,137	41,100,849	5,235,844

COST OF REVENUE
Cost of rental operation	(18,884,158)	(57,113,850)	(7,275,742)
Cost of asset management and professional consultancy services	—	(911,294)	(116,090)
Total cost of revenue	(18,884,158)	(58,025,144)	(7,391,832)
Gross profit (loss)	1,682,979	(16,924,295)	(2,155,988)

OPERATING EXPENSES
Personnel and benefit expense	—	(225,068)	(28,671)
Allowance for doubtful accounts	—	(351,462)	(44,773)
Professional fee	(44,550)	(894,500)	(113,950)
Others	(11,132)	(286,073)	(36,444)
Total expenses	(55,682)	(1,757,103)	(223,838)
INCOME (LOSS) BEFORE INCOME TAX EXPENSES	1,627,297	(18,681,398)	(2,379,826)

INCOME TAX EXPENSES	(124,417)	(116,601)	(14,854)
NET INCOME (LOSS) AND TOTAL COMPREHENSIVE INCOME (LOSS)	1,502,880	(18,797,999)	(2,394,680)
Weighted average number of ordinary shares:
Basic and diluted	2	100	100
Earnings (loss) per share – basic and diluted	751,440.00	(187,979.99)	(23,946.80)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

REITAR CAPITAL PARTNERS LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF EQUITY
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2021 AND 2022

	Ordinary shares		Accumulated deficit	Total shareholders’ deficit
	No. of shares	Par value
		HK$	HK$	HK$
BALANCE, April 1, 2021	2	16	(15,900)	(15,884)
Net income	—	—	1,502,880	1,502,880
BALANCE, September 30, 2021	2	16	1,486,980	1,486,996

BALANCE, April 1, 2022	100	780	(3,246,295)	(3,245,515)
Net loss	—	—	(18,797,999)	(18,797,999)
BALANCE, September 30, 2022	100	780	(22,044,294)	(22,043,514)
BALANCE, September 30, 2022 (US$)		100	(2,808,226)	(2,808,126)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

REITAR CAPITAL PARTNERS LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2021 AND 2022

	For the six months ended September 30,
	2021	2022	2022
	HK$	HK$	US$
Cash flows from operating activities
Net income (loss)	1,502,880	(18,797,999)	(2,394,680)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation of property and equipment	—	2,341,065	298,228
Allowance for doubtful accounts	—	351,462	44,773
Changes in operating assets and liabilities
Deposits paid	(7,228,011)	(2,399,261)	(305,642)
Contracts receivable	(3,808,729)	(20,673,141)	(2,633,555)
Other current assets	—	154,035	19,624
Accounts payable	—	28,778,427	3,666,088
Accruals and other payables	(5,000)	4,685,426	596,878
Advances from customers	—	(1,764,876)	(224,828)
Tax payable	124,417	255,611	32,562
Deposits received	4,078,729	(11,510,064)	(1,466,269)
Deferred tax liabilities	—	(139,010)	(17,709)
Net cash used in operating activities	(5,335,714)	(18,718,325)	(2,384,530)
Cash flows from investing activities
Purchase of property and equipment	—	(8,350)	(1,064)
Net cash used in investing activities	—	(8,350)	(1,064)
Cash flows from financing activities
Amount due to related parties	1,694,250	12,026,850	1,532,102
Net cash generated from financing activities	1,694,250	12,026,850	1,532,102
Net increase in cash and cash equivalents	(3,641,464)	(6,699,825)	(853,492)
Cash and cash equivalents at the beginning of the year/period	3,788,729	10,252,387	1,306,053
Cash and cash equivalents at the end of the year/period	147,265	3,552,562	452,561

Supplemental schedule of non-cash investing activities:
Initial recognition of operating lease liabilities related to right-of-use assets	166,731,662	—	—

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

REITAR CAPITAL PARTNERS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.    organization and principal activities

Business

Reitar Capital Partners Limited (the “Company”) was incorporated under the laws of the British Virgin Islands (“BVI”) as a limited liability company on May 11, 2020 and as a holding company. The Company, through its wholly-owned subsidiaries, is engaged in subleasing real properties in Hong Kong, asset management and investment, and professional consultancy services in Hong Kong. The services from asset management and professional consultancy services are asset management services for construction projects involving refrigerated storage and warehouses and professional consultancy services for construction projects involving renovation work, interior design and modification work of commercial units and residential or commercial redevelopment work.

Organization

As of September 30, 2022, details of the subsidiary companies are as follows:

Name	Background	Ownership
Reitar Logtech Group Limited	— A Hong Kong company — Incorporated on June 3, 2020 — Issued share capital of HK$100 — Intermediate holding company — Provision of asset management services	Wholly owned by Reitar Capital Partners Limited
Reitar Cold Chain Limited	— A Hong Kong company — Incorporated on February 26, 2021 — Issued share capital of HK$100 — Provision of asset management services	Wholly owned by Reitar Logtech Group Limited
Reitar Properties Leasing Limited	— A Hong Kong company — Incorporated on Mar 1, 2022 — Issued share capital of HK$100 — Provision of asset management services	Wholly owned by Reitar Logtech Group Limited
Reithub Consulting Limited	— A Hong Kong company — Incorporated on February 28, 2022 — Issued share capital of HK$100 — Provision of asset management services	Wholly owned by Reitar Logtech Group Limited
Reitar Asset Management Limited	— A Hong Kong company — Incorporated on June 14, 2022 — Issued share capital of HK$100 — Provision of asset management services	Wholly owned by Reitar Logtech Group Limited

2.    Summary of Significant Accounting Policies and Practices

Basis of presentation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for information pursuant to the rules and regulations of the Securities and Exchange Commission.

Going concern and management’s plan

The Company’s accumulated deficits were HK$3,246,295 and HK$22,044,294 (US$2,808,226) as of March 31, 2022 and September 30, 2022, respectively. The Company’s working capital deficits were HK$110,725,097 and HK$150,107,625 (US$19,122,233) as of March 31, 2022 and September 30, 2022, respectively. The Company’s cash outflow used by operating activities were HK$5,335,714 and HK$18,718,325 (US$2,384,530) for the six months period ended September 30, 2021 and 2022, respectively.

REITAR CAPITAL PARTNERS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies and Practices (cont.)

The Company intends to meet the cash requirements for the next 12 months from the issuance date of these unaudited interim condensed consolidated financial statements through operations and financial support from the Controlling Shareholder, financial institutions, and investors. The Company is continuing to focus on improving operational efficiency and cost reductions and enhancing efficiency. The Company’s ability to continue as a going concern is dependent upon obtaining the necessary financing or negotiating the terms of the existing short-term liabilities to meet current and future liquidity needs.

Despite the Company’s efforts to obtain additional funding and reduce operating costs, there is no assurance that the Company’s plans and actions will be successful. Therefore, there is a substantial doubt about the ability of the Company to continue as a going concern that it may be unable to realize its assets and discharge its liabilities in the normal course of business. The Company’s unaudited interim condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations.

Principles of consolidation

The unaudited interim condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Use of estimates and assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant estimates relate to allowance for uncollectible contracts receivable, useful lives and impairment for property and equipment, and valuation allowance for deferred tax assets. Actual results could vary from the estimates and assumptions that were used.

Foreign currency translation and transaction

The Company uses Hong Kong dollars (“HK$”) as reporting currency. The functional currency of the Company and its subsidiaries incorporated in the Cayman Islands and BVI is the United States dollar (“US$”) and the functional currency of its Hong Kong subsidiaries is HK$. The determination of the respective functional currency is based on the criteria of Accounting Standards Codification (“ASC”) Topic 830, Foreign Currency Matters.

Transactions denominated in currencies other than functional currency are translated into functional currency at the exchange rates quoted by authoritative banks prevailing at the dates of the transactions. Exchange gains and losses resulting from those foreign currency transactions denominated in a currency other than the functional currency are recorded as other income (loss), net in the consolidated statements of loss and comprehensive loss.

Convenience translation

Translations of the condensed consolidated balance sheets, condensed consolidated statements of loss and comprehensive loss, and condensed consolidated statements of cash flows from HK$ into US$ as of and for the six months ended September 30, 2022 are solely for the convenience of the reader and were calculated at the rate of US$1 = HK$7.8499, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the HK$ amounts could have been, or could be, converted, realized or settled into US$ at such rate.

REITAR CAPITAL PARTNERS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies and Practices (cont.)

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and deposit placed with banks, which are unrestricted as to withdrawal and use. The Company does not have any cash equivalents as of March 31, 2022 and September 30, 2022. The Company’s cash is held at well capitalized financial institutions, but they are not FDIC insured; however, management believes that the Company is not exposed to any significant credit risk on cash and cash equivalents.

Other current assets, net

Other current assets consist of prepayment and other receivables from customers.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and any impairment losses. It is the Company policy to depreciate the acquired assets from the beginning of the financial year. Major renewals, betterments, and improvements are capitalized to the asset accounts while replacements, maintenance, and repairs, which do not improve or extend the lives of the respective assets, are expensed to operations. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation or amortization accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to operations.

The Company depreciates property and equipment using the straight-line method as follows:

Office equipment	5 years
Leasehold improvement	Over the shorter of the terms of leases or 5 years

Impairment for long-lived assets

Long-lived assets, representing property and equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of March 31, 2022 and September 30, 2022, no impairment of long-lived assets was recognized.

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by us.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

REITAR CAPITAL PARTNERS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies and Practices (cont.)

Deposits paid

Deposits paid primarily include deposits paid to lessors. This amount is refundable and bears no interest.

Accounts payable

Accounts payable represent rental payables to lessors.

Accruals and other payables

Accruals and other payables primarily include accrued expenses, accrual for leasehold improvement, utility payable, and deposits from customers.

Related parties

The Company adopted ASC Topic 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Leases

Before April 1, 2020, The Company applied ASC Topic 840, Leases (“ASC 840”) and each lease is classified at the inception date as either a capital lease or an operating lease.

The Company adopted ASC Topic 842, Leases (“ASC 842”) on April 1, 2020, using the modified retrospective transition method through a cumulative-effect adjustment in the period of adoption rather than retrospectively adjusting prior periods and the package of practical expedient. The Company categorized leases with contractual terms longer than twelve months as either operating or finance lease. There is no impact to accumulated deficit at adoption.

Operating lease

Operating right-of-use (“ROU”) assets represent rights to use underlying assets for the lease terms and lease liabilities represent obligation to make lease payments arising from the leases. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term, reduced by lease incentives received, plus any initial direct costs, using the discount rate for the lease at the commencement date. If the implicit rate in lease is not readily determinable for operating leases, the Company generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company elected not to separate non-lease components from lease components; therefore, it will account for lease component and the non-lease components as a single lease component when there is only one vendor in the lease contract for the office leases. Lease payments are fixed.

Lease expense is recognized on a straight-line basis in operations over the lease term.

Revenue recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, and subsequently issued additional related Accounting Standards Updates (collectively, “ASC 606”). The Company derives revenue principally from (i) provision of construction management and engineering design services and (ii) provision of asset management and professional consultancy services in Hong Kong. The Company enters into agreements with customers that create enforceable rights and obligations and for which it is probable

REITAR CAPITAL PARTNERS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies and Practices (cont.)

that the Company will collect the consideration to which it will be entitled as services transfer to the customer. It is customary practice for the Company to have written agreements with its customers and revenue on oral or implied arrangements is generally not recognized. The Company recognizes revenue based on the consideration specified in the applicable agreement.

Revenue from contracts with customers is recognized using the following five steps:

1.      identify the contract(s) with a customer;

2.      identify the performance obligations in the contract;

3.      determine the transaction price;

4.      allocate the transaction price to the performance obligations in the contract; and

5.      recognize revenue when (or as) the entity satisfies a performance obligation.

Generally, revenue is recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or the price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

The Company generates its revenue by the below sources:

(a) Asset management and professional consultancy services

(i) Asset management services

The Company provides asset management services for construction projects involving refrigerated storage and warehouses. As a manager of sites, such as warehouses or construction sites, the Company provides a variety of services, including but not limited to planning and design management, construction scheduling management, sub-contracting vendor management, construction cost controls, material management, and quality assurance and oversight.

(ii) Professional consultancy services

The Company provides professional consultancy services for construction projects involving renovation work, interior design, and modification work of commercial units, and residential or commercial redevelopment work. The Company provides a variety of services, including but not limited to providing professional advice on design and work plan, performing construction work progress review, handling the application of building certifications, and the preparation of feasibility reports.

The Company obtains asset management services and professional consultancy services contracts through invitations to bid or via negotiations with existing or prospective corporate clients in Hong Kong. The Company recognizes revenue from asset management services and professional consultancy services using the percentage-of-completion method, which is predominantly based on contract costs incurred to date relative to the total estimated contract costs. The percentage-of-completion method (an input method) is the most accurate representation of the Company’s performance because it measures directly the value of the services or products transferred to the consumer. In providing asset management services and professional consultancy services, most of the Company’s expenses are comprised of staff cost and subcontracting labor cost. Due to the continuous transfer of control to the customer, the Company records revenue from these types of contracts over time, as performance obligations are met. In general, contracts are accounted for as a single unit of account (a single performance obligation) and are not segmented by service types. The Company currently does not have any contract

REITAR CAPITAL PARTNERS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies and Practices (cont.)

modifications, nor does the contract have any variable consideration. A transaction price is plainly identifiable in contracts. Historically, contract acquisition costs have been insignificant; if such costs were to arise, the Company would expense them as a periodic cost. Customers are charged monthly service fees with a 30-day credit term.

The Company has no obligations for returns, refunds or similar obligations of its projects with customers.

For the six months ended September 30, 2021 and 2022, the Company is not aware of any material claims against the Company in relation to asset management services and professional consultancy services provided.

(b) Rental income

The Company leases real property from real property owners, whose real property are ready to use, or willing to modify, as special purpose warehouses such as cold storage facilities, automated warehouses or renovated offices. The Company sublets the properties that its lease from the owners with the desired effect of generating a spread between its leasing cost and rental income to generate profit margins. Under the terms and conditions of the agreements that company enters into, the Company acts a principal in the transaction because the Company takes the risk of loss from lack of rental income if itself has leased the property as a lessee, but has not procured a tenant to fill the vacancy; accordingly, the Company recognizes rental income using the gross method.

The Company enters into rental agreements with tenants, together with providing management and consultation services which include providing logistics technology and warehouse equipment solution, and professional consultancy services on the rental space. The agreements vary with regards to length and payment terms. The agreements may have a duration from four to five years, subject to the mutual consent of the Company and the tenant. The rental agreements include monthly payment terms that require advance payments that recorded as liabilities until the Company has met the performance obligation set forth in the contract which is the provision of space to the tenant for their use. When the performance obligations are met the Company records revenue using the straight-line method to its results of operations on a monthly basis. The monthly rental amount is fixed and no variable consideration in the transaction prices. As a practical expedient, the Company elected, for all facility leases, not to separate non-lease components (e.g., management and consultation services) from lease components (e.g., fixed payments including rent) and instead to account for each separate lease component and its associated non-lease components as a single lease component, as both of the following conditions are met: (i) the timing and pattern of transfer of the lease component and non-lease component(s) are the same; (ii) the lease component would be classified as an operating lease if accounted for separately. The lease components are the predominant component.

Costs of utilities are borne by tenants. The Company is responsible for collecting utility fees from tenants on behalf of the lessor. The utility fees pass-through the Company from the tenant to the lessor. The Company remits the amount collected to the lessor and no agency fees or mark-up are recognized in the consolidated statements of loss and comprehensive loss. As such, the Company records utility fees passed through the Company from tenants to lessors on a net basis with no related amounts reflected in the consolidated statements of loss and comprehensive loss.

Additionally, the Company, acting as a lessor, accounts for its leases in accordance to ASC 842. Based on the terms and conditions of the leases set forth in rental agreements. The Company has recognized the leases as operating leases. The tenants have no right to terminate the rental agreements.

Contracts receivable, net

Contracts receivable, net include amounts billed under the contract terms. The amounts are stated at their net realizable value. The typical payment terms require settlement within 30 days of billing. The Company maintains an allowance for doubtful accounts to provide for the estimated number of receivables that will not be collected. The Company considers several factors in its estimate of the allowance, including knowledge of a customer’s financial condition, its historical collection experience, and other factors relevant for assessing the collectability of such receivables. Bad debts are written off against allowances. The receivables are written off after all collection

REITAR CAPITAL PARTNERS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies and Practices (cont.)

efforts have ceased. For the six months ended September 30, 2021 and 2022, allowance for doubtful accounts of nil and HK$351,462 (US$44,773), were respectively charged to the consolidated statements of income (loss) and comprehensive income (loss).

Cost of revenue

Cost of revenue is the service cost to service providers under service agreements and depreciation of property and equipment.

General and administrative expenses

General and administrative expenses consist primarily of operation costs, including depreciation, professional services fees, utilities, and expenses related to general operations.

Income taxes

The Company accounts for income taxes pursuant to ASC Topic 740, Income Taxes (“ASC 740”). Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry-forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carry-forwards, are dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Company adopted ASC Topic 740-10-05, Income Tax, which provides guidance for recognizing and measuring uncertain tax positions, it prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

The Company’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income tax expense.

Comprehensive loss

The Company presents comprehensive loss in accordance with ASC Topic 220, Comprehensive Income (“ASC 220”). ASC 220 states that all items that are required to be recognized under accounting standards as components of comprehensive loss be reported in the unaudited interim condensed consolidated financial statements. The components of comprehensive loss were the net income for the years and the foreign currency translation adjustments.

Commitments and contingencies

In the normal course of business, the Company are subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

REITAR CAPITAL PARTNERS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies and Practices (cont.)

Earnings (loss) per share

The Company computes earnings per share, or EPS, in accordance with ASC Topic 260, Earnings per Share, which requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the six months ended September 30, 2021 and 2022, there were no dilutive shares.

Recently issued accounting pronouncements

In January 2021, the FASB issued ASU No. 2021-01, Reference Rate Reform (Topic 848). ASU No. 2021-01 is an update of ASU No. 2020-04, which is in response to concerns about structural risks of interbank offered rates, and particularly the risk of cessation of LIBOR. Regulators have undertaken reference rate reform initiatives to identify alternative reference rates that are more observable or transaction based and less susceptible to manipulation. ASU No. 2020-04 provides optional guidance for a limited period of time to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting. ASU No. 2020-04 is elective and applies to all entities, subject to meeting certain criteria, that have contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The ASU No. 2021-01 update clarifies that certain optional expedients and exceptions in Topic 848 for contract modifications and hedge accounting apply to derivatives that are affected by the discounting transition. The amendments in this update are effective immediately through December 31, 2022, for all entities. On December 21, 2022, the FASB issued a new Accounting Standards Update ASU No. 2022-06, Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848, that extends the sunset (or expiration) date of ASC Topic 848 to December 31, 2024. This gives reporting entities two additional years to apply the accounting relief provided under ASC Topic 848 for matters related to reference rate reform. The Company does not expect the cessation of LIBOR to have a material impact on the financial position, results of operations, cash flows or disclosures.

In September 2022, the FASB issued ASU No. 2022-04, Liabilities — Supplier Finance Programs (Subtopic 450-50) which requires entities that use supplier finance programs in connection with the purchase of goods and services to disclose the key terms of the programs and information about obligations outstanding at the end of the reporting period, including a rollforward of those obligations. The new standard does not affect the recognition, measurement or financial statement presentation of supplier finance program obligations. The standard’s requirement to disclose the key terms of the programs and information about obligations outstanding is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The standard’s requirement to disclose a rollforward of obligations outstanding will be effective for fiscal years beginning after December 15, 2023. Early adoption is permitted. The Company is currently evaluating the impact of adopting this standard on the consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the condensed consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

REITAR CAPITAL PARTNERS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.    Segment information

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different products or services. Based on management’s assessment, the Company has determined that it has two operating segments. All assets of the Company are located in Hong Kong and all revenue is generated in Hong Kong.

For the six months ended September 30, 2022

	Sublease business	Asset management and professional consultancy services	Total	Total
	HK$	HK$	HK$	US$
Revenue	38,794,531	2,306,318	41,100,849	5,235,844
Cost of revenue	(57,113,850)	(911,294)	(58,025,144)	(7,391,832)
Gross profit	(18,319,319)	1,395,024	(16,924,295)	(2,155,988)

Operating expenses	(1,350,042)	(407,061)	(1,757,103)	(223,838)
(Loss) income before income tax expenses	(19,669,361)	987,963	(18,681,398)	(2,379,826)
Segment (loss) income	(19,583,974)	785,975	(18,797,999)	(2,394,680)

Total assets	547,109,037	2,278,437	544,387,474	69,349,607
Total liabilities	(570,479,950)	(951,038)	(566,430,988)	(72,157,733)
Net (liabilities) assets	(23,370,913)	1,327,399	(22,043,514)	(2,808,126)

There was only one segment which is the sublease business segment for the six months ended September 30, 2021 and as of March 31, 2022.

4.    CONTRACTS RECEIVABLE, NET

Contracts receivable, net is comprised of the following:

	As of March 31, 2022	As of September 30, 2022	As of September 30, 2022
	HK$	HK$	US$
Contracts receivable	—	15,673,141	1,996,604
Allowance for doubtful accounts	—	(351,462)	(44,773)
Balance at end of year/period	—	15,321,679	1,951,831

REITAR CAPITAL PARTNERS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.    CONTRACTS RECEIVABLE, NET (cont.)

Allowance for doubtful accounts consists of the following:

	As of March 31, 2022	As of September 30, 2022	As of September 30, 2022
	HK$	HK$	US$
Beginning balance	—	—	—
Addition	—	351,462	44,773
Ending balance	—	351,462	44,773

5.    OTHER CURRENT ASSETS, NET

Other current assets, net consist of the following:

	As of March 31, 2022	As of September 30, 2022	As of September 30, 2022
	HK$	HK$	US$
Prepaid rental expenses to lessors	1,611,409	2,038,267	259,655
Utility usage receivable from customers	591,623	—	—
Prepayment to vendors	—	10,730	1,368
Total	2,203,032	2,048,997	261,023

6.    PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	As of March 31, 2022	As of September 30, 2022	As of September 30, 2022
	HK$	HK$	US$
Office equipment	7,537,300	7,545,650	961,242
Leasehold improvement	15,865,000	15,865,000	2,021,045
Total	23,402,300	23,410,650	2,982,287
Less: accumulated depreciation	(4,680,460)	(7,021,525)	(894,474)
Property and equipment, net	18,721,840	16,389,125	2,087,813

Depreciation expenses recognized for the six months ended September 30, 2021 and 2022 were nil and HK$2,341,065 (US$298,228), respectively. HK$2,340,230 out of the HK$2,341,065 depreciation for the six months ended September 30, 2022 was recognized in cost of revenue.

7.    ACCRUALS AND OTHER PAYABLES

Accruals and other payables consist of the following:

	As of March 31, 2022	As of September 30, 2022	As of September 30, 2022
	HK$	HK$	US$
Accrual for leasehold improvement	9,602,300	9,602,300	1,223,239
Utility payable and others	591,623	195,000	24,841
Accrued expenses	—	82,049	10,452
Total	10,193,923	9,879,349	1,258,532

REITAR CAPITAL PARTNERS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

8.    RIGHT-OF-USE ASSETS AND LEASE LIABILITIES

The Company is an intermediate lessor, which is an entity that is both a lessee and a lessor of the same underlying asset, accounts for the head lease and the sublease as two separate contracts unless specified contract combination criteria are met. The Company accounts for the head lease in accordance with lessee accounting, and accounts for the sublease in accordance with lessor accounting. The Company does not offset lease income and lease expense. The recognition of whether a contract arrangement contains a lease is made by evaluating whether the arrangement conveys the right to use an identified asset and whether the Company obtains substantially all the economic benefits from and has the ability to direct the use of the asset.

Operating lease assets and liabilities are included in the items of operating lease right-of-use assets, net, operating lease liabilities, current portion, and operating lease liabilities, non-current portion on the condensed consolidated balance sheets.

Supplemental balance sheet information related to operating leases was as follows:

	As of March 31, 2022	As of September 30, 2022	As of September 30, 2022
	HK$	HK$	US$
Operating lease:
Cost	554,719,783	554,719,783	70,665,841
Less: accumulated amortization	(33,606,141)	(75,727,715)	(9,646,965)
Operating lease right-of-use assets	521,113,642	478,992,068	61,018,876

Current operating lease obligation	91,909,375	100,778,284	12,838,162
Non-current operating lease obligation	429,204,267	378,213,784	48,180,714
Total operating lease obligation	521,113,642	478,992,068	61,018,876

Operating lease expense for six months ended September 30, 2021 and 2022 was HK$18,840,629 and HK$54,773,620 (US$6,977,620), respectively. The operating lease expense was recognized as cost of revenue.

Maturity analysis of future minimum lease payments under non-cancellable leases subsequent to September 30, 2022 are as follows:

For the years ending September 30,	HK$	US$
2023	122,438,513	15,597,461
2024	122,438,513	15,597,461
2025	122,438,513	15,597,461
2026	80,570,448	10,263,883
2027	53,713,632	6,842,589
2028	36,928,122	4,704,280
Total minimum lease payments	538,527,741	68,603,135
Less: interest component	(59,535,673)	(7,584,259)
Present value of minimum lease payments	478,992,068	61,018,876

Other supplemental information about the Company’s operating lease as of September 30, 2022:

Weighted average discount rate	5.0%
Weighted average remaining lease term (years)	4.7

REITAR CAPITAL PARTNERS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9.    DISAGGREGATED REVENUE

The following table shows disaggregated revenue by major categories for the six months ended September 30, 2021 and 2022, respectively:

	For the six months ended September 30,
	2021		2022
	HK$	%	HK$	US$	%
Rental income	20,567,137	100.0%	38,794,531	4,942,041	94.4%
Asset management services	—	—	1,141,352	145,397	2.8%
Professional consultancy services	—	—	1,164,966	148,406	2.8%
	20,567,137	100.0%	41,100,849	5,235,844	100.0%

The following table shows disaggregated cost of revenue by major categories for the six months ended September 30, 2021 and 2022, respectively:

	For the six months ended September 30,
	2021		2022
	HK$	%	HK$	US$	%
Operating lease cost	18,840,629	99.8%	54,773,620	6,977,620	94.4%
Depreciation of property and equipment	—	—	2,340,230	298,122	4.0%
Others	43,529	0.2%	—	—	—
Asset management services	—	—	300,000	38,217	0.5%
Professional consultancy services	—	—	611,294	77,873	1.1%
Total	18,884,158	100.0%	58,025,144	7,391,832	100.0%

The following table sets forth a breakdown of gross profit (loss) and gross profit (loss) margin for the six months ended September 30, 2021 and 2022, respectively:

	For the six months ended September 30,
	2021				2022
Category	Revenue	Cost of revenue	Gross profit	Gross profit margin	Revenue	Cost of revenue	Gross (loss) profit	Gross (loss) profit margin
	HK$	HK$	HK$	%	HK$	HK$	HK$	%
Rental income	20,567,137	18,884,158	1,682,979	8.2%	38,794,531	57,113,850	(18,319,319)	(47.2)%
Asset management services	—	—	—	—	1,141,352	300,000	841,352	73.7%
Professional consultancy services	—	—	—	—	1,164,966	611,294	553,672	47.5%
Total	20,567,137	18,884,158	1,682,979	8.2%	41,100,849	58,025,144	(16,924,295)	(41.2)%

10.    TAXES

Income tax

BVI

Reitar Capital Partners Limited is incorporated in the BVI and is not subject to tax on income or capital gains under current BVI law. In addition, upon payments of dividends by these entities to their shareholders, no BVI withholding tax will be imposed.

Hong Kong

Reitar Logtech Group Limited, Reitar Cold Chain Limited, Reitar Properties Leasing Limited, Reithub Consulting Limited and Reitar Asset Management Limited are incorporated in Hong Kong and are subject to Hong Kong Profits Tax on the taxable income as reported in their statutory financial statements adjusted

REITAR CAPITAL PARTNERS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10.    TAXES (cont.)

in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. From year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000. Under Hong Kong tax law, all the above mentioned Hong Kong companies are exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

Significant components of the provision for income tax expenses are as follows:

	For the six months ended September 30,
	2021	2022	2022
	HK$	HK$	US$
Current:
Hong Kong	124,417	255,611	32,562

Deferred:
Hong Kong	—	(139,010)	(17,708)
Total provision for income tax expenses	124,417	116,601	14,854

The following table reconciles Cayman Islands statutory rates to the effective tax rate:

	For the six months ended September 30,
	2021	2022
Income tax rate in the Cayman Islands, permanent tax holiday	0%	0%
Hong Kong statutory income tax rate	16.5%	16.5%
Change in valuation allowance (note (a))	—	(17.4)%
Tax concession	(8.9)%	0.3%
Effective tax rate	7.6%	(0.6)%

____________

Note:

(a)      Change in valuation allowance represents valuation allowance of deferred tax assets recorded for the six months ended September 30, 2022 from certain subsidiaries of the Company in Hong Kong.

Deferred tax

The deferred tax assets which are principally comprised of net operating losses. The deferred tax assets consist of the following components:

	As of September 30,
	2022	2022
	HK$	US$
Deferred tax assets	5,849,318	745,146
Valuation allowance	(5,849,318)	(745,146)
Net deferred tax assets	—	—

Movements of valuation allowance were as follows:

	For the six months ended September 30,
	2022	2022
	HK$	US$
Balance, beginning of the period	(2,598,755)	(331,056)
Additions	(3,250,563)	(414,090)
Balance, end of the period	(5,849,318)	(745,146)

REITAR CAPITAL PARTNERS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10.    TAXES (cont.)

As of September 30, 2022, the Company had HK$35,450,412 (US$4,516,034) of net operating loss carryforwards available to reduce future taxable income. All the net operating loss carryforwards will carryforward indefinitely.

During the six months ended September 30, 2022, the Company recognized the valuation allowance of HK$3,250,563 (US$414,090) against its deferred tax asset. Management determined it was more likely than not that the deferred tax asset will not be realized and recorded a 100% valuation allowance for the six months ended September 30, 2022.

Movements of deferred tax liabilities were as follows:

Property and equipment, net
HK$
As of March 31, 2022	1,853,462
Recognized in the income statement	(139,010)
As of September 30, 2022	1,714,452
As of September 30, 2022 (US$)	218,404

11.    Related party balances and transactions

Nature of relationships with related parties

Name	Relationship
Mr. Kin Chung Chan (“Mr. Chan”)	Director of the Company
Mr. Hau Lim Chung (“Mr. Chung”)	Director of the Company
Star Capital Asset Management Limited	Entity controlled by management of the Company

The amount due from related parties consists of the following:

	As of March 31, 2022	As of September 30, 2022	As of September 30, 2022
	HK$	HK$	US$
Due from Mr. Chan	390	390	50
Due from Mr. Chung	390	390	50
Total	780	780	100

The amounts due from the related parties are unsecured and interest free with no specific repayment terms. The amount is non-trade nature.

The amount due to related parties consists of the following:

	As of March 31, 2022	As of September 30, 2022	As of September 30, 2022
	HK$	HK$	US$
Star Capital Asset Management Limited	16,705,150	28,232,000	3,596,479
Due to Mr. Chung	2,200,000	2,700,000	343,953
Total	18,905,150	30,932,000	3,940,432

The amounts due to the related parties are unsecured and interest free with no specific repayment terms. The amount is non-trade nature.

REITAR CAPITAL PARTNERS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

12.    riskS AND UNCERTAINTIES

Credit risk

The Company’s assets that potentially subject to a significant concentration of credit risk primarily consist of bank balances, contracts receivable and contract assets, and other receivables.

Bank balances

The Company believes that there is no significant credit risk associated with cash in Hong Kong, which were held by reputable financial institutions in the jurisdiction where Reitar Capital Partners Limited is located. The Hong Kong Deposit Protection Board pays compensation up to a limit of HK$500,000 (approximately US$63,695) if the bank with which an individual/a company hold its eligible deposit fails. As of September 30, 2022, cash balance of HK$3,552,562 (US$452,561) was maintained at financial institutions in Hong Kong and approximately HK$500,000 was insured by the Hong Kong Deposit Protection Board.

Contracts receivable

The Company has designed credit policies with an objective to minimize their exposure to credit risk. The Company’s contracts receivable are short term in nature and the associated risk is minimal. The Company conducts credit evaluations on customers and generally do not require collateral or other security from such customers. The Company periodically evaluates the creditworthiness of the existing customers in determining an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

Customers concentrations

For the six months ended September 30, 2021, one customer accounted for 100.0% of total revenue. For the six months ended September 30, 2022, two customers accounted for 55.6% and 38.8% of total revenue, respectively. No other customer accounts for more than 10% of revenue for the six months ended September 30, 2021 and 2022.

As of September 30, 2022, one customer accounted for 85.2% of the total balance of contracts receivable. No other customer accounts for more than 10% of contracts receivable as of September 30, 2022.

Vendors concentrations

For the six months ended September 30, 2021, one vendor accounted for 100.0% of total cost of revenue. For the six months ended September 30, 2022, two vendors accounted for 58.3% and 36.1% of total cost of revenue, respectively. No other vendors account for more than 10% of total cost of revenue for six months ended September 30, 2021 and 2022.

As of September 30, 2022, one vendor accounted for 100.0% of the total balance of accounts payable. No other customer accounts for more than 10% of accounts payable as of September 30, 2022.

Interest rate risk

The Company’s exposure on fair value interest rate risk mainly arises from deposits with bank.

In respect of the exposure to cash flow interest rate risk arising from floating rate non-derivative financial instruments held by us, such as cash deposits and bank, at the end of the reporting period, the Company is not exposed to significant interest rate risk as the interest rates are not expected to change significantly.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its l liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

REITAR CAPITAL PARTNERS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

12.    riskS AND UNCERTAINTIES (cont.)

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations: this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Market and geographic risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

13.    Shareholders’ equity

Ordinary shares

The Company was incorporated under the laws of the BVI as a limited liability company on May 11, 2020. The authorized number of ordinary shares was 500,000 shares with a par value of US$1.00 each.

14.    IMPACT OF COVID-19

Beginning in January 2020, the outbreak of COVID-19 has severely impacted Hong Kong and the rest of the world and has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. The business and operations have been affected as a result, including implementation of temporary adjustments to work schedules and travel plans, mandating employees to work from home and collaborate remotely.

Many of the quarantine measures within Hong Kong have been relaxed in the first quarter in 2021. However, if the situation materially deteriorates in Hong Kong or elsewhere in the world, the business, results of operations and financial condition could be materially and adversely affected. The Company will regularly assess and adopt measures to offset any challenges created by the ongoing pandemic.

15.    COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company entered into certain operating leases for the right to use the cold storage facility located in Hong Kong under cold storage facility service agreements, with initial term expiration dates through 2029, for the period ended September 30, 2022. The tenants do not have options to purchase underlying assets at termination. Renewal of the sublease agreements are on a negotiation basis before termination. The Company’s maturity analysis of rental revenue, showing the undiscounted cash flows to be received on an annual basis were as follows:

	As of March 31, 2022	As of September 30, 2022	As of September 30, 2022
	HK$	HK$	US$
2023	82,767,161	89,826,665	11,443,179
2024	86,017,935	89,826,665	11,443,179
2025	89,826,665	89,826,665	11,443,179
2026	63,165,559	44,121,912	5,620,769
2027	33,091,434	14,707,304	1,873,590
Total	354,868,754	328,309,211	41,823,896

REITAR CAPITAL PARTNERS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

16.    SUBSEQUENT EVENTS

The Company evaluated all events and transactions that occurred after September 30, 2022 up through February 23, 2024, which is the date that these unaudited interim condensed consolidated financial statements are available to be issued, there were no other any material subsequent events that require disclosure in these unaudited interim condensed consolidated financial statements other than disclosed below.

On November 9, 2022, the Company’s equity interest was 100% acquired by Reitar Logtech Holdings Limited through the issuance of 10,000 additional ordinary shares of Reitar Logtech Holdings Limited.

In November 2022, the Company’s subsidiaries in Hong Kong ceased to lease the 3 warehouses from/to an independent third party, Hi Speed Supply Chain Limited (“Hi Speed”) and its subsidiaries (collectively the “Hi Speed Group”). On March 31, 2023, Hi Speed agreed to pay a net amount of HK$4.07 million (US$0.52 million) as termination charge to the Company’s subsidiaries in Hong Kong.

On March 31, 2023, the Company’s subsidiary in Hong Kong entered into an asset transfer agreement to sell the entire cold storage equipment owned by the Company’s subsidiary in Hong Kong, with net book value of HK$14.04 million (US$1.79 million), to Hi Speed Group for a total of approximately HK$69.00 million (US$8.79 million). The Company derecognized cold storage equipment and deferred tax liabilities of HK$1.85 million (US$0.24 million) accordingly.

In May 2023, the Company’s subsidiary, Cogen Investment (WS) Limited, signed with an independent third party a shareholders’ agreement to invest HK$10.1 million (US$1.29 million) as an equity investment of 3% shareholding in Blaze Master International Limited (“Blaze Master”), a company incorporated under the laws of the BVI as a limited liability company. Blaze Master, through its wholly owned subsidiary in Hong Kong, owns an industrial property situated in Hong Kong. The transaction was completed on May 25, 2023.

REITAR LOGTECH HOLDINGS LIMITED
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined statement of income and comprehensive income for the year ended March 31, 2023 is derived from the historical financial statements of Reitar Logtech Holdings Limited which includes the financial results of Reitar Capital Partners Limited subsequent to the acquisition date (i.e., November 9, 2022) through March 31, 2023 and Reitar Capital Partners Limited for the period of April 1, 2022 through the acquisition date, as adjusted to give effect to the acquisition. The unaudited pro forma condensed combined statement of income and comprehensive income for the year ended March 31, 2023 gives effect to the acquisition as if it had occurred on April 1, 2022.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Further, the unaudited pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent the management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and is subject to differ materially from the information presented as additional information becomes available and analyses are performed. The management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to the management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Reitar Logtech Holdings Limited
Unaudited Pro Forma Condensed Combined Statement of Income and Comprehensive Income
For The Year Ended March 31, 2023

	Reitar Logtech Holdings Limited (Historical)	Reitar Capital Partners Limited (Note 1)	Pro forma Adjustments	Combined Pro forma	Combined Pro forma
	HK$	HK$	HK$	HK$	US$
REVENUE
Construction management and engineering design services	77,483,493	—	—	77,483,493	9,870,634
Maintenance services	1,542,361	—	—	1,542,361	196,482
Asset management services	2,893,668	1,717,668	—	4,611,336	587,439
Professional consultancy services	2,565,817	1,934,966	—	4,500,783	573,355
Total revenue	84,485,339	3,652,634	—	88,137,973	11,227,910

COST OF REVENUE
Construction management and engineering design services	(56,694,345)	—	—	(56,694,345)	(7,222,302)
Maintenance services	(943,812)	—	—	(943,812)	(120,232)
Asset management services	(1,137,204)	(500,000)	—	(1,637,204)	(208,563)
Professional consultancy services	(1,302,960)	(204,786)	—	(1,507,746)	(192,072)
Total cost of revenue	(60,078,321)	(704,786)	—	(60,783,107)	(7,743,169)
Gross profit	24,407,018	2,947,848	—	27,354,866	3,484,741

EXPENSES
General and administrative	(14,998,574)	(3,691,772)	—	(18,690,346)	(2,380,966)
Total expenses	(14,998,574)	(3,691,772)	—	(18,690,346)	(2,380,966)
INCOME (LOSS) FROM OPERATION	9,408,444	(743,924)	—	8,664,520	1,103,775

OTHER INCOME (EXPENSES)
Bank interest income	9	—	—	9	1
Interest expense	(220,201)	—	—	(220,201)	(28,051)
Other income	267,053	—	—	267,053	34,020
Other expense	—	—	—	—	—
Total other income, net	46,861	—	—	46,861	5,970
INCOME (LOSS) BEFORE INCOME TAX EXPENSES	9,455,305	(743,924)	—	8,711,381	1,109,745
INCOME TAX EXPENSES	(1,994,996)	(154,126)	—	(2,149,122)	(273,777)
NET INCOME (LOSS) FROM CONTINUING OPERATION	7,460,309	(898,050)	—	6,562,259	835,968
DISCONTINUED OPERATION
Income (loss) from discontinued operation	4,133,971	(21,517,717)	—	(17,383,746)	(2,214,518)
Gain on disposal	52,016,401	—	—	52,016,401	6,626,378
GAIN (LOSS) ON DISCONTINUED OPERATION	56,150,372	(21,517,717)	—	34,632,655	4,411,860
NET INCOME (LOSS)	63,610,681	(22,415,767)	—	41,194,914	5,247,828
Add: net loss attributable to non-controlling interests from continuing operation	(101,880)	—	—	(101,880)	(12,978)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY’S ORDINARY SHAREHOLDERS AND TOTAL COMPREHENSIVE INCOME (LOSS)	63,712,561	(22,415,767)	—	41,296,794	5,260,806

Weighted average number of ordinary shares:
Basic and diluted*	41,753,425			60,000,000	60,000,000
Earnings (loss) per ordinary share – basic and diluted*
Continuing operation	0.18			0.11	0.01
Discontinued operation	1.34			0.58	0.07
Ordinary shareholders	1.52			0.69	0.09

____________

*        Shares and per share data are presented on a retroactive basis to reflect the share recapitalization.

Note 1: It represents the unaudited condensed consolidated financial information of Reitar Capital Partners Limited for the period of April 1, 2022 through the acquisition date.

Reitar Logtech Holdings Limited

PRELIMINARY PROSPECTUS

Through and including [•], 2024 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated [•], 2024

PRELIMINARY PROSPECTUS

Reitar Logtech Holdings Limited

1,200,000 Class A Ordinary Shares to be sold by the Resale Shareholder

This prospectus relates to the resale of 1,200,000 Class A ordinary shares held by our existing shareholder, Universe Palace Limited (the “Resale Shareholder”). We will not receive any of the proceeds from the sale of Class A ordinary shares by our Resale Shareholder.

Any shares sold by our Resale Shareholder until our Class A ordinary shares are listed or quoted on an established public trading market will take place at US$4.5, which is the public offering price of the Class A ordinary shares we are selling in our initial public offering. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by our Resale Shareholder. No sales of the shares covered by this prospectus shall occur until the Class A ordinary shares sold in our initial public offering begin trading on the Nasdaq.

On ___________, 2024, a registration statement under the Securities Act with respect to our initial public offering of Class A ordinary shares was declared effective by the Securities and Exchange Commission. We estimate that we will receive net proceeds from this offering of approximately US$7.0 million, or US$8.3 million if the underwriters exercise their option to purchase additional Class A ordinary shares in full, after deducting underwriting discounts, commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of US$4.5 per Class A ordinary share (the mid-point of the estimated public offering price range shown on the front cover of this prospectus).

Concurrent with our initial public offering, our Class A ordinary shares were listed on the Nasdaq under the symbol “RITR.”

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, and we have elected to comply with certain reduced public company reporting requirements.

An investment in our Class A ordinary shares involves significant risks. You should carefully consider the “Risk Factors” beginning on page 16 of the public offering prospectus before you make your decision to invest in our Class A ordinary shares.

We are a holding company incorporated in the Cayman Islands without any operations of its own. We conduct our operations in Hong Kong through our operating subsidiaries. The Class A ordinary shares offered in this offering are shares of Reitar Logtech Holdings Limited, a Cayman Islands holding company, instead of shares of our operating subsidiaries. Investors in this offering will not directly hold equity interest in our operating subsidiaries. This structure involves unique risks to investors. For detailed risks associated with our corporate structure, see “Risk Factors” beginning on page 16 of the public offering prospectus for a discussion of risks facing our Company and the offering as a result of this structure.

Cash is transferred through our organization in the following manner: (i) fund may be transferred from our Cayman Islands holding company to our operating subsidiaries in Hong Kong through our British Virgin Islands, or BVI, subsidiaries in the form of capital contributions or shareholder loans, as the case may be; and (ii) dividends or other distributions may be paid by our operating subsidiaries in Hong Kong to the Company through our BVI subsidiaries. In the years ended March 31, 2021, 2022 and 2023 and up to the date of this prospectus, no transfer of cash or other types of assets has been made between our Cayman Islands holding company and its subsidiaries. Our Cayman Islands holding company has not declared or made any dividend or other distribution to its shareholders, including U.S. investors, in the past, nor have any dividends or distributions been made by our subsidiaries to our Cayman Islands holding company. Kamui Cold Chain Engineering & Service Limited, one of our operating subsidiaries in Hong Kong, declared interim dividends to its then shareholder of HK$8,000,000 (US$1,021,711) in cash and HK$13,960,000 (US$1,782,317), of which HK$10,700,000 (US$1,366,103) was settled in cash and

HK$3,260,000 (US$416,215) was set off through reduction in amount due from such shareholder, on January 5, 2021 and May 10, 2021, respectively. U.S. investors will not be subject to Cayman Islands, Hong Kong, or BVI taxation on dividend distributions, and no withholding will be required on the payment of dividends or distributions to them while they may be subject to U.S. federal income tax. See “Prospectus Summary — Transfers of Cash to and from Our Subsidiaries” and “Dividend Policy.” of the public offering prospectus.

Our operating subsidiaries are incorporated under the laws of Hong Kong and conduct substantially all of our business operations in Hong Kong. We and our subsidiaries face various legal and operational risks and uncertainties such as unfavorable financial and economic conditions in Hong Kong, any potential violations of applicable Hong Kong laws and regulations, and fluctuations in exchange rates between the Hong Kong dollar and the U.S. dollar, which may result in a material adverse change in our results of operations and the value of our shares. See “Risk Factors — Risks Relating to Our Business and Industry” beginning on page 16 of the public offering prospectus. We are not governed by PRC laws in our day-to-day operations. While we do not have any material operation or maintain any office or personnel in mainland China, nor do we have any variable interest entity structure in place, we may still face legal and operational risks and uncertainties associated with evolving PRC laws. The PRC government may implement some PRC laws in Hong Kong and exercise significant influence and intervention over business activities in Hong Kong, including our operations. Any failure to comply with applicable PRC laws and regulations could significantly limit or completely hinder our ability to offer or continue to offer our shares to investors and cause the value of our shares to significantly decline or be worthless. See “Risk Factors — Risks Relating to Doing Business in the Jurisdictions in which Our Operating Subsidiaries Operate” beginning on page 35 of the public offering. We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of regulatory review of cybersecurity and data protection, and strengthening anti-monopoly enforcement. If any of these recent statements and regulatory actions by the PRC government become applicable to our subsidiaries, it may impact our ability to conduct business, accept foreign investments or list on a U.S. or other foreign exchange. For example, if the recent regulatory actions of the PRC government on data security or other data-related laws and regulations were to apply to us and/or our subsidiaries, we and/or our subsidiaries could become subject to certain cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for our public offerings on a foreign stock exchange, and failure to meet such obligations could result in penalties and other regulatory actions against us and/or our subsidiaries and may materially and adversely affect our subsidiaries’ ability to conduct business, our results of operations and the value of our shares.

Our Class A ordinary shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act, or the HFCA Act, if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors for two consecutive years. Our auditor, which is based in California, is currently subject to inspection by the PCAOB at least every two years. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by PRC authorities in those jurisdictions (the “2021 Determinations”). In December 2022, the PCAOB decided to vacate the 2021 Determinations because it determined that, after conducting inspections and investigations of mainland China and Hong Kong firms in 2022 under a new comprehensive agreement with the PRC and consistent with the PCAOB’s usual practice, the current facts and circumstances indicate that (1) in 2022, the PCAOB has been able to conduct inspections and investigations completely; and (2) the PRC has not taken a position to restrict PCAOB access or otherwise impair its ability to conduct its planned inspections and investigations in 2022. However, we cannot assure you that in the future the PCAOB will continue to be able to inspect PCAOB-registered public accounting firms in mainland China or Hong Kong or that we will not be identified by the SEC under the HFCA Act as an issuer that has retained an auditor that the PCAOB determines it is unable to inspect or investigate completely because of a position taken by an authority in that foreign jurisdiction. In addition, there can be no assurance that, if we have a “non-inspection” year, we will be able to take any remedial measures. If any such event were to occur, trading in our securities could in the future be prohibited under the HFCA Act and, as a result, we cannot assure you that we will be able to maintain the listing of the Class A ordinary shares on Nasdaq or that you will be allowed to trade the Class A ordinary shares in the United States on the “over-the-counter” markets or otherwise. Should the Class A ordinary shares become not listed or tradeable in the United States, the value of the Class A ordinary shares could be materially affected. See “Risk Factors — Risks Relating to Our Class A Ordinary Shares and This Offering” beginning on page 41 of the public offering prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2024

THE OFFERING

Class A ordinary shares being offered by the Resale Shareholder	1,200,000 Class A ordinary shares
Class A ordinary shares outstanding after this offering	42,125,000 Class A ordinary shares, assuming the issuance and sale of 2,125,000 Class A ordinary shares pursuant to the public offering prospectus filed together with this prospectus.
Use of proceeds	We will not receive any proceeds from the sale of Class A ordinary shares held by our Resale Shareholder being registered in this prospectus.
Proposed Nasdaq Symbol	RITR
Term of this offering	The Resale Shareholder will determine when and how it will sell the securities offered in this prospectus.
Risk factors

An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 16 of the public offering prospectus and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

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USE OF PROCEEDS

The Resale Shareholder will receive all of the proceeds from any sales of the Class A ordinary shares offered hereby. In addition, the underwriter will not receive any compensation from the sale of the Class A ordinary shares offered hereby. However, we will incur expenses in connection with the registration of our Class A ordinary shares offered hereby.

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THE RESALE SHAREHOLDER

We are registering those Class A ordinary shares in order to permit the Resale Shareholder to offer the shares for resale from time to time.

This prospectus covers the offering for resale of 1,200,000 Class A ordinary shares by Resale Shareholder. This prospectus and any prospectus supplement will only permit the Resale Shareholder to sell the number of Class A ordinary shares identified in the column “Number of Class A Ordinary Shares to be Sold.” The Class A ordinary shares issued to the Resale Shareholder are “restricted” securities under applicable U.S. federal and state securities laws and are being registered to provide the Resale Shareholder the opportunity to sell those Class A ordinary shares.

The following table sets forth the name of the Resale Shareholder who is offering the Class A ordinary shares for resale by this prospectus, the number and percentage of Class A ordinary shares beneficially owned by the Resale Shareholder, the number of Class A ordinary shares that may be offered for resale by this prospectus and the number and percentage of Class A ordinary shares the Resale Shareholder will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the Resale Shareholder. We will not receive any proceeds from the resale of the Class A ordinary shares by it. The Resale Shareholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Resale Shareholder	Class A Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Number of Class A Ordinary Shares to be Sold	Number of Class A Ordinary Shares Owned After Offering(2)	Percentage Ownership After Offering
Universe Palace Limited(3)	1,200,000	3.0%	1,200,000	0	0%

____________

(1)      Based on 40,000,000 Class A ordinary shares issued and outstanding prior to completion of the Company’s initial public offering.

(2)      Since we do not have the ability to control how many, if any, of the shares the Resale Shareholder will sell, we have assumed that the Resale Shareholder will sell all of the shares offered herein for purposes of determining how many shares they will own after the offering and their percentage of ownership following the offering.

(3)      Universe Palace Limited, a business company incorporate in BVI with limited liability on November 20, 2023, is wholly owned by Ms. Shaobing Chen as of the date of this prospectus. Accordingly, Ms. Shaobing Chen holds the sole voting and dispositive powers over these shares. Its registered address is Flat F, 11/F, DAN 6, Tsuen Wan, N.T., Hong Kong.

The Class A Ordinary Shares represented 600 Class A ordinary shares of par value of US$0.0001 each in the Company (the “Pre-subdivision Class A Shares”) which it acquired from Smart Logtech Holdings Limited before such Class A ordinary shares were subdivided into 1,200,000 Class A Ordinary Shares with a par value US$0.00000005 each. The said Pre-subdivision Class A Shares originated from part of the then ordinary shares of the Company received by Smart Logtech Holdings Limited for the transfer of the entire equity interest of Reitar Capital Partners Limited as part of the Group’s reorganization in 2022.
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PLAN OF DISTRIBUTION

The Resale Shareholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its Class A ordinary shares covered hereby on the Nasdaq or any other stock exchange, market or trading facility on which the Class A ordinary shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Resale Shareholder may use any one or more of the following methods when selling its Class A ordinary shares:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        settlement of short sales;

•        in transactions through broker-dealers that agree with the Resale Shareholder to sell a specified number of such securities at a stipulated price per security;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        a combination of any such methods of sale; or

•        any other method permitted pursuant to applicable law.

The Resale Shareholder may also sell its Class A ordinary shares under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Resale Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Resale Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Class A ordinary shares or interests therein, the Resale Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A ordinary shares in the course of hedging the positions it assumes. The Resale Shareholder may also sell Class A ordinary shares short and deliver these shares to close out its short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Resale Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of ordinary shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Resale Shareholder and any broker-dealers or agents that are involved in selling the Class A ordinary shares may be deemed to be “underwriter” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Class A ordinary shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Resale Shareholder have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Class A ordinary shares.

Our Company is required to pay certain fees and expenses incurred by us incident to the registration of the Class A ordinary shares.

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We agreed to keep this prospectus effective until the earlier of (i) the date on which the Class A ordinary shares may be resold by the Resale Shareholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect; or (ii) all of the Class A ordinary shares held by the Resale Shareholder have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The ordinary shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Class A ordinary shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Class A ordinary shares may not simultaneously engage in market making activities with respect to the Class A ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Resale Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class A ordinary shares by the Resale Shareholder or any other person. We will make copies of this prospectus available to the Resale Shareholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

We are being represented by Morgan, Lewis & Bockius with respect to legal matters of United States federal securities and New York State Law. The validity of the Class A ordinary shares being offered by this prospectus will be passed upon for us by Ogier.

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REITAR LOGTECH HOLDINGS LIMITED

1,200,000 Class A Ordinary Shares

–––––––––––––––––––––––––––––––––––––––

RESALE PROSPECTUS

–––––––––––––––––––––––––––––––––––––––

You should rely only on the information contained in this resale prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this resale prospectus. This resale prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this resale prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

Until [•], 2024, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter with respect to their unsold subscriptions.

The date of this resale prospectus is [•], 2024

1,200,000 Class A Ordinary Shares

__________________

PROSPECTUS

__________________

              , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under our third memorandum and articles of association, to the fullest extent permissible under Cayman Islands law every director and officer of our company shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him, other than by reason of such person’s own dishonesty, willful default or fraud, in connection with the execution or discharge of his duties, powers, authorities or discretions as a director or officer of our company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the form of indemnification agreements to be filed as Exhibit 10.1 to this registration statement, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.    RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities (including options to acquire our ordinary shares) without registering the securities under the Securities Act. We believe that each of the following issuances was exempt from registration pursuant to Section 4(2) of the Securities Act, regarding transactions not involving a public offering, or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. None of the transactions involved an underwriter.

Purchaser	Date of Sale or Issuance	Number and type of Security	Consideration	Underwriting Discount and Commission
Ogier Global Subscriber (Cayman) Limited	September 15, 2022	1 ordinary share	US$0.0001	n/a
Integrated Intelligence Investment Limited	September 26, 2022	1 ordinary share	US$0.0001	n/a
Smart Wealthy Investment Limited	November 8, 2022	4,999 ordinary shares	Transfer of one hundred and one (101) ordinary shares of Reitar Logtech Engineering Limited to the registrant	n/a
Integrated Intelligence Investment Limited	November 8, 2022	4,999 ordinary shares	Transfer of one hundred and one (101) ordinary shares of Reitar Logtech Engineering Limited to the registrant	n/a

Purchaser	Date of Sale or Issuance	Number and type of Security	Consideration	Underwriting Discount and Commission
Smart Logtech Holdings Limited	November 9, 2022	2,200 ordinary shares	Transfer of twenty-two (22) ordinary shares of Reitar Capital Partners Limited held by Mr. Hau Lim Chung to the registrant	n/a
Star Capital Asset Management Limited	November 9, 2022	7,800 ordinary shares	Transfer of seventy-eight (78) ordinary shares of Reitar Capital Partners Limited held by Mr. Kin Chung Chan to the registrant	n/a

ITEM 8.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)    Exhibits

See Exhibit Index beginning on page II-3 of this registration statement.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the Notes thereto.

ITEM 9.    UNDERTAKINGS

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Reitar Logtech Holdings Limited

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement
3.1†	Third Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect
4.1†	Registrant’s Specimen Certificate for Class A ordinary shares
5.1*	Opinion of Ogier regarding the validity of the ordinary shares being registered
8.1*	Opinion of Ogier regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
10.1†	Form of Indemnification Agreement with the Registrant’s directors
10.2†	Form of Employment Agreement between the Registrant and an executive officer of the Registrant
10.3†	Framework Agreement between Mr. Yiu, Mr. Chung, Reitar Logtech Engineering Limited, and Kamui Group Development Limited dated October 25, 2022
10.4†	Share Transfer Agreement between the Registrant, Smart Wealthy Investment Limited and Integrated Intelligence Investment Limited dated November 8, 2022
10.5†	Share Transfer Agreement between the Registrant, Mr. Chan and Mr. Chung dated November 9, 2022
15.1	Letter in Lieu of Consent
15.2	Letter in Lieu of Consent
21.1†	Subsidiaries of the registrant
23.1	Consent of WWC, P.C. to Reitar Logtech Holdings Limited
23.2	Consent of WWC, P.C. to Reitar Capital Partners Limited
23.3*	Consent of Ogier (included in Exhibit 5.1)
23.4†	Consent of Ho Tung Armen Ho
23.5†	Consent of Lo Chanii Kam
23.6†	Consent of Chi Wai Siu
23.7†	Consent of Chun Pong Raymond Siu
24.1	Power of Attorney (included on signature page)
99.1†	Code of Business Conduct and Ethics of the Registrant
107†	Calculation of Filing Fee Table

____________

*        To be filed by amendment

†        Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on June 4, 2024.

Reitar Logtech Holdings Limited
By:	/s/ Kin Chung Chan
Name:	Kin Chung Chan
Title:	Director, Chairman and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date
/s/ Kin Chung Chan	Director, Chairman and Chief Executive Officer	June 4, 2024
Name: Kin Chung Chan	(principal executive officer)
/s/ Hau Lim Chung	Director and President	June 4, 2024
Name: Hau Lim Chung
/s/ Chun Yip Yiu	Director	June 4, 2024
Name: Chun Yip Yiu
/s/ Ka Chai Ng	Chief Financial Officer	June 4, 2024
Name: Ka Chai Ng	(principal financial and accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Reitar Logtech Holdings Limited has signed this registration statement or amendment thereto in New York on June 4, 2024.

Authorized U.S. Representative
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.